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Exhibit 10.2

Contract No. FAR009

STATE OF FLORIDA
AGENCY FOR HEALTH CARE ADMINISTRATION
STANDARD CONTRACT

THIS CONTRACT is entered into between the State of Florida, AGENCY FOR HEALTH CARE ADMINISTRATION, hereinafter referred to as the "Agency", whose address is 2727 Mahan Drive, Tallahassee, Florida 32308, and WELLCARE OF FLORIDA, INC. D/B/A STAYWELL HEALTH PLAN OF FLORIDA hereinafter referred to as the "Vendor", whose address is P.O. Box 26011, Tampa, Florida 33623-6011, a Florida for profit corporation, to deliver health care services at the component level and to the TANF and SSI populations.

I.	THE VENDOR HEREBY AGREES:

A. General Provisions

1.
To provide services according to the terms and conditions set forth in this Contract, Attachment I, Scope of Services, and all other attachments named herein which are attached hereto and incorporated by reference.

2.	To perform as an independent vendor and not as an agent, representative, or employee of the Agency.

3.	To recognize that the State of Florida, by virtue of its sovereignty, is not required to pay any taxes on the services or goods purchased under the terms of this Contract.

B.	Federal Laws and Regulations

1.	The Vendor shall comply with the provisions of 45 CFR, Part 74, and/or 45 CFR, Part 92, and other applicable regulations as specified in Attachments I and II.

2.
This Contract contains federal funding in excess of $25,000. Pursuant to 45 CFR, Part 76, if this Contract contains federal funding in excess of $25,000, the Vendor must, upon Contract execution, complete the Certification Regarding Debarment, Suspension, Ineligibility, and Voluntary Exclusion Contracts/Subcontracts, Attachment IV.

3.
This Contract contains federal funding in excess of $100,000. The Vendor must, upon Contract execution, complete the Certification Regarding Lobbying form, Attachment V. If a Disclosure of Lobbying Activities form, Standard Form LLL, is required, it may be obtained from the Agency’s Contract Manager. All disclosure forms as required by the Certification Regarding Lobbying form must be completed and returned to the Agency’s Contract Manager.

C.	Audits and Records

1.
To maintain books, records, and documents (including electronic storage media) pertinent to performance under this Contract in accordance with generally accepted accounting procedures and practices which sufficiently and properly reflect all revenues and expenditures of funds provided by the Agency under this Contract.

2.
To assure that these records shall be subject at all reasonable times to inspection, review, or audit by state personnel and other personnel duly authorized by the Agency, as well as by federal personnel.

3.
To maintain and file with the Agency such progress, fiscal and inventory reports as specified in Attachment II, and other reports as the Agency may require within the period of this Contract. In addition, access to relevant computer data and applications which generated such reports should be made available upon request.

4.	To ensure that all related party transactions are disclosed to the Agency Contract Manager.

5.	To include these aforementioned audit and record keeping requirements in all approved subcontracts and assignments.

D.	Retention of Records

1.
To retain all financial records, supporting documents, statistical records, and any other documents (including electronic storage media) pertinent to performance under this Contract for a period of five (5) years after termination of this Contract, or if an audit has been initiated and audit findings have not been resolved at the end of five (5) years, the records shall be retained until resolution of the audit findings.

2.Persons duly authorized by the Agency and federal auditors, pursuant to 45 CFR, Part 74 and/or 45 CFR, Part 92, shall have full access to and the right to examine any of said records and documents.

3.The rights of access in this section must not be limited to the required retention period but shall last as long as the records are retained.

E.	Monitoring

1.	To provide reports as specified in Attachment II. These reports will be used for monitoring progress or performance of the contractual services as specified in Attachment II.

2.	To permit persons duly authorized by the Agency to inspect any records, papers, documents, facilities, goods and services of the Vendor which are relevant to this Contract.

F.	Indemnification

The Vendor shall save and hold harmless and indemnify the State of Florida and the Agency against any and all liability, claims, suits, judgments, damages or costs of whatsoever kind and nature resulting from the use, service, operation or performance of work under the terms of this Contract, resulting from any act, or failure to act, by the Vendor, his subcontractor, or any of the employees, agents or representatives of the Vendor or subcontractor.

G. Insurance

1.
To the extent required by law, the Vendor will be self-insured against, or will secure and maintain during the life of the Contract, Worker’s Compensation Insurance for all his employees connected with the work of this project and, in case any work is subcontracted, the Vendor shall require the subcontractor similarly to provide Worker’s Compensation Insurance for all of the latter’s employees unless such employees engaged in work under this Contract are covered by the Vendor’s self insurance program. Such self insurance or insurance coverage shall comply with the Florida Worker’s Compensation law. In the event hazardous work is being performed by the Vendor under this Contract and any class of employees performing the hazardous work is not protected under Worker’s Compensation statutes, the Vendor shall provide, and cause each subcontractor to provide, adequate insurance satisfactory to the Agency, for the protection of his employees not otherwise protected.

2.
The Vendor shall secure and maintain Commercial General Liability insurance including bodily injury, property damage, personal & advertising injury and products and completed operations. This insurance will provide coverage for all claims that may arise from the services and/or operations completed under this Contract, whether such services and/or operations are by the Vendor or anyone directly, or indirectly employed by him. Such insurance shall include a Hold Harmless Agreement in favor of the State of Florida and also include the State of Florida as an Additional Named Insured for the entire length of the Contract. The Vendor is responsible for determining the minimum limits of liability necessary to provide reasonable financial protections to the Vendor and the State of Florida under this Contract.

3.
All insurance policies shall be with insurers licensed or eligible to transact business in the State of Florida. The Vendor’s current certificate of insurance shall contain a provision that the insurance will not be canceled for any reason except after thirty (30) days written notice to the Agency’s Contract Manager.

H. Assignments and Subcontracts

To neither assign the responsibility of this Contract to another party nor subcontract for any of the work contemplated under this Contract without prior written approval of the Agency. No such approval by the Agency of any assignment or subcontract shall be deemed in any event or in any manner to provide for the incurrence of any obligation of the Agency in addition to the total dollar amount agreed upon in this Contract. All such assignments or subcontracts shall be subject to the conditions of this Contract and to any conditions of approval that the Agency shall deem necessary.

I. Financial Reports

To provide financial reports to the Agency as specified in Attachment II.

J. Return of Funds

To return to the Agency any overpayments due to unearned funds or funds disallowed pursuant to the terms of this Contract that were disbursed to the Vendor by the Agency. The Vendor shall return any overpayment to the Agency within forty (40) calendar days after either discovery by the Vendor, its independent auditor, or notification by the Agency, of the overpayment.

K. Purchasing

1. P.R.I.D.E.

It is expressly understood and agreed that any articles which are the subject of, or required to carry out this Contract shall be purchased from the corporation identified under Chapter 946, Florida Statutes, if available, in the same manner and under the same procedures set forth in Section 946.515(2), (4), Florida Statutes; and for purposes of this Contract the person, firm or other business entity carrying out the provisions of this Contract shall be deemed to be substituted for this agency insofar as dealings with such corporation are concerned.

The “Corporation identified” is PRISON REHABILITATIVE INDUSTRIES AND DIVERSIFIED ENTERPRISES, INC. (P.R.I.D.E.) which may be contacted at:

P.R.I.D.E.
2720-G Blair Stone Road
Tallahassee, Florida 32301
(850) 487-3774
Toll Free: 1-800-643-8459
Website: www.pridefl.com

2.	RESPECT of Florida

It is expressly understood and agreed that any articles that are the subject of, or required to carry out, this Contract shall be purchased from a nonprofit agency for the blind or for the severely handicapped that is qualified pursuant to Chapter 413, Florida Statutes, in the same manner and under the same procedures set forth in Section 413.036(1) and (2), Florida Statutes; and for purposes of this Contract the person, firm, or other business entity carrying out the provisions of this Contract shall be deemed to be substituted for the state agency insofar as dealings with such qualified nonprofit agency are concerned.

The "nonprofit agency” identified is RESPECT of Florida which may be contacted at:

RESPECT of Florida. 2475 Apalachee Parkway, Suite 205 Tallahassee, Florida 32301-4946 (850) 487-1471 Website: www.respectofflorida.org

3.	Procurement of Products or Materials with Recycled Content

It is expressly understood and agreed that any products which are required to carry out this Contract shall be procured in accordance with the provisions of Section 403.7065, Florida Statutes.

L. Civil Rights Requirements/Vendor Assurance

The Vendor assures that it will comply with:

1.	Title VI of the Civil Rights Act of 1964, as amended, 42 U.S.C. 2000d et seq., which prohibits discrimination on the basis of race, color, or national origin.
2.	Section 504 of the Rehabilitation Act of 1973, as amended, 29 U.S.C. 794, which prohibits discrimination on the basis of handicap.
3.	Title IX of the Education Amendments of 1972, as amended, 20 U.S.C. 1681 et seq., which prohibits discrimination on the basis of sex.
4.	The Age Discrimination Act of 1975, as amended, 42 U.S.C. 6101 et seq., which prohibits discrimination on the basis of age.
5.
Section 654 of the Omnibus Budget Reconciliation Act of 1981, as amended, 42 U.S.C. 9849, which prohibits discrimination on the basis of race, creed, color, national origin, sex, handicap, political affiliation or beliefs.

6.	The Americans with Disabilities Act of 1990, P.L. 101-336, which prohibits discrimination on the basis of disability and requires reasonable accommodation for persons with disabilities.
7.	All regulations, guidelines, and standards as are now or may be lawfully adopted under the above statutes.

The Vendor agrees that compliance with this assurance constitutes a condition of continued receipt of or benefit from funds provided through this Contract, and that it is binding upon the Vendor, its successors, transferees, and assignees for the period during which services are provided. The Vendor further assures that all contractors, subcontractors, subgrantees, or others with whom it arranges to provide services or benefits to participants or employees in connection with any of its programs and activities are not discriminating against those participants or employees in violation of the above statutes, regulations, guidelines, and standards.

M. Discrimination

An entity or affiliate who has been placed on the discriminatory vendor list may not submit a bid, proposal, or reply on a contract to provide any goods or services to a public entity; may not submit a bid, proposal, or reply on a contract with a public entity for the construction or repair of a public building or public work; may not submit bids, proposals, or replies on leases of real property to a public entity; may not be awarded or perform work as a contractor, supplier, subcontractor, or consultant under a contract with any public entity; and may not transact business with any public entity. The Florida Department of Management Services is responsible for maintaining the discriminatory vendor list and intends to post the list on its website. Questions regarding the discriminatory vendor list may be directed to the Florida Department of Management Services, Office of Supplier Diversity at (850) 487-0915.

N. Requirements of Section 287.058, Florida Statutes

1.	To submit bills for fees or other compensation for services or expenses in sufficient detail for a proper pre-audit and post-audit thereof.

2.	Where applicable, to submit bills for any travel expenses in accordance with Section 112.061, Florida Statutes.

3.
To provide units of deliverables, including reports, findings, and drafts, in writing and/or in an electronic format agreeable to both parties, as specified in Attachment II, to be received and accepted by the Contract Manager prior to payment.

4.	To comply with the criteria and final date by which such criteria must be met for completion of this Contract as specified in Section III, Paragraph A. of this Contract.

5.
To allow public access to all documents, papers, letters, or other material made or received by the Vendor in conjunction with this Contract, unless the records are exempt from Section 24(a) of Article I of the State Constitution and Section 119.07(1), Florida Statutes. It is expressly understood that substantial evidence of the Vendor's refusal to comply with this provision shall constitute a breach of Contract.

O. Sponsorship

As required by Section 286.25, Florida Statutes, if the Vendor is a nongovernmental organization which sponsors a program financed wholly or in part by state funds, including any funds obtained through this Contract, it shall, in publicizing, advertising or describing the sponsorship of the program, state:

"Sponsored by WELLCARE OF FLORIDA, INC. D/B/A STAYWELL HEALTH PLAN OF FLORIDA and the State of Florida, AGENCY FOR HEALTH CARE ADMINISTRATION".

If the sponsorship reference is in written material, the words "State of Florida, AGENCY FOR HEALTH CARE ADMINISTRATION" shall appear in the same size letters or type as the name of the organization.

P. Final Invoice

The Vendor must submit the final invoice for payment to the Agency no more than 365 days after the Contract ends or is terminated. If the Vendor fails to do so, all right to payment is forfeited and the Agency will not honor any requests submitted after the aforesaid time period. Any payment due under the terms of this Contract may be withheld until all reports due from the Vendor and necessary adjustments thereto have been approved by the Agency.

Q.	Use Of Funds For Lobbying Prohibited

To comply with the provisions of Section 216.347, Florida Statutes, which prohibits the expenditure of Contract funds for the purpose of lobbying the Legislature, the judicial branch or a state agency.

R. Public Entity Crime

A person or affiliate who has been placed on the convicted vendor list following a conviction for a public entity crime may not be awarded or perform work as a contractor, supplier, subcontractor, or consultant under a contract with any public entity, and may not transact business with any public entity in excess of the threshold amount provided in Section 287.017, Florida Statutes, for category two, for a period of 36 months from the date of being placed on the convicted vendor list.

S. Health Insurance Portability and Accountability Act

To comply with the Department of Health and Human Services Privacy Regulations in the Code of Federal Regulations, Title 45, Sections 160 and 164, regarding disclosure of protected health information as specified in Attachment III.

T. Confidentiality of Information

Not to use or disclose any confidential information, including social security numbers that may be supplied under this Contract pursuant to law, and also including the identity or identifying information concerning a Medicaid recipient or services under this Contract for any purpose not in conformity with state and federal laws, except upon written consent of the recipient, or his/her guardian.

U. Employment

To comply with Section 274A (e) of the Immigration and Nationality Act. The Agency shall consider the employment by any contractor of unauthorized aliens a violation of this Act. If the Vendor knowingly employs unauthorized aliens, such violation shall be cause for unilateral cancellation of this Contract. The Vendor shall be responsible for including this provision in all subcontracts with private organizations issued as a result of this Contract.

V. Vendor Performance

Penalties or sanctions for unsatisfactory performance under this Contract are specified in Attachment II, if applicable.

II. THE AGENCY HEREBY AGREES:

A. Contract Amount

To pay for contracted services according to the conditions of Attachment I in an amount not to exceed $195,884,629.00 subject to the availability of funds. The State of Florida's performance and obligation to pay under this Contract is contingent upon an annual appropriation by the Legislature.

B. Contract Payment

Section 215.422, Florida Statutes, provides that agencies have 5 working days to inspect and approve goods and services, unless bid specifications, Contract or purchase order specifies otherwise. With the exception of payments to health care providers for hospital, medical, or other health care services, if payment is not available within forty (40) days, measured from the latter of the date the invoice is received or the goods or services are received, inspected and approved, a separate interest penalty set by the Comptroller pursuant to Section 55.03, F. S., will be due and payable in addition to the invoice amount. To obtain the applicable interest rate, please contact the Agency’s Fiscal Section at (850) 488-5869, or utilize the Department of Financial Services website at www.dfs.state.fl.us/interest.html. Payments to health care providers for hospitals, medical or other health care services, shall be made not more than 35 days from the date of eligibility for payment is determined, and the daily interest rate is .0003333%. Invoices returned to a vendor due to preparation errors will result in a payment delay. Invoice payment requirements do not start until a properly completed invoice is provided to the Agency. A Vendor Ombudsman, whose duties include acting as an advocate for vendors who may be experiencing problems in obtaining timely payment(s) from a State agency, may be contacted at (850) 410-9724 or by calling the State Comptroller’s Hotline, 1-800-848-3792.

III. THE VENDOR AND AGENCY HEREBY MUTUALLY AGREE:

A. Effective/End Date

This Contract shall begin upon execution by both parties or on July 1, 2006, (whichever is later) and end August 31, 2009, inclusive.

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B. Termination

1. Termination at Will

This Contract may be terminated by either party upon no less than thirty (30) calendar days written notice, without cause, unless a lesser time is mutually agreed upon by both parties. Said notice shall be delivered by certified mail, return receipt requested, or in person with proof of delivery.

2. Termination Due To Lack of Funds

In the event funds to finance this Contract become unavailable, the Agency may terminate the Contract upon no less than twenty-four (24) hours written notice to the Vendor. Said notice shall be delivered by certified mail, return receipt requested, or in person with proof of delivery. The Agency shall be the final authority as to the availability of funds.

3. Termination for Breach

Unless the Vendor's breach is waived by the Agency in writing, the Agency may, by written notice to the Vendor, terminate this Contract upon no less than twenty-four (24) hours written notice. Said notice shall be delivered by certified mail, return receipt requested, or in person with proof of delivery. If applicable, the Agency may employ the default provisions in Chapter 60A-1.006(4), Florida Administrative Code.

Waiver of breach of any provisions of this Contract shall not be deemed to be a waiver of any other breach and shall not be construed to be a modification of the terms of this Contract. The provisions herein do not limit the Agency's right to remedies at law or to damages.

C. Contract Managers

1.	The Agency’s Contract Manager’s name, address and telephone number for this Contract is as follows:

G. Douglas Harper
Agency for Health Care Administration
2727 Mahan Drive, MS #50
Tallahassee, FL 32308
(850) 487-2355

2.	The Vendor’s Contract Manager’s name, address and telephone number for this Contract is as follows:

Imtiaz ("MT") Sattaur
Wellcare of Florida, Inc.
d/b/a Staywell Health Plan of Florida
P.O. Box 26011
Tampa, FL 33623-6011
(813) 290-6279

3.
All matters shall be directed to the Contract Managers for appropriate action or disposition. A change in Contract Manager by either party shall be reduced to writing through an amendment to this Contract by the Agency.

D. Renegotiation or Modification

1.
Modifications of provisions of this Contract shall only be valid when they have been reduced to writing and duly signed during the term of the Contract. The parties agree to renegotiate this Contract if federal and/or state revisions of any applicable laws, or regulations make changes in this Contract necessary.

2.
The rate of payment and the total dollar amount may be adjusted retroactively to reflect price level increases and changes in the rate of payment when these have been established through the appropriations process and subsequently identified in the Agency's operating budget.

E. Name, Mailing and Street Address of Payee

1.	The name (Vendor name as shown on Page 1 of this Contract) and mailing address of the official payee to whom the payment shall be made:

Wellcare of Florida, Inc.
d/b/a Staywell Health Plan of Florida
P.O. Box 26011
Tampa, FL 33623-6011

2.	The name of the contact person and street address where financial and administrative records are maintained:

Paul L. Behrens
Renaissance One
8735 Henderson Road
Tampa, FL 33634

F. All Terms and Conditions

This Contract and its attachments as referenced herein contain all the terms and conditions agreed upon by the parties.

IN WITNESS THEREOF, the parties hereto have caused this two-hundred and ninety-six (296) page Contract, which includes any referenced attachments, to be executed by their undersigned officials as duly authorized. This Contract is not valid until signed and dated by both parties.

WELLCARE OF FLORIDA, INC. D/B/A STAYWELL HEALTH PLAN OF FLORIDA		STATE OF FLORIDA, AGENCY FOR HEALTH CARE ADMINISTRATION

SIGNED BY:	/s/ Todd S. Farha	SIGNED BY:	/s/ Thomas Arnold

NAME:	Todd S. Farha	NAME:	Thomas W. Arnold

TITLE:	President & CEO	TITLE:	Deputy Secretary, Medicaid

DATE:	6/26/06	DATE:	6/26/06

FEDERAL ID NUMBER: 59-2583622

VENDOR FISCAL YEAR ENDING DATE: December 31st

List of attachments included as part of this Contract:

Attachment I Scope of Services (16 Pages)
Attachment II Medicaid Reform Health Plan Model Contract (265 Pages)
Attachment III Business Associate Agreement (3 Pages)
Attachment IV Debarment Certification (1 Page)
Attachment V Lobbying Certification (1 Page)

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ATTACHMENT I
SCOPE OF SERVICES

A. Service (s) to be Provided:

The Vendor (Health Plan) shall deliver health care services at the component level and to the specific population(s) approved below:

(___) PSN - Prepaid - Comprehensive Component
(___) PSN - Prepaid - Comprehensive and Catastrophic Components
(___) HMO - Prepaid - Comprehensive Component
(_X_) HMO - Prepaid - Comprehensive and Catastrophic Components
(___) Other Authorized Health Plan - Prepaid - Comprehensive Component
(___) Other Authorized Health Plan - Prepaid - Comprehensive
and Catastrophic Components
(_X_) Temporary Assistance for Needy Families (TANF)
(_X_) Supplemental Security Income (SSI)
(___) Children with Chronic Conditions (CCC)
(___) HIV/AIDS

B. Manner of Service (s) Provision:

1.	Policies and Procedures

The Health Plan shall comply with all provisions of this Contract and any subsequent amendments, and shall act in good faith in the performance of the Contract's provisions. The Health Plan shall develop, maintain and implement written policies and procedures covering all provisions of this Contract. All policies and procedures shall be prior-approved by the Agency in writing. The Health Plan agrees that failure to comply with all provisions of this Contract shall result in the assessment of penalties and/or termination of this Contract, in whole or in part, as set forth in this Contract.

2.	Benefit Grid/Customized Benefit Package

Exhibit 1, Benefit Grid (Grid), attached hereto, describes the Health Plan’s Customized Benefit Package (CBP). The CBP includes all Covered Services, Qualified Benefits and Expanded Services as specified in Attachment II, Section V, Covered Services, and VI, Behavioral Health Care. The CBP has been determined to meet actuarial equivalency and sufficiency standards for the population or populations covered by the CBP. The Health Plan is required to provide these services to all Enrollees in accordance with Contract provisions.

The Health Plan shall submit its CBP for recertification of actuarial equivalency and sufficiency standards for the upcoming year no later than June 30 of each year. CBPs may be changed on a Contract-Year basis and only if approved by the Agency in writing.
C. Method of Payment:

1. General

Notwithstanding the payment amounts which may be computed with the rate tables specified in Tables 2-6, the sum of total capitation payments under this Contract shall not exceed the total Contract amount of $195,884,629.00.

a.
The Health Plan shall be paid capitation payments for each Agency Service Area, based upon Exhibits 3 through 7, Tables 2 through 6, attached hereto, depending on whether the Health Plan contracts for both the Comprehensive Component and the Catastrophic Component, or Comprehensive Component only, and whether the Health Plan is a Specialty Plan. Kick Payments shall be paid based upon the amounts specified in Exhibit 8, Table 7, attached hereto, for covered transplant services and Exhibit 9, Table 8, attached hereto, for covered obstetrical delivery services.

b.
The Health Plans overall payment will be dependent upon the actual Plan Factor and the percentage adjustment deducted for the Enhanced Benefits Accounts. Each month the Agency will provide, in writing, the Health Plan with its Plan Factor.

c.	All payments made to the Health Plan shall be in accordance with this section (Section C, Method of Payment) and Attachment II, Section XIII, Payment Methodology.

2. Enrollment Levels

The Agency assigns the Health Plan an authorized maximum Enrollment level for each operational county. The authorized maximum Enrollment level is in effect on September 1, 2006, or upon Contract execution, whichever is later.

a.
The Agency must approve, in writing, any increase in the Health Plan’s maximum Enrollment level for each operational county and subpopulation to be served, as applicable. Such approval shall not be unreasonably withheld, and shall be based upon the Health Plan’s satisfactory performance of terms of the Contract and upon the Agency’s approval of the Health Plan’s administrative and service resources, as specified in this Contract, in support of each Enrollment level.

b.	Exhibit 2, Table 1, attached hereto, indicates the Health Plan’s maximum authorized Enrollment levels for each Medicaid Reform county and each applicable authorized eligibility category.

3. Capitation Rate Tables

Tables 2 through 6 provide the capitation rates respective to the authorized areas of operation, as identified in subsection C, Method of Payment, Item 2, above, and for the specific populations identified in subsection A, Service(s) To Be Provided, above. The Capitation Rate payment shall be in accordance with Attachment II, Section XIII, Payment Methodology.

a.
Table 2 - Capitation Rates for Comprehensive Component and Catastrophic Component Health Plans for each Medicaid Reform county for Children and Families and the Aged and Disabled without Medicare eligibility categories. .

b.	Table 3 - Capitation Rates for Comprehensive Component Only Health Plans for each Medicaid Reform county for Children and Families and the Aged and Disabled without Medicare eligibility categories.

c.	Table 4 - Capitation Rate Table for SSI Medicare Part B Only and SSI Medicare. Parts A and B Enrollees for all Medicaid Reform Counties.

d.	Table 5 - Capitation Rates for HIV/AIDS Populations for each Medicaid Reform county.

e.	Table 6 - Capitation Rates for Medicaid Reform counties for All Medicaid Reform counties.

4. Kick Payment Tables

Beginning September 1, 2006, the Health Plan shall be paid Kick Payments for each Kick Payment service provided in accordance with the following tables:

a.	Table 7 - Covered Transplant Services.

b.
Table 8 - Obstetrical Delivery Services, regardless of whether or not the Health Plan is at risk for the Comprehensive Component only, or is at risk for both the Comprehensive Component and the Catastrophic Component.

The Kick Payments shall be in accordance with Attachment II, Section XIII, Payment Methodology.

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EXHIBIT 1
BENEFIT GRID
(i)	Broward - Children and Families

Covered Service Category	Visit/Script Limit	Limit Period	Dollar Limit	Limit Period (Annual)	Copay Amount	Copay Application
		(Annual/ Monthly)
Hospital Inpatient
Behavioral Health					0	admit
Physical Health					0	admit

Transplant Services
Transplant Services

Outpatient-services
Emergency Room
Medical/Drug Therapies (Chemo, Dialysis)
Ambulatory Surgery - ASC
Hospital Outpatient Surgery					0	visit
Lab/X-ray					0	day
Hospital Outpatient Services NOS				Annual	0	visit
Outpatient Therapy (PT/RT)				Annual
Outpatient Therapy (OT/ST)

Maternity and Family Planning Services
Inpatient Hospital
Birthing Centers
Physician Care
Family Planning
Pharmacy

Physician and Phys Extender Services (non maternity)
EPSDT
Primary Care Physician					0	visit
Specialty Physician					0	visit
ARNP/Physician Assistant					0	visit
Clinic (FQHC, RHC)					0	visit
Clinic (CHD)
Other

Other Outpatient Professional Services
Home Health Services	24	Annual		Annual	0	visit
Chiropractor	24	Annual		Annual	0	visit
Podiatrist	24	Annual		Annual	0	visit
Dental Services				Annual	0	coinsurance
Vision Services				Annual	0	visit
Hearing Services				Annual

Outpatient Mental Health
Outpatient Mental Health					0	visit

Outpatient Pharmacy
Outpatient Pharmacy	9	Monthly		Annual

Other Services
Ambulance
Non-emergent Transporation					0	trip
Durable Medical Equipment				Annual
Expanded Benefit
Adult Dental	Adult dental expanded to include unlimited fillings, periodontic deep cleanings, annual exam, two cleanings per year, and x-rays.
Circumcision	Routine newborn circumcision up to one year of age
Over the Counter Benefit
Agency approved over-the-counter drug benefit, not to exceed $25 per household, per month. Limited to non-prescription drugs containing a National Drug Code number, first aid and birth control supplies. Benefit must be offered through a plan’s pharmacy or plan’s subcontractor.

EXHIBIT 1
BENEFIT GRID

(ii)	Broward - Elderly and Disabled

Covered Service Category	Visit/Script Limit	Limit Period	Dollar Limit	Limit Period (Annual)	Copay Amount	Copay Application
		(Annual/ Monthly)
Hospital Inpatient
Behavioral Health					0	admit
Physical Health					0	admit

Transplant Services
Transplant Services

Outpatient-services
Emergency Room
Medical/Drug Therapies (Chemo, Dialysis)
Ambulatory Surgery - ASC
Hospital Outpatient Surgery					0	visit
Lab/X-ray					0	day
Hospital Outpatient Services NOS				Annual	0	visit
Outpatient Therapy (PT/RT)				Annual
Outpatient Therapy (OT/ST)

Maternity and Family Planning Services
Inpatient Hospital
Birthing Centers
Physician Care
Family Planning
Pharmacy

Physician and Phys Extender Services (non maternity)
EPSDT
Primary Care Physician					0	visit
Specialty Physician					0	visit
ARNP/Physician Assistant					0	visit
Clinic (FQHC, RHC)					0	visit
Clinic (CHD)
Other

Other Outpatient Professional Services
Home Health Services	120	Annual		Annual	0	visit
Chiropractor	24	Annual		Annual	0	visit
Podiatrist	24	Annual		Annual	0	visit
Dental Services				Annual	0	coinsurance
Vision Services				Annual	0	visit
Hearing Services				Annual

Outpatient Mental Health
Outpatient Mental Health					0	visit

Outpatient Pharmacy
Outpatient Pharmacy	16	Monthly		Annual

Other Services
Ambulance
Non-emergent Transporation					0	trip
Durable Medical Equipment				Annual
Expanded Benefit
Adult Dental	Adult dental expanded to include unlimited fillings, periodontic deep cleanings, crowns, clear fillings, restorations, annual exam, two cleanings per year and x-rays.
Circumcision	Routine newborn circumcision up to one year of age.
Over the Counter Benefit
Agency approved over-the-counter drug benefit, not to exceed $25 per household, per month. Limited to non-prescription drugs containing a National Drug Code number, first aid and birth control supplies. Benefit must be offered through a plan’s pharmacy or plan’s subcontractor.

Meals on Wheels	10 meals within 15 days of post discharge (medically necessary)

EXHIBIT 1
BENEFIT GRID

(iii)	Duval - Children and Families

Covered Service Category	Visit/Script Limit	Limit Period	Dollar Limit	Limit Period (Annual)	Copay Amount	Copay Application
		(Annual/ Monthly)
Hospital Inpatient
Behavioral Health					0	admit
Physical Health					0	admit

Transplant Services
Transplant Services

Outpatient-services
Emergency Room
Medical/Drug Therapies (Chemo, Dialysis)
Ambulatory Surgery - ASC
Hospital Outpatient Surgery					0	visit
Lab/X-ray					0	day
Hospital Outpatient Services NOS				Annual	0	visit
Outpatient Therapy (PT/RT)				Annual
Outpatient Therapy (OT/ST)

Maternity and Family Planning Services
Inpatient Hospital
Birthing Centers
Physician Care
Family Planning
Pharmacy

Physician and Phys Extender Services (non maternity)
EPSDT
Primary Care Physician					0	visit
Specialty Physician					0	visit
ARNP/Physician Assistant					0	visit
Clinic (FQHC, RHC)					0	visit
Clinic (CHD)
Other

Other Outpatient Professional Services
Home Health Services	24	Annual		Annual	0	visit
Chiropractor	24	Annual		Annual	0	visit
Podiatrist	24	Annual		Annual	0	visit
Dental Services				Annual	0	coinsurance
Vision Services				Annual	0	visit
Hearing Services				Annual

Outpatient Mental Health
Outpatient Mental Health					0	visit

Outpatient Pharmacy
Outpatient Pharmacy	9	Monthly		Annual

Other Services
Ambulance
Non-emergent Transporation					0	trip
Durable Medical Equipment				Annual
Expanded Benefit
Adult Dental	Adult dental expanded to include unlimited fillings, periodontic deep cleanings, annual exam, two cleanings per year and x-rays.
Circumcision	Routine newborn circumcision up to one year of age.
Over the Counter Benefit
Agency approved over-the-counter drug benefit, not to exceed $25 per household, per month. Limited to non-prescription drugs containing a National Drug Code number, first aid and birth control supplies. Benefit must be offered through a plan’s pharmacy or plan’s subcontractor.

EXHIBIT 1
BENEFIT GRID

(iv)	Duval - Elderly and Disabled

Covered Service Category	Visit/Script Limit	Limit Period	Dollar Limit	Limit Period (Annual)	Copay Amount	Copay Application
		(Annual/ Monthly)
Hospital Inpatient
Behavioral Health					0	admit
Physical Health					0	admit

Transplant Services
Transplant Services

Outpatient-services
Emergency Room
Medical/Drug Therapies (Chemo, Dialysis)
Ambulatory Surgery - ASC
Hospital Outpatient Surgery					0	visit
Lab/X-ray					0	day
Hospital Outpatient Services NOS				Annual	0	visit
Outpatient Therapy (PT/RT)				Annual
Outpatient Therapy (OT/ST)

Maternity and Family Planning Services
Inpatient Hospital
Birthing Centers
Physician Care
Family Planning
Pharmacy

Physician and Phys Extender Services (non maternity)
EPSDT
Primary Care Physician					0	visit
Specialty Physician					0	visit
ARNP/Physician Assistant					0	visit
Clinic (FQHC, RHC)					0	visit
Clinic (CHD)
Other

Other Outpatient Professional Services
Home Health Services	120	Annual		Annual	0	visit
Chiropractor	24	Annual		Annual	0	visit
Podiatrist	24	Annual		Annual	0	visit
Dental Services				Annual	0	coinsurance
Vision Services				Annual	0	visit
Hearing Services				Annual

Outpatient Mental Health
Outpatient Mental Health					0	visit

Outpatient Pharmacy
Outpatient Pharmacy	16	Monthly		Annual

Other Services
Ambulance
Non-emergent Transporation					0	trip
Durable Medical Equipment				Annual
Expanded Benefit
Adult Dental	Adult dental expanded to include unlimited fillings, periodontic deep cleanings, crowns, clear fillings, restorations, annual exam, two cleanings per year, and x-rays.
Circumcision	Routine newborn circumcision up to one year of age.
Over the Counter Benefit
Agency approved over-the -counter drug benefit, not to exceed $25 per household, per month. Limited to non-prescription drugs containing a National Drug Code number, first aid and birth control supplies. Benefit must be offered through a plan’s pharmacy or plan’s subcontractor.

Meals on Wheels	10 meals within 15 days of post discharge (medically necessary)

EXHIBIT 2
ENROLLMENT LEVELS

TABLE 1 (Duval - Area 4, Broward - Area 10)

Agency Area 04

Eligibility Category/ Population	County	Health Plan Provider Number	Plan Type (Comp or Comp & Catastrophic)	Maximum Enrollment Level
TANF	Duval		Comprehensive & Catastrophic	3,500
SSI	Duval		Comprehensive & Catastrophic
HIV/AIDS
Children with Chronic Conditions

Agency Area __10__

Eligibility Category/ Population	County	Health Plan Provider Number	Plan Type (Comp or Comp & Catastrophic)	Maximum Enrollment Level
TANF	Broward		Comprehensive & Catastrophic	25,000
SSI	Broward		Comprehensive & Catastrophic
HIV/AIDS
Children with Chronic Conditions

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EXHIBIT 3
COMPREHENSIVE COMPONENT AND
CATASTROPHIC COMPONENT CAPITATION RATES

Table 2

Area: 04       County: Duval         September 1, 2006
Area: 04
(ESTIMATED HEALTH PLAN RATES (NOT FOR USE UNLESS APPROVED BY CMS)

Age Range	FY0607 Discounted Reform rates Under Current Methodology	Percentage of Current Methodology	75% of Current Methodology	Preliminary FY0607 Base rates for Risk Adjusted Methodology	Budget Neutrality Factor	FY0607 Base rates for Risk Adjusted Methodology after Budget Neutrality	Percentage of Risk Adjusted Methodology	25% of Risk Adjusted Methodology	Final Rate (with Enhanced Benefit Adjustment)
a	b	c	d	e	f	g	h	i	j
Eligibility Category: Children and Family

Month 0-2 All	$738.35	75%	$553.76	$125.17	1.13200	$141.69	25%	$35.42	$589.19
Month 3-11 All	$192.52	75%	$144.39	$125.17	1.13200	$141.69	25%	$35.42	$179.81
1-5 All	$98.55	75%	$73.91	$125.17	1.13200	$141.69	25%	$35.42	$109.33
6-13 All	$74.83	75%	$56.12	$125.17	1.13200	$141.69	25%	$35.42	$91.55
14-20 Female	$109.44	75%	$82.08	$125.17	1.13200	$141.69	25%	$35.42	$117.50
14-20 Male	$73.83	75%	$55.37	$125.17	1.13200	$141.69	25%	$35.42	$90.80
21-54 Female	$192.76	75%	$144.57	$125.17	1.13200	$141.69	25%	$35.42	$179.99
21-54 Male	$139.38	75%	$104.53	$125.17	1.13200	$141.69	25%	$35.42	$139.95
55+ All	$305.74	75%	$229.31	$125.17	1.13200	$141.69	25%	$35.42	$264.73

Composite Based on Total Casemonths	$119.67					$141.69			$125.17

Eligibility Category: Aged and Disabled

Month 0-2 All	$13,652.29	75%	$10,239.22	$635.88	1.14045	$725.19	25%	$181.30	$10,420.52
Month 3-11 All	$2,911.78	75%	$2,183.83	$635.88	1.14045	$725.19	25%	$181.30	$2,365.13
1-5 All	$493.16	75%	$369.87	$635.88	1.14045	$725.19	25%	$181.30	$551.16
6-13 All	$300.32	75%	$225.24	$635.88	1.14045	$725.19	25%	$181.30	$406.54
14-20 All	$294.02	75%	$220.51	$635.88	1.14045	$725.19	25%	$181.30	$401.81
21-54 All	$741.27	75%	$555.95	$635.88	1.14045	$725.19	25%	$181.30	$737.25
55+ All	$736.02	75%	$552.01	$635.88	1.14045	$725.19	25%	$181.30	$733.31

Composite Based on Total Casemonths	$606.11					$725.19			$635.88

EXHIBIT 3
COMPREHENSIVE COMPONENT AND
CATASTROPHIC COMPONENT CAPITATION RATES

E 2

Area: 10    Table 2
        Area:   10          County: Broward        September 1, 2006

ESTIMATED HEALTH PLAN RATES (NOT FOR USE UNLESS APPROVED BY CMS)

Age Range	FY0607 Discounted Reform rates Under Current Methodology	Percentage of Current Methodology	75% of Current Methodology	Preliminary FY0607 Base rates for Risk Adjusted Methodology	Budget Neutrality Factor	FY0607 Base rates for Risk Adjusted Methodology after Budget Neutrality	Percentage of Risk Adjusted Methodology	25% of Risk Adjusted Methodology	Final Rate (with Enhanced Benefit Adjustment)
a	b	c	d	e	f	g	h	i	j
Eligibility Category:	Children and Family

Month 0-2 All	$688.92	75%	$516.69	$117.60	1.18930	$139.86	25%	$34.97	$551.66
Month 3-11 All	$180.09	75%	$135.07	$117.60	1.18930	$139.86	25%	$34.97	$170.04
1-5 All	$94.03	75%	$70.52	$117.60	1.18930	$139.86	25%	$34.97	$105.49
6-13 All	$77.55	75%	$58.16	$117.60	1.18930	$139.86	25%	$34.97	$93.13
14-20 Female	$107.54	75%	$80.65	$117.60	1.18930	$139.86	25%	$34.97	$115.62
14-20 Male	$74.59	75%	$55.94	$117.60	1.18930	$139.86	25%	$34.97	$90.91
21-54 Female	$181.88	75%	$136.41	$117.60	1.18930	$139.86	25%	$34.97	$171.37
21-54 Male	$131.39	75%	$98.54	$117.60	1.18930	$139.86	25%	$34.97	$133.51
55+ All	$288.52	75%	$216.39	$117.60	1.18930	$139.86	25%	$34.97	$251.36

Composite Based on Total Casemonths	$110.18					$139.86			$117.60

Eligibility Category:	Aged and Disabled

Month 0-2 All	$15,308.07	75%	$11,481.05	$777.12	1.20785	$938.64	25%	$234.66	$11,715.71
Month 3-11 All	$3,277.86	75%	$2,458.40	$777.12	1.20785	$938.64	25%	$234.66	$2,693.06
1-5 All	$550.34	75%	$412.75	$777.12	1.20785	$938.64	25%	$234.66	$647.42
6-13 All	$317.37	75%	$238.03	$777.12	1.20785	$938.64	25%	$234.66	$472.69
14-20 All	$319.91	75%	$239.93	$777.12	1.20785	$938.64	25%	$234.66	$474.59
21-54 All	$825.64	75%	$619.23	$777.12	1.20785	$938.64	25%	$234.66	$853.89
55+ All	$833.65	75%	$625.24	$777.12	1.20785	$938.64	25%	$234.66	$859.90

Composite Based on Total Casemonths	$723.28					$938.64			$777.12

EXHIBIT 4
COMPREHENSIVE COMPONENT ONLY

Table 3

Table 3

Area:_______________        County: _______________        September 1, 2006

ESTIMATED HEALTH PLAN RATES (NOT FOR USE UNELSS APPROVED BY CMS)

Area ________
Age Range	FY0607 Discounted Reform rates Under Current Methodology	Percentage of Current Methodology	75% of Current Methodology	FY0607 Base Rates for Risk-Adjusted Methodology	Percentage of Risk-Adjusted Methodology	25% of Risk-Adjusted Methodology	Budget Neutrality Factor	Budget Adjusted of 25% of Risk Adjusted Method-ology	Blended Rate (Risk = 1.00)	Final Rate (with Enhanced Benefit Adjustment)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Eligibility Category:	Children and Family
Month 0-2 All		$75%	$		$25%	$	$		$
Month 3-11 All		$75%	$		$25%	$	$		$
1-5 All		$75%	$		$25%	$	$		$
6-13 All		$75%	$		$25%	$	$		$
14-20 Female		$75%	$		$25%	$	$		$
14-20 Male		$75%	$		$25%	$	$		$
21-54 Female		$75%	$		$25%	$	$		$
21-54 Male		$75%	$		$25%	$	$		$
55+ All		$75%	$		$25%	$	$		$
Composite							$		$

Eligibility Category:	Aged and Disabled
Month 0-2 All		$75%	$		$25%	$	$		$
Month 3-11 All		$75%	$		$25%	$	$		$
1-5 All		$75%	$		$25%	$	$		$
6-13 All		$75%	$		$25%	$	$		$
14-20 All		$75%	$		$25%	$	$		$
21-54 All		$75%	$		$25%	$	$		$
55+ All		$75%	$		$25%	$	$		$
Composite							$		$

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EXHIBIT 5
CAPITATION RATES
SSI MEDICARE PART B ONLY
AND
SSI MEDICARE PARTS A AND B ENROLLEES
FOR ALL MEDICAID REFORM COUNTIES

TABLE 4

Area: 4  County: Duval

ESTIMATED HEALTH PLAN RATES (NOT FOR USE UNLESS APPROVED BY CMS)
	Under Age 65	Age 65 & Over
SSI/Parts A & B	$146.72	$98.34
SSI/Part B Only	$300.24	$300.24

Area: 10  County: Broward

ESTIMATED HEALTH PLAN RATES (NOT FOR USE UNLESS APPROVED BY CMS)
	Under Age 65	Age 65 & Over
SSI/Parts A & B	$136.17	$91.25
SSI/Part B Only	$210.84	$210.84

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EXHIBIT 6
CAPITATION RATES FOR HIV/AIDS POPULATIONS FOR
EACH MEDICAID REFORM COUNTY

TABLE 5

Area: 4  County: Duval

ESTIMATED HEALTH PLAN RATES (NOT FOR USE UNLESS APPROVED BY CMS)

Capitation Rate

HIV (No Medicare)	$950.48
AIDS (No Medicare)	$2133.29
HIV-SSI/Parts A & B, SSI Part B Only	$177.88
AIDS-SSI/Parts A & B, SSI Part B Only	$249.55

Area: 10  County: Broward

ESTIMATED HEALTH PLAN RATES (NOT FOR USE UNLESS APPROVED BY CMS)

Capitation Rate

HIV (No Medicare)	$1484.87
AIDS (No Medicare)	$3155.16
HIV-SSI/Parts A & B, SSI Part B Only	$213.18
AIDS-SSI/Parts A & B, SSI Part B Only	$299.07

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EXHIBIT 7
CAPITATION RATES FOR MEDICAID REFORM COUNTIES FOR ALL MEDICAID REFORM COUNTIES

TABLE 6

Area: _____________  County: ________________________

ESTIMATED HEALTH PLAN RATES (NOT FOR USE UNLESS APPROVED BY CMS)
	Age < 1 Yr	Age 1 Yr	Age 2 - 20 Yrs

Children with Chronic Conditions	$	$	$

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EXHIBIT 8
KICK PAYMENT AMOUNTS FOR COVERED TRANSPLANT SERVICES

TABLE 7

Areas: 10  County: Broward
Area: 4   County: Duval

CPT Code	Transplant CPT Code Description	Children/Adolescents or Adult	Payment Amount
32851	lung single, without bypass	Children/Adolescents	$320,800.00
32851	lung single, without bypass	Adult	$238,000.00
32852	lung single, with bypass	Children/Adolescents	$320,800.00
32852	lung single, with bypass	Adult	$238,000.00
32853	lung double, without bypass	Children/Adolescents	$320,800.00
32853	lung double, without bypass	Adult	$238,000.00
32854	lung double, with bypass	Children/Adolescents	$320,800.00
32854	lung double, with bypass	Adult	$238,000.00
33945	heart transplant with or without recipient cardiectomy	Children/Adolescents	$162,000.00
33945	heart transplant with or without recipient cardiectomy	Adult	$162,000.00
47135	liver, allotransplation, orthotopic, partial or whole from cadaver or living donor	Children/Adolescents	$122,600.00
47135	liver, allotransplation, orthotopic, partial or whole from cadaver or living donor	Adult	$122,600.00
47136	liver, heterotopic, partial or whole from cadaver or living donor any age	Children/Adolescents	$122,600.00
47136	liver, heterotopic, partial or whole from cadaver or living donor any age	Adult	$122,600.00

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EXHIBIT 9
KICK PAYMENT AMOUNTS FOR COVERED
OBSTETRICAL DELIVERY SERVICES

TABLE 8

Area: 10      County: Broward

CPT Code	Obstetrical Delivery CPT Code Description	Payment Amount
59409	Vaginal delivery only	$4,143.00
59410	Vaginal delivery including postpartum care
59515	Cesarean delivery including postpartum care
59612	Vaginal delivery only, after previous cesarean delivery
59614	Vaginal delivery only, after previous cesarean delivery including postpartum care
59622	Cesarean delivery only, following attempted vaginal delivery after previous cesarean delivery including postpartum care

    Area: 04     County: Duval

CPT Code	Obstetrical Delivery CPT Code Description	Payment Amount
59409	Vaginal delivery only	$4,097.62
59410	Vaginal delivery including postpartum care
59515	Cesarean delivery including postpartum care
59612	Vaginal delivery only, after previous cesarean delivery
59614	Vaginal delivery only, after previous cesarean delivery including postpartum care
59622	Cesarean delivery only, following attempted vaginal delivery after previous cesarean delivery including postpartum care

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ATTACHMENT II

Medicaid Reform
Health Plan Model Contract

July 2006

Table of Contents

Section I Definitions and Acronyms
A. Definitions
B. Acronyms

Section II General Overview
A. Background
B. Purpose
C. Responsibilities of the State of Florida (the State) and the Agency for Health Care Administration (the Agency)
D. General Responsibilities of the Health Plan

 Section III Eligibility and Enrollment
A. Eligibility
B. Enrollment
C. Disenrollment

Section IV Enrollee Services and Marketing
A. Enrollee Services
B. Marketing

Section V Covered Services
A. Covered Services
B. Expanded Services
C. Excluded Services
D. Moral or Religious Objections
E. Customized Benefit Package
F. Coverage Provisions

Section VI Behavioral Health Care
A. General Provisions
B. Service Requirements

Section VII Provider Network
A. General Provisions
B. Primary Care Providers
C. Minimum Standards
D. Appointment Waiting Times and Geographic Access Standards
E. Behavioral Health Services
F. Specialists and Other Providers
H. Continuity of Care
I. Network Changes

Section VIII Quality Management
A. Quality Improvement
B. Utilization Management (UM)

Section IX Grievance System
A. General Requirements
B. Grievance Process
C. Appeal Process
D. Medicaid Fair Hearing System

Section X Administration and Management
A. General Provisions
B. Staffing
C. Provider Contracts Requirements
D. Provider Termination
E. Provider Services
F. Medical Records Requirements
G. Claims Payment
H. Encounter Data
I. Fraud Prevention

Section XI Information Management and Systems
A. General Provisions
B. Data and Document Management Requirements
C. System and Data Integration Requirements
D. Systems Availability, Performance and Problem Management Requirements
E. System Testing and Change Management Requirements
F. Information Systems Documentation Requirements
G. Reporting Requirements - Specific to Information Management and Systems Functions and Capabilities - and Technological Capabilities
H. Other Requirements
I. Compliance with Standard Coding Schemes
J. Data Exchange and Formats and Methods Applicable to Health Plans

Section XII Reporting Requirements
A. Health Plan Reporting Requirements
B. Enrollment/Disenrollment Reports:
C. Grievance System
D. Provider Reporting
E. Marketing Representative Report
F. Enhanced Benefits Report
G. Catastrophic Component Threshold and Benefit Maximum Report
H. Critical Incidents
I. Hernandez Settlement Agreement (HAS) Report
J. Performance Measure Report
K. Financial Reporting
L. Suspected Fraud Reporting
M.Denials of Authorization Reporting Requirements
N. Systems Availability and Performance Report
O. Claims Inventory Summary Report
P. Child Health Check-Up Reports
Q. Pharmacy Encounter Data
R. Health Plan Benefit Package
S. Transportation Services
T. Enrollee Satisfaction Survey Summary
U. Stakeholders’ Satisfaction Survey Summary
V. Behavioral Health Services Grievance and Appeals Reporting Requirements
W. Critical Incident Reporting
X. Required Staff/Providers
Y. FARS/CFARS
Z. Behavioral Health Encounter Report
AA. Minority Participation Report

Section XIII Method of Payment

Section XIV Sanctions
A. General Provisions
B. Specific Sanctions

Section XV Financial Requirements
A. Insolvency Protection
B. Insolvency Protection for a Capitated Provider Service Network (PSN)
C. Surplus Start Up Account
D. Surplus Requirement
E. Interest
F. Inspection and Audit of Financial Records
G. Physician Incentive Plans
H. Third Party Resources
I. Fidelity Bonds

Section XVI Terms and Conditions
A. Agency Contract Management
B. Applicable Laws and Regulations
C. Assignment
D. Attorney's Fees
E. Conflict of Interest
F. Contract Variation
G. Court of Jurisdiction or Venue
H. Damages for Failure to Meet Contract Requirements
I. Disputes
J. Force Majeure
K. Legal Action Notification
L. Licensing
M. Misuse of Symbols, Emblems, or Names in Reference to Medicaid
N. Offer of Gratuities
O. Subcontracts
P. Hospital Subcontracts
Q. Termination Procedures
R. Waiver
S. Withdrawing Services from a County
T. MyFloridaMarketPlace Vendor Registration
U. MyFloridaMarketplace Vendor Registration and Transaction Fee Exemption
V. Ownership and Management Disclosure
W. Minority Recruitment and Retention Plan
X. Independent Provider
Y. General Insurance Requirements
Z. Worker's Compensation Insurance
AA. State Ownership
BB. Disaster Plan

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Section I

Definitions and Acronyms

A.	Definitions

The following terms as used in this Contract shall be construed and/or interpreted as follows, unless the Contract otherwise expressly requires a different construction and/or interpretation.

Abandoned Call— A call in which the caller elects an option and is either not permitted access to that option or disconnects from the system.

Abuse — Provider practices that are inconsistent with generally accepted business or medical practices and that result in an unnecessary cost to the Medicaid program or in reimbursement for goods or services that are not medically necessary or that fail to meet professionally recognized standards for health care; or recipient practices that result in unnecessary cost to the Medicaid program.

Action— The denial or limited authorization of a requested service, including the type or level of service, pursuant to 42 CFR 438.400(b). The reduction, suspension or termination of a previously authorized service. The denial, in whole or in part, of payment for a service. The failure to provide services in a timely manner, as defined by the State. The failure of the Health Plan to act within ninety (90) days from the date the Health Plan receives a Grievance, or 45 days from the date the Health Plan receives an Appeal. For a resident of a rural area with only one (1) managed care entity, the denial of an Enrollee's request to exercise his or her right to obtain services outside the network.

Advance Directive— A written instruction, such as a living will or durable power of attorney for health care, recognized under State law (whether statutory or as recognized by the courts of the State), relating to the provision of health care when the individual is incapacitated.

Advanced Registered Nurse Practitioner (ARNP) — A licensed advanced registered nurse practitioner who works in collaboration with a physician according to protocol, to provide diagnostic and clinical interventions. An ARNP must be authorized to provide these services by Chapter 464, F.S., and protocols filed with the Board of Medicine.

Agency— State of Florida, Agency for Health Care Administration.

Agent— When spelled with a capital "A" herein, is a term that refers to certain independent contractors with the state that perform administrative functions, including but not limited to: Fiscal Agent activities; outreach, eligibility and Enrollment activities; Systems and Technical Support. The term as used herein does not create a principal-agent relationship.

Ancillary Provider— A Provider of ancillary medical services who has contracted with a Health Plan to provide ancillary medical services to the Health Plan's Enrollees.

Authoritative Host— A system that contains the master or “authoritative” data for a particular data type, e.g. Enrollee, Provider, Health Plan, etc. The Authoritative Host may feed data from its master data files to other systems in real time or in batch mode. Data in an Authoritative Host is expected to be up-to-date and reliable.

Automatic Assignment (or Auto-Assign)— The Enrollment of an eligible Medicaid Recipient, for whom Enrollment is mandatory, in a Health Plan chosen by AHCA or its Agent, and/or the assignment of a new Enrollee to a PCP chosen by the Health Plan.

Appeal— A request for review of an Action, pursuant to 42 CFR 438.400(b).

Baker Act— The Florida Mental Health Act, pursuant to Sections 394.479 through 394.484, Florida Statutes.

Behavioral Health Services— Services listed in the Community Mental Health Services Coverage & Limitations Handbook and the Targeted Case Management Coverage & Limitations Handbook as specified in this Contract in Section VI.A Behavioral Health Care, General Provisions.

Behavioral Health Care Case Manager— An individual who provides mental health care Case Management services directly to or on behalf of an Enrollee on an individual basis in accordance with 65E-15, F.A.C., and the Medicaid Targeted Case Management Handbook.

Behavioral Health Care Provider— A licensed mental health professional, such as a "Clinical Psychologist," or registered nurse qualified due to training or competency in mental health care, who is responsible for the provision of mental health care to patients, or a physician licensed under Chapters 458 or 459, F.S., who is under contract to provide Behavioral Health Services to Enrollees.

Beneficiary Assistance Program - An external grievance program, similar to the Subscriber Assistance Program, available to Medicaid Reform recipients that will allow an additional avenue to resolve a grievance.

Benefit Maximum - The point when the cost of Covered Services received by a non-pregnant Enrollee, ages 21 and older reaches $550,000 in a state fiscal year, based on Medicaid Fee-for-Service payment levels. Care coordination services must continue to be offered by the Health Plan but the cost of additional services will not be covered by the Medicaid program for the remainder of the Contract Year in which the Benefit Maximum is met.

Benefits— A schedule of health care services to be delivered to Enrollees covered by the Health Plan as set forth in Section V and Section VI of this Contract.

Blocked Call— A call that cannot be connected immediately because no circuit is available at the time the call arrives or the telephone system is programmed to block calls from entering the queue when the queue backs up behind a defined threshold.

Business Days— Traditional workdays, which are Monday, Tuesday, Wednesday, Thursday, and Friday. State holidays are excluded.

Calendar Days— All seven (7) days of the week.

Capitation Rate— The per member per month amount, including any adjustments, that is paid by the Agency to a capitated Health Plan for each Medicaid Recipient enrolled under a contract for the provision of Medicaid services during the payment period.

Care Coordination/Case Management— A process which assesses, plans, implements, coordinates, monitors and evaluates the options and services required to meet an Enrollee's health needs using communication and all available resources to promote quality cost-effective outcomes. Proper Case Management occurs across a continuum of care, addressing the ongoing individual needs of an Enrollee rather than being restricted to a single practice setting. For purposes of this contract Care Coordination and Case Management are the same.

Catastrophic Component -- The amount of financial risk assumed by a Health Plan or the Agency to provide Covered Services above $50,000 per Enrollee, based on Medicaid Fee-for-Service payment levels, and up to the overall annual Benefit Maximum.

Catastrophic Component Threshold - The point when the cost of Covered Services, based on Medicaid Fee-for-Service payment levels, reaches $50,000 for an Enrollee in a state fiscal year. For a Health Plan that accepts the Comprehensive Capitation Rate only, the Agency begins reimbursing the Health Plan for the cost of Covered Services received by the Enrollee for the remainder of the Contract Year. This reimbursement is based on a percentage of Medicaid Fee-for-Service payment levels,.

Cause— Special reasons that allow Mandatory Enrollees to change their Health Plan option outside their Open Enrollment period. May also be referred to as “Good Cause.”

Centers for Medicare & Medicaid Services (CMS) — The agency within the United States Department of Health & Human Services that provides administration and funding for Medicare under Title XVIII, Medicaid under Title XIX, and the State Children’s Health Insurance Program under Title XXI of the Social Security Act.

Certification— The process of determining that a facility, equipment or an individual meets the requirements of federal or State law, or whether Medicaid payments are appropriate or shall be made in certain situations.

Child Health Check-Up Program (CHCUP) — A comprehensive and preventative health examinations provided on a periodic basis that are aimed at identifying and correcting medical conditions in Children/Adolescents. Policies and procedures are described in the Child Health Check-Up Services Coverage and Limitations Handbook.

Children/Adolescents— Enrollees under the age of 21.

Children & Families Services Program Office— Also referred to as the Children & Families Safety & Preservation Program Office, located in the DCF; the State agency responsible for overseeing programs that identify and protect abused and neglected Children and attempt to prevent domestic violence.

Choice Counselor/Enrollment Broker— The State’s contracted or designated entity that performs functions related to outreach, education, counseling, Enrollment, and Disenrollment of Potential Enrollees into a Health Plan.

Choice Counseling Specialists— Certified individuals authorized by an Agency-approved process who provide one-on-one information to Medicaid Recipients, to assist the Medicaid Recipients in choosing the Health Plan that best meets their health care needs and those of their family.

Cold Call Marketing— Any unsolicited personal contact with a Medicaid Recipient by the Health Plan, its staff, its volunteers or its vendors with the purpose of influencing the Medicaid Recipient to enroll in the Health Plan or either to not enroll in, or disenroll from, another Health Plan.

Community Living Support Plan - A written document prepared by a mental health resident of an assisted living facility with a limited mental health license and the resident's mental health case manager in consultation with the administrator or the administrator's designee of the assisted living facility with a limited mental health license. A copy must be provided to the administrator. The plan must include information about the supports, services, and special needs of the resident which enable the resident to live in the assisted living facility and a method by which facility staff can recognize and respond to the signs and symptoms particular to that resident which indicate the need for professional services.

Comprehensive Component -- The amount of financial risk assumed by a Health Plan to provide covered service up to 50,000 dollars per Enrollee based on Medicaid Fee-for-Service payment levels.

Continuous Quality Improvement— A management philosophy that mandates continually pursuing efforts to improve the quality of products and services produced by an organization.

Contract— The agreement between the Health Plan and the Agency to provide Medicaid services to Enrollees, comprised of the Contract, any addenda, appendices, attachments, or amendments thereto.

Contract Period - The term of the contract from July 1, 2006 through August 31, 2009.

Contract Year - The period of time from September 1 through August 31 of each calendar year.

Contracting Officer— The Secretary of the Agency or his/her delegate.

County Health Department (CHD)— CHDs are organizations administered by the Department of Health for the purpose of providing health services as defined in Chapter 154, F.S., which include the promotion of the public's health, the control and eradication of preventable diseases, and the provision of primary health care for special populations.

Coverage & Limitations Handbook (Handbook)— A document that provides information to a Medicaid Provider regarding Enrollee eligibility, claims submission and processing, Provider participation, covered care, goods and services, limitations, procedure codes and fees, and other matters related to participation in the Medicaid program.

Covered Services— Those services provided by the Health Plan in accordance with this Contract, as outlined in Section V, Covered Services, and Section VI, Behavioral Health Care, in this Contract.

Crisis Support— Services for persons initially perceived to need emergency mental health services, but upon assessment, do not meet the criteria for such emergency care. These are acute care services that are available twenty-four (24) hours a day, seven (7) days a week, for intervention. Examples include: mobile crisis, crisis/emergency screening, crisis hot-line and emergency walk-in.

Customized Benefit Package (CBP) - Covered Services, which may vary in amount, scope and/or duration from those listed in Section V, Covered Services and Section VI, Behavioral Health Services. The CBP must meet State standards for actuarial equivalency and sufficiency.

Direct Ownership Interest — The ownership of stock, equity in capital or any interest in the profits of the disclosing entity. A disclosing entity is defined as a Medicaid provider or supplier, or other entity that furnishes services or arranges for furnishing services under Medicaid, or health related services under the social services program.

Direct Service Behavioral Health Care Provider— An individual qualified by training or experience to provide direct behavioral health services under the supervision of the Health Plan’s medical director.

Disease Management - A system of coordinated health care intervention and communication for populations with conditions in which patient self-care efforts are significant. Disease Management supports the physician or practitioner/patient relationship and plan of care; emphasized prevention of exacerbations and complications utilizing evidence-based practice guidelines and patient empowerment strategies, and evaluates clinical, humanistic and economic outcomes on an ongoing basis with the goal of improving overall health.

Disenrollment— The Agency-approved discontinuance of an Enrollee's Enrollment in a Health Plan.

Disclosing Entities— A Medicaid provider, other than an individual practitioner or group of practitioners, or a fiscal agent that furnishes services or arranges for furnishing services under Medicaid, or health related services under the social services program.

Downward Substitution of Care— The use of less restrictive, lower cost services than otherwise might have been provided, that are considered clinically acceptable and necessary to meet specified objectives outlined in an Enrollee's plan of treatment, provided as an alternative to higher cost services. For services related to mental health, Downward Substitution of Care may include care provided by private practice psychologists and social workers, psycho-social rehabilitation, Medicaid community mental health services or Medicaid mental health targeted Case Management, and other services considered clinically appropriate, more cost-effective and less restrictive.

Durable Medical Equipment (DME)— Medical equipment that can withstand repeated use, is customarily used to serve a medical purpose, is generally not useful in the absence of illness or injury and is appropriate for use in the Enrollee's home.

Early and Periodic Screening, Diagnosis and Treatment Program (EPSDT)— See Child Health Check-Up Program.

Emergency Behavioral Health Services— Those services required to meet the needs of an individual who is experiencing an acute crisis, resulting from a mental illness, which is a level of severity that would meet the requirements for an involuntary examination as specified in Section 394.463, Florida Statutes, and in the absence of a suitable alternative or psychiatric medication, would require hospitalization.

Emergency Medical Condition— (a) A medical condition manifesting itself by acute symptoms of sufficient severity, which may include severe pain or other acute symptoms, such that a prudent layperson who possesses an average knowledge of health and medicine, could reasonably expect that the absence of immediate medical attention could reasonably be expected to result in any of the following: (1) Serious jeopardy to the health of a patient, including a pregnant woman or fetus; (2) Serious impairment to bodily functions; (3) Serious dysfunction of any bodily organ or part. (b) With respect to a pregnant woman: (1) That there is inadequate time to effect safe transfer to another Hospital prior to delivery; (2) That a transfer may pose a threat to the health and safety of the patient or fetus; (3) That there is evidence of the onset and persistence of uterine contractions or rupture of the membranes, in accordance with Section 395.002, F.S.

Emergency Services and Care— Medical screening, examination and evaluation by a physician or, to the extent permitted by applicable laws, by other appropriate personnel under the supervision of a physician, to determine whether an Emergency Medical Condition exists. If an Emergency Medical Condition exists, Emergency Services and Care includes the care or treatment that is necessary to relieve or eliminate the Emergency Medical Condition within the service capability of the facility.

Encounter Data - A record of covered services provided to Enrollees of a Health Plan. An Encounter is an interaction between a patient and provider (health plan, rendering physician, pharmacy, lab, etc.) who delivers services or is professionally responsible for services delivered to a patient.

Enhanced Benefit — An activity or behavior identified by the State as beneficial to the health of an individual and designated to earn a credit in the Enhanced Benefit Program.

Enhanced Benefit Account— The individual account resulting from an Enrollee earning rewards for healthy behaviors under the Enhanced Benefit Program.

Enhanced Benefit Program— A program offered through Medicaid Reform whereby Enrollees are rewarded, through individual Enhanced Benefit Accounts, for healthy behaviors.

Enrollee— A Medicaid Recipient currently enrolled in the Health Plan.

Enrollment— The process by which an eligible Medicaid Recipient becomes an Enrollee in a Health Plan.

Enrollee Suicide Attempt— An act which clearly reflects an attempt by an Enrollee to cause his or her own death, which results in bodily injury requiring medical treatment by a licensed health care professional.

Expanded Services— A Health Plan Covered Service for which the Health Plan receives no direct payment from the Agency.

Expedited Appeal Process— The process by which the Appeal of an Action is accelerated because the standard time-frame for resolution of the Appeal could seriously jeopardize the Enrollee's life, health or ability to obtain, maintain or regain maximum function.

External Quality Review (EQR) — The analysis and evaluation by an EQRO of aggregated information on quality, timeliness, and access to the health care services that are furnished to Medicaid recipients by a Health Plan.

External Quality Review Organization (EQRO)— An organization that meets the competence and independence requirements set forth in federal regulations 42 CFR 438.354, and performs EQR, other related activities as set forth in federal regulations or both.

Federal Fiscal Year - The United States government’s fiscal year starts October 1 and ends on September 30.

Federally Qualified Health Center (FQHC)— An entity that is receiving a grant under section 330 of the Public Health Service Act, as amended, and Section 1905(1)(2)(B) of the Social Security Act. FQHCs provide primary health care and related diagnostic services and may provide dental, optometric, podiatry, chiropractic and mental health services.

Fee-for-Service (FFS)— A method of making payment by which the Agency sets prices for defined medical or allied care, goods or services.

Fiscal Agent— Any corporation or other legal entity that enters into a contract with the Agency to receive, process and adjudicate claims under the Medicaid program.

Fiscal Year — The State of Florida’s Fiscal Year starts July 1 and ends on June 30.

Florida Medicaid Management Information System (FMMIS)— The information system used to process Florida Medicaid claims and payments to Health Plans, and to produce management information and reports relating to the Florida Medicaid program. This system is used to maintain Medicaid eligibility data and provider enrollment data.

Florida Mental Health Act — Includes the Baker Act that covers admissions for persons who are considered to have an emergency mental health condition (a threat to themselves or others), as specified in Sections 394.479 through 394.484, Florida Statutes.

Fraud — An intentional deception or misrepresentation made by a person with the knowledge that the deception results in unauthorized benefit to herself or himself or another person. The term includes any act that constitutes fraud under applicable federal or state law.

Full-Time Equivalent Position (FTE)— The equivalent of one (1) full-time employee who works 40 hours per week.

Good Cause— See Cause.

Grievance— An expression of dissatisfaction about any matter other than an Action. Possible subjects for grievances include, but are not limited to, the quality of care, the quality of services provided and aspects of interpersonal relationships such as rudeness of a Provider or employee or failure to respect the Enrollee's rights.

Grievance Procedure— The procedure for addressing Enrollees' grievances.

Grievance System— The system for reviewing and resolving Enrollee Grievances and Appeals. Components must include a Grievance process, an Appeal process and access to the Medicaid Fair Hearing system.

Health Assessment— A complete health evaluation combining health history, physical assessment and the monitoring of physical and psychological growth and development.

Health Care Professional— A physician or any of the following: podiatrist, optometrist, chiropractor, psychologist, dentist, Physician Assistant, physical or occupational therapist, therapist assistant, speech-language pathologist, audiologist, Registered or practical Nurse (including nurse practitioner, clinical nurse specialist, certified Registered Nurse anesthetist and certified nurse midwife), a licensed certified social worker, registered respiratory therapist and certified respiratory therapy technician.

Health Fair— An event conducted in a setting that is open to the public or segment of the public (such as the "elderly" or "school children") during which information about health-care services, facilities, research, preventative techniques or other health-care subjects is disseminated. At least two (2) health-related organizations that are not affiliated under common ownership must actively participate in the Health Fair.

Health Maintenance Organization (HMO)— An organization or entity licensed in accordance with Section 641 of the Florida Statutes or in accordance with the Florida Medicaid State plan definition of an HMO.

Health Plan— An entity that integrates financing and management with the delivery of health care services to an enrolled population. It employs or contracts with an organized system of Providers, which deliver services and frequently shares financial risk. For the purposes of this Contract, a Health Plan has also contracted with the Agency to provide Medicaid services under the Florida Medicaid Reform program, and includes health maintenance organizations authorized under chapter 641 of the Florida Statutes, exclusive provider organizations as defined in Chapter 627 of the Florida Statutes, health insurers authorized under chapter 624 of the Florida Statutes, and Provider Service Networks as defined in Section 409.912, Florida Statutes.

Hospital— A facility licensed in accordance with the provisions of Chapter 395, Florida Statutes, or the applicable laws of the state in which the service is furnished.

Hospital Services Agreement— The agreement between the Health Plan and a Hospital to provide medical services to the Health Plan's Enrollees.

Indirect Ownership Interest — Ownership interest in an entity that has direct or indirect ownership interest in the disclosing entity. The amount of indirect ownership in the disclosing entity that is held by any other entity is determined by multiplying the percentage of ownership interest at each level. An indirect ownership interest must be reported if it equates to an ownership interest of five percent (5%) or more in the disclosing entity. Example: If “A” owns ten percent (10%) of the stock in a corporation that owns eighty percent (80) of the stock of the disclosing entity, “A’s” interest equates to an eight percent (8%) indirect ownership and must be reported.

Individuals with Special Health Care Needs — Adults and Children/Adolescents, who face physical, mental or environmental challenges daily that place at risk their health and ability to fully function in society. Factors include individuals with mental retardation or related conditions; individuals with serious chronic illnesses, such as human immunodeficiency virus (HIV), schizophrenia or degenerative neurological disorders; individuals with disabilities resulting from many years of chronic illness such as arthritis, emphysema or diabetes; and Children/Adolescents and adults with certain environmental risk factors such as homelessness or family problems that lead to the need for placement in foster care.

Information— (a) Structured Data: Data that adhere to specific properties and Validation criteria that are stored as fields in database records. Structured queries can be created and run against structured data, where specific data can be used as criteria for querying a larger data set; (b) Document: Information that does not meet the definition of structured data includes text, files, spreadsheets, electronic messages and images of forms and pictures.

Information System(s)— A combination of computing hardware and software that is used in: (a) the capture, storage, manipulation, movement, control, display, interchange and/or transmission of information, i.e. structured data (which may include digitized audio and video) and documents; and/or (b) the processing of such information for the purposes of enabling and/or facilitating a business process or related transaction.

Insolvency— A financial condition that exists when an entity is unable to pay its debts as they become due in the usual course of business, or when the liabilities of the entity exceeds its assets.

Licensed — A facility, equipment, or an individual that has formally met state, county, and local requirements, and has been granted a license by a local, state or federal government entity.

Kick Payment - The method of reimbursing managed care organizations in the form of a separate one-time fixed payment for specific services.

Licensed Practitioner of the Healing Arts — A psychiatric nurse, Registered Nurse, advanced registered nurse practitioner, Physician Assistant, clinical social worker, mental health counselor, marriage and family therapist, or psychologist.

List of Excluded Individuals and Entities (LEIE)— A database maintained by the Department of Health & Human Services, Office of the Inspector General. The LEIE provides information to the public, health care providers, patients and others relating to parties excluded from participation in Medicare, Medicaid and all other federal health care programs.

Managed Behavioral Health Organization (MBHO)— A behavioral health-care delivery system managing quality, utilization and cost of services. Additionally, an MBHO measures performance in the area of mental disorders.

Mandatory Assignment— The process the Agency uses to assign Potential Enrollees to a Health Plan. The Agency automatically assigns those Mandatory Potential Enrollees who did not voluntarily choose a Health Plan.

Mandatory Enrollee— The categories of eligible beneficiaries who must be enrolled in a Health Plan.

Mandatory Potential Enrollee— A Medicaid Recipient who is required to enroll in a Health Plan, but has not yet chosen a Health Plan in which to enroll.

Market Area— The geographic area in which the Health Plan is authorized to market and/or conduct pre-enrollment activities.

Marketing— Any activity or communication conducted by or on behalf of any Health Plan to a Medicaid Recipient who is not Enrolled with the Health Plan, that can reasonably be interpreted as intended to influence the Medicaid Recipient to enroll in the particular Health Plan.

Marketing Representative — A person who provides information, pre-enrollment assistance, or otherwise promotes a Health Plan. Marketing Representatives shall be limited to licensed insurance agents.

Medicaid Area — The specific counties designated by the Agency.

Medicaid— The medical assistance program authorized by Title XIX of the Social Security Act, 42 U.S.C. §1396 et seq., and regulations there under, as administered in the State of Florida by the Agency under 409.901 et seq., F.S.
Medicaid Recipient— Any individual whom DCF, or the Social Security Administration on behalf of the DCF, determines is eligible, pursuant to federal and State law, to receive medical or allied care, goods or services for which the Agency may make payments under the Medicaid program, and who is enrolled in the Medicaid program.

Medicaid Reform— The program resulting from Chapter 409.91211, F.S.

Medical Record— Documents corresponding to medical or allied care, goods or services furnished in any place of business. The records may be on paper, magnetic material, film or other media. In order to qualify as a basis for reimbursement, the records must be dated, legible and signed or otherwise attested to, as appropriate to the media.

Medically Necessary or Medical Necessity— Services that include medical or allied care, goods or services furnished or ordered to:

1. Meet the following conditions:

a. Be necessary to protect life, to prevent significant illness or significant disability or to alleviate severe pain;

b. Be individualized, specific and consistent with symptoms or confirm diagnosis of the illness or injury under treatment and not in excess of the patient's needs;

c. Be consistent with the generally accepted professional medical standards as determined by the Medicaid program, and not be experimental or investigational;

d. Be reflective of the level of service that can be furnished safely and for which no equally effective and more conservative or less costly treatment is available statewide; and

e. Be furnished in a manner not primarily intended for the convenience of the Enrollee, the Enrollee's caretaker or the provider.

2.
Medically Necessary or Medical Necessity for those services furnished in a Hospital on an inpatient basis cannot, consistent with the provisions of appropriate medical care, be effectively furnished more economically on an outpatient basis or in an inpatient facility of a different type.

3.
The fact that a provider has prescribed, recommended or approved medical or allied goods or services does not, in itself, make such care, goods or services Medically Necessary, a Medical Necessity or a Covered Service/Benefit.

Medicare — The medical assistance program authorized by Title XVIII of the Social Security Act.

Meds AD— Those recipients up to 88% of FPL with assets up to $5,000 for an individual and $6,000 for a couple without Medicare and those with Medicare that are not receiving institutional care, hospice care, or home and community based services.

Neglect — A failure or omission to provide care, supervision, and services necessary to maintain enrollee’s physical and mental health, including but not limited to, food, nutrition, supervision and medical services that are essential for the well-being of the enrollee. Neglect might be a single incident or repeated conduct that results in, or could reasonably expected to result in, serious physical or psychological injury, or a substantial risk of death.
Newborn— A live child born to an Enrollee, who is a member of the Health Plan.

Non-Covered Service— A service that is not a Covered Service/Benefit of the Medicaid State Plan or of the Health Plan.

Nursing Facility— An institutional care facility that furnishes medical or allied inpatient care and services to individuals needing such services. See Chapters 395 and 400, F.S.

Open Enrollment— The sixty (60) day period before the end of an Enrollee's Enrollment year, during which an Enrollee may choose to change Health Plans for the following Enrollment year.

Outpatient— A patient of an organized medical facility, or distinct part of that facility, who is expected by the facility to receive, and who does receive, professional services for less than a twenty-four (24) hour period, regardless of the hours of admission, whether or not a bed is used and/or whether or not the patient remains in the facility past midnight.

Overpayment — Includes any amount that is not authorized to be paid by the Medicaid program whether paid as a result of inaccurate or improper cost reporting, improper claiming, unacceptable practices, fraud, abuse, or mistake.

Participating Specialist— A physician, licensed to practice medicine in the State of Florida, who contracts with the Health Plan to provide specialized medical services to the Health Plan's Enrollees.

Peer Review— An evaluation of the professional practices of a provider by the provider's peers in order to assess the necessity, appropriateness and quality of care furnished as such care is compared to that customarily furnished by the provider's peers and to recognized health care standards.

Penultimate Saturday— The Saturday preceeding the last Saturday of the month.

Penultimate Sunday — The Sunday preceeding the last Sunday of the month.

Pharmacy Benefits Administrator— An entity contracted to or included in a health plan accepting pharmacy prescription claims for enrollees in the plan, assuring these claims conform to coverage policy and determining the allowed payment.

Physician’s Assistant — A person who is a graduate of an approved program or its equivalent or meets standards approved by the Board of Medicine and is certified to perform medical services delegated by the supervising physician in accordance with Chapter 458, F.S.

Physicians' Current Procedural Terminology (CPT)—A systematic listing and coding of procedures and services published annually by the American Medical Association.

Plan Factor - A budget-neutral adjustment using a Health Plan's available historical Enrollee diagnosis data grouped by a health-based risk assessment model.  A Health Plan's Plan Factor is developed from the aggregated individual risk scores of the Health Plan's prior Enrollment.  The Plan Factor modifies a Health Plan's monthly capitation payment to reflect the health status of its Enrollees.

Portable X-Ray Equipment— X-ray equipment transported to a setting other than a hospital, Clinic or office of a physician or other Licensed Practitioner of the Healing Arts.

Post-Stabilization Care Services— Covered Services related to an Emergency Medical Condition that are provided after an Enrollee is stabilized in order to maintain the condition, or to improve or resolve the Enrollee's condition pursuant to 42 CFR 422.113.

Potential Enrollee — Pursuant to 42 CFR 438.10(a), an eligible Medicaid Recipient who is subject to Mandatory Assignment or may voluntarily elect to enroll in a given Health Plan, but is not yet an Enrollee of a specific Health Plan.

Pre-Enrollment — The provision of Marketing and educational materials to a Medicaid Recipient and assistance in completing the Request for Benefit Information (RBI).

Pre-Enrollment Application— See Request for Benefit Information.

Prepaid Health Plan— A Health Plan reimbursed on a prepaid basis. (see Health Plan)

Primary Care— Comprehensive, coordinated and readily-accessible medical care including: health promotion and maintenance; treatment of illness and injury; early detection of disease; and referral to specialists when appropriate.

Primary Care Case Management— The provision or arrangement of Enrollees’ primary care and the referral of Enrollees for other necessary medical services on a 24-hour basis.

Primary Care Provider (PCP)— A Health Plan staff or contracted physician practicing as a general or family practitioner, internist, pediatrician, obstetrician, gynecologist, advanced registered nurse practitioners, physician assistants or other specialty approved by the Agency, who furnishes Primary Care and patient management services to an Enrollee. See sections 641.19, 641.31 and 641.51, Florida Statutes.

Prior Authorization— The act of authorizing specific services before they are rendered.

Protocols— Written guidelines or documentation outlining steps to be followed for handling a particular situation, resolving a problem or implementing a plan of medical, nursing, psychosocial, developmental and educational services.

Provider — A person or entity that is eligible to provide Medicaid services and has a contractual agreement with the Health Plan to provide Medicaid services.

Provider Contract — An agreement between the Health Plan and a health care Provider as described above.

Provider Service Network — A network established or organized and operated by a health care provider, or group of affiliated health care providers, including minority physician networks and emergency room diversion programs that meet the requirements of s. 409.91211, which provides a substantial proportion of the health care items and services under a contract directly through the provider or affiliated group of providers and may make arrangements with physicians or other health care professionals, health care institutions, or any combination of such individuals or institutions to assume all or part of the financial risk on a prospective basis for the provision of basic health services by the physicians, by other health professionals, or through the institutions. The health care providers must have a controlling interest in the governing body of the provider service network organization. For purposes of this Contract, the PSN shall operate in accordance with section 409.91211(3)(e), F.S., and is exempt from licensure under Chapter 641, F.S. The PSN shall be responsible for meeting certain standards in Chapter 641, F.S. as required in this Contract.

Public Event— An event sponsored for the public or segment of the public by two (2) or more actively participating organizations, one (1) of which may be a health organization.

Quality— The degree to which a Health Plan increases the likelihood of desired health outcomes of its Enrollees through its structural and operational characteristics and through the provision of health services that are consistent with current professional knowledge.

Quality Enhancements - Certain health-related, community-based services that the Health Plan must offer and coordinate access to for its Enrollees, such as children’s programs, domestic violence classes, pregnancy prevention, smoking cessation, or substance abuse programs. Health Plans are not reimbursed by the Agency for these types of services.

Quality Improvement (QI) — The process of monitoring and assuring that the delivery of health care services are available, accessible, timely, Medically Necessary, and provided in sufficient quantity, of acceptable Quality, within established standards of excellence, and appropriate for meeting the needs of the Enrollees.

Quality Improvement Program (QIP) — The process of assuring the delivery of health care is appropriate, timely, accessible, available and Medically Necessary.

Registered Nurse (RN) — An individual who is licensed to practice professional nursing in accordance with Chapter 464, F.S.

Request for Benefit Information (RBI)— The form completed by a Potential Enrollee with the assistance of a Health Plan representative and submitted by the Health Plan to the Choice Counselor/Enrollment Broker to initiate the receipt of information for the Enrollment process. Also known as Pre-Enrollment Application.

Residential Services — As applied to DJJ, refers to the out-of-home placement for use in a level 4, 6, 8 or 10 facility as a result of a delinquency disposition order. Also referred to as a Residential Commitment Program.

Risk Adjustment (also Risk-Adjusted) - A process to adjust Capitation Rates to reflect the health conditions relative to the health status of the enrolled population. This process includes but is not limited to, risk assessment models, demographics, or population grouping.

Risk Assessment — The process of collecting information from a person about hereditary, lifestyle and environmental factors to determine specific diseases or conditions for which the person is at risk.

Rural— An area with a population density of less than 100 individuals per square mile, or an area defined by the most recent United State Census as rural, i.e. lacking a metropolitan statistical area (MSA).

Rural Health Clinic (RHC)— A clinic that is located in an area that has a health-care provider shortage. An RHC provides primary health care and related diagnostic services and may provide optometric, podiatry, chiropractic and mental health services. An RHC employs, contracts or obtains volunteer services from licensed health care practitioners to provide services.

Sales Activities — Actions performed by an agent of any Health Plan, including the acceptance of Pre-Enrollment Application Requests for Benefit Information, for the purpose of Enrollment of Potential Enrollees.

Screen or Screening— Assessment of an Enrollee's physical or mental condition to determine evidence or indications of problems and need for further evaluation or services.

Service Area— The designated geographical area within which the Health Plan is authorized by the Contract to furnish Covered Services to Enrollees.

Service Authorization— The Health Plan’s approval for services to be rendered. The process of authorization must at least include a Health Plan Enrollee’s or a Provider’s request for the provision of a service.

Service Location — Any location at which an Enrollee obtains any health care service provided by the Health Plan under the terms of the Contract.

Sick Care — Non-urgent problems that do not substantially restrict normal activity, but could develop complications if left untreated (e.g., chronic disease).

Span of Control — Information systems and telecommunications capabilities that the Health Plan itself operates or for which it is otherwise legally responsible according to the terms and Conditions of this Contract. The Health Plan span of control also includes Systems and telecommunications capabilities outsourced by the Health Plan.

Special Supplemental Nutrition Program for Women, Infants & Children (WIC)— Program administered by the Department of Health that provides nutritional counseling; nutritional education; breast-feeding promotion and nutritious foods to pregnant, postpartum and breast-feeding women, infants and children up to the age of five (5) who are determined to be at nutritional risk and who have a low to moderate income. An individual who is eligible for Medicaid is automatically income eligible for WIC benefits. Additionally, WIC income eligibility is automatically provided to an Enrollee's family that includes a pregnant woman or infant certified eligible to receive Medicaid.

Specialty Plan - A Health Plan designed for a specific population and whose Enrollees are primarily composed of Medicaid Recipients, Children with Chronic Conditions or for Medicaid Recipients who have been diagnosed with the human immunodeficiency virus or acquired immunodeficiency syndrome (HIV/AIDS). A Health Plan must be licensed under Chapter 641, Florida Statutes, in order to offer a Specialty Plan for the population with HIV/AIDS.

State — State of Florida.

Subcontract — An agreement entered into by the Health Plan for provision of administrative services on its behalf.

Subcontractor — Any person or entity with which the Health Plan has contracted or delegated some of its functions, services or responsibilities for providing services under this Contract.

Surface Mail — Mail delivery via land, sea, or air, rather than via electronic transmission.

Surplus — Net worth, i.e., total assets minus total liabilities.

System Unavailability — As measured within the Health Plan’s information systems Span of Control, when a system user does not get the complete, correct full-screen response to an input command within three (3) minutes after depressing the “Enter” or other function key.

Systems — See Information Systems.

Temporary Assistance to Needy Families (TANF)— Public financial assistance provided to low-income families.

Transportation— An appropriate means of conveyance furnished to an Enrollee to obtain Medicaid authorized/covered services.

Unborn Activation— The process by which an unborn child, who has been assigned a Medicaid ID number is made Medicaid eligible upon birth.

Urban — An area with a population density of greater than 100 individuals per square mile or an area defined by the most recent United State Census as urban, i.e. as having a metropolitan statistical area (MSA).

Urgent Behavioral Health Care— Those situations that require immediate attention and assessment within twenty-three (23) hours even though the Enrollee is not in immediate danger to himself/herself or others and is able to cooperate in treatment.

Urgent Care— Services for conditions, which, though not life-threatening, could result in serious injury or disability unless medical attention is received (e.g., high fever, animal bites, fractures, severe pain, etc.) or do substantially restrict an Enrollee's activity (e.g., infectious illnesses, flu, respiratory ailments, etc.).

Validation — The review of information, data, and procedures to determine the extent to which they are accurate, reliable, free from bias and in accord with standards for data collection and analysis.

Vendor — An entity submitting a proposal to become a Health Plan contractor.

Violation— A determination by the Agency that a Health Plan failed to act as specified in this Contract or applicable statutes, rules or regulations governing Medicaid Health Plans. Each day that an ongoing violation continues shall be considered, for the purposes of this Contract, to be a separate Violation. In addition, each instance of failing to furnish necessary and/or required medical services or items to Enrollees shall be considered, for purposes of this Contract, to be a separate Violation. As well, each day that a Health Plan fails to furnish necessary and/or required medical services or items to Enrollees shall be considered, for purposes of this Contract, to be a separate Violation.

Voluntary Enrollee— An Enrollee that is not mandated to enroll in a Health Plan, but chooses to enroll in a Health Plan.

Voluntary Potential Enrollee— A Potential Enrollee that is not mandated to enroll in a Health Plan, and is not yet Enrolled in a Health Plan.

Well Care Visit— A routine medical visit for one (1) of the following: CHCUP visit, family planning, routine follow-up to a previously treated condition or illness, adult physicals or any other routine visit for other than the treatment of an illness.

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B.	Acronyms

ADL — Activities of Daily Living

ADM— Alcohol, Drug Abuse & Mental Health Office of the Florida Department of Children & Families (aka SAMH — listed below)

ALF— Assisted Living Facility

APD— Agency for People with Disabilities

BBA — Balanced Budget Act of 1997

CAP — Corrective Action Plan

CARES — Comprehensive Assessment & Review for Long-Term Care Services

CDC — Centers for Disease Control

CHD — County Health Department

CMS — Centers for Medicare & Medicaid Services

CFR — Code of Federal Regulations

CHCUP — Child Health Check-Up Program

CPT— Physicians’ Current Procedural Terminology

DCF— Department of Children & Families

DFS - Department of Financial Services

DHHS— United States Department of Health & Human Services

DOH— Department of Health

DJJ— Department of Juvenile Justice

DEA— Drug Enforcement Administration

DME— Durable Medical Equipment

EDI — Electronic Data Interchange

EDT - Eastern Daylight Time

EPSDT— Early and Periodic Screening, Diagnosis & Treatment Program

EQR — External Quality Review

EQRO— External Quality Review Organization

EST— Eastern Standard Time

FAC— Florida Administrative Code

FFS— Fee-for-Service

FQHC— Federally Qualified Health Center

FTE— Full Time Equivalent Position

HIPAA— Health Insurance Portability & Accountability Act

HMO— Health Maintenance Organization

IBNR - Incurred but not reported

LEIE— List of Excluded Individuals & Entities

MBHO— Managed Behavioral Health Organization

ODBC — Open Database Connectivity

PCCB - Per capita capitation benchmark

PCP— Primary Care Physician

QI - Quality Improvement

QIP— Quality Improvement Program

RBI - Request for Benefit Information

RFP— Request for Proposal

RHC— Rural Health Clinic

SAMH— Alcohol, Drug Abuse & Mental Health Office of the Florida Department of Children & Families (aka ADM — listed above)

SFTP— Secure File Transfer Protocol

SOBRA— Sixth Omnibus Budget Reconciliation Act

SQL — Structured Query Language

SSI — Supplemental Security Income

UM — Utilization Management

WIC— Special Supplemental Nutrition Program for Women, Infants & Children

Section II

General Overview

A.	Background

1.
Effective July 1, 2006, the Agency for Health Care Administration will begin implementing Medicaid Reform in the counties of Broward and Duval. At the end of the first year of implementation, Medicaid Reform will be extended to Nassau, Clay and Baker counties. Medicaid Reform will transform the Medicaid program by empowering Medicaid Recipients to take control of their health care, providing more choices for Recipients, and enhancing their health status through increased health literacy and incentives to engage in healthy behaviors.

2.	The principles governing Medicaid Reform are:

a.	Patient Responsibility and Empowerment;

b.	Marketplace Decisions;

c.	Bridging Public and Private Coverage; and

d.	Sustainable Growth Rate.

3.	These principles will empower Medicaid Recipients, provide flexibility to Providers, and facilitate program management for government.

B.	Purpose

One of the key goals of Medicaid Reform is the expansion of health care choices for Medicaid Recipients and enhanced access to services. To achieve this goal the Agency proceeded with an open application process to obtain the services of Health Plans. This Contract is the agreement between the Agency and entities operating under Medicaid Reform as a Health Plan.

C.	Responsibilities of the State of Florida (the State) and the Agency for Health Care Administration (the Agency)

1.
The Agency will be responsible for administering the Medicaid program, including all aspects of Medicaid Reform. The Agency will administer contracts, monitor Health Plan performance, and provide oversight in all aspects of the Health Plan’s operations.

2.	The State of Florida has sole authority for determining eligibility for Medicaid and whether Medicaid Recipients are mandated to enroll in, may enroll in, or may not enroll in Medicaid Reform.

3.
The Agency or its Agent will review the Florida Medicaid Management Information System (FMMIS) file daily and will send written notification and information to all Potential Enrollees. A Potential Enrollee will have thirty (30) Calendar Days to select a Health Plan.

4.	The Agency or its Agent will Auto-Assign Mandatory Potential Enrollees who do not select a Health Plan during their choice period to a Health Plan using a pre-established algorithm.

5.
Enrollment in a Health Plan, whether chosen or Auto-Assigned, will be effective at 12:01 a.m. on the first (1st) Calendar Day of the month following Potential Enrollee selection or Auto-Assignment, for those Potential Enrollees who choose or are Auto- Assigned to a Health Plan on or between the first (1st) Calendar Day of the month and the Penultimate Saturday of the month. For those Enrollees who choose or are Auto-Assigned a Health Plan between the Sunday after the Penultimate Saturday and before the last Calendar Day of the month, Enrollment in a Health Plan will be effective on the first (1st) Calendar Day of the second (2nd) month after choice or Auto-assignment.

6.	The Agency or its Agent will notify the Health Plan of an Enrollee’s selection or assignment to a Health Plan.

7.
The Agency or it Agent will send a written confirmation notice to Enrollees identifying the chosen or Auto-Assigned Health Plan. If the Enrollee has not chosen a PCP, the confirmation notice will advise the Enrollee that a PCP will be chosen for him/her. Notice to the Enrollee will be made in writing and sent via Surface Mail. Notice to the Health Plan will be made via file transfer.

8.
Conditioned on continued eligibility, Mandatory Enrollees will have a Lock-In period of twelve (12) consecutive months. After an initial ninety (90) day change period, Mandatory Enrollees will only be able to disenroll from their Health Plan for Cause. The Agency or its Agent will notify Enrollees at least once every twelve (12) months, and at least sixty (60) Calendar Days prior to the date the Lock-In period ends (the Open Enrollment period), that they have the opportunity to change Health Plans. Enrollees who do not make a choice will be deemed to have chosen to remain with their current Health Plan, unless the current Health Plan no longer participates in Medicaid Reform. In this case, the Enrollee will be Auto-Assigned to a new Health Plan.

9.
The Agency or its Agent will automatically re-enroll an Enrollee into the Health Plan in which he or she was most recently enrolled if the Enrollee has a temporary loss of eligibility, defined for purposes of this Contract as less than 180 Calendar Days. In this instance, for Mandatory Potential Enrollee, the Lock-In period will continue as though there had been no break in eligibility, keeping the original twelve (12) month period.

10.
If a temporary loss of eligibility has caused the Enrollee to miss the Open Enrollment period, the Agency or its Agent will enroll the Enrollee in the Health Plan in which he or she was enrolled prior to the loss of eligibility. The Enrollee will have ninety (90) Calendar Days to disenroll without Cause.

11.
The State will issue a Medicaid identification (ID) number to a newborn upon notification from the Health Plan, the hospital, or other authorized Medicaid provider, consistent with the unborn activation process.

12.	The Agency or its Agent will notify Enrollees of their right to request Disenrollment as follows:

a. For Cause at any time, or

b. Without Cause, at the following times:

(1)	During the ninety (90) days following the Enrollee's initial Enrollment, or the date the Agency or its Agent sends the Enrollee notice of the enrollment, whichever is later;

(2)	At least every twelve (12) months;

(3)	If the temporary loss of Medicaid eligibility has caused the Enrollee to miss the Open Enrollment period; or

(4)
When the Agency or its Agent grants the Enrollee the right to terminate Enrollment without Cause. The Agency or its Agent determines the Enrollee's right to terminate Enrollment on a case-by-case basis.

(5)	If the individual chooses to opt out and enroll in their employer-sponsored health insurance plan.

13.
The Agency or its Agent will process all Disenrollments from the Health Plan. The Agency or its Agent will make final determinations about granting Disenrollment requests and will notify the Health Plan via file transfer and the Enrollee via Surface Mail of any Disenrollment decision. Enrollees dissatisfied with an Agency determination may have access to the Medicaid Fair Hearing process.

14.	When Disenrollment is necessary because an Enrollee loses Medicaid eligibility, Disenrollment shall be immediate.

15.	The Agency and/or its Agent shall determine the activities and behaviors that qualify for contributions to the individual’s Enhanced Benefit Account.

16.	The Agency will conduct periodic monitoring of the Health Plan’s operations for compliance with the provisions of the Contract and applicable federal and State laws and regulations.

D.	General Responsibilities of the Health Plan

1.
The Health Plan shall comply with all provisions of this Contract and its amendments, if any, and shall act in good faith in the performance of the Contract's provisions. The Health Plan shall develop and maintain written policies and procedures to implement all provisions of this Contract. The Health Plan agrees that failure to comply with all provisions of this Contract shall result in the assessment of penalties and/or termination of the Contract, in whole or in part, as set forth in this Contract.

2.	The Health Plan shall comply with all pertinent Agency rules in effect throughout the duration of the Contract.

3.
The Health Plan shall comply with all current Florida Medicaid Handbooks ("Handbooks") as noticed in the Florida Administrative Weekly ("FAW"), or incorporated by reference in rules relating to the provision of services set forth in Section V Covered Services, and Section VI, Behavioral Health Care, except where the provisions of the Contract alter the requirements set forth in the Handbooks promulgated in the Florida Administrative Code (FAC) unless a customized benefit package has been certified by the Agency. In addition, the Health Plan shall comply with the limitations and exclusions in the Handbooks, unless otherwise specified by this Contract. In no instance may the limitations or exclusions imposed by the Health Plan be more stringent than those specified in the Handbooks, unless authorized in the Customized Benefit Package by the Agency. The Health Plan may not arbitrarily deny or reduce the amount, duration or scope of a required service solely because of the diagnosis, type of illness, or condition. The Health Plan may exceed Handbook limits by offering Expanded Services, as described in Section V, Covered Services or through its approved Customized Benefit package.

4.	The Capitated PSN may only choose to offer a Specialty Plan for Medicaid Recipients in:

a.	Temporary Assistance to Needy Families (TANF) eligibility category;

b.	Supplemental Security Income (SSI) eligibility category; or

c.	Children with Chronic Conditions.

5.
The Health Plan may offer Expanded Services, as described in Section V, Covered Services to Enrollees, in addition to the required services and Quality Enhancements. The Health Plan shall define with specificity its Expanded Services in regards to amount, duration and scope, and obtain approval, in writing, by the Agency prior to implementation.

6.
This Contract including all attachments and exhibits, represents the entire agreement between the Health Plan and the Agency and supersedes all other contracts between the parties when it is executed by duly authorized signatures of the Health Plan and the Agency. Correspondence and memoranda of understanding do not constitute part of this Contract. In the event of a conflict of language between the Contract and the attachments, the provisions of the Contract shall govern. The Agency reserves the right to clarify any contractual relationship in writing and such clarification shall govern. Pending final determination of any dispute over any Agency decision, the Health Plan shall proceed diligently with the performance of its duties as specified under the Contract and in accordance with the direction of the Agency's Division of Medicaid.

7.
The Health Plan shall have a Quality Improvement program that ensures enhancement of quality of care and emphasizes improving the quality of patient outcomes. The Agency may restrict the Health Plan’s Enrollment activities if the Health Plan does not meet acceptable Quality Improvement and performance indicators, based on HEDIS reports and other outcome measures to be determined by the Agency. Such restrictions may include, but shall not be limited to, the termination of mandatory assignments.

8.
The Health Plan must demonstrate that it has adequate knowledge of Medicaid programs, provision of health care services, disease management initiatives, medical claims data, and the capability to design and implement cost savings methodologies. The Health Plan must demonstrate the capacity for financial analyses, as necessary to fulfill the requirements of this Contract. Additionally, the Health Plan must meet all requirements for doing business in the State of Florida.

9.
The Health Plan may be required to provide to the Agency or its Agent information or data that is not specified under this Contract. In such instances, and at the direction of the Agency, the Health Plan shall fully cooperate with such requests and furnish all information in a timely manner, in the format in which it is requested. The Health Plan shall have at least thirty (30) Calendar Days to fulfill such ad hoc requests.

10.	The Health Plan shall fully cooperate with, and provide necessary data to, the Agency and its Agent for the design, management, operations and monitoring of the Enhanced Benefits Program.

11.
A Health Plan, who accepts the Comprehensive Component of the Capitation Rate only, shall continue to provide all Covered Services to each Enrollee, who reaches the Catastrophic Component Threshold. The Health Plan shall continue to apply its QM and UM program components, as well as other administrative policies and protocols to the delivery of care and services to the Enrollees who meet the threshold. The Health Plan may submit documentation for reimbursement for Covered Services costs as outlined in Section XIII., Method of Payment, subsection D. Claims Payment for Health Plans Providing the Comprehensive Component Only.

12.
When the cost of an Enrollee’s Covered Services reaches the Benefit Maximum of $550,000 in a Contract Year, the Health Plan shall assist the Enrollee in obtaining necessary health care services in the community. The Health Plan shall continue to coordinate the care received by the Enrollee in the community. The Health Plan shall resume all responsibilities for the provision of Covered Services at the beginning of the Contract Year (September 1) following the year in which the Maximum Benefit was reached by the Enrollee.

13.
Health Maintenance Organizations and other licensed managed care organizations shall enroll all network providers with the Agency’s Fiscal Agent, no later than November 30, 2006, using the Agency’s streamlined Provider Enrollment process. All Capitated PSNs shall use the streamlined Provider Enrollment process to enroll network providers prior to contract execution.

14.
The Health Plans shall collect and submit Encounter Data for each Contract Year in the format required by the Agency and within the time frames specified by the Agency. An encounter guide along with technical assistance will be forthcoming. At a minimum the Health Plans shall be responsible for the following:

a.	Health Plans shall collect and submit to the Agency or its designee, enrollee service level encounter data for all covered services.
b.
Encounter data shall be submitted following HIPAA standards, namely the ANSI X12N 837 Transaction formats (P - Professional, I - Institutional, and D - Dental), and the National Council for Prescription Drug Programs NCPDP format (for Pharmacy services).

c.	All covered services rendered to health plan enrollees shall result in the creation of an encounter record.

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Section III

Eligibility and Enrollment

A.	Eligibility

The following Populations represent broad categories that contain multiple eligibility groups. Certain exceptions may apply within the broad categories and will be determined by the Agency.

1.	Mandatory Populations

The categories of eligible recipients authorized to be enrolled in the Health Plan are: Low Income Families and Children; Sixth Omnibus Budget Reconciliation Act (SOBRA) Children; Supplemental Security Income (SSI) Medicaid Only, Refugees, and the Meds AD population.

Title XXI MediKids are eligible for enrollment in the plan in accordance with section 409.8132, F.S. Except as otherwise specified in this contract, Title XXI MediKids eligible participants are entitled to the same conditions and services as currently eligible Title XIX Medicaid beneficiaries.

Women enrolled in the plan who change eligibility categories to the SOBRA eligibility category due to the pregnancy will remain eligible for enrollment in the plan.

2.	Voluntary Populations

The following categories describe beneficiaries who may enroll in a health plan but are not required to do so:

a. Foster care Children/Adolescents;

b. Individuals diagnosed with developmental disabilities, as defined by the Agency;

c. Children with chronic conditions who are eligible to participate in the Children’s Medical Services Program or a Specialty Plan for children with chronic conditions but not enrolled in the program;

d.  Individuals with Medicare coverage (e.g. dual eligible individuals); and

e. Children and adolescents who have an open case for services in the Department of Children and Families’ HomeSafenet database system.

3.	Excluded Populations

The following categories describe Medicaid Recipients who are not eligible to enroll in a Health Plan:

a. Pregnant women who have not enrolled in Medicaid Reform prior to the effective date of their SOBRA eligibility;

b. Medicaid Recipients who, at the time of application for Enrollment and/or at the time of Enrollment, are domiciled or residing in an institution, including nursing facilities (and have been CARES assessed), sub-acute inpatient psychiatric facility for individuals under the age of 21, or an Intermediate Care Facility/Developmentally Disabled (ICF-DD);

c. Medicaid Recipients whose Medicaid eligibility was determined through the medically needy program.

d. Qualified Medicare Beneficiaries ("QMBs"), Special Low Income Medicare Beneficiaries (SLMBs), or Qualified Individuals at Level 1 (QI-1s).

e. Medicaid Recipients who have other creditable health-care coverage, such as TriCare or a private health maintenance organization (HMO).

f. Medicaid Recipients who reside in the following:

(1) Residential commitment programs/facilities operated through the Department of Juvenile Justice (DJJ);

(2) Residential group care operated by the Family Safety & Preservation Program of the DCF;

(3) Children's residential treatment facilities purchased through the Substance Abuse & Mental Health District ("SAMH") Offices of the DCF (also referred to as Purchased Residential Treatment Services - "PRTS");

(4) SAMH residential treatment facilities licensed as Level I and Level II facilities; and

(5) Residential Level I and Level II substance abuse treatment programs, as described in Sections 65D-30.007(2)(a) and (b), F.A.C.

g. Medicaid Recipients participating in the Family Planning waiver.

h. Participants in the Sub-acute Inpatient Psychiatric Program ("SIPP").

i. Title XXI-funded children with chronic conditions who are enrolled in Children’s Medical Services Network.

j. Women eligible for Medicaid due to breast and/or cervical cancer.

k. Individuals eligible under a hospice-related eligibility group.

B.	Enrollment

1.	General Provisions

a. Only Medicaid Recipients who are included in the mandatory or voluntary group and living in counties with authorized Health Plans are eligible to enroll and receive services from the Health Plan.

b. The Agency or its Agent shall be responsible for Enrollment, including Enrollment into a Health Plan, Disenrollment, and outreach and education activities. The Health Plan shall coordinate with the Agency and its Agent as necessary for all Enrollment and Disenrollment functions.

c.  The Health Plan shall accept Medicaid Recipients without restriction and in the order in which they enroll. The Health Plan shall not discriminate against Medicaid Recipients on the basis of religion, gender, race, color, age, or national origin, and shall not use any policy or practice that has the effect of discriminating on the basis of religion, gender, race, color, or national origin, or on the basis of health, health status, pre-existing condition, or need for health care services.

d. The Health Plan shall accept new Enrollees through-out the Contract period up to the authorized maximum enrollment levels approved in Attachment I.

2.	Enrollment in a Specialty Plan

Enrollment in a plan authorized to serve individuals diagnosed with HIV/AIDS or Children with Chronic Conditions will be limited to individuals in a mandatory or voluntary population who are diagnosed with such a condition and their family members. For a specialty plan for children with chronic conditions, only sibling family members under the age of 18 years of age may enroll when an eligible sibling is enrolled.

3.	Enrollment with a Primary Care Provider (PCP)

a. The Health Plan shall offer each Enrollee a choice of PCPs. After making a choice, each Enrollee shall have a single PCP.

b. The Health Plan shall assign a PCP to those Enrollees who did not choose a PCP at the time of Health Plan selection. The Health Plan shall take into consideration the Enrollee's last PCP (if the PCP is known and available in the Health Plan's network), closest PCP to the Enrollee's home address, ZIP code location, keeping Children/Adolescents within the same family together, age (adults versus Children/Adolescents) and gender (OB/GYN).

c. The Health Plan shall provide written notice via Surface Mail to the Enrollees, by the first day of the Enrollee's enrollment, of the following:

(1) The Enrollee's PCP assignment;

(2) The Enrollee's ability to choose a different PCP;

(3) A list of Participating Providers from which to make a choice; and

(4) The procedures for changing PCPs.

d. The Health Plan shall permit Enrollees to change PCPs at any time.

e. The Health Plan shall assign all Enrollees that are reinstated after a temporary loss of eligibility to the PCP who was treating them prior to loss of eligibility, unless the Enrollee specifically requests another PCP, the PCP no longer participates in the Health Plan or is at capacity, or the Enrollee has changed geographic areas.

4.	Newborn Enrollment

a. The Health Plan shall utilize the unborn activation process to facilitate enrollment and shall be responsible for newborns from the date they are enrolled in the Health Plan.

b. Upon unborn activation, the newborn shall be enrolled in the Health Plan in which his/her mother was enrolled during the next enrollment cycle.

c. Newborn Enrollment shall occur through the following procedures:

(1) Upon identification of an Enrollee's pregnancy, the Health Plan shall immediately notify DCF of the pregnancy and any relevant information known (i.e., due date and gender). The Health Plan must provide this notification by completing the DCF-ES 2039 Form and submitting the completed form to DCF. The Health Plan shall indicate its name and number as the entity initiating the referral. The DCF-ES 2039 form is located on the Medicaid web site: http://www.fdhc.state.fl.us/Medicaid/Newborn.

(2) DCF will generate a Medicaid ID number and the unborn child will be added to the Medicaid file. This information will be transmitted to the Medicaid Fiscal Agent. The Medicaid ID number will remain inactive until after the child is born.

(3) The Health Plan shall comply with all requirements set forth by the Agency or its Agent related to Unborn Activation (see Policy Transmittal 06-02, Unborn Activation Process). To ensure the prompt Enrollment of newborns, the Health Plan shall ensure that the form DCF-ES 2039 is completed and submitted, via electronic submission, to the local DCF Economic Self-Sufficiency Services Office immediately upon the birth of the child. If the hospital is not a Participating Hospital, the Plan must submit Form 2039 to DCF. With regard to Participating Hospitals, the Plan must include, as part of its Participating Hospital Agreement, a clause that states whether the Plan or the Participating Hospital will complete the Form 2039 for all who lack an unborn record.

(4) Upon notification that a pregnant Enrollee has presented to the Hospital for delivery, the Health Plan shall inform the Hospital, the pregnant Enrollee’s attending physician and the newborn’s attending and consulting physicians that the newborn is an Enrollee only if the Health Plan has verified that the newborn has an unborn record on the system that is awaiting activation. At this time the Health Plan shall initiate the Unborn Activation process.

(5) Upon activation, the newborn shall be enrolled in the Health Plan in which his/her mother was enrolled during the month of birth.

5.	Enrollment Cessation

The Health Plan may request that the Agency halt or reduce Enrollment temporarily if continued full Enrollment would exceed its capacity to provide required services under the Contract. The Agency may also limit Health Plan Enrollments when such action is considered to be in the Agency's best interest.

6.	Enrollment Notice

a. Prior to or upon Enrollment, the Health Plan shall provide the following information to all new Enrollees:

(1) A written notice providing the actual date of Enrollment, and the name, telephone number and address of the Enrollee’s PCP assignment.

(2) Notification that Enrollees can change their Health Plan selection, subject to Medicaid limitations.

(3) Enrollment materials regarding PCP choice as described in Section III, B.

(4) New Enrollee Materials as described in Section IV.

C.	Disenrollment

1.	General Provisions

a. If the Contract is renewed, the Enrollment status of all Enrollees shall continue uninterrupted.

b. The Health Plan shall ensure that it does not restrict the Enrollee's right to disenroll voluntarily in any way.

c. The Health Plan or its agents shall not provide or assist in the completion of a Disenrollment request or assist the Agency’s Choice Counselor/Enrollment Broker in the Disesnrollment process.

d. The Health Plan shall ensure that Enrollees that are disenrolled and wish to file an appeal have the opportunity to do so. All Enrollees shall be afforded the right to file an appeal except for the following reasons for Disenrollment:

(1) Moving out of the Service Area;
(2) Loss of Medicaid eligibility; and
(3) Enrollee death.

e. An Enrollee may submit to the Agency or its Agent a request to disenroll from the Health Plan without Cause during the ninety (90) Calendar Day change period following the date of the Enrollee's initial Enrollment with the Health Plan, or the date the Agency or its Agent sends the Enrollee notice of the Enrollment, whichever is later. An Enrollee may request Disenrollment without Cause every twelve (12) months thereafter.

f. The effective date of an approved Disenrollment shall be the last Calendar Day of the month in which Disenrollment was made effective by the Agency or its Agent, but in no case shall Disenrollment be later than the first (1st) Calendar Day of the second (2nd) month following the month in which the Enrollee or the Health Plan files the Disenrollment request. If the Agency or its Agent fails to make a Disenrollment determination within this timeframe, the Disenrollment is considered approved.

g. The Health Plan shall keep a daily written log or electronic documentation of all oral and written Enrollee Disenrollment requests and the disposition of such requests. The log shall include the following:

(1) The date the request was received by the Health Plan;

(2) The date the Enrollee was referred to the Agency's Choice Counselor/Enrollment Broker or the date of the letter advising the Enrollee of the Disenrollment procedure, as appropriate; and

(3) The reason that the Enrollee is requesting Disenrollment.

h. The Health Plan shall send to the Agency or its Agent a monthly summary report of all submitted Disenrollment requests. This report must specify the reason for such Disenrollment requests. It shall be reconciled to the Health Plan Enrollment Report processed by the Agency or its Agent for the applicable month and shall be reviewed by the Agency or its Agent for compliance with acceptable reasons for Disenrollment. The Agency may reinstate Enrollment for any Enrollee whose reason for Disenrollment is not consistent with established guidelines.

2.	Cause for Disenrollment

a. A Mandatory Enrollee may request Disenrollment from the Health Plan for Cause at any time. Such request shall be submitted to the Agency or its Agent. The following reasons constitute Cause for Disenrollment from the Health Plan:

(1)	The Enrollee moves out of the Service Area or his/her address is incorrect.

(2)	The Provider is no longer with the Health Plan.

(3)	The Enrollee is excluded from enrollment.

(4)	A substantiated marketing violation occurred.

(5)	The Enrollee is prevented from participating in the development of his/her treatment plan.

(6)	The Enrollee has an active relationship with a provider who is not on the Health Plan's panel, but is on the panel of another Health Plan.

(7)	The Enrollee is in the wrong Health Plan due to an error.

(8)	The Health Plan no longer participates in the county.

(9)	The State has imposed intermediate sanctions upon the Health Plan, as specified in 42 CFR 438.702(a)(3).

(10)
The Enrollee needs related services to be performed concurrently, but not all related services are available within the Health Plan network; or, the Enrollee's PCP has determined that receiving the services separately would subject the Enrollee to unnecessary risk.

(11)	The Health Plan does not, because of moral or religious objections, cover the service the Enrollee seeks.

(12)	The Enrollee missed his/her Open Enrollment due to a temporary loss of eligibility, defined as 180 days or less.

(13)
Other reasons per 42 CFR 438.56(d)(2), including, but not limited to, poor quality of care; lack of access to services covered under the Contract; inordinate or inappropriate changes of PCPs; service access impairments due to significant changes in the geographic location of services; lack of access to Providers experienced in dealing with the Enrollee’s health care needs; or fraudulent Enrollment.

b. Voluntary Enrollees may disenroll from the Health Plan at any time.

3.	Involuntary Disenrollment

a. With proper written documentation, the following are acceptable reasons for which the Health Plan shall submit involuntary Disenrollment requests to the Agency:

(1) Enrollee has moved out of the Service Area;

(2) Enrollee death;

(3) Determination that the Enrollee is ineligible for Enrollment based on the criteria specified in this Contract in Section III.A.3, Excluded Populations, and

(4) Fraudulent use of the Enrollee ID card.

b. The Health Plan shall promptly submit such Disenrollment requests to the Agency. In no event shall the Health Plan submit the Disenrollment request at such a date as would cause the Disenrollment to be effective later than forty-five (45) Calendar Days after the Health Plan’s receipt of the reason for involuntary Disenrollment. The Health Plan shall ensure that involuntary Disenrollment documents are maintained in an identifiable Enrollee record.

c. If the Health Plan submitted the Disenrollment request for one of the above reasons, the Health Plan shall verify that the information is accurate.

d. If the Health Plan discovers that an ineligible Enrollee has been enrolled, then it shall request Disenrollment of the Enrollee and shall notify the Enrollee in writing that the Health Plan is requesting Disenrollment and the Enrollee will be disenrolled in the next Contract month, or earlier if necessary. Until the Enrollee is Disenrolled, the Health Plan shall be responsible for the provision of services to that Enrollee.

e. On a monthly basis, the Health Plan shall review its ongoing Enrollment report (FLMR 8200-R0004) to ensure that all Enrollees are residing in the Health Plan’s authorized Service Area. For Enrollees with out-of-Service Area addresses on the Enrollment report, the Health Plan shall notify the Enrollee in writing that the Enrollee should contact the Choice Counselor/Enrollment Broker to choose another Health Plan, or other managed care option available in the Enrollee’s new Service Area, and that the Enrollee will be Disenrolled.
f. The Health Plan may submit involuntary Disenrollment requests to the Agency or its Agent for assigned Enrollees that meet both of the following requirements:

(1) The Health Plan was unable to contact the Enrollee by mail, phone, or personal visit within the first three (3) months of Enrollment; and

(2) The Enrollee did not use Health Plan services within the first three (3) months of Enrollment. Such Disenrollments shall be submitted in accordance with Section XII, Reporting Requirements, of this Contract. The Health Plan shall maintain documentation of its inability to contact the Enrollee and that it has no record of providing services to the Enrollee, or to another family unit member, in the Enrollee's file.

g. The Health Plan may submit an involuntary Disenrollment request to the Agency or its Agent after providing to the Enrollee at least one (1)verbal warning and at least one (1) written warning of the full implications of his/her failure of actions:

(1)
For an Enrollee who continues not to comply with a recommended plan of health care or misses three (3) consecutive appointments within a continuous six (6) month period. Such requests must be submitted at least sixty (60) Calendar Days prior to the requested effective date.

(2)
For an Enrollee whose behavior is disruptive, unruly, abusive or uncooperative to the extent that his or her Enrollment in the Health Plan seriously impairs the organization's ability to furnish services to either the Enrollee or other Enrollees. This Section does not apply to Enrollees with mental health diagnoses if the Enrollee’s behavior is attributable to the mental illness.

h. The Agency may approve such requests provided that the Health Plan documents that attempts were made to educate the Enrollee regarding his/her rights and responsibilities, assistance which would enable the Enrollee to comply was offered through case management, and it has been determined that the Enrollee’s behavior is not related to the Enrollee’s medical or behavioral condition. All requests will be reviewed on a case-by-case basis and subject to the sole discretion of the Agency. Any request not approved is final and not subject to dispute or appeal.

i. The Health Plan shall not request Disenrollment of an Enrollee due to:

(1)	Health diagnosis;

(2)	Adverse changes in an Enrollee’s health status;

(3)	Utilization of medical services;

(4)	Diminished mental capacity;

(5)	Pre-existing medical condition;

(6)	Uncooperative or disruptive behavior resulting from the Enrollee’s special needs (with the exception of C.3.g.2 above);

(7)	Attempt to exercise rights under the Health Plan's Grievance System; or

(8)	Request of one (1) PCP to have an Enrollee assigned to a different Provider out of the Health Plan.

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Section IV
Enrollee Services and Marketing

A. Enrollee Services

1.	General Provisions

a. The Health Plan shall have written policies and procedures for the provision of Enrollee Services, as specified in this Contract. Such policies and procedures shall be submitted to the Agency for approval.

b. The Health Plan shall ensure that Enrollees are aware of their rights and responsibilities, the role of PCPs, how to obtain care, what to do in an emergency or urgent medical situation, how to request a Grievance, Appeal or Medicaid Fair Hearing, how to report suspected Fraud and Abuse, procedures for obtaining required Behavioral Health Services, including any additional Health Plan phone numbers to be used for obtaining services, and all other requirements and Benefits of the Health Plan.

c. The Health Plan shall have the capability to answer Enrollee inquiries via written materials, telephone, electronic transmission, and face-to-face communication.

d. Mailing envelopes for Enrollee materials shall contain a request for address correction. For Enrollees whose Enrollee Materials are returned to the Health Plan as undeliverable, the Health Plan shall use and maintain in a file a record of all of the following methods to contact the Enrollee:

(1)	Telephone contact at the telephone number obtained from the local telephone directory, directory assistance, city directory, or other directory.

(2)	Telephone contact with DCF and Families Economic Self-Sufficiency Services Office staff to determine if they have updated address information and telephone number.

(3)
Routine checks (at least once a month for the first three (3) months of Enrollment) on services or claims authorized or denied by the Health Plan to determine if the Enrollee has received services, and to locate updated address and telephone number information.

e. New Enrollee materials are not required for a former Enrollee who was disenrolled because of the loss of Medicaid eligibility and who regains his/her eligibility within 180 days and is automatically reinstated as a Health Plan Enrollee. In addition, unless requested by the Enrollee, new Enrollee materials are not required for a former Enrollee subject to Open Enrollment who was disenrolled because of the loss of Medicaid eligibility, who regains his/her eligibility within 6 months of his/her managed care enrollment, and is reinstated as a Health Plan Enrollee. A notation of the effective date of the reinstatement is to be made on the most recent application or conspicuously identified in the Enrollee's administrative file. Enrollees, who were previously enrolled in a Health Plan, lose and regain eligibility after 180 days, will be treated as new Enrollees.

f. The Health Plan shall notify, in writing, each person who is to be reinstated, of the effective date of the reinstatement and the assigned primary care physician. The notifications shall distinguish between Enrollees subject to Open Enrollment and Enrollees not subject to Open Enrollment and shall include information regarding change procedures for cause, or general Health Plan change procedures through the Agency’s toll-free Choice Counselor/Enrollment Broker telephone number as appropriate. The notification shall also instruct the Enrollee to contact the Health Plan if a new Enrollee card and/or a new Enrollee handbook are needed. The Health Plan shall provide such notice to each affected Enrollee by the first (1st) Calendar Day of the month following the Health Plan’s receipt of the notice of reinstatement.

2.	Requirements for Written Materials

a. The Health Plan shall make all written materials available in alternative formats and in a manner that takes into consideration the Enrollee's special needs, including those who are visually impaired or have limited reading proficiency. The Health Plan shall notify all Enrollees and Potential Enrollees that information is available in alternative formats and how to access those formats.

b. The Health Plan shall make all written material available in English, Spanish, and all other appropriate foreign languages. The appropriate foreign languages comprise all languages in the Health Plan Service Area spoken by approximately five percent (5%) or more of the total population. The Health Plan shall provide, free of charge, interpreters for Potential Enrollees or Enrollees whose primary language is a foreign language.

c. The Health Plan shall provide Enrollee information in accordance with 42 CFR 438.10, which addresses information requirements related to written and oral information provided to Enrollees, including: languages; format; Health Plan features, such as benefits, cost sharing, service area, Provider network, and physician incentive plans; Enrollment and Disenrollment rights and responsibilities; Grievance Systems; and Advance Directives. The Health Plan shall notify Enrollees on at least an annual basis of their right to request and obtain information in accordance with the above regulations.

d. All written materials shall be at or near the fourth (4th) grade comprehension level. Suggested reference materials to determine whether the Health Plan’s written materials meet this requirement are:

(1)	Fry Readability Index;

(2)	PROSE The Readability Analyst (software developed by Education Activities, Inc.);

(3)	Gunning FOG Index;

(4)	McLaughlin SMOG Index;

(5)	The Flesch-Kincaid Index; or

(6)	Other software approved by the Agency.

e. The Health Plan shall provide written notice to the Agency of any changes to any written materials provided to Enrollees. Written materials shall be provided to the Agency at least forty-five (45) Calendar Days prior to the effective date of the change. Written notice of such changes shall be provided to Enrollees at least thirty (30) days prior to the effective date of the change.

f. All written materials, including any materials for the Health Plan Web site, shall be submitted to the Agency for approval prior to being distributed.

3.	New Enrollee Materials

Immediately upon the assigned Enrollees Enrollment, the Health Plan shall mail to the new Enrollee: the Enrollee Handbook; the Provider Directory; the Enrollee Identification; and the following additional materials:

a. A request for the following information to be updated: Enrollee’s name, address (home and mailing), county of residence, and telephone number;

b. A completed, signed and dated release form authorizing the Health Plan to release medical information to the federal and State governments or their duly appointed agents; and, current behavioral health care provider information;

c. A notice that Enrollees who lose eligibility and are disenrolled shall be automatically re-Enrolled in the Health Plan if eligibility is regained within 180 days;

d. Each mailing shall include a postage paid, pre-addressed return envelope; and

e. The initial mailing may be combined with the PCP assignment notification. Each mailing shall be documented in the Health Plan’s records.

4.	Enrollee Handbook Requirements

a. The Enrollee services handbook shall include the following information:

(1)	Table of Contents;

(2)	Terms and conditions of Enrollment including the reinstatement process;

(3)	Description of the Open Enrollment process;

(4)	Description of services provided, including limitations and general restrictions on Provider access, exclusions and out-of-network use;

(5)	Procedures for obtaining required services, including second opinions, and authorization requirements, including those services available without Prior Authorization;

(6)	Toll-free telephone number of the appropriate Area Medicaid Office;

(7)
Emergency Services and procedures for obtaining services both in and out of the Health Plan’s Service Area, including explanation that Prior Authorization is not required for Emergency Services, the locations of any emergency settings and other locations at which Providers and Hospitals furnish Emergency Services and Post-Stabilization Care Services, and use of the 911-telephone system or its equivalent;

(8)	The extent to which, and how, after-hours and emergency coverage is provided, and that the Enrollee has a right to use any Hospital or other setting for Emergency Care;

(9)	Procedures for Enrollment, including Enrollee rights and protections;

(10) A notice advising Enrollees how to change PCPs;

(11) Grievance System components and procedures;

(12) Enrollee rights and procedures for Disenrollment, including the toll-free telephone number for the Agency’s contracted Choice Counselor/Enrollment Broker;

(13) Procedures for filing a request for Disenrollment for Cause;

(14) Information regarding newborn enrollment, including the mother’s responsibility to notify the Health Plan and the mother’s DCF case worker of the newborn’s birth and selection of a PCP;

(15) Enrollee rights and responsibilities, including the extent to which, and how, Enrollees may obtain services from out-of-network providers and the right to obtain family planning services from any participating Medicaid provider without Prior Authorization for such services, and other provisions in accordance with 42 CFR 438.100;

(16) Information on emergency transportation and non-emergency transportation, counseling and referral services available under the Health Plan; and how to access these services;

(17) Information that interpretation services and alternative communication systems are available, free of charge, for all foreign languages, and how to access these services;

(18) Information that Post-Stabilization Services are provided without Prior Authorization and other Post-Stabilization Care Services rules set forth in 42 CFR 422.113(c);

(19) Information that services will continue upon appeal of a suspended authorization and that the Enrollee may have to pay in case of an adverse ruling;

(20) Information regarding health care Advance Directives pursuant to Chapter 765, F.S., and 42 CFR 422.128;

(21) Cost sharing for the Enrollee, if any;

(22) Instructions explaining how Enrollees may obtain information from the Health Plan regarding quality performance indicators, including beneficiary information;

(23) How and where to access any benefits that are available under the Medicaid State Plan but are not covered under the Contract, including any cost sharing;

(24) Any restrictions on the Enrollee's freedom of choice among network Providers;

(25) A release document for each Enrollee authorizing the Health Plan to release medical information to the federal and State governments or their duly appointed Agents.

(26) A notice that clearly states that the Enrollee may select an alternative behavioral health case manager or direct service provider within the Health Plan, if one is available;

(27) A description of Behavioral Health Services provided, including limitations, exclusions and out-of-network use;

(28) An explanation that Enrollees may choose to have all family members served by the same PCP or they may choose different PCPs based on each Enrollee’s needs

(29) A description of Emergency Behavioral Health Services procedures both in and out of the Health Plan's Service Area;

(30) Information to assist the Enrollee in assessing a potential behavioral health problem;

(31) Procedures for reporting fraud, abuse and overpayment; and

(32) Information regarding HIPAA relative to the Enrollee’s personal health information (PHI).

b. For a counseling or referral service that the Health Plan does not cover because of moral or religious objections, the Health Plan need not furnish information on how and where to obtain the service.

c. Written information regarding Advance Directives provided by the Health Plan must reflect changes in State law as soon as possible, but no later than ninety (90) days after the effective date of the change.

d. The Health Plan, in its Enrollee handbook and provider manual, shall clearly specify required procedural steps in the Grievance process, including the address, telephone number and office hours of the Grievance staff. The Health Plan shall specify phone numbers for a grievant to call to present a Grievance or to contact the Grievance staff. Each phone number shall be toll-free within the grievant’s geographic area and provide reasonable access to the Health Plan without undue delays. The Grievance System must provide an adequate number of phone lines to handle incoming Grievances and Appeals.

e. The Health Plan shall make information available upon request regarding the structure and operation of the health plan and any physician incentive plans, as set forth in 42 CFR 438.10(g)(3).

5.	Provider Directory

a. The Health Plan shall mail a Provider Directory to all new Enrollees, including Enrollees re-Enrolled after an Open Enrollment period. This Provider Directory shall be the most current printed Directory with an addendum providing the most up to date Provider information. The Health Plan shall update and re-print the Provider Directory at least annually. The Provider Directory shall include names, locations, office hours, telephone numbers of, and non-English languages spoken by, current Health Plan Providers. This includes at a minimum, information on PCPs, specialists, pharmacies, hospitals, certified nurse midwives and licenses midwives, and Ancillary Providers. The Provider Directory shall also identify Providers that are not accepting new patients.

b. The Health Plan shall maintain an on-line Provider Directory. Such on-line Provider Directory shall be updated at least monthly. The Health Plan shall file an attestation to this effect with the Bureau of Managed Health Care and the Bureau of Health Systems Development.

c. If the Health Plan elects to use a more restrictive pharmacy network than the network available to Medicaid Recipients enrolled in the non-Medicaid Reform FFS program, then the directory shall include the names of the pharmacies. If all pharmacies that are part of a chain and are within the Health Plan's Service Area are under contract with the Health Plan, the Provider Directory need only list the chain name.

d. In accordance with section 1932(b)(3) of the Social Security Act, the Provider Directory shall include an advisement that some Providers may not perform certain services based on religious or moral beliefs.

e. Lists of Providers shall be arranged alphabetically, showing the Provider's name and specialty, and separately, by specialty, in alphabetical order.

f. List of the Health Plan's behavioral health service centers, including city and county.

6.	Enrollee ID Card

a. Immediately upon the Enrollee’s enrollment with the Health Plan, the Health Plan shall mail, via Surface Mail, an Enrollee Identification (ID) Card. The Enrollee ID Card shall include, at a minimum:

(1)	The Enrollee's name and Medicaid ID number;

(2) The Health Plan's name, address and Enrollee services number;  and

(3)	A telephone number that a non-contracted provider may call for billing information.

7.	Toll-free Help Line

a. The Health Plan shall operate a toll-free telephone help line. Such help line shall respond to all areas of Enrollee inquiry.

b. If the Health Plan has authorization requirements for prescribed drug services and is subject to the Hernandez Settlement Agreement (HSA), the Health Plan may allow the telephone help line staff to act as Hernandez Ombudsman, pursuant to the terms of the HSA, so long as the Health Plan maintains a Hernandez Ombudsman Log. The Health Plan may maintain the Hernandez Ombudsman Log as part of the Health Plan’s telephone help line log, so long as the Health Plan can access the Hernandez Ombudsman Log information separately for reporting purposes. The log shall contain information as described in Section V.D.14, Prescribed Drug Services, of this Contract.

b. The Health Plan shall have telephone call policies and procedures that shall include requirements for staffing, personnel, hours of operation, call response times, maximum hold times, and maximum abandonment rates, monitoring of calls via recording or other means, and compliance with standards.

c. The telephone helpline shall handle calls from non-English speaking Enrollees, as well as calls from Enrollees who are hearing impaired.

d. The telephone help line shall be fully staffed between the hours of 8:00 a.m. and 7:00 p.m., EDT or EST, as appropriate, Monday through Friday, excluding State holidays. The telephone help line staff shall be trained to respond to Enrollee questions in all areas, including but not limited to, Covered Services, the Provider network, and non-emergency transportation.

e. The Health Plan shall develop performance standards and monitor telephone help line performance by recording calls and employing other monitoring activities. Such standards shall be submitted and approved by the Agency. At a minimum, the standards shall require that, measured on a monthly basis:

(1)	One hundred percent (100%) of all calls are answered within four (4) rings (these calls may be placed in a queue);

(2)	The wait time in the queue shall not exceed three (3) minutes;

(3)	The Blocked Call rate does not exceed one percent (1%); and

(4)	The rate of Abandoned Calls does not exceed five percent (5%).

f. The Health Plan shall have an automated system available between the hours of 7:00 p.m. and 8:00 a.m., EDT or EST, as appropriate, Monday through Friday and at all hours on weekend and holidays. This automated system must provide callers with operating instructions on what to do in case of an emergency and shall include, at a minimum, a voice mailbox for callers to leave messages. The Health Plan shall ensure that the voice mailbox has adequate capacity to receive all messages. A Health Plan Representative shall return messages on the next Business Day.

8.	Cultural Competency

a. In accordance with 42 CFR 438.206, the Health Plan shall have a comprehensive written Cultural Competency Plan describing how the Health Plan will ensure that services are provided in a culturally competent manner to all Enrollees, including those with limited English proficiency. The Cultural Competency Plan must describe how the Providers, Health Plan employees, and systems will effectively provide services to people of all cultures, races, ethnic backgrounds, and religions in a manner that recognizes values, affirms, and respects the worth of the individual Enrollees and protects and preserves the dignity of each.

b. The Health Plan may distribute a summary of the Cultural Competency Plan to network Providers if the summary includes information on how the Provider may access the full Cultural Competency Plan on the Web site. This summary shall also detail how the Provider can request a hard-copy from the Health Plan at no charge to the Provider.

9.	Translation Services

The Health Plan is required to provide oral translation services of information to any Enrollee who speaks any non-English language regardless of whether an Enrollee speaks a language that meets the threshold of a prevalent non-English language. The Health Plan is required to notify its Enrollees of the availability of oral interpretation services and to inform them of how to access oral interpretation services. Oral interpretation services are required for all Health Plan information provided to Enrollees and includes notices of Action. There shall be no charge to the Enrollee for translation services.

B. Marketing

1.	General Provisions

a. For each new Contract period, the Health Plan shall submit to the Agency for written approval, pursuant to section 409.912, F.S., its Marketing plan and all Marketing and pre-Enrollment materials no later than sixty (60) Calendar Days prior to Contract renewal, and for any changes in Marketing and pre-Enrollment materials during the re-contracting and renewal period, no later than sixty (60) Calendar Days prior to implementation. The Marketing materials shall be distributed in the Health Plan’s entire Service Area in accordance with 42 CFR 438.104.

b. Marketing materials include, but are not limited to, all solicitation materials, forms, brochures, fact sheets, posters, lectures, ad copy for radio or television, Medicaid recruitment materials and presentations, Request for Benefit Information forms (previously known as pre-enrollment applications), etc.

c. To announce a specific event, the Health Plan shall submit a request to market pursuant to Section IV.B.4, Approval Process, of this Contract, and shall include the announcement of the event that will be given out to the public.

d. The Health Plan shall be responsible for developing and implementing a written plan designed to solicit Enrollment from Potential Enrollees and to control the actions of its Marketing staff. All of the Marketing policies set forth in this Contract apply to staff, Subcontractors, Health Plan volunteers and all persons acting for or on behalf of the Health Plan. All materials developed shall be governed by the requirements set forth in this Section. Additionally, the Health Plan is vicariously liable for any Marketing violations of its employees, agents or Subcontractors.

e. The Health Plan shall limit its Market Area to residents of the Service Area and shall not market to residents of a Service Area not approved by the Agency.

2.	Prohibited Activities

The Health Plan is prohibited from engaging in the following non-exclusive list of activities:

a. In accordance with section 409.912 and 409.91211, F.S., practices that are discriminatory, including, but not limited to, attempts to discourage Enrollment or reenrollment on the basis of actual or perceived health status.

b. Direct or indirect Cold Call Marketing for solicitation of Medicaid Recipients, either by door-to-door, telephone or other means, in accordance with section 4707 of the Balanced Budget Act of 1997, and section 409.912, F.S.

c. Overly aggressive solicitation, such as repeated telephoning, continued recruitment after an offer for Enrollment is declined by a Medicaid Recipient, or similar techniques. Health Plan representatives shall not directly solicit Potential Enrollees for the purpose of enrolling in the Health Plan except as provided in Section IV.B.3., Permitted Activities.

d. In accordance with section 409.912, F.S., activities that could mislead or confuse Medicaid Recipients, or misrepresent the Health Plan, its Marketing Representatives, or the Agency. No fraudulent, misleading, or misrepresentative information shall be used in Marketing, including information regarding other governmental programs. Statements that could mislead or confuse include, but are not limited to, any assertion, statement or claim (whether written or oral) that:

(1)	The Medicaid Recipient must enroll in the Health Plan in order to obtain Medicaid, or in order to avoid losing Medicaid benefits;

(2)	The Health Plan is endorsed by any federal, State or county government, the Agency, or CMS, or any other organization which has not certified its endorsement in writing to the Health Plan;

(3)	Marketing Representatives are employees or representatives of the federal, State or county government, or of anyone other than the Health Plan or the organization by whom they are reimbursed;

(4)	The State or county recommends that a Medicaid Recipient enroll with the Health Plan; and/or

(5)
A Medicaid Recipient will lose benefits under the Medicaid program or any other health or welfare benefits to which the Recipient is legally entitled, if the Recipient does not enroll with the Health Plan.

e. In accordance with section 409.912, F.S., granting or offering of any monetary or other valuable consideration for Enrollment, except as authorized by section 409.912, F.S.

f. Offers of insurance, such as but not limited to, accidental death, dismemberment, disability or life insurance.

g. Enlisting the assistance of any employee, officer, elected official or agent of the State in recruitment of Medicaid Recipients except as authorized in writing by the Agency.

h. Offers of material or financial gain to any persons soliciting, referring or otherwise facilitating Medicaid Recipient Enrollment, except for authorized licensed Marketing Representatives. The Health Plan shall ensure that only licensed Marketing Representatives market the Health Plan to Medicaid Recipients.

i. Giving away promotional items in excess of $1.00 retail value to attract attention. Items to be given away shall bear the Health Plan's name and shall only be given away at Health Fairs or other general Public Events. In addition, such promotional items must be offered to the general public and shall not be limited to Medicaid Recipients who indicate they will enroll in the Health Plan.

j. In accordance with section 409.912, F.S., Marketing to Medicaid Recipients in State offices unless approved in writing and approved by the affected State Agency when solicitation occurs in the office of another State Agency. The Agency shall ensure that Marketing Representatives stationed in State offices market to Medicaid Recipients only in designated areas and in such a way as to not interfere with the Medicaid Recipients' activities in the State office. The Health Plan shall not use any other State facility, program, or procedure in the recruitment of Medicaid Recipients except as authorized in writing by the Agency. Request for approval of activities at State offices must be submitted to the Agency at least thirty (30) Calendar Days prior to the activity.

k. Marketing face-to-face to assigned Enrollees or Medicaid Recipients unless the Enrollee or Recipient contacts the Health Plan and requests information. Upon such request the Health Plan shall notify the Choice Counselor/Enrollment Broker of such request, and the Health Plan shall keep documentation of such contacts and visits in the Enrollee’s file.

l. Providing any gift, commission, or any form of compensation to the Choice Counselor/Enrollment Broker, including the Choice Counselor/Enrollment Broker's full-time, part-time or temporary employees and Subcontractors.

m. The Health Plan shall not market, prior to the Enrollment, the incentives that shall be offered to the Enrollee as described in Section VIII.B.7., Incentive Programs. Marketing may describe the programs (not the incentives) that shall be offered (e.g., prenatal classes). The Health Plan may inform Enrollees once they are actually enrolled in the Health Plan about the specific incentives available.

n. All activities included in section 641.3903, F.S.

3.	Permitted Activities

The Health Plan may engage in the following activities under the supervision and with the written approval of the Agency:

a. The Health Plan upon written approval of the Agency, may have a marketer in Provider offices as long as the Provider approves and the marketer provides information to the Potential Enrollee only upon request. In addition, the Health Plan and the Provider shall not require the Potential Enrollee to visit the marketer, nor shall the marketer approach the Potential Enrollee. No Sales Activities shall be allowed in Provider offices.

b. The Health Plan may leave Request for Benefit Information (RBI) cards (as described in Section V, B.7) in Provider offices, at Public Events and Health Fairs. These cards may be completed by Potential Enrollees and delivered to the Health Plan or turned in at the Provider office. Information on the card is limited to name, address and telephone number of the Potential Enrollee and space for signature. A space to note a contact time may be provided. A follow up visit to the Potential Enrollee’s home may not occur prior to the referral being logged by the Health Plan’s regional or headquarters Enrollee services office. Twenty-four (24) hours or the next Business Day shall elapse after the request is logged before the home visit may occur.

c. The Health Plan may market at State offices, Health Fairs and Public Events and contact thereafter, in person, Potential Enrollees who request further information about the Health Plan, in accordance with section 4707 of the BBA. The Health Plan shall submit, for review and approval by the Agency, its intent to market at Health Fairs and Public Events at least two (2) weeks prior to the event. The Health Plan shall obtain complete disclosure of information, in a format to be approved by the Agency, from each organization participating in a Health Fair or Public Event prior to the event. The information disclosure is only required when the Health Plan is the primary organizer of the Health Fair or Public Event. If the Health Plan has been invited by a community organization to be a sponsor of an event, the Health Plan shall provide the Agency with a copy of the invitation in lieu of the information disclosure. All disclosure information shall be sent to the Agency with the Health Plan’s request for approval of the event.

d. The main purpose of a Health Fair or a Public Event shall not be Medicaid Health Plan marketing, but Medicaid Health Plan marketing may be provided at these events, subject to Agency rules and oversight.

e. Upon the effective date of Enrollment, Health Plan marketing staff or other Health Plan staff may visit Enrollees in order to obtain completed new Enrollee materials. All such visits must be documented in the Enrollee's file.

f. The Health Plan may leave Agency approved written materials (brochures or posters, etc) in Provider Offices, at Public Events, and at Health Fairs.

g. Marketing face-to-face to Potential Enrollees may be allowed if the Potential Enrollee contacts the Health Plan’s headquarters or regional Enrollee services office directly to request a home visit. The Health Plan shall not allow the visit to the Potential Enrollee’s home to occur before the next Business Day or twenty-four (24) hours have elapsed since the request for the visit. The Health Plan must be able to provide evidence to the Agency that the twenty-four (24) hour or next Business Day requirement has been met. The Health Plan will be required, upon request by the Agency, to provide a log that shows how initial contact with the Potential Enrollee was made. Only Agency registered Marketing Representatives shall be allowed to make home visits. Each Health Plan shall make available to the Agency, as requested, a report of the number of home visits made by each Agency registered Marketing Representative to Potential Enrollee’s homes.

4.	Approval Process

a. The Health Plan shall submit a detailed description of its Marketing plan and copies of all Marketing materials, the Health Plan or its Subcontractors plan to distribute, to the Agency for prior approval. This requirement includes, but is not limited to: posters, brochures, Web sites, and any materials that contain statements regarding the Benefit package and Provider network-related materials. Neither the Health Plan nor its Subcontractors shall distribute any Marketing materials without prior approval from the Agency.

b. Health Fairs and Public Events shall be approved or denied by the Agency using the following process:

(1)
A Health Plan shall submit its bi-monthly Marketing schedule to the Agency, two (2) weeks in advance of each month. The Marketing Schedule may be revised if a Health Plan provides notice to the Agency one (1) week prior to the Public Event or the Health Fair. The Agency may expedite this process as needed.

(2)	The Agency will approve or deny the Health Plan's bi-monthly Marketing schedule and revision request no later than five (5) Business Days from receipt of the schedule and/or revision request.

(3)
The Health Plan shall use the standard Agency format. Such format will include minimum requirements for necessary information. The Agency will explain in writing what is sufficient information for each requirement.

(4)	The Agency will establish a statewide log to track the approval and disapproval of Health Fairs and Public Events.

(5)
The Agency may provide verbal approvals or disapprovals to meet the five (5) Business Day requirement, but the Agency will follow up in writing with specific reasons for disapprovals within five (5) Business Days of verbal disapprovals.

5.	Provider Compliance

The Health Plan shall ensure its health care Providers comply with the following Marketing requirements:

a. Health care Providers may give out Health Plan brochures at Health Fairs or in their own offices comparing the Benefits of different Health Plans with which they contract. However, they cannot orally compare Benefits among Health Plans, unless Marketing Representatives from each Health Plan are present.

b. Health care Providers may co-sponsor events, such as Health Fairs and cooperatively market and advertise with the Health Plan in indirect ways; such as television, radio, posters, fliers, and print advertisement.

c. Health care Providers may announce a new affiliation with a Health Plan or give a list of Health Plans with which they contract to their patients.

d. Health care Providers shall not furnish lists of their Medicaid Recipients to Health Plans with which they contract, or any other entity, nor can Providers furnish other Health Plans' membership lists to any Health Plan, nor can Providers take applications in their offices.

6.	Marketing Representatives

a. The Health Plan shall not Subcontract with any brokerage firm or independent agent for purposes of Marketing.

b. The Health Plan shall be required to register each Marketing Representative with the Agency. The registration shall consist of providing the Agency with the representative's name; address; telephone number; cellular telephone number; DFS license number; the names of all Medicaid Health Plans with which the Marketing Representative was previously employed; and the name of the Medicaid Health Plan with which the Marketing Representative is presently employed.

c. The Health Plan shall provide the Agency, on a monthly basis, information on terminations of all Marketing Representatives. The Health Plan shall maintain and make available to the Agency upon request evidence of current licensure and contractual agreements with all Marketing Representatives used by the Health Plan to recruit Medicaid Recipients.

d. The Health Plan shall report to DFS and the Agency any Marketing Representative who violates any requirements of this Contract, within fifteen (15) Calendar Days of knowledge of such violation.

e. While Marketing, Marketing Representatives shall wear picture identification that includes their DFS license number and identifies the Health Plan represented.

f. The Marketing Representative shall inform the Medicaid Recipient that the Representative is not an employee of the State and is not a Choice Counseling Specialist, but is a Representative of the Health Plan.

g. The Health Plan shall not pay commission compensation, or shall recoup commissions paid, to Marketing Representatives for new Enrollees whose voluntary Disenrollment is effective within the first (1st) three (3) months of their initial Enrollment, unless the Disenrollment is due to the Enrollee moving out of the county in which the Health Plan has been authorized to operate. In addition, the Health Plan shall not pay commission compensation, or shall recoup commission paid, to Marketing Representatives for excluded Medicaid Recipients, per Section III.A.3, Excluded Populations, who were enrolled in error. A Marketing Representative's total monthly commission cannot exceed forty percent (40%) of the Marketing Representative's total monthly compensation, excluding benefits.

h. The Health Plan shall instruct and provide initial and periodic training to its Marketing Representatives regarding the Marketing provisions of this Contract.

i. The Health Plan shall implement procedures for background and reference checks for use in its Marketing Representative hiring practices.

7.	Request for Benefit Information (RBI) Activities

a. The Health Plan shall refer Potential Enrollees interested in enrolling in the Health Plan to the Choice Counselor/Enrollment Broker.

b. In accordance with section 409.912, F.S., and Agency guidelines, and upon approval of the Agency, the Health Plan may assist Potential Enrollees in obtaining information through the completion of a RBI, previously known as a pre-Enrollment application for information.

c. RBIs may be for an individual or for a family. No health status information may be asked on the RBI. Each RBI shall include an option for the Potential Enrollee to request information about all Health Plan choices and shall include the name of the Choice Counselor/Enrollment Broker Help Line. All RBIs shall contain at least the following information for each Potential Enrollee

(1)	Name;
(2)	Address (home and mailing);
(3)	County of residence;
(4)	Telephone number;
(5)	Date of Application;
(6)	Applicant’s signature or signature of parent or guardian; and,
(7)	Marketing Representative’s signature and DFS license number.

d. At the time of completion of the RBI, the Health Plan shall furnish the Potential Enrollee with a copy of the completed RBI.

e. The Health Plan shall accept RBIs only from Potential Enrollees who reside within the authorized Service Area. In addition, the Health Plan shall use the Provider number associated with the county in which the Potential Enrollee resides.

f. If the Voluntary Potential Enrollee is recognized to be in foster care by the Health Plan, and is dependent, prior to Enrollment, the Health Plan must receive written authorization from (1) a parent, (2) a legal guardian, or (3) DCF or DCF’s delegate. If a parent is unavailable, the Health Plan shall obtain authorization from DCF. The RBI shall include information that the Potential Enrollee is in foster care.

g. The Health Plan shall provide a reasonable written explanation of the Health Plan Benefits to the Potential Enrollee prior to accepting the RBI. The Health Plan shall explain to all Potential Enrollees that the family may choose to have all members served by the same PCP or they may choose different PCPs based on each Enrollee’s needs. The information must comply with 42 CFR 438.10.

h. Upon completion of the RBI and all pre-Enrollment Marketing to Potential Enrollees, the Health Plan shall submit the RBI to the Choice Counselor/Enrollment Broker for further education and counseling and verification that the Potential Enrollee made an informed, voluntary choice, free from duress.

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Section V
Covered Services

A. Covered Services

1. The Health Plan shall ensure the provision of services in sufficient amount, duration and scope to be reasonably expected to achieve the purpose for which the services are furnished and shall ensure the provision of the following covered services as defined and specified in this Contract. The Health Plan may implement appropriate utilization management techniques and procedures, as established in this Contract and the Health Plans approved policies and procedures manuals.

2. The Health Plan’s policies and procedures manuals shall be prior approved by the Agency and shall incorporate provider, service and product standards specified in the Agency’s Medicaid Services Coverage and Limitations Handbooks, as appropriate, and this Contract.

3. The Health Plan must require out-of-network providers to coordinate with respect to payment and must ensure that cost to the beneficiary is no greater than it would be if the covered services were furnished within the network.

4. The Health Plan may submit a Customized Benefit Package (CBP), which may vary the co-pays or the amount, duration and scope of the following services for non-pregnant adults: hospital outpatient not otherwise specified (NOS), home health, dental, pharmacy, chiropractic, podiatry, vision, durable medical equipment and physical therapy services as specified below.

a.
Amount, duration and scope may vary for durable medical supplies (DME) with the exception of any prosthetic/orthotic supply priced over $3,000 on the Medicaid fee schedule and except for motorized wheelchairs, which must be covered up to the State Plan limit.

b.	Dialysis services, contraceptives, and chemotherapy-related medical and pharmaceutical services must be covered up to the State Plan limit.

c.	Hearing services for non-pregnant adults may vary amount, duration and scope except for hearing aid services, which must be covered up to the State Plan limit.

d.	The CBP must meet the Agency’s actuarial equivalency and sufficiency standards for the population or populations which will be covered by the CBP.

e.	The Health Plan shall submit its CBP to the Agency for recertification of actuarial equivalency and sufficiency standards on an annual basis.

5. The Health Plan shall provide all medically necessary services in accordance with Medicaid Handbook requirements for pregnant women, Children/Adolescents, and Enrollees with a HIV/AIDS diagnoses as identified by the Agency.

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6. The Health Plan shall ensure the provision of the services listed below.

Health Plan Covered Service Chart
Advanced Registered Nurse Practitioner Services
Ambulatory Surgical Centers
Birth Center Services
Child Health Check-Up Services
Chiropractic Services
Community Mental Health Services
County Health Department Services
Dental Services
Durable Medical Equipment and Medical Supplies
Dialysis Services
Emergency Room Services
Family Planning Services
Federally Qualified Health Center Services
Freestanding Dialysis Centers
Hearing Services
Home Health Care Services
Hospital Services - Inpatient
Hospital Services - Outpatient
Immunizations
Independent Laboratory Services
Licensed Midwife Services
Optometric Services
Physician Services
Physician Assistant Services
Podiatry Services
Portable X-ray Services
Prescribed Drugs
Primary Care Case Management Services
Rural Health Clinic Services
Targeted Case Management
Therapy Services: Occupational
Therapy Services: Physical
Therapy Services: Respiratory
Therapy Services: Speech
Transplant Services
Transportation Services
Vision Services

B. Expanded Services

Expanded services are those services offered by the Health Plan as specified in Attachment I of this contract and approved in writing by the Agency. These services are in excess of the amount, duration and scope of those services listed in Section V. Covered Services and Section VI. Behavioral Health Care. Such services may include, but are not limited to:

1.
Expanded Behavioral Health Services - respite care services, prevention services in the community, parental education programs, community-based therapeutic services for adults, and any other new and innovative interventions or services designed to improve the mental well-being of Enrollees.

2.
The Health Plan may offer an Agency-approved over-the-counter expanded drug benefit, not to exceed twenty-five dollars ($25.00) per household, per month. Such benefits shall be limited to nonprescription drugs containing a National Drug Code ("NDC") number, first aid supplies and birth control supplies. Such benefits must be offered through the Health Plan's pharmacy or the Health Plan's agreement with a pharmacy. The Health Plan shall make payments for the over-the-counter drug benefit directly to the pharmacy.

3.	Adult Dental Services - routine preventive services, diagnostic and restorative services, radiology services and discounts on dental services.

4.	Adult Vision Services - eye exams, eye glasses and contact lens.

5.	Adult Hearing Services - hearing evaluations, hearing aid devices and hearing aid repairs.

C. Excluded Services

1.
The Health Plan is not obligated to provide for any services not specified in this Contract. Enrollees who require services available through Medicaid but not specified by this Contract shall receive the services through the Medicaid Fee-for-Service reimbursement system unless those services have been limited by the Health Plan’s Agency-approved CBP. In such cases, the Health Plan's responsibility is limited to case management and referral. Therefore, the Health Plan shall determine the need for the services and refer the Enrollee to the appropriate service provider. The Health Plan may request assistance from the local Medicaid Field Office for referral to the appropriate service setting.

2.
The Health Plan shall consult the DCF office to identify appropriate methods of assessment and referral for those Enrollees requiring long-term care institutional services, institutional services for persons with developmental disabilities or state hospital services. The Health Plan is responsible for transition and referral of these Enrollees to appropriate service providers, including helping the Enrollees to obtain an attending physician. The Plan shall disenroll all Enrollees requiring these services in accordance with Section III.C.3.a.(3) of this Contract.

D. Moral or Religious Objections

The Health Plan is required to provide or arrange for all Covered Services. If, during the course of the Contract period, pursuant to 42 CFR 438.102, the Health Plan elects not to provide, reimburse for, or provide coverage of a counseling or referral service because of an objection on moral or religious grounds, the Health Plan shall notify:

1.	The Agency within one hundred and twenty (120) Calendar Days prior to adopting the policy with respect to any service.

2.	Enrollees thirty (30) Calendar Days prior to adopting the policy with respect to any service.

E. Customized Benefit Package

1.
The Health Plans may choose to have a benefit package for non-pregnant adults, which includes all of the Covered Services described above in this section and those in Section VI, Behavioral Health Care, or may choose to offer a Customized Benefit Package (CBP).

2.
Should a Health Plan choose to offer a CBP, the Health Plan shall provide all of the Covered Services described above in this section and those in Section VI, Behavioral Health Care, to pregnant women, Children/Adolescents, and Enrollees with a HIV/AIDS diagnoses as identified by the Agency.

3.
Approved CBPs must comport with the Benefit Grid and the attached instructions found in Attachment I that have been tested for actuarial equivalency and sufficiency of benefits, before being approved by the Agency.

a.	Actuarial equivalency is tested by using a Benefit Plan Evaluation Model that:

(1)	Compares the value of the level of benefits in the proposed package to the value of the current Medicaid State Plan package for the average member of the covered population; and

(2)	Ensures that the overall level of benefits is appropriate.

b.
Sufficiency is tested by comparing the proposed CBP to State established standards. The standards are based on the covered population’s historical use of Medicaid State Plan services. These standards are used to ensure that the proposed CBP is adequate to cover the needs of the vast majority of the Enrollees.

c.
If, in its CBP, the Health Plan limits a service to a maximum annual dollar value, the Health Plan must calculate the dollar value of the service using the Medicaid fee schedule. If the Health Plan limits pharmacy services to a maximum annual dollar value, pharmacy dollar values are evaluated at a pre-rebate level.

F. Coverage Provisions

The Health Plan shall provide the following services in accordance with the provisions herein, and in accordance with the Florida Medicaid Coverage and Limitations Handbooks and the Florida Medicaid State Plan unless certified in a Customized Benefit Package in the Benefit Grid. The Health Plan shall comply with all State and federal laws pertaining to the provision of such services.

1.	Advance Directives

a. In compliance with 42 CFR 438.6(i)(1)-(2) and 42 CFR 422.128, the Health Plan shall maintain written policies and procedures for Advance Directives, including mental health Advance Directives. Such Advance Directives shall be included in each Enrollee's medical record. The Health Plan shall provide these policies to all Enrollee's eighteen (18) years of age and older and shall advise Enrollees of:

(1)	Their rights under the law of the State of Florida, including the right to accept or refuse medical, surgical, or behavioral health treatment and the right to formulate Advance Directives; and

(2)	The Health Plan's written policies respecting the implementation of those rights, including a statement of any limitation regarding the implementation of Advance Directives as a matter of conscience.

b. The information must include a description of State law and must reflect changes in State law as soon as possible, but no later than ninety (90) Calendar Days after the effective change.

c. The Health Plan's information must inform Enrollees that complaints may be filed with the State's complaint hotline.

d. The Health Plan shall educate its staff about its policies and procedures on Advance Directives, situations in which Advance Directives may be of benefit to Enrollees, and their responsibility to educate Enrollees about this tool and assist them to make use of it.

e. The Health Plan shall educate Enrollees about their ability to direct their care using this mechanism and shall specifically designate which staff and/or network Providers are responsible for providing this education.

2.	Child Health Check-Up Program (CHCUP)

a. The Health Plan shall provide a health screening evaluation that shall consist of: comprehensive health and developmental history, including assessment of past medical history, developmental history and behavioral health status; comprehensive unclothed physical examination; developmental assessment; nutritional assessment; appropriate immunizations according to the appropriate Recommended Childhood Immunization Schedule for the United States; laboratory testing (including blood lead testing); health education (including anticipatory guidance); dental screening (including a direct referral to a dentist for Enrollees beginning at three (3) years of age or earlier as indicated); vision screening, including objective testing as required; hearing screening, including objective testing as required; diagnosis and treatment; and referral and follow-up as appropriate.

b. For Children/Adolescents who the Health Plan identifies through blood lead screenings as having abnormal levels of lead, the Health Plan shall provide Case Management follow-up services as required in Chapter Two (2) of the Child Health Check-Up Services Coverage and Limitations Handbook. Screening for lead poisoning is a required component of this Contract. The Health Plan shall require all Providers to screen all Enrolled Children for lead poisoning at twelve (12) and twenty-four (24) months of age. In addition, Children/Adolescents between the ages of twenty-four (24) months and seventy-two (72) months of age must receive a screening blood lead test if there is no record of a previous test. The Health Plan shall provide additional diagnostic and treatment services determined to be Medically Necessary to a Child/Adolescent diagnosed with an elevated blood lead level. The Health Plan shall recommend, but shall not require, the use of paper filter tests as part of the lead screening requirement.

c. The Health Plan shall inform Enrollees of all testing/screenings due in accordance with the periodicity schedule specified in the Medicaid Child Health Check-Up Services Coverage and Limitations Handbook. The Health Plan shall contact Enrollees to encourage them to obtain health assessment and preventative care.

d.  The Health Plan shall refer Enrollees to appropriate service Providers within six (6) months of the examination for further assessment and treatment of conditions found during the examination.

e. The Health Plan shall offer scheduling assistance and Transportation to Enrollees in order to assist them to keep, and travel to, medical appointments.

f. The CHCUP program includes the maintenance of a coordinated system to follow the Enrollee through the entire range of screening and treatment, as well as supplying CHCUP training to medical care Providers.

g. The Health Plan shall achieve a CHCUP screening rate of at least sixty percent (60%) for those Enrollees who are continuously enrolled for at least eight (8) months during the Federal Fiscal Year (October 1 - September 30) in accordance with section 409.912, F.S. This screening compliance rate shall be based on the CHCUP screening data reported by the Health Plan and due to the Agency by January 15 following the end of each Federal Fiscal Year as specified in Section XII, Reporting, of this Contract. The data shall be monitored by the Agency for accuracy and, if the Health Plan does not achieve the 60 percent (60%) screening rate for the Federal Fiscal Year reported, the Health Plan shall file a corrective action plan (CAP) with the Agency no later than February 15, following the fiscal year reported. Any data reported by the Health Plan that is found to be inaccurate shall be disallowed by the Agency and the Agency shall consider such findings as being in violation of the Contract and may sanction the Health Plan accordingly.

h. The Health Plan shall adopt annual screening and participation goals to achieve at least an eighty percent (80%) CHCUP screening and participation rate. For each Federal Fiscal Year that the Health Plan does not meet the eighty percent (80%) screening and participation rate, it must file a CAP with the Agency no later than February 15 following the Federal Fiscal Year being reported.

3.	Cost Sharing

Cost-sharing amounts shall be delineated in the Florida State Medicaid Plan, and the Florida Coverage and Limitations Handbooks, as promulgated in Florida Administrative Code. The Health Plan may choose to eliminate cost sharing requirements as approved by the Agency. Attachment I outlines the approved cost sharing limits.

4.	Dental

The Health Plan shall cover diagnostic services, preventive treatment, CHCUP dental screening (including a direct referral to a dentist for Enrollees beginning at three (3) years of age or earlier as indicated); restorative treatment, endodontic treatment, periodontal treatment, restorative treatment, surgical procedures and/or extractions, orthodontic treatment, complete and partial dentures, complete and partial denture relines and repairs, and adjunctive and emergency services for Enrollees under the age of twenty-one (21). Adult services include medically necessary emergency dental procedures to alleviate pain or infection. Emergency dental care shall be limited to emergency oral examinations, necessary radiographs, extractions, and incisions and drainage of abscesses. Adult dental services shall also include dentures.

5.	Emergency Services

a. The Health Plan shall advise all Enrollees of the provisions governing Emergency Services and Care. The Health Plan shall not deny claims for Emergency Services and Care received at a Hospital due to lack of parental consent. In addition, the Health Plan shall not deny payment for treatment obtained when a representative of the Health Plan instructs the Enrollee to seek Emergency Services and Care.

b. The Health Plan shall not:

(1)	Require Prior Authorization for an Enrollee to receive pre-Hospital transport or treatment or for Emergency Services and Care;

(2)	Specify or imply that Emergency Services and Care are covered by the Health Plan only if secured within a certain period of time;

(3)	Use terms such as "life threatening" or "bona fide" to qualify the kind of emergency that is covered; or

(4)	Deny payment based on a failure by the Enrollee or the Hospital to notify the Health Plan before, or within a certain period of time after, Emergency Services and Care were given.

c. The Health Plan shall provide pre-Hospital and Hospital-based trauma services and Emergency Services and Care to Enrollees. See sections 395.1041, 395.4045 and 401.45, F.S.

d. When an Enrollee presents himself/herself at a Hospital seeking Emergency Services and Care, the determination that an Emergency Medical Condition exists shall be made, for the purposes of treatment, by a physician of the Hospital or, to the extent permitted by applicable law, by other appropriate personnel under the supervision of a Hospital physician. See sections 409.9128 and 409.901, F.S

(1)	The physician, or the appropriate personnel, shall indicate on the Enrollee's chart the results of all screenings, examinations and evaluations.

(2)
The Health Plan shall compensate the provider for all screenings, evaluations and examinations that are reasonably calculated to assist the provider in arriving at the determination as to whether the Enrollee's condition is an Emergency Medical Condition.

(3)	The Health Plan shall for all Emergency Services and Care.

(4)	If the provider determines that an Emergency Medical Condition does not exist, the Health Plan is not required to pay for services rendered subsequent to the provider's determination.

e. If the provider determines that an Emergency Medical Condition exists, and the Enrollee notifies the Hospital or the Hospital emergency personnel otherwise have knowledge that the patient is an Enrollee of the Health Plan, the Hospital must make a reasonable attempt to notify the Enrollee's PCP, if known, or the Health Plan, if the Health Plan has previously requested in writing that said notification be made directly to the Health Plan, of the existence of the Emergency Medical Condition.

f. If the Hospital, or any of its affiliated providers, do not know the Enrollee's PCP, or have been unable to contact the PCP, the Hospital must:

(1)	Notify the Health Plan as soon as possible before discharging the Enrollee from the emergency care area; or

(2)	Notify the Health Plan within twenty-four (24) hours or on the next Business Day after admission of the Enrollee as an inpatient to the Hospital.

g. If the Hospital is unable to notify the Health Plan, the Hospital must document its attempts to notify the Health Plan, or the circumstances that precluded the Hospital's attempts to notify the Health Plan. The Health Plan shall not deny payment for Emergency Services and Care based on a Hospital's failure to comply with the notification requirements of this Section.

h. If the Enrollee's PCP responds to the Hospital's notification, and the Hospital physician and the PCP discuss the appropriate care and treatment of the Enrollee, the Health Plan may have a member of the Hospital staff with whom it has a Participating Provider contract participate in the treatment of the Enrollee within the scope of the physician's Hospital staff privileges.

i. The Health Plan may transfer the Enrollee, in accordance with State and federal law, to a Participating Hospital that has the service capability to treat the Enrollee's Emergency Medical Condition. The attending emergency physician, or the provider actually treating the Enrollee, is responsible for determining when the Enrollee is sufficiently stabilized for transfer discharge, and that determination is binding on the entities identified in 42 CFR 438.114(b) as responsible for coverage and payment.

j. Notwithstanding any other State law, a Hospital may request and collect any insurance or financial information necessary to determine if the patient is an Enrollee of the Health Plan, in accordance with federal law, from an Enrollee, so long as Emergency Services and Care are not delayed in the process.

k. In accordance with 42 CFR 438.411 and 42 CFR 422.113(c), the Health Plan shall cover Post Stabilization Care Services without authorization, regardless of whether the Enrollee obtains a service within or outside the Health Plan's network for the following situations:

(1)	Post-Stabilization Care Services that were pre-approved by the Health Plan;

(2)
Post-Stabilization Care Services that were not pre-approved by the Health Plan because the Health Plan did not respond to the treating provider's request for pre-approval within one (1) hour after the treating provider sent the request;

(3)	The treating Provider could not contact the Health Plan for pre-approval; and

(4)
Those Post-Stabilization Care Services that a treating physician viewed as Medically Necessary after stabilizing an Emergency Medical Condition. These are non-emergency services; the Health Plan can choose not to cover if provided by a nonparticipating provider, except in those circumstances detailed in k. (1), (2), and (3) above.

l. The Health Plan shall not deny claims for the provision of Emergency Services and Care submitted by a nonparticipating provider solely based on the period between the date of service and the date of clean claim submission, unless that period exceeds 365 days.

m. Reimbursement for services provided to an Enrollee under this Section by a nonparticipating provider shall be the lesser of:

(1)	The nonparticipating provider's charges;

(2)	The usual and customary provider charges for similar services in the community where the services were provided;

(3)	The amount mutually agreed to by the Health Plan and the nonparticipating provider within sixty (60) Calendar Days after the nonparticipating provider submits a claim; or

(4)	The Medicaid rate.

n. Notwithstanding the requirements set forth in this Section, the Health Plan shall make payment on all claims for Emergency Services and Care by nonparticipating providers pursuant to the requirements set forth in section 641.3155, F.S.

6.	Emergency Services - Behavioral Health Services

a. An out-of-area, non-participating provider shall notify the Health Plan within twenty-four (24) hours of the Enrollee presenting for Emergency Behavioral Health Services. In cases in which the Enrollee has no identification, or is unable to verbally identify himself/herself when presenting for Behavioral Health Services, the out of area, non-participating provider shall notify the Health Plan within twenty-four (24) hours of learning the Enrollee's identity. The out of area, non-participating provider shall deliver to the Health Plan the Medical Records that document that the identity of the Enrollee could not be ascertained at the time the Enrollee presented for Emergency Behavioral Health Services due to the Enrollee's condition.

b. If the out-of-area, non-participating provider fails to provide the Health Plan with an accounting of the Enrollee's presence and status within twenty-four (24) hours after the Enrollee presents for treatment and provides identification, the Health Plan shall only approve claims for the time period required for treatment of the Enrollee's Emergency Behavioral Health Services, as documented by the Enrollee's Medical Record.

c. The Health Plan shall review and approve or disapprove all out-of-plan Emergency Behavioral Health Service claims within the time frames specified for emergency claims payment in Section V.D.3., Emergency Care Requirements.

d. The Health Plan shall submit to the Agency for review and final determination all denied Appeals from behavioral health care providers and out-of-plan, non-participating Behavioral Health Care Providers for denied Emergency Behavioral Health Service claims. The provider, whether a participating provider or not, must submit the denied Appeal to the Agency within ten (10) days after receiving notice of the Health Plan's final Appeal determination.

e. The Health Plan must evaluate and authorize or deny services for Enrollees presenting at non-participating receiving facilities (that are not Crisis Stabilization Units), within the Health Plan's service area, for involuntary examination within three (3) hours of being notified by phone by the receiving facility.

f. The receiving facility must notify the Health Plan within four (4) hours of the Enrollee presenting. If the Receiving Facility fails to notify the Health Plan of the Enrollee's presence and status within four (4) hours, the Health Plan shall pay only for the first four (4) hours of the Enrollee's treatment, subject to Medical Necessity.

g. If the receiving facility is a non-participating receiving facility and documents in the Medical Record that it is unable, after a good faith effort, to identify the Enrollee and, therefore, fails to notify the Health Plan of the Enrollee's presence, the Health Plan shall pay for medical stabilization lasting no more than three (3) days from the date the Enrollee presented at the receiving facility, as documented by the Enrollee's Medical Record and subject to Medical Necessity, unless there is irrefutable evidence in the Medical Record that a longer period was required to treat the Enrollee.

7.	Family Planning Services

The Health Plan shall provide family planning services for the purpose of enabling Enrollees to make comprehensive and informed decisions about family size and/or spacing of births. The Health Plan shall provide the following services: planning and referral, education and counseling, initial examination, diagnostic procedures and routine laboratory studies, contraceptive drugs and supplies, and follow-up care in accordance with the Medicaid Physicians Services Coverage and Limitations Handbook. Policy requirements include:

a. The Health Plan shall furnish services on a voluntary and confidential basis.

b. The Health Plan shall allow Enrollees freedom of choice of family planning methods covered under the Medicaid program, including Medicaid covered implants, where there are no medical contra-indications.

c. The Health Plan shall render the services to Enrollees under the age of eighteen (18) provided the Enrollee is married, a parent, pregnant, has written consent by a parent or legal guardian, or in the opinion of a physician, the Enrollee may suffer health hazards if the services are not provided. See section 31.0051, F.S.

d. The Health Plan shall allow each Enrollee to obtain family planning services from any Medicaid Provider and require no prior authorization for such services. If the Enrollee receives services from a non-network Medicaid provider, then the Health Plan must reimburse at the Medicaid reimbursement rate, unless another payment rate is negotiated.

e. The Health Plan shall make available and encourage all pregnant women and mothers with infants to receive postpartum visits for the purpose of voluntary family planning, including discussion of all appropriate methods of contraception, counseling and services for family planning to all women and their partners. The Health Plan shall direct Providers to maintain documentation in the Enrollee's Medical Records to reflect this provision. See section 409.912, F.S.

f. The provisions of this subsection shall not be interpreted so as to prevent a health care provider or other person from refusing to furnish any contraceptive or family planning service, supplies or information for medical or religious reasons. A health care provider or other person shall not be held liable for such refusal.

8.	Hospital Services — Inpatient

Inpatient Services - Medically Necessary services ordinarily furnished by a State licensed acute care Hospital for the medical care and treatment of inpatients provided under the direction of a physician or dentist in a Hospital maintained primarily for the care and treatment of patients with disorders other than mental diseases. Inpatient psychiatric Hospital services are Medically Necessary Behavioral Health Care Services and may be provided in a general Hospital psychiatric unit or in a specialty Hospital.

a. Inpatient services include, but are not limited to, rehabilitation Hospital care (which are counted as inpatient Hospital days), medical supplies, diagnostic and therapeutic services, use of facilities, drugs and biologicals, room and board, nursing care and all supplies and equipment necessary to provide adequate care. See the Medicaid Hospital Services Coverage & Limitations Handbook.

b. Inpatient services also include inpatient care for any diagnosis including psychiatric and mental health (Baker Act and non-Baker Act), tuberculosis and renal failure when provided by general acute care Hospitals in both emergent and non-emergent conditions.

c. The Health Plan may provide services in a nursing home as downward substitution for Inpatient Services. Such services shall not be counted as inpatient hospital days.

d. The Health Plan shall provide Medically Necessary transplants covered in the Handbook, including pre-transplant care and post-transplant care. For other transplants not covered by Medicaid, the Health Plan shall cover pre-transplant care and post-transplant follow-up.

e. The Health Plan shall cover physical therapy services when Medically Necessary and when provided during an Enrollee's inpatient stay.

f. The Health Plan shall provide up to twenty-eight (28) inpatient hospital days in an inpatient Hospital substance abuse treatment program for pregnant substance abusers who meet ISD Criteria with Florida Medicaid modifications, as specified in InterQual Level of Care 2003-Acute Criteria-Pediatric and/or InterQual Level of Care 2003-Acute Criteria-Adult (McKesson Health Solutions, LLC, “McKesson”), 2003 Edition or the most current edition, for use in screening cases admitted to rehabilitative Hospitals and CON approved rehabilitative units in acute care Hospitals with admission dates of January 1, 2003 and after. In addition, the Health Plan shall provide inpatient Hospital treatment for severe withdrawal cases exhibiting medical complications which meet the severity of illness criteria under the alcohol/substance abuse system-specific set which generally requires treatment on a medical unit where complex medical equipment is available. Withdrawal cases (not meeting the severity of illness criteria under the alcohol/substance abuse criteria) and substance abuse rehabilitation (other than for pregnant women), including court ordered services, are not covered in the inpatient Hospital setting.

g. The Health Plan shall adhere to the provisions of the Newborns and Mothers Health Protection Act (NMHPA) of 1996 regarding postpartum coverage for mothers and their newborns. Therefore, the Health Plan shall provide for no less than a forty-eight (48) hour Hospital length of stay following a normal vaginal delivery, and at least a ninety-six (96) hour Hospital length of stay following a Cesarean section. In connection with coverage for maternity care, the Hospital length of stay is required to be decided by the attending physician in consultation with the mother.

h. The Health Plan shall prohibit the following practices:

(1)	Denying the mother or newborn child eligibility, or continued eligibility, to enroll or renew coverage under the terms of the Health Plan, solely for the purpose of avoiding the NMHPA requirements;

(2)	Providing monetary payments or rebates to mothers to encourage them to accept less than the minimum protections available under NMHPA;

(3)	Penalizing or otherwise reducing or limiting the reimbursement of an attending physician because the physician provided care in a manner consistent with NMHPA;

(4)	Providing incentives (monetary or otherwise) to an attending physician to induce the physician to provide care in a manner inconsistent with NMHPA; and

(5)
Restricting for any portion of the forty-eight (48) hour, or ninety-six (96) hour, period prescribed by NMHPA in a manner that is less favorable than the Benefits provided for any preceding portion of the Hospital stay.

(6)
The Health Plan shall pay for any Medically Necessary duration of stay in a noncontracted facility which results from a medical emergency until such time as the Plan can safely transport the Enrollee to a Plan participating facility.

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9.	Hospital Services — Outpatient

Outpatient hospital services consist of preventive, diagnostic, therapeutic or palliative care under the direction of a physician or dentist at a licensed acute care Hospital. Outpatient hospital services include Medically Necessary emergency room services, dressings, splints, oxygen and physician ordered services and supplies for the clinical treatment of a specific diagnosis or treatment.

a. The Health Plan shall provide Emergency Services and Care as Medically Necessary.

b. The Health Plan shall have a procedure for the authorization of dental care and associated ancillary medical services provided in an outpatient hospital setting if that care meets the following requirements:

(1)	Is provided under the direction of a dentist at a licensed Hospital; and

(2)	Is Medically Necessary; or

(3)
The Health Plan shall pay for any Medically Necessary duration of stay in a noncontracted facility which results from a medical emergency until such time as the Plan can safely transport the Enrollee to a Plan participating facility.

10.	Hospital Services — Ancillary Services

a. The Health Plan shall provide Medically Necessary ancillary medical services at the Hospital without limitation. Ancillary Hospital services include, but are not limited to, radiology, pathology, neurology, neonatology, and anesthesiology. When the Health Plan or the Health Plan's authorized physician authorizes these services (either inpatient or outpatient), the Health Plan must reimburse the provider of the service at the Medicaid line item rate, unless the Health Plan and the Hospital have negotiated another reimbursement rate. Also, the Health Plan must reimburse non-network physicians for emergency ancillary services provided in a hospital setting.

b. The Health Plan shall have a procedure for the authorization of Medically Necessary dental care and associated ancillary services provided in licensed ambulatory surgical center settings if that care is provided under the direction of a dentist as described in state plan.

11.	Hysterectomies, Sterilizations and Abortions

The Health Plan shall maintain a log of all hysterectomy, sterilization and abortion procedures performed for its Enrollees. The log must include, at a minimum, the Enrollee’s name and identifying information, date of procedure, and type of procedure. The Health Plan shall provide abortions only in the following situations:

a. If the pregnancy is a result of an act of rape or incest; or

b. The physician certifies that the woman is in danger of death unless an abortion is performed.

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12.	Immunizations

The Health Plan shall:

a. Provide immunizations in accordance with the Recommended Childhood Immunization Schedule for the United States, or when Medically Necessary for the Enrollee's health;

b. Provide for the simultaneous administration of all vaccines for which an Enrollee up to the age of 20 is eligible at the time of each visit; and

c. Follow only true contraindications established by the Advisory Committee on Immunization Practices ("ACIP"), unless:

(1)	In making a medical judgment in accordance with accepted medical practices, such compliance is deemed medically inappropriate; or

(2)	The particular requirement is not in compliance with Florida law, including Florida law relating to religious or other exemptions.

d. Participate, or direct its Providers to participate, in the Vaccines For Children Program ("VFC"). See Section 1905(r)(1) of the Social Security Act. The VFC is administered by the Department of Health, Bureau of Immunizations, and provides vaccines at no charge to physicians and eliminates the need to refer children to CHDs for immunizations.

e. The Health Plan shall provide coverage and reimbursement to the Participating Provider for immunizations covered by Medicaid, but not provided through VFC;

f.  Ensure that Providers have a sufficient supply of vaccines if the Health Plan is the VFC enrollee. The Health Plan shall direct those Providers that are directly enrolled in the VFC program to maintain adequate vaccine supplies;

g. Pay no more than the Medicaid program vaccine administration fee of $10.00 per administration, unless another rate is negotiated with the Participating Provider.

h. Pay the immunization administration fee at no less than the Medicaid rate when an Enrollee receives immunizations from a nonparticipating provider, so long as:…

(i) The nonparticipating provider contacts the Health Plan at the time of service delivery;

(ii) The Health Plan is unable to document to the nonparticipating provider that the Enrollee has already received the immunization; and

(iii) The nonparticipating provider submits a claim for the administration of immunization services and provides medical records documenting the immunization to the Health Plan.

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13.	Pregnancy Related Requirements

The Health Plan must provide the most appropriate and highest level of Quality care for pregnant Enrollees. Required care includes the following:

a. Florida's Healthy Start Prenatal Risk Screening - The Health Plan shall ensure that the Provider offers Florida's Healthy Start prenatal risk screening to each pregnant Enrollee as part of her first prenatal visit. As required by section 383.14, F.S., 2004 and 64C-7.009, F.A.C.

(1)	The Health Plan shall ensure that the Provider uses the DOH prenatal risk form (DH Form 3134), which can be obtained from the local CHD.

(2)	The Health Plan shall ensure that the Provider retains a copy of the completed screening instrument in the Enrollee's Medical Record and provides a copy to the Enrollee.

(3)	The Health Plan shall ensure that the Provider submits the completed DH Form 3134 to the CHD in the county in which the prenatal screen was completed within ten (10) Business Days of completion.

(4)	The Health Plan shall collaborate with the Healthy Start care coordinator within the Enrollee's county of residence to assure risk appropriate care is delivered.

b. Florida's Healthy Start Infant (Postnatal) Risk Screening Instrument - The Health Plan shall ensure that the Provider completes the Florida Healthy Start Infant (Postnatal) Risk Screening Instrument (DH Form 3135) with the Certificate of Live Birth and transmits the documents to the CHD in the county in which the infant was born within ten (10) Business Days of completion. The Health Plan shall ensure that the Participating Provider retains a copy of the completed DH Form 3135 in the Enrollee's Medical Record and provides a copy to the Enrollee.

c. Pregnant Enrollees or infants who do not score high enough to be eligible for Healthy Start care coordination may be referred for services, regardless of their score on the Healthy Start risk screen, in the following ways:

(1)
If the referral is to be made at the same time the Healthy Start risk screen is administered, the Provider may indicate on the risk screening form that the Enrollee or infant is invited to participate based on factors other than score; or

(2)
If the determination is made subsequent to risk screening, the Participating Provider may refer the Enrollee or infant directly to the Healthy Start care coordinator based on assessment of actual or potential factors associated with high risk, such as HIV, hepatitis B, substance abuse or domestic violence.

d. The Health Plan shall refer all pregnant women, breast-feeding and postpartum women, infants and Children up to age five (5) to the local WIC office.

(1)	The Health Plan shall provide:

i. A completed Florida WIC program Medical Referral Form with the current height or length and weight (taken within 60 Calendar Days of the WIC appointment);

ii. Hemoglobin or hematocrit; and

iii. Any identified medical/nutritional problems.

(2)	For subsequent WIC certifications, the Health Plan shall ensure that Providers coordinate with the local WIC office to provide the above referral data from the most recent CHCUP.

(3)
Each time the Health Plan completes a WIC Referral Form, the Health Plan shall ensure that the Provider gives a copy of the WIC Referral Form to the Enrollee and retains a copy in the Enrollee's Medical Record.

e. The Health Plan shall ensure that the Providers provide all women of childbearing age HIV counseling and offer them HIV testing. See Chapter 381, F.S.

(1)
The Health Plan shall ensure that its Providers, in accordance with Florida law, offer all pregnant women counseling an HIV testing at the initial prenatal care visit and again at twenty-eight (28) to thirty-two (32) weeks.

(2)	The Health Plan shall ensure that its Providers attempt to obtain a signed objection if a pregnant woman declines an HIV test. See Section 384.31, F.S., 2004 and 64D-3.019, F.A.C.

(3)
The Health Plan shall ensure that all pregnant women who are infected with HIV are counseled about and offered the latest antiretroviral regimen recommended by the U.S. Department of Health & Human Services. (U.S. Department of Health & Human Services, Public Health Service Task Force Report entitled Recommendations for the Use of Antiretroviral Drugs in Pregnant HIV-1 Infected Women for Maternal Health and Interventions to Reduce Perinatal HIV-1 Transmission in the United States. To receive a copy of the guidelines, contact the DOH, Bureau of HIV/AIDS at (850) 245-4334, or go to http://aidsinfo.nih.gov/guidelines/.)

f. The Health Plan shall ensure that its Providers screen all pregnant Enrollees receiving prenatal care for the Hepatitis B surface antigen (HBsAg) during the first prenatal visit.

(1)
The Health Plan shall ensure that the Providers perform a second HBsAg test between twenty-eight (28) and thirty-two (32) weeks of pregnancy for all pregnant Enrollees who tested negative at the first (1st) prenatal visit and are considered high-risk for Hepatitis B infection. This test shall be performed at the same time that other routine prenatal screening is ordered.

(2)	All HBsAg-positive women shall be reported to the local CHD and to Healthy Start, regardless of their Healthy Start screening score.

g. The Health Plan shall ensure that infants born to HBsAg-positive Enrollees shall receive Hepatitis B Immune Globulin (HBIG) and the Hepatitis B vaccine once they are physiologically stable, preferably within twelve (12) hours of birth and shall complete the Hepatitis B Maxine series according to the recommended vaccine schedule established by the Recommended Childhood Immunization Schedule for the United States.

(1)
The Health Plan shall ensure that its Providers test infants born to HBsAg-positive Enrollees for HBsAg and Hepatitis B surface antibodies (anti-HBs) six (6) months after the completion of the vaccine series to monitor the success or failure of the therapy.

(2)
The Health Plan shall ensure that Providers report to the local CHD a positive HBsAg result in any child aged twenty-four (24) months or less within twenty-four (24) hours of receipt of the positive test results.

(3)	The Health Plan shall ensure that infants born to Enrollees who are HBsAg-positive are referred to Healthy Start regardless of their Healthy Start screening score.

h. The Health Plan shall report to the Perinatal Hepatitis B Prevention Coordinator at the local CHD all prenatal or postpartum Enrollees who test HBsAg-positive. The Health Plan also shall report said Enrollees’ infants and contacts to the Perinatal Hepatitis B Prevention Coordinator at the local CHD.

(1)
The Health Plan shall report the following information - name, date of birth, race, ethnicity, address, infants, contacts, laboratory test performed, date the sample was collected, the due date or EDC, whether or not the Enrollee received prenatal care, and immunization dates for infants and contacts.

(2)	The Health Plan shall use the Perinatal Hepatitis B Case and Contact Report (DH Form 1876) for reporting purposes.

i. The Health Plan shall ensure that the PCP maintains all documentation of Healthy Start screenings, assessments, findings and referrals in the Enrollees’ Medical Records. The Health Plan shall ensure quick access to Enrollees’ Medical Records in the Provider contract.

j. The Health Plan shall provide the most appropriate and highest level of Quality care for pregnant Enrollees, including, but not limited to, the following:

(1)	Prenatal Care - The Health Plan shall:

i. Require a pregnancy test and a nursing assessment with referrals to a physician, PA or ARNP for comprehensive evaluation;

ii. Require Case Management through the gestational period according to the needs of the Enrollee;

iii. Require any necessary referrals and follow-up;

iv. Schedule return prenatal visits at least every four (4) weeks until the thirty-second (32nd) week, every two (2) weeks until the thirty-sixth (36th) week, and every week thereafter until delivery, unless the Enrollee’s condition requires more frequent visits;

v. Contact those Enrollees who fail to keep their prenatal appointments as soon as possible, and arrange for their continued prenatal care;

vi. Assist Enrollees in making delivery arrangements, if necessary; and

vii. Ensure that all Providers screen all pregnant Enrollees for tobacco use and make certain that the Providers make available to the pregnant Enrollees smoking cessation counseling and appropriate treatment as needed.

(2)	Nutritional Assessment/Counseling - The Health Plan shall ensure that its Providers supply nutritional assessment and counseling to all pregnant Enrollees. The Health Plan shall:

i. Ensure the provision of safe and adequate nutrition for infants by promoting breast-feeding and the use of breast milk substitutes;

ii. Offer a mid-level nutrition assessment;

iii. Provide individualized diet counseling and a nutrition care plan by a public health nutritionist, a nurse or physician following the nutrition assessment; and

iv. Documentation of the nutrition care plan in the Medical Record by the person providing counseling.

(3)
Obstetrical Delivery - The Health Plan shall develop and use generally accepted and approved protocols for both low risk and high risk deliveries which reflect the highest standards of the medical profession, including Healthy Start and prenatal screening, and ensure that all Providers use these protocols.

i. The Health Plan shall ensure that all Providers document preterm delivery risk assessments in the Enrollee’s Medical Record by the twenty-eighth (28th) week.

ii. If the Provider determines that the Enrollee’s pregnancy is high risk, the Health Plan shall ensure that the Provider’s obstetrical care during labor and delivery includes preparation by all attendants for symptomatic evaluation and that the Enrollee progresses through the final stages of labor and immediate postpartum care.

(4)
Newborn Care - The Health Plan shall make certain that its Providers supply the highest level of care for the Newborn beginning immediately after birth. Such level of care shall include, but not be limited to, the following:

i. Instilling of prophylactic eye medications into each eye of the Newborn;

ii. When the mother is Rh negative, the securing of a cord blood sample for type Rh determination and direct Coombs test;

iii. Weighing and measuring of the Newborn;

iv. Inspecting the Newborn for abnormalities and/or complications;

v. Administering of one half milligram of vitamin K;

vi. APGAR scoring;

vii. Any other necessary and immediate need for referral in consultation from a specialty physician, such as the Healthy Start (postnatal) infant screen; and

viii. Any necessary Newborn and infant hearing screenings. (To be conducted by a licensed audiologist pursuant to Chapter 468, F.S., 2004, a physician licensed under Chapters 458 or 459, F.S., 2004, or an individual who has completed documented training specifically for newborn hearing screenings and who is directly or indirectly supervised by a licensed physician or a licensed audiologist.)

(5)	Postpartum Care - The Health Plan shall:

i. Provide a postpartum examination for the Enrollee within six (6) weeks after delivery;

ii. Ensure that its Providers supply voluntary family planning, including a discussion of all methods of contraception, as appropriate;

iii. Ensure that eligible Newborns are enrolled with the Health Plan and that continuing care of the Newborn be provided through the CHCUP program component.

14.	Prescribed Drug Services

a. The Health Plan shall provide those products and services associated with the dispensing of medicinal drugs pursuant to a valid prescription, as defined in Chapter 465, F.S. Prescribed Drug Services generally include all prescription drugs listed in the Agency’s Prescribed Drug List (“PDL,” See section 409.91195, F.S.), except for specific hemophilia-related drugs identified by the Agency to be reimbursed as Fee-for-Service beginning September 1, 2006. The PDL shall include at least two (2) products, when available, in each therapeutic class. Antiretroviral agents are not subject to the PDL Policy requirements, pursuant to section 409.912(39), F.S., include, but are not limited to, the following:

(1)	The Health Plan shall make available those drugs and dosage forms listed in the PDL.

(2)
The Health Plan shall not arbitrarily deny or reduce the amount, duration or scope of prescriptions solely based on the Enrollee’s diagnosis, type of illness or condition. The Health Plan may place appropriate limits on prescriptions based on criteria such as Medical Necessity, or for the purpose of utilization control, provided the Health Plan reasonably expects said limits to achieve the purpose of the Prescribed Drug Services set forth in the Medicaid State Plan.

(3)	The Health Plan shall make available those drugs not on the PDL, when requested and approve, if the drugs on the PDL have been used in a step therapy sequence or when other documentation is provided.

b. The Health Plan shall provide to Enrollees, who desire to quit smoking, one (1) course of nicotine replacement therapy, of twelve (12) weeks duration, or the manufacturer’s recommended duration, per year. The Health Plan may use either nicotine transdermal patches or nicotine gum.

c. If the Health Plan has authorization requirements for prescribed drug services, the Health Plan shall comply with all aspects of the Settlement Agreement to Hernandez, et. al. v. Medows (case number 02-20964 Civ-Gold/Simonton) (HSA). An HSA situation arises when an Enrollee attempts to fill a prescription at a participating pharmacy location and is unable to receive his/her prescription as a result of:

(1)	An unreasonable delay in filling the prescription;

(2)	A denial of the prescription;

(3)	The reduction of a prescribed good or service; and/or

(4)	The termination of a prescription.

d. The Health Plan shall ensure that its Enrollees are receiving the functional equivalent of those goods and services received by non-Medicaid Reform Fee-for-Service Medicaid Recipients in accordance with the HSA.

(1)
The Health Plan shall maintain a log of all correspondences and communications from Enrollees relating to the HSA Ombudsman process. The “Ombudsman Log” shall contain, at a minimum, the Enrollee’s name, address and telephone number and any other contact information, the reason for the participating pharmacy location’s denial (and unreasonable delay in filling a prescription, a denial of a prescription and/or the termination of a prescription), the pharmacy’s name (and store number, if applicable), the date of the call, a detailed explanation of the final resolution, and the name of prescribed good or service.

(2)	The Health Plan’s Enrollees are third party beneficiaries for this Section of the Contract.

(3)	The Health Plan shall conduct HSA surveys on an annual basis, of no less than five percent (5%) of all participating pharmacy locations to ensure compliance with the HSA.

(a)
The Health Plan may survey less than five percent (5%), with written approval from the Agency, if the Health Plan can show that the number of participating pharmacies it surveys is a statistically significant sample that adequately represents the pharmacies that have contracted with the Health Plan to provide pharmacy services.

(b)	The Health Plan shall not include in the HSA Survey any participating pharmacy location that the Health Plan found to be in complete compliance with the HSA requirements within the last twelve months.

(c)
The Health Plan shall require all participating pharmacy locations that fail any aspect of the HSA survey to undergo mandatory training within six (6) months and then be re-evaluated within one (1) month of the Health Plan’s HSA training to ensure that the participating pharmacy location is in compliance with the HSA.

(4)	The Health Plan shall offer to train all new and existing participating pharmacy locations regarding the HSA requirements.

(5)
The Health Plan may delegate any or all functions to one (1) or more Pharmacy Benefits Administrators (PBA), so long as none of the PBAs are owned, operated, related to, or subsidiaries of, any pharmacy. Before entering into a Subcontract, the Health Plan shall:

(a)	Provide a copy of the model Subcontract between the Health Plan and the PBA to the Bureau of Managed Health Care;

(b)	Receive written approval from the Bureau of Managed Health Care for the use of said model Subcontract; and

(c)	Work with the Fiscal Agent to integrate the systems.

e. The Health Plan shall provide name brand drugs in compliance with State law. The Health Plan shall authorize claims from a pharmacy for the cost of a multi-source brand drug if the prescriber:

(1)	Writes in his or her own handwriting on the valid prescription that the drug is Medically Necessary; as determined by section 465.025, F.S and

(2)
The prescriber submits the functionally equivalent of the FDA MedWatch form to the Health Plan, in his or her own handwriting, that an Enrollee has had an adverse reaction to a generic drug or has had, in his or her medical opinion, better results when taking the brand-name drug.

f. Effective September 1, 2006, hemophilia-related drugs identified by the Agency for distribution through the Hemophilia Disease Management Pilot Program will be reimbursed on a Fee-for-Service basis. Upon implementation of the Hemophilia Disease Management Pilot Program, the Health Plan shall coordinate the care of its’ enrollees with Agency-approved organizations and shall not be responsible for the distribution of Hemophilia-related drugs.

g. Health Plans shall submit pharmacy encounter data in a format supplied by the Agency on an ongoing quarterly payment schedule, as specified in Section XII of this Contract. For example, data for all claims paid during 04/01/06 and 06/30/06 is due to the Agency by 07/31/06.

15.	Quality Enhancements

In addition to the covered services specified in this Section, the Health Plan shall offer Quality Enhancements ("QEs") to Enrollees as specified below.

a. The Health Plan shall offer QEs in community settings that are accessible to Enrollees.

b. The Health Plan shall inform Enrollees and Providers of the QEs, and how to access services related to QEs, through the Enrollee and Provider Handbooks.

c. The Health Plan shall develop and maintain written policies and procedures to implement QEs.

d. The Health Plan may cosponsor the annual training of Providers, provided that the training meets the Provider training requirements for the programs listed below. The Plan is encouraged to actively collaborate with community agencies and organizations, including CHD's, local Early Intervention Programs, Healthy Start Coalitions and local school districts in offering these services.

e. If the Health Plan involves the Enrollee in an existing community program for purposes of meeting the QE requirement, the Health Plan shall document referrals to the community program, shall follow-up on the Enrollee's receipt of services from the community program and record the Enrollee's involvement in the Enrollee’s Medical Record.

f. QE programs shall include, but not be limited to, the following:

(1)
Children's Programs - The Health Plan shall provide regular general wellness programs targeted specifically toward Enrollees from birth to the age of five (5), or the Health Plan shall make a good faith effort to involve Enrollees in existing community Children's Programs.

i. Children's Programs shall promote increased utilization of prevention and early intervention services for at risk Enrollees with Children/Adolescents in the target population. The Health Plan shall approve claims for services recommended by the Early Intervention Program when they are Covered Services and Medically Necessary.

ii. The Health Plan shall offer annual training to Providers that promote proper nutrition, breast-feeding, immunizations, CHCUP, wellness, prevention and early intervention services.

(2)
Domestic Violence - The Health Plan shall ensure that PCPs screen Enrollees for signs of domestic violence and shall offer referral services to applicable domestic violence prevention community agencies.

(3)
Pregnancy Prevention - The Health Plan shall conduct regularly scheduled Pregnancy Prevention programs, or shall make a good faith effort to involve Enrollees in existing community Pregnancy Prevention programs, such a the Abstinence Education Program. The programs shall be targeted towards teen Enrollees, but shall be open to all Enrollees, regardless of age, gender, pregnancy status or parental consent.

(4)
Prenatal/Postpartum Pregnancy Programs - The Health Plan shall provide regular home visits, conducted by a home health nurse or aide, and counseling and educational materials to pregnant and postpartum Enrollees who are not in compliance with the Health Plan's prenatal and postpartum programs. The Health Plan shall coordinate its efforts with the local Healthy Start Care Coordinator to prevent duplication of services.

(5)
Smoking Cessation - The Health Plan shall conduct regularly scheduled Smoking Cessation programs as an option for all Enrollees, or the Health Plan shall make a good faith effort to involve Enrollees in existing community or Smoking Cessation programs. The Health Plan shall provide Smoking Cessation counseling to Enrollees. The Health Plan shall provide Participating PCPs with the Quick Reference Guide to assist in identifying tobacco users and supporting and delivering effective Smoking Cessation interventions. (The Quick Reference Guide is a distilled version of the Public Health Service sponsored Clinical Practice Guideline, Treating Tobacco Use & Dependence. The Plan can obtain copies of the Quick Reference guide by contacting the DHHS, Agency for Health Care Research & Quality (AHR) Publications Clearinghouse at (800) 358-9295 or P.O. Box 8547, Silver Spring, MD 20907.)

(6)	Substance Abuse - The Health Plan shall offer Substance Abuse screening training to its Providers on an annual basis.

i. The Health Plan shall have all PCPs screen Enrollees for signs of Substance Abuse as part of prevention evaluation at the following times:

(a)	Initial contact with a new Enrollee;

(b)	Routine physical examinations;

(c)	Initial prenatal contact;

(d)	When the Enrollee evidences serious over-utilization of medical, surgical, trauma or emergency services; and

(e)	When documentation of emergency room visits suggests the need.

ii. The Health Plan shall offer targeted Enrollees either community or Health Plan sponsored Substance Abuse programs.

16.	Protective Custody

The Health Plan shall provide a physical screening within seventy-two (72) hours, or immediately, if required, for all enrolled Children/Adolescsents taken into protective custody, emergency shelter or the foster care program by DCF, See Rule 65C-12.002, F.A.C.

a. The Health Plan shall provide these required examinations, or, if unable to do so within the required time frames, must approve the out of network claim and forward it to the Agency and/or its Agent.

b. For all CHCUP screenings for Children/Adolescents whose Enrollment and Medicaid eligibility are undetermined at the time of entry into the care and custody of DCF, and who are later determined to be Enrollees at the time the examinations took place, the Health Plan shall approve the claims and forward them to the Agency and/or the Fiscal Agent.

17.	Therapy Services

Medicaid Therapy Services are physical, speech-language (including augmentative and alternative communication systems), occupational and respiratory therapies. The Health Plan shall cover therapy services consistent with handbook requirements. Adults are covered for physical and respiratory therapy services under the Outpatient Hospital Services program. The Agency shall reimburse schools participating in the certified school match program for school-based Therapy Services rendered to Enrollees. The provision of school-based Therapy Services to an Enrollee does not replace, substitute or fulfill a service prescription or doctors' orders for Therapy Services external to the Health Plan. The Health Plan shall:

a.	Refer Enrollees to appropriate Participating Providers for further assessment and treatment of conditions;

b.	Offer Enrollees scheduling assistance in making treatment appointments and obtaining transportation; and

c.	Provide for care management in order to follow the Enrollee’s progress from screening through his/her course of treatment.

18.	Transportation

a. Transportation services are the arrangement and provision of an appropriate mode of Transportation for Enrollees to receive medical care services. The Health Plan shall comply with the limitations and exclusions in the Medicaid Transportation Coverage, Limitations & Reimbursement Handbook (the “Transportation Handbook”) except where compliance conflicts with the terms of this Contract, the Contract terms shall take precedence. In no instance may the limitations or exclusions imposed by the Health Plan be more stringent than those specified in the Transportation Handbook.

b. The Health Plan shall have the option to provide Transportation services directly through the Health Plan’s network of Transportation Providers, or through a Provider contract relationship, which may include the Commission for the Transportation Disadvantaged (CTD).

c. Regardless of whether the Health Plan chooses to coordinate with a Transportation Provider or provide Transportation services directly, the Health Plan shall be responsible for monitoring the provision of services. The Health Plan:

(1)	Shall assure that Transportation providers are appropriately licensed and insured in accordance with the provisions of the Transportation Handbook;

(2)	Must provide Transportation Services for all Enrollees seeking necessary Medicaid services;

(3)
Is not obligated to follow the requirements of the Commission for the Transportation Disadvantaged or the Transportation Coordinating Boards as set forth in Chapter 427, F.S., 2004; unless the Health Plan has chosen to coordinate services with the CTD;

(4)
Shall be responsible for the cost of transporting an Enrollee from a nonparticipating facility or Hospital to a participating facility or Hospital if the reason for transport is solely for the Health Plan's convenience; and

(5)	Shall approve claims for Transportation Services providers in accordance with the requirements set forth in this Contract.

d. The Health Plan may delegate the provision of Transportation Services to a third party.

(1)	The Health Plan shall provide a copy of the model Participating Transportation Subcontract to the Bureau of Managed Health Care.

(2)	The Health Plan may subcontract with more than one Transportation services Provider.

(3)	The Health Plan shall maintain oversight of any third party providing services on the Health Plan's behalf.

e. The Health Plan shall provide the following non-emergency Transportation, at a minimum, as part of its line of Transportation Services:

(1) Ambulatory Transportation;

(2) Long haul ambulatory Transportation;

(3) Wheelchair Transportation;
(4) Stretcher Transportation;

(5) Multiload Transportation;

(6) Mass transit Transportation;

(7) Over-the-road bus;

(8) Over-the-road train;

(9) Private volunteer Transportation;

(10) Escort services (including medical escort); and

(11) Commercial air carrier Transportation.

f. Before providing Transportation Services, the Health Plan shall provide to the Bureau of Managed Health Care a copy of its policies and procedures relating to the following:

(1)	How the Health Plan will determine eligibility for each Enrollee;

(2)	The Health Plan's course of action as to how it will determine what type of Transportation to provide to a particular Enrollee;

(3)	The Health Plan's procedure for providing Prior Authorization to Enrollees requesting Transportation Services;

(4)	The Health Plan's comprehensive employee training program to investigate potential fraud;

(5)	How the Health Plan will review Transportation Providers who demonstrate a pattern or practice of:

(a) Falsified encounter or service reports;

(b) Overstated reports or up-coded levels of service; and/or

(c) Fraud or abuse, as defined in section 409.913, F.S.

(6)	How the Health Plan will review Transportation Providers that:

(a) Alter, falsify or destroy records prior to the end of the five (5) year records retention requirement;

(b) Make false statements about credentials;

(c) Misrepresent medical information to justify referrals;

(d) Failed to provide scheduled Transportation for Enrollees;

(e) Charge Enrollees for covered services; and/or

(f) Have, or been suspected of committing, fraud or abuse, as defined in section 409.913, F.S.

(7)
How the Health Plan will provide Transportation Services outside of the Health Plan's service area. The Health Plan shall state clearly the guidelines it will use in order to control costs when providing Transportation Services outside of the Health Plan's service area.

g. The Health Plan shall report immediately, in writing to the Agency Contract Manager, the Bureau of Medicaid Program Integrity (MPI), and Medicaid Fraud Control Unit (MFCU), any aspect of Transportation Service delivery, by any Transportation services provider, any adverse or untoward incident. (See section 641.55, F.S.) The Health Plan shall also report, immediately upon identification, in writing to the Agency Contract Manager, the MPI and the MFCU, all instances of suspected Enrollee or Transportation Services Provider fraud or abuse.( As defined in section 409.913, F.S.)

The Health Plan shall file a written report with the MPI, the MFCU, and the Agency Contract Manager immediately upon the detection of a potentially or suspected fraudulent or abusive action by a Transportation services provider. At a minimum, the report must contain the name, tax identification number and contract information of the Transportation services provider and a description of the suspected fraudulent or abusive act. The report shall be in the form of a narrative.

h. Insurance, Safety Requirements and Standards (Including, but not limited to, 41-2, F.A.C.)

(1)
The Health Plan shall ensure compliance with the minimum liability insurance requirement of $100,000 per person and $200,000 per incident for all Transportation services purchased or provided for the Transportation disadvantaged through the Health Plan. See section 768.28(5), F.S. The Health Plan shall indemnify and hold harmless the local, State, and federal governments and their entities and the Agency from any liabilities arising out of or due to an accident or negligence on the part of the Health Plan and/or all Transportation Providers under contract to the Health Plan. The Health Plan may act as a Transportation Provider, in which case it must follow all requirements set forth below for Transportation Providers.

(2)
The Health Plan, and all Transportation Providers, shall ensure that all operations and services are in compliance with all federal and State safety requirements, including, but not limited to, section 341.061(2)(a), Florida Statutes, and Chapter 14-90, F.A.C.

(3)
The Health Plan, and all Transportation Providers, shall ensure continuing compliance with all applicable State or federal laws relating to drug testing, including, but not limited to, to section 112.0455, Florida Statutes, 2004, Rule 14-17.012, Chapters 59A-24 and 60L-19, F.A.C., 41 U.S.C. 701, 49 C.F.R., Parts 29 and 382, and 46 C.F.R., Parts 4, 5, 14, and 16.

(4)	The Health Plan and all Transportation Providers shall adhere to the following standards, including, but not limited to, the following:

(a) Drug and alcohol testing for safety sensitive job positions relating to the provision of Transportation Services regarding pre-employment, randomization, post-accident, and reasonable suspicion as required by the Federal Highway Administration and the Federal Transit Administration;

(b) Use of child safety restraint devices, where the use of such devices would not interfere with the safety of a child (for example, a child in a wheelchair);

(c)  Enrollee property that can be carried by the passenger and/or driver, and can be stowed safely on the vehicle, shall be transported with the passenger at no additional charge. The driver shall provide Transportation of the following items, as applicable, within the capabilities of the vehicle:

i.	Wheelchairs;

ii.	Child seats;

iii.	Stretchers;

iv.	Secured oxygen;

v.	Personal assistive devices; and/or

vi.	Intravenous devices.

(d) Vehicle transfer points shall provide shelter, security, and safety of Enrollees;

(e) Maintain inside all vehicles copies of the Health Plan’s toll-free phone number for Enrollee complaints;

(f) The interior of all vehicles shall be free from dirt, grime, oil, trash, torn upholstery, damaged or broken seats, protruding metal or other objects or materials which could soil items placed in the vehicle or provide discomfort for Enrollees;

(g) Maintain a passenger/trip database for each Enrollee transported by the Health Plan/Transportation Provider;

(h) Ensure adequate seating for paratransit services for each Enrollee and escort, child, or personal care attendant, and shall ensure that the vehicle does not transport more passengers than the registered passenger seating capacity in a vehicle at any time;

(i) Ensure adequate seating space for transit services for each Enrollee and escort, child, or personal care attendant, and shall ensure that transit vehicles provide adequate seating or standing space to each rider, and shall ensure that the vehicle does not transport more passengers than the registered passenger seating or standing capacity in a vehicle at any time;

(j) Drivers for paratransit services shall identify themselves by name and company in a manner that is conducive to communications with the specific passenger, upon pickup of each Enrollee, group of Enrollees, or representative, guardian, or associate of the Enrollee, except in situations where the driver regularly transports the Enrollee on a recurring basis;

(k)  Each driver must have photo identification that is viewable by the passenger. Name patches, inscriptions or badges that affix to driver clothing are acceptable. For transit services, the driver photo identification shall be in a conspicuous location in the vehicle;

(l) The paratransit driver shall provide the Enrollee with boarding assistance, if necessary or requested, to the seating portion of the vehicle. The boarding assistance shall include, but not be limited to, opening the vehicle door, fastening the seat belt or utilization of wheel chair securement devices, storage of mobility assistive devices and closing the vehicle door. In the door-through-door paratransit service category, the driver shall open and close doors to buildings, except in situations in which assistance in opening and/or closing building doors would not be safe for passengers remaining in the vehicle. The driver shall provide assisted access in a dignified manner. Drivers may not assist wheelchair passengers up or down more than one (1) step, unless it can be performed safely as determined by the Enrollee, guardian, and driver;

(m) Smoking, eating and drinking are prohibited in any vehicle, except in cases in which, as a Medical Necessity, the Enrollee requires fluids or sustenance during transport;

(n)  Ensure that all vehicles are equipped with two-way communications, in good working order and audible to the driver at all times, by which to communicate with the Transportation Services hub or base of operations;

(o) Ensure that all vehicles have working air conditioners and heaters. The Health Plan shall ensure that all vehicles that do not have a working air conditioner or heater are removed from the vehicle pool and scheduled for repair or replacement;

(p) Develop and implement a first aid policy and cardiopulmonary resuscitation policy;

(q) Ensure that all drivers providing Transportation Services undergo a background screening;

(r) Establish Enrollee pick-up windows and communicate these windows to Transportation Providers and Enrollees;

(s)  Establish a minimum 24-hour advance notification policy to obtain Transportation Services. The Health Plan shall communicate said policy to Transportation Providers and Enrollees;

(t) Establish a performance measure to evaluate the safety of the Transportation Services provided by Transportation Providers;

(u) Establish a performance measure to evaluate the reliability of the vehicles utilized by Transportation Providers;

(v) Establish a performance measure to evaluate the quality of service provided by a Transportation Provider;

(w) The Health Plan shall submit these performance measures to the Agency for written approval by the end of the first month of this contract term;

(x) The Health Plan shall report the results of these evaluation to the Agency as described in Section XI; and

(y) Ensure that all drivers speak English.

i. Operational Standards - Each Health Plan shall implement, or ensure that each Transportation Provider has implemented, policies and procedures that, at a minimum, comply with the following (For reference, see 14-90, F.A.C.):

(1)	Address the following safety elements and requirements:

(a) Safety policies and responsibilities;

(b) Vehicle and equipment standards and procurement criteria;

(c) Operational standards and procedures;

(d) Vehicle driver and employee selection;

(e) Driving requirements;

(f) Vehicle driver and employee training;

(g) Vehicle maintenance;

(h) Investigations of events described below;

(i) Hazard identification and resolution;

(j) Equipment for transporting wheelchairs;

(k) Safety data acquisition and analysis;

(l) Safety standards for private contract vehicle transit system(s) that provide(s) Transportation services for compensation as a result of a contractual agreement with the vehicle transit system.

(2)	Shall submit an annual safety certification to the Agency verifying the following:

(a) Adoption of policies and procedures that, at a minimum, establish standard set forth in this Section; and

(b) The Health Plan/Transportation Provider is in full compliance with the policies and procedures relating to Transportation Services, and that it has performed annual safety inspections on all vehicles operated by the Health Plan/Transportation Provider, by persons meeting the requirements set forth below.

(3)
The Health Plan shall suspend immediately a Transportation Provider if, in the sole discretion of the Health Plan, and at any time, continued use of that Transportation Provider, is unsafe for passenger service or poses a potential danger to public safety.

(4)	Address the following security requirements:

(a) Security policies, goals, and objectives;

(b) Organization, roles, and responsibilities;

(c) Emergency management processes and procedures for mitigation, preparedness, response, and recovery;

(d) Procedures for investigation of any event involving a vehicle, or taking place on vehicle transit system controlled property, resulting in a fatality, injury, or property damage as discussed below;

(e) Procedures for the establishment of interfaces with emergency response organizations;

(f) Employee security and threat awareness training programs;

(g) Conduct and participate in emergency preparedness drills and exercises; and

(h) Security requirements for Transportation Providers that provide Transportation Services for compensation as a result of a contractual agreement with the Health Plan/Transportation Provider.

(5)	Shall establish criteria and procedures for selection, qualification, and training of all drivers. The criteria shall include, at a minimum, the following:

(a) Driver qualifications and background checks with minimum hiring standards;

(b) Driving and criminal background checks for all new drivers;

(c) Verification and documentation of valid driver licenses for all employees who drive vehicles;

(d) Training and testing to demonstrate and ensure adequate skills and capabilities to safely operate each type of vehicle or vehicle combination before driving unsupervised;

(e) At a minimum, drivers shall be given explicit instructional and procedural training and testing in the following areas:

i.	The Health Plan’s/Transportation Provider’s safety and operational policies and procedures;

ii.	Operational vehicle and equipment inspections;

iii.	Vehicle equipment familiarization;

iv.	Basic operations and maneuvering;

v.	Boarding and alighting passengers;

vi.	Operation of wheelchair lift and other special equipment and driving conditions;

vii.	Defensive driving;

viii.	Passenger assistance and securement;

ix.	Handling of emergencies and security threats; and

x.	Security and threat awareness.

(f) Shall provide written operational and safety procedures to all vehicle drivers before the drivers are allowed to drive unsupervised. These procedures and instructions shall address, at a minimum, the following:

i.	Communication and handling of unsafe conditions, security threats, and emergencies;

ii.	Familiarization and operation of safety and emergency equipment, wheelchair lift equipment, and restraining devices; and

iii.
Application and compliance with applicable federal and State rules and regulations. The provisions in Sections 10.8.14.h.5(e) and (f), above, shall not apply to personnel licensed and authorized by the Plan/Transportation Provider to drive, move, or road test a vehicle in order to perform repairs or maintenance services where it has been determined that such temporary operation does not create an unsafe operating condition or create a hazard to public safety.

(g) Shall maintain the following records for at least five (5) years:

i.	Records of vehicle driver background checks and qualifications;

ii.	Detailed descriptions of training administered and completed by each vehicle driver;

iii.	A record of each vehicle driver’s duty status, which shall include total days worked, on-duty hours, driving hours and time of reporting on- and off-duty each day; and

iv.	Any documents required to be prepared by this Contract.

(h) Shall establish a drug-free workplace policy statement, in accordance with 49 C.F.R. Part 29, and a substance abuse management and testing program; in accordance with 49 C.F.R. Parts 40 and 655, and

(i) Shall require that drivers write and submit a daily vehicle inspection report, pursuant to Rule 14-90.006, F.A.C.

(6)	Shall establish a maintenance policy and procedures for preventative and routine maintenance for all vehicles. The maintenance policy and procedures shall ensure, at a minimum, that:

(a) All vehicles, all parts and accessories on such vehicles, and any additional parts and accessories which may affect the safety of vehicle operation, including frame and frame assemblies, suspension systems, axles and attaching parts, wheels and rims, and steering systems, are regularly and systematically inspected, maintained and lubricated in accordance with the standards developed and established according to the vehicle manufacturer’s recommendations and requirements;

(b) That a recording and tracking system is established for the types of inspections, maintenance, and lubrication intervals, including the date or mileage when these services are due. Required maintenance inspections shall be more comprehensive than daily inspections performed by the driver;

(c) That proper preventive maintenance is performed when on all vehicles; and

(d) That the Health Plan/Transportation Provider maintains and provides written documentation of preventive maintenance, regular maintenance, inspections, lubrication, and repairs performed for each vehicle under their control. Such records shall be maintained by the Health Plan/Transportation Provider for at least five (5) years and include, at a minimum, the following information:

i.	Identification of the vehicle, including make, model, and license number or other means of positive identification and ownership;

ii.	Date, mileage, and type of inspection, maintenance, lubrication, or repair performed;

iii.	Date, mileage, and description of each inspection, maintenance, and lubrication intervals performed;

iv.	If not owned by the Health Plan/Transportation Provider, the name of any person or lessor furnishing any vehicle; and

v.	The name and address of any entity or contractor performing an inspection, maintenance, lubrication, or repair.

(7)
The Health Plan/Transportation Provider shall investigate, or cause to be investigated, any event involving a vehicle or taking place on Health Plan/Transportation Provider controlled property resulting in a fatality, injury, or property damage as follows:

(a)  A fatality, where an individual is confirmed dead, within three (3) days of a Transportation Services related event, excluding suicides and deaths from illnesses. The Health Plan must file detailed report of the incident with the Agency within ten (10) days of the event (See section 641.55(6), F.S.);

(b) Injuries requiring immediate medical attention away from the scene for two (2) or more individuals;

(c) Property damage to Health Plan/Transportation Provider vehicles, other Health Plan/Transportation Provider property or facilities, or any other property, except the Health Plan/Transportation Provider shall have the discretion to investigate events resulting in property damage totaling less than $1,000;

(d) Evacuation of a vehicle due where there is imminent danger to passengers on the vehicle, excluding evacuations due to vehicle operation issues;

(e) Each investigation shall be documented in a final report that includes a description of investigation activities, identified causal factors and a corrective action plan;

i.	Each corrective action plan shall identify the action to be taken by the Health Plan/Transportation Provider and the schedule for its implementation; and

ii.	The Health Plan/Transportation Provider must monitor and track the implementation of each corrective action plan.

(f) The Health Plan/Transportation Provider shall maintain all investigation reports, corrective action plans, and related supporting documentation for a minimum of five (5) years from the date of completion of the investigation.

j. Medical Examinations for Drivers - The Health Plan/Transportation Provider shall establish medical examination requirements for all applicants for driver positions and for existing drivers. The medical examination requirements shall include a pre-employment examination for applicants, an examination at least once every two (2) years for existing drivers, and a return to duty examination for any driver prior to returning to duty after having been off duty for thirty (30) or more days due to an illness, medical condition, or injury.

(1)
Medical examinations may be performed and recorded according to qualification standards adopted by the Health Plan/Transportation Provider, provided the medical examination qualification standards adopted by the Health Plan/Transportation Provider meet or exceed those provided in Department Form Number 725-030-11, Medical Examination Report for Bus Transit System Driver, Rev. 07/05, hereby incorporated by reference. Copies of Form Number 725-030-11 are available from the Florida Department of Transportation, Public Transit Office, 605 Suwannee Street, Mail Station 26, Tallahassee, Florida 32399-0450 or on-line at www.dot.state.fl.us/transit.

(2)
Medical examinations shall be performed by a Doctor of Medicine or Osteopathy, a Physician Assistant (PA) or ARNP licensed or certified by the State of Florida. The examination shall be conducted in person, and not via the Internet. If medical examinations are performed by a PA or ARNP, they must be performed under the supervision or review of a Doctor of Medicine or Osteopathy.

(a) An ophthalmologist or optometrist licensed by the State of Florida may perform as much of the examination as pertains to visual acuity, field of vision and color recognition.

(b) Upon completion of the examination, the examining medical professional shall complete, sign, and date the medical examination report.

(3)
The Health Plan/Transportation Provider shall have on file proof of medical examination, i.e., a completed and signed medical examination report for each driver, dated within the past 24 months. Medical examination reports of employee drivers shall be maintained by the Health Plan/Transportation Provider for a minimum of five (5) years from the date of the examination.

k. Operational and Driving Requirements

(1)
The Health Plan/Transportation Provider shall not permit a driver to drive a vehicle when such driver’s license has been suspended, canceled or revoked. The Health Plan/Transportation Provider shall require a driver who receives a notice that his or her license to operate a motor vehicle has been suspended, canceled, or revoked notify his or her employer of the contents of the notice immediately, and no later than the end of the business day following the day he or she received the notice.

(2)
At all times, the Health Plan/Transportation Provider shall operate vehicles in compliance with applicable traffic regulations, ordinances and laws of the jurisdiction in which they are being operated.

(3)
The Health Plan/Transportation Provider shall not permit or require a driver to drive more than twelve (12) hours in any one 24-hour period, or drive after having been on duty for sixteen (16) hours in any one twenty-four (24) hour period. The Health Plan/Transportation Provider shall not permit a driver to drive until the driver fulfills the requirement of a minimum eight (8) consecutive hours off-duty. A driver’s work period shall begin from the time he or she first reports for duty to his or her employer. A driver is permitted to exceed his or her regulated hours in order to reach a regularly established relief or dispatch point, provided the additional driving time does not exceed one (1) hour.

(4)
The Health Plan/Transportation Provider shall not permit or require a driver to be on duty more than seventy-two (72) hours in any period of seven (7) consecutive days; however, twenty-four (24) consecutive hours off-duty shall constitute the end of any such period of seven (7) consecutive days. The Health Plan/Transportation Provider shall ensure that a driver who has reached the maximum 72 hours of on-duty time during the seven (7) consecutive days has a minimum of twenty-four (24) consecutive hours off-duty before returning to on-duty status.

(5)
A driver is permitted to drive for more than the regulated hours for safety and protection of the public due to conditions such as adverse weather, disaster, security threat, a road or traffic condition, medical emergency or an accident.

(6)
The Health Plan/Transportation Provider shall not permit or require any driver to drive when his or her ability is impaired, or likely to be impaired, by fatigue, illness, or other causes, as to make it unsafe for the driver to begin or continue driving.

(7)
The Health Plan/Transportation Provider shall require pre-operational or daily inspection of all vehicles and reporting of all defects and deficiencies likely to affect safe operation or cause mechanical malfunctions.

(a) The Health Plan/Transportation Provider shall maintain a log detailing a daily inspection or test of the following parts and devices to ascertain that they are in safe condition and in good working order:

i.	Service brakes;

ii.	Parking brakes;

iii.	Tires and wheels;

iv.	Steering;

v.	Horn;

vi.	Lighting devices;

vii.	Windshield wipers;

viii.	Rear vision mirrors;

ix.	Passenger doors and seats;

x.	Exhaust system;

xi.	Equipment for transporting wheelchairs; and

xii.	Safety, security, and emergency equipment.

(b) The Health Plan/Transportation Provider shall review daily inspection reports and document corrective actions taken as a result of any deficiencies identified by any inspections.

(c) The Health Plan/Transportation Provider shall retain records of all inspections and any corrective action documentation for five (5) years.

(8) The driver shall not operate a vehicle with passenger doors in the open position when passengers are aboard. The driver shall not open the vehicle’s doors until the vehicle comes to a complete stop. The Health Plan/Transportation Provider shall not operate a vehicle with inoperable passenger doors with passengers aboard, except to move the vehicle to a safe location.

(9) During darkness, interior lighting and lighting in stepwells on vehicles shall be sufficient for passengers to enter and exit safely.

(10) Passenger(s) shall not be permitted in the stepwell(s) of any vehicle while the vehicle is in motion, or to occupy an area forward of the standee line.

(11) Passenger(s) shall not be permitted to stand on or in vehicles not designed and constructed for that purpose.

(12) The Health Plan/Transportation Provider shall not refuel vehicles in a closed building. The Health Plan/Transportation Provider shall minimize the number of times a vehicle shall refuel when passengers are onboard.

(13) The Health Plan/Transportation Provider shall require the driver to be properly secured to the driver’s seat with a restraining belt at all times while the vehicle is in motion.

(14) The driver shall not leave vehicles unattended with passenger(s) aboard for longer than five (5) minutes. The Health Plan/Transportation Provider shall ensure that the driver sets the parking or holding brake any time the vehicle is left unattended.

(15) The Health Plan/Transportation Provider shall not leave vehicles unattended in an unsafe condition with passenger(s) aboard at any time.

l. Vehicle Equipment Standards and Procurement Criteria

(1)	The Health Plan/Transportation Provider shall ensure that vehicles procured and operated meet the following requirements, at a minimum:

(a) The capability and strength to carry the maximum allowed load and not exceed the manufacturer’s gross vehicle weight rating (GVWR), gross axle weighting, or tire rating;

(b) Structural integrity that mitigates or minimizes the adverse effects of collisions; and

(c) Federal Motor Vehicle Safety Standards (FMVSS), 49 C.F.R. Part 571, Sections 102, 103, 104, 105, 108, 207, 209, 210, 217, 220, 221, 225, 302, 403, and 404, October 1, 2004, are hereby incorporated by reference.

(2)
Proof of strength and structural integrity tests on new vehicles procured shall be submitted by manufacturers or the Health Plan/Transportation Providers to the Department of Transportation. (See 14-90, F.A.C.)

(3)	The Health Plan/Transportation Provider shall ensure that every vehicle operated in the State in connection with this Contract shall be equipped as follows:

(a) Mirrors - There must be at least two (2) exterior rear vision mirrors, one (1) at each side. The mirrors shall be firmly attached to the outside of the vehicle and so located as to reflect to the driver a view to the rear along both sides of the vehicle.

i.
Each exterior rear vision mirror, on Type I buses shall have a minimum reflective surface of fifty (50) square inches and the right (curbside) mirror shall be located on the bus so that the lowest part of the mirror and its mounting is a minimum eighty (80) inches above the ground. All Type I buses shall be equipped with an inside rear vision mirror capable of giving the driver a clear view of seated or standing passengers. Buses having a passenger exit door that is located inconveniently for the driver’s visual control shall be equipped with additional interior mirror(s), enabling the driver to view the passenger exit door. The exterior right (curbside) rear vision mirror and its mounting on Type I buses may be located lower than 80 inches from the ground, provided such buses are used exclusively for paratransit services.  See section 341.031, F.S.

ii.	In lieu of interior mirrors, trailer buses and articulated buses may be equipped with closed circuit video systems or adult monitors in voice control with the driver.

(b) Wiring and Battery - Electrical wiring shall be maintained so as not to come in contact with moving parts, or heated surfaces, or be subject to chafing or abrasion which may cause insulation to become worn.

i.
Every Type I bus manufactured on or after February 7, 1988, shall be equipped with a storage battery(ies) electrical power main disconnect switch. The disconnect switch shall be practicably located in an accessible location adjacent to or near to the battery(ies) and be legibly and permanently marked for identification.

ii.	Every storage battery on each public-sector bus shall be mounted with proper retainment devices in a compartment which provides adequate ventilation and drainage.

(c) Brake Interlock Systems - All Type I buses having a rear exit door shall be equipped with a rear exit door/brake interlock that automatically applies the brake(s) upon driver activation of the rear exit door to the open position. Interlock brake application shall remain activated until deactivation by the driver and the rear exit door returns to the closed position. The rear exit door interlock on such buses shall be equipped with an identified override switch enabling emergency release of the interlock function, which shall not be located within reach of the seated driver. Air pressure application to the brake(s) during interlock operation, on buses equipped with rear exit door/brake interlock, shall be regulated at the original equipment manufacturer’s specifications.

(4)
Standee Line and Warning - Every vehicle designed and constructed to allow standees shall be plainly marked with a line of contrasting color at least two (2) inches wide or be equipped with some other means to indicate that any passenger is prohibited from occupying a space forward of a perpendicular plane drawn through the rear of the driver’s seat and perpendicular to the longitudinal axis of the vehicle. A sign shall be posted at or near the front of the vehicle stating that it is a violation for a vehicle to be operated with passengers occupying an area forward of the line.

(5)
Handrails and Stanchions - Every vehicle designed and constructed to allow standees shall be equipped with overhead grab rails for standee passengers. Overhead grab rails shall be continuous, except for a gap at the rear exit door, and terminate into vertical stanchions or turn up into a ceiling fastener.

Every Type I and Type II bus designed for carrying more than sixteen (16) passengers shall be equipped with grab handles, stanchions, or bars at least ten (10) inches long and installed to permit safe on-board circulation, seating and standing assistance, and boarding and unloading by elderly and handicapped persons. Type I buses shall be equipped with a safety bar and panel directly behind each entry and exit stepwell.

(6)
Flooring, Steps, and Thresholds - Flooring, steps, and thresholds on all vehicles shall have slip resistant surfaces without protruding or sharp edges, lips, or overhangs, to prevent tripping hazards. All step edges and thresholds shall have a band of color(s) running the full width of the step or edge which contrasts with the step tread and riser, either light-on-dark or dark-on-light.

(7)	Doors - Power activated doors on all vehicles shall be equipped with a manual device designed to release door closing pressure.

(8)
Emergency Exits - All vehicles shall have an emergency exit door, or in lieu thereof, shall be provided with emergency escape push-out windows. Each emergency escape window shall be in a form of a parallelogram with dimensions of not less than 18" by 24", and each shall contain an area of not less than 432 square inches. There shall be a sufficient number of such push-out or kick-out windows in each vehicle to provide a total escape area equivalent to 67 square inches per seat, including the driver’s seat.

(a) No less than forty percent (40%) of the total escape area shall be on one (1) side of the vehicle. Emergency escape kick-out or push-out windows and emergency exit doors shall be conspicuously marked by a sign or light and shall always be kept in good working order so that they may be readily opened in an emergency.

(b) All such windows and doors shall not be obstructed by bars or other such means located either inside or outside so as to hinder escape. Vehicles equipped with an auxiliary door for emergency exit shall be equipped with an audible alarm and light indicating to the driver when a door is ajar or opened while the engine is running.

(c) Supplemental security locks operable by a key are prohibited on emergency exit doors unless these security locks are equipped and connected with an ignition interlock system or an audio visual alarm located in the driver’s compartment. Any supplemental security lock system used on emergency exits shall be kept unlocked whenever a vehicle is in operation.

(9)	Tires and Wheels - Tires shall be properly inflated in accordance with manufacturer’s recommendations.

(a) No vehicle shall be operated with a tread groove pattern depth:

i.
Less than 4/32 (1/8) of an inch, measured at any point on a major tread groove for tires on the steering axle of all vehicles. The measurements shall not be made where tie bars, humps, or fillets are located.

ii.	Less than 2/32 (1/16) of an inch, measured at any point on a major tread groove for all other tires of all vehicles. The measurements shall not be made where tie bars, humps, or fillets are located.

(b) The Health Plan/Transportation Provider shall not operate any vehicle with recapped, regrooved, or retreaded tires on the steering axle.

(c) The Health Plan/Transportation Provider shall ensure that all wheels are visibly free from cracks and distortion and shall not have missing, cracked, or broken mounting lugs.

(10) Suspension - The suspension system of all vehicles, including springs, air bags, and all other suspension parts as applicable, shall be free from cracks, leaks, or any other defect which would or may cause its impairment or failure to function properly.

(11) Steering and Front Axle - The steering system of all vehicles shall have no indication of leaks which would or may cause its impairment to function properly, and shall be free from cracks and excessive wear of components that would or may cause excessive free play or loose motion in the steering system or above normal effort in steering control.

(12) Seat Belts - Every vehicle shall be equipped with an adjustable driver’s restraining belt in compliance with the requirements of FMVSS 209, “Seat Belt Assemblies” (See 49 C.F.R. 571.209) and FMVSS 210, “Seat Belt Assembly Anchorages.” (See 49 C.F.R. 571.210)

(13) Safety Equipment - Every vehicle shall be equipped with one (1) fully charged dry chemical or carbon dioxide fire extinguisher, having at least a 1A:BC rating and bearing the label of Underwriter’s Laboratory, Inc.

(a) Each fire extinguisher shall be securely mounted on the vehicle in a conspicuous place or a clearly marked compartment and be readily accessible.

(b) Each fire extinguisher shall be maintained in efficient operating condition and equipped with some means of determining if it is fully charged.

(c) Every Type I bus shall be equipped with portable red reflector warning devices (See section 316.300, F.S.).

(14) Vehicles used for the purpose of transporting individuals with disabilities shall meet the requirements set forth in 49 C.F.R. Part 38, hereby incorporated by reference, and the following:

(a) Installation of a wheelchair lift or ramp shall not cause the manufacturer’s GVWR, gross axle weight rating, or tire rating to be exceeded.

(b) Except in locations within 3 1/2 inches of the vehicle floor, all readily accessible exposed edges or other hazardous protrusions of parts of wheelchair lift assemblies or ramps that are located in the passenger compartment shall be padded with energy absorbing material to mitigate injury in normal use and in case of a collision. This requirement shall also apply to parts of the vehicle associated with the operation of the lift or ramp.

(c) The controls for operating the lift shall be at a location where the driver or lift attendant has a full view, unobstructed by passengers, of the lift platform, its entrance and exit, and the wheelchair passenger, either directly or with partial assistance of mirrors. Lifts located entirely to the rear of the driver’s seat shall not be operable from the driver’s seat, but shall have an override control at the driver’s position that can be activated to prevent the lift from being operated by the other controls (except for emergency manual operation upon power failure).

(d) The installation of the wheelchair lift or ramp and its controls and the method of attachment in the vehicle body or chassis shall not diminish the structural integrity of the vehicle nor cause a hazardous imbalance of the vehicle. No part of the assembly, when installed and stowed, shall extend laterally beyond the normal side contour of the vehicle or vertically beyond the lowest part of the rim of the wheel closest to the lift.

(e) Each wheelchair lift or ramp assembly shall be legibly and permanently marked by the manufacturer or installer with the following minimum information:

i. The manufacturer’s name and address;

ii. The month and year of manufacture; and

iii. A certificate that the wheelchair lift or ramp securement devices, and their installation, conform to State of Florida requirements applicable to accessible vehicles.

(15) Wheelchair lifts, ramps, securement devices, and restraints shall be inspected and maintained as specified above. Instructions for normal and emergency operation of the lift or ramp shall be carried or displayed in every vehicle.

m. Vehicle Safety Inspections

(1)	The Health Plan/Transportation Provider shall require that all vehicles be inspected in accordance with the vehicle inspection procedures set forth above.

(2)	It is the Health Plan’s/Transportation Provider’s responsibility to ensure that each individual performing a vehicle safety inspection is qualified as follows:

(a) Understands the requirements set forth in 14-90, F.A.C., 2004 and can identify defective components;

(b) Is knowledgeable of, and has mastered the methods, procedures, tools, and equipment used when performing an inspection; and

(c) Has at least one (1) year of training and/or experience as a mechanic or inspector in a vehicle maintenance program and has sufficient general knowledge of vehicles owned and operated by the Health Plan/Transportation Provider to recognize deficiencies or mechanical defects.

(3)
The Health Plan/Transportation Provider shall ensure that each vehicle receiving a safety inspection is checked for compliance with the safety devices and equipment requirements as referenced or specified above. Specific operable equipment and devices include the following:

(a) Horn;

(b) Windshield wipers;

(c) Mirrors;

(d) Wiring and battery(ies);

(e) Service and parking brakes;

(f) Warning devices;

(g) Directional signals;

(h) Hazard warning signals;

(i) Lighting systems and signaling devices;

(j) Handrails and stanchions;

(k) Standee line and warning;

(l) Doors and interlock devices;

(m) Stepwells and flooring;

(n) Emergency exits;

(o) Tires and wheels;

(p) Suspension system;

(q) Steering system;

(r) Exhaust system;

(s) Seat belts;

(t) Safety equipment; and

(u) Equipment for transporting wheelchairs.

(4)	A safety inspection report shall be prepared by the individual(s) performing the inspection and shall include the following:

(a) Identification of the individual(s) performing the inspection;

(b) Identification of the Health Plan/Transportation Provider operating the vehicle;

(c) The date of the inspection;

(d) Identification of the vehicle inspected;

(e) Identification of the equipment and devices inspected including the identification of equipment and devices found deficient or defective; and

(f) Identification of corrective action(s) for deficient or defective items and date(s) of completion of corrective action(s).

(5)
Records of annual safety inspections and documentation of any required corrective actions shall be retained, for compliance review, a minimum of five (5) years by the Health Plan/Transportation Provider.

n. Certification - Each Health Plan/Transportation Provider shall submit an annual safety and security certification in accordance with 14-90.10, F.A.C., 2004 and shall submit to any and all safety and security inspections and reviews in accordance with 14-90.12, F.A.C., 2004.

o. The Health Plan shall report the following by August 15th of each year:

(1)	The estimated number of one-way passenger trips to be provided in the following categories, as defined in the Transportation Handbook:

(a) Ambulatory Transportation;

(b) Long haul ambulatory Transportation;

(c) Wheelchair Transportation;

(d) Stretcher Transportation;

(e) Ambulatory multiload Transportation;

(f) Wheelchair multiload Transportation;

(g) Mass transit pending Transportation;

(h) Mass transit Transportation;

(i) Mass transit Transportation (Enrollee has pass); and

(j) Mass transit Transportation (sent pass to Enrollee).

(2)	The actual amount of funds expended and the total number of trips provided during the previous fiscal year; and

(3)	The operating financial statistics for the previous fiscal year.

p. The Health Plan shall provide the total number of vehicles in each category, other than public Transportation, that will serve each county as well as a provider directory for all Transportation Services.

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Section VI
Behavioral Health Care

A.	General Provisions

1.
The Health Plan shall provide Medically Necessary Behavioral Health Services for all Enrollees pursuant to this Contract. The Health Plan shall provide a full range of Behavioral Health Services authorized under the State Plan and specified by this Contract.

2.
The Health Plan shall provide the following services as described in the Hospital Inpatient Handbook, Mental Health Targeted Case Management Coverage & Limitations Handbook, and the Community Behavioral Health Services Coverage & Limitations Handbook (the Handbooks). The Health Plan shall not alter the amount, duration and scope of such services from that specified in the Handbooks. The Health Plan shall not establish service limitations that are lower than, or inconsistent with the Handbooks.

a.
Inpatient hospital care for psychiatric conditions (ICD-9-CM codes 290 through 290.43, 293.0 through 298.9, 300 through 301.9, 302.7, 306.51 through 312.4 and 312.81 through 314.9, 315.3, 315.31, 315.5, 315.8, and 315.9);

b.
Outpatient hospital care for psychiatric conditions (ICD-9-CM codes 290 through 290.43, 293 through 298.9, 300 through 301.9, 302.7, 306.51 through 312.4 and 312.81 through 314.9, 315.3, 315.31, 315.5, 315.8, and 315.9);

c.
Psychiatric physician services (for psychiatric specialty codes 42, 43, 44 and ICD-9-CM codes 290 through 290.43, 293.0 through 298.9, 300 through 301.9, 302.7, 306.51 through 312.4 and 312.81 through 314.9, 315.3, 315.31, 315.5, 315.8, and 315.9);

d.
Community mental health services (ICD-9-CM codes 290 through 290.43, 293.0 through 298.9, 300 through 301.9, 302.7, 306.51 through 312.4 and 312.81 through 314.9, 315.3, 315.31, 315.5, 315.8, and 315.9); and for these procedure codes H0001, H0001HN; H0001H0, H0001TS; H0031; H0031 HO; H0031HN; H0031TS; H0032; H0032TS; H0046; H0047; H2000; H2000HO; H2000HP; H2010HO; H2010HE; H2010HF; H2010HQ; H2012; H2012HF; H2017; H2019; H2019HM; M2019HN; H2019HO; H2019HQ; H2019HR; H2030; T1007; T1007TS; T1015; T1015HE; T1015HF; T1023HE; or T1023HF.

e.	Mental Health Targeted Case Management (Children: T1017HA; Adults: T1017); and

f.	Mental Health Intensive Targeted Case Management (Adults: T1017HK).

3. Non Covered Services

The following services are not covered by the Health Plan. Should the Health Plan determine the need for, or be advised of the need for, these or other services not customarily covered by the Health Plan, the Health Plan shall refer the Enrollee to the appropriate provider:

a.	Specialized Therapeutic Foster Care;

b.	Therapeutic Group Care Services;

c.	Behavioral Health Overlay Services;

d.	Community Substance Abuse Services, except as required by this Contract;

e.	Residential Care;

f.	Sub-acute Inpatient Psychiatric Program (SIPP) Services;

g.	Clubhouse Services.

h.	Comprehensive Behavioral Assessment, and

i.	Florida Assertive Community Treatment Services (FACT)

The PSN shall NOT be responsible for the provision of mental health services to enrollees assigned to a FACT team by the DCF Substance Abuse and Mental Health Program (SAMH) Office. These individuals will be disenrolled from the plan and receive all mental health services through the funding mechanism developed by DCF/SAMH and AHCA and re-enrolled in the plan upon discharge from the FACT Team Services. The FACT Team providers are responsible for notifying Medicaid of admissions and discharges

4. The Health Plan shall provide Outpatient Medical Services in accordance with Section V, Covered Services, of this Contract.

5. If an Enrollee makes a request for services to the Health Plan, the Health Plan shall provide the Enrollee with the name (or names) of qualified Behavioral Health Care Providers, and if requested, assist the Enrollee with making an appointment with the Provider that is within the required access times indicated in Section VII.D., Appointment Waiting Times and Geographic Access Standards, and Section VII.E., Behavioral Health Services.

6. Services available under the Health Plan shall represent a comprehensive range of appropriate services for both Children/Adolescents and adults who experience impairments ranging from mild to severe and persistent. This Section outlines the Agency’s expectations and requirements related to each of the categories of service.

Optional services may be provided and are defined as additional services that will enhance the services mandated in the contract. A list of possible optional services is included in the Additional Service Requirements section as an example of services that may be beneficial for plan enrollees. Optional services may be provided under the Contract as a downward substitution of care. When a service is intended to be provided as a downward substitution, the provider must use clinical rationale for determining the benefit of the service for the enrollee.

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B.	Expanded Services
1.	Inpatient Hospital Services

Inpatient Hospital services are medically necessary mental health care services provided in a hospital setting (see Section V.B.8, Covered Services, Hospital Services - Inpatient, in this Contract). Services may be provided in a general Hospital psychiatric unit or in a specialty Hospital. The inpatient care and treatment services that an Enrollee receives must be under the direction of a licensed physician with the appropriate Medicaid specialty requirements.

a. A hospital’s per diem (daily rate) for inpatient mental health hospital care and treatment covers all services and items furnished during a 24-hour period. The facilities, supplies, appliances, and equipment furnished by the hospital during the inpatient stay are included in the per diem as well as the related nursing, social, and other services furnished by the hospital during the inpatient stay.

b.  For all Child/Adolescent Enrollees, the Health Plan shall be responsible for the provision of up to 365 days of mental health-related Hospital inpatient care for each year.

c.  For all Enrollees, the Health Plan shall pay for inpatient mental health-related Hospital days determined Medically Necessary by the Health Plan’s medical director or designee, up to the maximum number of days required under the Contract.

d. If an Enrollee is admitted to a Hospital for a non-psychiatric diagnosis and during the same hospitalization transfers to a psychiatric unit or the treatment of a psychiatric diagnosis, the Health Plan is at risk for the Medically Necessary mental health treatment inpatient days up to the maximum number of days required under the Contract.

e. The Health Plan shall be responsible to cover the cost of all Enrollees’ Medically Necessary stays resulting from a mental health emergency, until such time as Enrollees can be safely transported to a designated facility.

f. Crisis Stabilization Units may be used as a downward substitution for inpatient psychiatric hospital care when determined medically appropriate. These bed days are included toward the 45-day coverage count discussed above in A.1. They are calculated on a two for one basis. Two CSU days count toward one inpatient day. Beds funded by the Department of Children and Families, Substance Abuse and Mental Health (SAMH) cannot be used for Enrollees if there are non-funded clients in need of the beds. If CSU beds are at capacity, and some of the beds are occupied by Enrollees, and a non-funded client presents in need of services, the Enrollees must be transferred to an appropriate facility to allow the admission of the non-funded client. Therefore, the Health Plan must demonstrate adequate capacity for inpatient hospital care in anticipation of such transfers.

2.	Outpatient Hospital Services

Outpatient Hospital services are Medically Necessary mental health care services provided in a hospital setting. The outpatient care and treatment services that an Enrollee receives must be under the direction of a licensed physician with the appropriate specialty..

3.	Physician Services

a. Physician services are those services rendered by a licensed physician who possesses the appropriate Medicaid specialty requirements when applicable. A psychiatrist must be certified as a psychiatrist by the American Board of Psychiatry and Neurology or the American Osteopathic Board of Neurology and Psychiatry, or have completed a psychiatry residency accredited by the Accreditation Council for Graduate Medical Education (ACGME) or the Royal College of Physicians and Surgeons of Canada.

b. Physician services include specialty consultations for evaluations. A physician consultation shall include an examination and evaluation of the Enrollee with information from family member(s) or significant others as appropriate. The consultation shall include written documentation on an exchange of information with the attending Provider. The components of the evaluation and management procedure code and diagnosis code must be documented in the Enrollee's medical record. A Hospital visit to an Enrollee in an acute care Hospital for a mental health diagnosis must be documented with a mental health procedure code and mental health diagnosis code. All procedures with a minimum time requirement shall be documented in the medical record to show the time spent providing the service to the Enrollee. The Health Plan must be responsive to requests for consultations made by the PCP.

c. Physicians are required to coordinate Medically Necessary mental health care with the PCP and other Providers involved with the care of the Enrollee. The Health Plan shall have a set of protocols that indicate when such coordination will be required.

4.	Community Mental Health Services - Covered Services

a. General Provisions

Community mental health services include mental health services that are provided for the maximum reduction of the Enrollee’s mental health disability and restoration to the best possible functional level. Community mental health services can reasonably be expected to improve the Enrollee’s condition or prevent further regression so that the services will no longer be needed. The health plan must provide services that are medically necessary and are rendered or recommended by a physician, psychiatrist, or licensed mental health professional and included in an individualized treatment plan. Medically Necessary community mental health services must be provided to Enrollees of all ages from very young children through the geriatric population. Provision of services very early may reduce the provision of expensive services later, and the health plan is encouraged to use creativity, flexibility, and outreach to provide mental health services to its enrollees. Services should be age appropriate and sensitive to the developmental level of the enrollee.

The services provided must meet the intent of the services covered in the Florida Medicaid Community Mental Health Services Coverage and Limitations Handbook. Although the Health Plan can provide flexible services, the service limits and medical necessity criteria cannot be more restrictive than those in Medicaid policy as stated in Medicaid handbooks and this Contract. Additionally, the Health Plan may have available additional services, but must have the core services available as outlined and discussed below.

The health plan shall establish “Medical Necessity” criteria, including admission criteria, continuing stay criteria, and discharge criteria for all mandatory and optional services. Criteria must be specific to enrollee ages and diagnoses and must account for orders for involuntary outpatient placement pursuant to 394.4655, F.S. These criteria must be submitted for review by the Agency and approval.

The following describes basic categories of mental health care services considered core services. The frequency, duration, and content of the services should be consistent with the age, developmental level and level of functioning of the enrollee. The health plan shall develop clinical care criteria appropriate for each service to be provided. The health plan shall consult the most recent the Community Behavioral Health Services Coverage and Limitations Handbook published by the Agency.

b. Treatment Plan Development and Modification

Treatment planning includes working with the Enrollee, their natural support system, and all involved treating Providers to develop an individualized plan for addressing identified clinical needs. A Behavioral Health Care Provider must complete a face-to-face interview with the Enrollee during the development of the plan.

The Individualized Treatment Plan shall:

• be recovery-oriented and promote resiliency;
• be enrollee-directed;
• accurately reflect the presenting problems of the enrollee;
• be based on the strengths of the enrollee, family, and other natural support systems;
• provide outcome-oriented objectives for the enrollee;
• include an outcome-oriented schedule of services that will be provided to meet the enrollee’s needs;
• include the coordination of services not covered by the plan such as school- based services, vocational rehabilitation, housing supports, Medicaid fee-for service substance abuse treatment, and physical health care.

  Individualized Treatment Plan reviews shall be conducted at six-month intervals to assure that the services being provided are effective and remain appropriate for addressing individual needs. Additionally, a review is expected whenever clinically significant events occur. The provider is expected to use the Individualized Treatment Plan review process in the utilization management of medically necessary services. For further guidance see the most recent Community Behavioral Health Services and Coverage Handbook.

c.  Assessment Services

(1)
These services include psychological testing (standardized tests) and evaluations that assess the enrollee’s functioning in all areas. All evaluations must be appropriate to the age, developmental level and functioning of the enrollee. All evaluations must include a clinical summary that integrates all the information gathered and identifies enrollee’s needs. The evaluation should prioritize the clinical needs, evaluate the effectiveness of any prior treatment, and include recommendations for interventions and services to be provided.

(2) Evaluation or assessment services, when determined medically necessary, must include assessment of mental status, functional capacity, strengths, and service needs by trained mental health staff. Also included in this category is the administration of the functional assessments that are required by the Agency, DCF, the EQRO, or academic research center.

(3) Prior to receiving any community mental health services, children ages 0-5 must have a current assessment (within one year) of presenting symptoms and behaviors; developmental and medical history; family psychosocial and medical history; assessment of family functioning; a clinical interview with the primary caretaker and an observation of the child’s interaction with the caretaker; and an observation of the child’s language, cognitive, sensory, motor, self-care, and social functioning.

d.	Medical and Psychiatric Services

(1) These services include Medically Necessary interventions that require the skills and expertise of a psychiatrist, psychiatric ARNP, or physician.

(2) Medical psychiatric interventions include the prescribing and management of medications, monitoring of side effects associated with prescribed medications, individual or group medical psychotherapy, psychiatric evaluation, psychiatric review of treatment records for diagnostic purposes, and psychiatric consultation with an enrollee’s family or significant others, primary care providers, and other treatment providers.

(3) Interventions related to specimen collections, taking vital signs and administering injections are also a covered service.

(4) These services are distinguished from the physician services outlined in Section C in that they are provided through a community mental health center. Psychiatric or physician services must be available at sites where substantial amounts of community mental health services are provided.

e.	Behavioral Health Therapy Services:

(1) These services include individual and family therapy, group therapy, and behavioral health day services. These services include psychotherapy or supportive counseling focused on assisting enrollees with the problems or symptoms identified in an assessment. The focus should be on identifying and utilizing the strengths of the enrollee, family, and other natural support systems. Therapy services should be geared to the individual needs of the enrollee and should be sensitive to the age, developmental level, and functional level of the enrollee.

(2) Family or marital therapy is also included in this category. Examples of interventions include those that focus on resolution of a life crisis or an adjustment reaction to an external stressor or developmental challenge.

(3) Behavioral Day Services are designed to enable individuals to function successfully in the community in the least restrictive environment and to restore or enhance ability for social and prevocational life management services. The primary functions of behavioral health day services are stabilization of the symptoms related to a behavioral health disorder to reduce or eliminate the need for more intensive levels of care, to provide transitional treatment after an acute episode, or to provide a level of therapeutic intensity not possible in a traditional outpatient setting.

f.	Community Support and Rehabilitative Services

(1) These services include: Psychosocial Rehabilitation Services and Clubhouse services. Clubhouse services are excluded from the health plan’s covered services. Psychosocial rehabilitation services may be provided in a facility, home, or community setting. These services assist enrollees in functioning within the limits of a disability or disabilities resulting from a mental illness. Services focus on restoration of a previous level of functioning or improving the level of functioning. Services must be individualized and directly related to goals for improving functioning within a major life domain.

(2) The coverage must include a range of social, educational, vocational, behavioral, and cognitive interventions to improve enrollees’ potential for social relationships, occupational/educational achievement and living skills development. Skills training development is also included in this category and includes activities aimed toward restoration of enrollees’ skills/abilities that are essential for managing their illness, actively participating in treatment, and conducting the requirements of daily independent living. Providers must offer the services in a setting best suited for desired outcomes, i.e., home or community-based settings.

(3) Psychosocial Rehabilitative Services may also be provided to assist individuals in finding or maintaining appropriate housing arrangements or to maintain employment. Interventions should focus on the restoration of skills/abilities that are adversely affected by the mental health illness and supports required to manage the individual’s housing or employment needs. The provider must be knowledgeable about the local TANF initiative and is responsible for medically necessary mental health services that will assist the individual in finding and maintaining employment.

g.	Therapeutic Behavioral On-Site Services for Children and Adolescents (TBOS):

Therapeutic Behavioral On-Site Services are community services and natural supports for children with serious emotional disturbances. Clinical services include the provision of a professional level therapeutic service that may include the teaching of problem solving skills, behavioral strategies, normalization activities and other treatment modalities that are determined to be medically necessary. These services should be designed to maximize strengths and reduce behavior problems or functional deficits stemming from the existence of a mental health disorder. Social services include interventions designed for the restoration, modification, and maintenance of social, personal adjustment and basic living skills.

These services are intended to maintain the child in the home and to prevent reliance upon a more intensive, restrictive, and costly mental health placement. They are also focused on helping the child possess the physical, emotional, and intellectual skills to live, learn and work in their own communities. Coverage must include the provision of these services outside of the traditional office setting. The services must be provided where they are needed, in the home, school, childcare centers or other community sites.

h.  Services for Children Ages 0 through 5-Years

Services to these children include behavioral health day services and Therapeutic Behavioral On-Site Services for Children Ages 0 through 5 years.

Prior to receiving these services, the children in this age group must meet the criteria as stated in the Medicaid Community Behavioral Health Service Coverage and Limitations Handbook.

i. Crisis Intervention Mental Health Services and Post-Stabilization Care Services

  Crisis intervention services include intervention activities of less than 24-hour duration (within a 24-hour period) designed to stabilize an individual in a Psychiatric emergency.

Post-stabilization care services include any of the mandatory services that a treating physician views as medically necessary, that are provided after an enrollee is stabilized from an emergency mental health condition in order to maintain the stabilized condition, or under the circumstances described in 42 CFR 438.114(e) to improve or resolve the enrollee’s condition.

j. Substance Abuse Services

Health plan Enrollees will receive Medicaid funded substance abuse services through the fee-for- service system. The health plan shall develop methods of coordinating and integrating mental health and substance abuse services for plan enrollees. The plan shall be required to use the Florida Supplement to the American Society of Addictions Medicine Patient Placement Criteria for the coordination of mental health treatment with substance abuse providers as part of the integration effort (Second Edition ASAM PPC-2, July 1998.) the coordination shall be reflected in their individualized Treatment Plan for enrollees with co-occurring disorder. The protocol for integrating mental health services with substance abuse services shall be monitored through the Quality of Care monitoring activities completed by the Agency’s EQRO contractor and the Quality Improvement requirements in Section D.34

5.	Mental Health Targeted Case Management

a. The Health Plan must provide targeted Case Management services to Children/Adolescents with serious emotional disturbances and adults with a severe mental illness as defined below. The Health Plan shall meet the intent of the services as outlined below and in the Medicaid Mental Health Targeted Case Management Coverage and Limitations Handbook. The Health Plan shall set criteria and clinical guidelines for Case Management services. Service limits and criteria developed cannot be more restrictive than those in Medicaid policy and as stated below.

At a minimum, case management services are to incorporate the principles of a strengths-based approach. Strengths-based case management services are an alternative service modality for working with individuals and families. This method stresses building on the strengths of individuals that can be used to resolve current problems and issues, countering more traditional approaches that focus almost exclusively on individuals’ deficits or needs.

b. Target Populations:

(1)
The Health Plan shall have Case Management services available to Children/Adolescents who have a serious emotional disturbance as defined as: a Child/Adolescent with a defined mental disorder; a level of functioning which requires two or more coordinated mental health services to be able to live in the community; and be at imminent risk of out of home mental health treatment placement.

(2)	The health plan must have case management services available for adults who:

•  Have been denied admission to a long-term mental health institution or residential treatment facility; or
•  Have been discharged from a long-term mental health institution or residential treatment facility.
•  Require numerous services from different providers and also require advocacy and coordination to implement or access services;
•  Would be unable to access or maintain consistent care within the service delivery system without case management services;
•  Do not possess the strengths, skills, or support system to allow them to access or coordinate services; The health plan will not be required to seek approval from the Department of Children and Families, District Substance Abuse and Mental Health (SAMH) Office for individual eligibility or mental health targeted case management agency or individual provider certification. The staffing requirements for case management services are listed below. Refer to section d. Additional Requirement For Case Management.

(3)	Mental health targeted Case Management services shall be available to all Enrollees within the principles and guidelines described as follows:

(a) Enrollees, who require numerous services from different providers and also require advocacy and coordination to implement or access services are appropriate for Case Management services;

(b) Enrollees who would be unable to access or maintain consistent care within the service delivery system without Case Management services are appropriate for the service;

(c) Enrollees who do not possess the strengths, skills, or support system to allow them to access or coordinate services are appropriate for Case Management services;

(d) Enrollees without the skills or knowledge necessary to access services may benefit from Case Management. Case Management provides support in gaining skills and knowledge needed to access services and enhances the Enrollee’s level of independence.

(4)
The Health Plan will not be required to seek approval from the DCF, District Substance Abuse and Mental Health Program Office for client eligibility or mental health targeted Case Management agency or individual provider certification. The staffing requirements for Case Management services are found in Section VII.E..7, Provider Network, Behavioral Health Services, in this Contract.

c. Required Mental Health Targeted Case Management Services

(1)
Mental Health Targeted Case Management services include working with the Enrollee and the Enrollee’s natural support system to develop and promote a needs assessment-based service plan. The service plan reflects the services or supports needed to meet the needs identified in an individualized assessment of the following areas: education or employment, physical health, mental health, substance abuse, social skills, independent living skills, and support system status. The approach used should identify and utilize the strengths, abilities, cultural characteristics, and informal supports of the enrollee, family, and other natural support systems. Targeted case managers focus on overcoming barriers by collaborating and coordinating with Providers and the Enrollee to assist in the attainment of service plan goals. The targeted case manager takes the lead in both coordinating services/treatment and assessing the effectiveness of the services provided. A strengths-based approach to providing services is consistent with the values of individuality and uniqueness and promotes participant self-direction and choice. The planning process is vital to achieving desired outcomes for the individual. The person must have a sense of ownership about his/her goals, and the goals must have true meaning and vitality for him/her.

(2)
When targeted case management recipients enrolled in the health plan are hospitalized in an acute care setting or held in a county jail or juvenile detention facility, the health plan shall maintain contact with the individual and shall participate actively in the discharge planning processes.

(3)
Case managers are also responsible for coordination and collaboration with the parents or guardians of Children/Adolescents who receive mental health targeted Case Management services. The Health Plan shall make reasonable efforts to assure that case managers include the parents or guardians of Enrollees in the process of providing targeted Case Management services. Integration of the parent’s input and involvement with the case manager and other Providers shall be reflected in Medical Record documentation and monitored through the Health Plan’s quality of care monitoring activities. Involvement with the child’s school and/or childcare center must also be a component of case management with children

d. Additional Requirements for Targeted Case Management

(1)	The Health Plan shall have a Case Management program, including clinical guidelines and protocol that addresses the issues below:

(a) Caseloads must be set to achieve the desired results. Size limitations must clearly state the ratio of enrollees to each individual case manager. The limits shall be specified for children and adults, with a description of the clinical rationale for determining each limitation. If the health plan permits “mixed” caseloads, i.e., children and adults, a separate limitation is expected along with the rationale for the determination. Ratios must be no greater than the requirements set forth in the Medicaid Mental Health Targeted Case Management Coverage and Limitations Handbook.

(b) A system shall be in place to manage caseloads when positions become vacant.

(c) The modality of service provision, and the location that services will be provided, shall be described.

(d) Case Management protocol and clinical practice guidelines, which outline the expected frequency, duration and intensity of the service, shall be available.

(e) Clinical guidelines shall address issues related to recovery and self-care, including services that will assist Enrollees in gaining independence from the mental health and Case Management system.

(2)
The Case Management program shall have services available based on the individual needs of the Enrollees receiving the service. The service should reflect a flexible system that allows movement within a continuum of care that addresses the changing needs and abilities of Enrollees.

(a) Case management staff must have expertise and training necessary to competently and promptly assist enrollees in working with Social Security Administration or Disability Determination in maintaining benefits from SSI and SSDI. For clients who wish to work, case management staff must have the expertise and training necessary to assist enrollees to access Social Security Work Incentives including development of Plans for Achieving Self-Support (PASS).

(b) At a minimum, case management services are to incorporate the principles of a strengths-based approach. Strengths-based case management services are a preferred service modality for work with individuals and families. This method stresses building on the strengths of individuals and families that can be used to resolve current problems and issues. This approach counters more traditional approaches that focus almost exclusively on individuals’ deficits or needs. Service limits and criteria developed cannot be more restrictive than those in Medicaid policy.

6.	Intensive Case Management

a. Intensive Case Management is intended to provide intensive team Case Management to highly recidivistic adults who have a severe and persistent mental illness. The service is intended to help Enrollees remain in the community and avoid institutional care. Clinical care criteria for this level of Case Management shall address the same elements required above, as well as expanded elements related to access and twenty-four (24) hour coverage as described below. Additionally, the intensive Case Management team composition shall be expanded to include members of the team selected specifically to assist with the special needs of this population. The Health Plan shall include the team composition and how it will assist with special needs in the description of how this service will be provided.

b. The Health Plan shall provide this service for all Enrollees for whom the service is determined to be Medically Necessary, to include enrollees who meet the following criteria:

•	Has resided in a state mental health treatment facility for at least 6 months in the past 36 months;
•	Resides in the community and has had two or more admissions to a state mental health treatment facility in the past 36 months;
•
Resides in the community and has had three or more admissions to a crisis stabilization unit, short-term residential facility, inpatient psychiatric unit, or any combination of these facilities within the past 12 months; or

•
Resides in the community and, due to a mental illness, exhibits behavior or symptoms that could result in long-term hospitalization if frequent interventions for an extended period of time were not provided.

c. Intensive Case Management provides services through the use of a team of case managers. The team can be expanded to include other specialists that are qualified to address identified needs of the Enrollees receiving intensive Case Management. This level of care for Case Management is the most intensive and serves Enrollees with the most severe and disabling mental conditions. Services are frequent and intense with a focus on assisting the Enrollee with attaining the skills and supports needed to gain independent living skills. Intensive Case Management services are provided primarily in the Enrollee’s residence and include community-based interventions.

d. The Health Plan shall provide this service in the least restrictive setting with the goal of improving the Enrollee’s level of functioning, and providing ample opportunities for rehabilitation, recovery, and self-sufficiency. Intensive Case Management services shall be accessible twenty-four (24) hours per day, seven (7) days per week. The Health Plan shall demonstrate adequate capacity to provide this service for the targeted population within the guidelines outlined.

e. Intensive Case Management teams shall provide the same coordination and Case Management services for Enrollees admitted to inpatient facilities, State mental Hospitals, and forensic or corrections facilities as those listed above for mental health targeted case management services.

7. Community Treatment of Patients Discharged from State Mental Health Hospitals

a.  The health plan shall provide Medically Necessary Behavioral Health Services to Enrollees who have been discharged from any State mental Hospital, including, but not limited to, follow-up services and care. All Enrollees who have previously received services at the State mental Hospital must receive follow up and care.

The plan of care shall be aimed at encouraging Enrollees to achieve a high quality of life while living in the community in the least restrictive environment that is medically appropriate and reducing the likelihood that the Enrollees will be readmitted to a State mental Hospital.

b.  The health plan shall follow the progress of all Enrollees who were enrolled in the health plan to admission to a State mental Hospital until the one hundred-eightieth (180th) day after Disenrollment from the health plan shall use behavioral health targeted case managers to follow the progress of Enrollees. The behavioral health targeted case manager must attend and participate in the discharge planning activities at the facility. Targeted case managers are responsible for working with the former Enrollee before discharge from the State facility to assure that Benefits are reinstated as soon as possible, and that the Enrollee receives community Behavioral Health Services within twenty-four (24) hours of his/her discharge from the State facility.

c.   If the Enrollee remains in the State facility more than one hundred eighty (180) days after Disenrollment, the health plan shall cooperate with DCF and the Enrollee to ensure that the Enrollee is assigned a DCF funded Case Management provider who will bear the responsibility of ongoing monthly follow-up care and discharge planning until such time that the Enrollee is again eligible for and enrolled in a Health plan.

d. The health plan shall develop a cooperative agreement with the behavioral health care facility to enable the health plan to anticipate those Medicaid Recipients who were Enrollees of the health plan prior to admission to the Facility, and will be soon discharged from the Facility. The cooperative agreement must address arrangements for Medicaid Recipients, whom the Facility is discharging, but who are not eligible for immediate re-enrollment.

8.	Community Services for Enrollees Involved with the Criminal Justice System

The Health Plan shall provide medically necessary community-based services for plan enrollees who have criminal justice system involvement as follows:

a. Establish a linkage to pre-booking sites for assessment, screening or diversion related to mental health services;

b. Provide immediate access (within 24 hours of release) for psychiatric services upon release from a jail or a juvenile detention facility to assure that prescribed medications are available for all health plan enrollees; and

c. Establish a linkage to post-booking sites for discharge planning and assuring that prior health plan Enrollees receive necessary services upon release from the facility. Health plan Enrollees must be linked to services and receive routine care within seven (7) days from the date they are released.

d. Provide outreach to homeless and other populations of plan enrollees at risk of criminal justice system involvement, as well as those plan enrollees currently involved in this system, to assure that services are accessible and provided when necessary. This activity should be oriented toward preventative measures to assess mental health needs and provide services that can potentially prevent the need for future inpatient services or possible deeper involvement in the criminal justice system.

e. The health plan shall develop a cooperative agreement with corrections facilities to enable the health plan to anticipate Enrollees who were health plan Enrollees prior to incarceration who will be released from these institutions. The cooperative agreement must address arrangement for persons who are to be released, but for whom re-Enrollment may not take effect immediately. All Enrollees who were health plan Enrollees prior to incarceration and Medicaid Recipients who are likely to enroll in the health plan upon return to the community must receive a community mental health service within twenty-four (24) hours of discharge from the corrections facility

9.	Treatment and Coordination of Care for Enrollees with Medically Complex Conditions

a. The Health Plan shall ensure that there are appropriate treatment resources available to address the treatment of complex conditions that reflect both mental health and physical health involvement. The following conditions must be addressed:

(1)	Mental health disorders due to or involving a general medical condition, specifically -9-CM Diagnoses 293.0 through 294.1, 294.9, 307.89, and 310.1; and

(2)	Eating disorders - ICD-9-CM Diagnoses 307.1, 307.50, 307.51, and 307.52

b. The Health Plan shall provide medically necessary community mental health services to enrollees who exhibit the above diagnoses and shall develop a plan of care that includes all appropriate collateral providers necessary to address the complex medical issues involved. Clinical care criteria shall address modalities of treatment that are effective for each diagnosis. The Health Plan’s provider network must include appropriate treatment resources necessary for effective treatment of each diagnosis within the required access time periods.

10.	Monitoring of Enrollees Admitted to Children’s Residential Treatment (Levels I - IV) Programs

a. The Health Plan shall maintain contact with children who are disenrolled from the plan due to placement in a residential treatment facility (Statewide Inpatient Psychiatric Program (SIPP), Therapeutic Group Care Services (TGCS), or Behavioral Health Overlay Services (BHOS)). The health plan shall participate in discharge planning, assist the enrollee and their caregiver to locate community-based services, and notify Medicaid when the enrollee is discharged from the facility. The Health Plan’s contract manager or designee shall re-enroll the enrollee in the plan upon notification of discharge into the community.

b. Children placed in SIPP, TGCS, or BHOS facilities will be disenrolled from the Health Plan and then covered under Medicaid Fee-for-Service for mental health services. The Medicaid contract manager or designee will be responsible for the disenrollment process. The Department of Juvenile Justice, residential providers, and/or the assigned Mental Health Targeted Case Management providers will be responsible for notifying Medicaid of all admissions and discharges. A specific agreement regarding the disenrollment and re-enrollment process will be developed between the Agency, residential providers, and the departments.

c. Upon notification of the Enrollee's discharge from the facility the health plan shall notify the Choice Counselor/Enrollment Broker for re-Enrollment into the health plan , if it is within 6 months (180 days) from the disenrollment.

11.	Coordination of Children’s Services

a. The delivery and coordination of children’s mental health services shall be provided for all children who exhibit the symptoms and behaviors of an emotional disturbance. The delivery of services must address the needs of any child served in an SED or EH school program. Developmentally appropriate early childhood mental health services must be available to children age birth to 5 years old and their families.

b. Services for all children shall be delivered within a strengths-based, culturally competent service design. The service design shall recognize and ensure that services are family-driven and include the participation of family, significant others, informal support systems, school personnel, and any state entities or other service providers involved in the child’s life.

c. For all children receiving services under the plan, the vendor shall work with the parents, guardians, or other responsible parties to monitor the results of services and determine whether progress is occurring. Active monitoring of the child’s status shall occur to detect potential risk situations and emerging needs or problems. Services shall be conducted in a manner that maximizes the participation of all involved parties, such as providing services at alternative sites or times.

d. When the court mandates a parental mental health assessment, and the parent is a plan enrollee, the vendor must complete an assessment of the parent’s mental health status and the effects on the child. Time frames for completion of this service shall be determined by the mandates issued by the courts.

12.  Evaluation and Treatment Services for Enrolled Children/Adolescents

a. The health plan shall provide all Medically Necessary evaluation and treatment services for Children/Adolescents referred to the health plan by DCF, DJJ and by schools (elementary, middle, and secondary schools).

b. The health plan shall provide Medically Necessary Children/Adolescent mental health services in such a way as to minimize disruption of services available to high-risk populations served by DCF. The health plan shall promptly evaluate, provide psychological testing, and deliver mental health services to Children/Adolescents (including delinquent and dependent Children/Adolescent) referred by DCF in accordance with Medical Necessity. As well, the health plan shall adhere to the minimum staffing, availability and access standards described in this Contract.

c. The health plan shall provide court ordered evaluation and treatment required for Children/Adolescents who are Enrollees.55

d. The health plan must participate in all DCF or school staffings that may result in the provision of mental health services to an enrolled Child/Adolescent.

e. The plan shall refer Children/Adolescents to DCF when residential treatment is Medically Necessary. The health plan shall not be responsible for providing any residential treatment for Children/Adolescents. The DCF, Substance Abuse and Mental Health ("SAMH") or DJJ District office shall coordinate the placement of the Enrolled Child/Adolescent with the health plan.

f.  The health plan's Case Management of Children/Adolescents shall include those persons, schools, programs, networks and agencies that figure importantly in the Child's/Adolescent's life.

g.  The health plan shall make determinations about care based on a comprehensive evaluation, consultation with those persons, schools, programs, networks and agencies that figure importantly in the Child's/Adolescent's life, and appropriate protocols for admission and retention.

h. The health plan shall monitor services for adequacy in conformity with the cooperative agreement between the health plan and the facility.

C.	Psychiatric Evaluations for Enrollees Applying for Nursing Home Admission

The Health Plan shall, upon request from the Substance Abuse and Mental Health (SAMH) Offices, promptly arrange for and authorize psychiatric evaluations for enrollees who are applying for admission to a nursing facility pursuant to OBRA 1987, and who, on the basis of a screening conducted by Comprehensive Assessment and Review for Long Term Care (CARES) workers, are thought to need mental health treatment. The examination shall be adequate to determine the need for “specialized treatment” under the Act. Evaluations must be completed within five working days from the time the request from the DCF SAMH Program Office is received. State regulations have been interpreted by the state to permit any of the “mental health professionals” listed in Section 394.455, Florida Statutes, to make the observations preparatory to the evaluation, although a psychiatrist must sign such evaluations. The Health Plan will not be responsible for resident reviews or for providing services as a result of a Pre-Admission Screening and Resident Review (PASRR) evaluation.

D.	Assessment and Treatment of Mental Health Residents Who Reside in Assisted Living Facilities (ALF) that hold a Limited Mental Health License

The Health Plan must develop and implement a plan to ensure compliance with Section 394.4574, F.S., related to services provided to residents of licensed assisted living facilities that hold a limited mental health license. A cooperative agreement, as defined in 400.402, F.S., must be developed with the ALF if an enrollee is a resident of the ALF. The Health Plan must ensure that appropriate assessment services are provided to plan enrollees and that medically necessary mental health care services are available to all enrollees who reside in this type of setting.

A community living support plan, as defined in Section I, Definitions and Acronyms, must be developed for each enrollee who is a resident of an ALF, and it must be updated annually. The Health Plan case manager is responsible for ensuring that the community living support plan is implemented as written.

E.	Individuals with Special Health Care Needs:

The plan shall implement mechanisms for identifying, assessing and ensuring the existence of an Individualized Treatment Plan for individuals with special health care needs as defined in Section I, Definitions and Acronyms. Mechanisms shall include evaluation of risk assessments, claims data, and CPT/ICD-9 codes. Additionally, the plan shall implement a process for receiving and considering provider and enrollee input.

In accordance with this contract and 42 CFR 438.208(c)(3), an Individualized Treatment Plan for an enrollee determined to need a course of treatment or regular care monitoring must be:

•	Developed by the enrollee's direct service mental health care professional with enrollee participation and in consultation with any specialists caring for the enrollee;

•	Approved by the plan in a timely manner if this approval is required; and

•	Developed in accordance with any applicable Agency quality assurance and utilization review standards.

Pursuant to 42 CFR 438.208(c)(4), for Enrollees with special health care needs determined through an assessment by appropriate mental health care professionals (consistent with 42 CFR 438.208(c)(2)) to need a course of treatment or regular care monitoring, the plan must have a mechanism in place to allow Enrollees to directly access a mental health care specialist (for example, through a standing referral or an approved number of visits) as appropriate for the Enrollee's condition and identified needs.

F. Crisis Support/Emergency Services

The health plan shall operate, as part of its Crisis Support/Emergency Services, a crisis emergency hotline available to all Enrollees twenty-four (24) hours a day, seven (7) days a week.

G.	Provision of Behavioral Health Services When Not Covered by the Health Plan

1. If the Health Plan determines that an Enrollee is in need of behavioral health services that are not covered under the Contract, the Health Plan shall refer the Enrollee to the appropriate provider. The Health Plan may request the assistance of the Agency’s local field office or the local DCF District ADM Office for referral to the appropriate service setting.

2. Long term care institutional services in a nursing facility, an institution for persons with developmental disabilities, specialized therapeutic foster care, children's residential treatment services or State Hospital services are not covered by the Health Plan. For Enrollees requiring those services, the Health Plan shall consult the Medicaid Field Office and/or the DCF District ADM Office to identify appropriate methods of assessment and referral.

3. The Health Plan is responsible for transition and referral of the Enrollee to appropriate providers. The Health Plan shall request Disenrollment of all Enrollees receiving the services described in this Section VI.B.8., Provision of Behavioral Health Care Services When Not Covered by the Health Plan.

H.	Behavioral Health Services Care Coordination and Management

The Health Plan shall be responsible for the coordination and management of Behavioral Health Services and continuity of care for all Enrollees. At a minimum, the Health Plan shall provide the following services to its Enrollees:

1. Minimize disruption to the Enrollee as a result of any change in behavioral health care providers or behavioral health care case managers that occur as a result of this Contract. For new Enrollees who had been receiving Behavioral Health Services, the Health Plan shall continue to authorize all valid claims for services until the Health Plan has:

a.	Reviewed the Enrollee's treatment plan;

b.	Developed an appropriate written transition plan; and

c. Implemented the written transition plan.

2. If the previous behavioral health care provider is unable to allow the Health Plan access to the Enrollee's Medical Records because the Enrollee refuses to release his/her records, then the Health Plan shall provide:

.a	Up to four (4) sessions of individual or group therapy;

.b	One (1) psychiatric medical session;

.c	Two (2) one-hour intensive therapeutic on-site; or

.d	Six (6) days of day treatment services.

3.. Document all Emergency Behavioral Health Services received by an Enrollee, along with any follow-up services, in the Enrollee's behavioral health Medical Records. The Health Plan shall also assure the PCP receives the information about the Emergency Behavioral Health Services for filing in the PCP's Medical Record.

4. Document all referral services in the Enrollees’ behavioral health Medical Records.

5. Monitor Enrollees admitted to State mental health institutions by participating in discharge planning and community placement of Enrollees who are discharged within sixty (60) days of losing their Health Plan enrollment due to State institutionalization. The Agency shall sanction the Health Plan, as described in Section XIII, Sanctions, for any inappropriate over-utilization of State mental Hospital services for its Enrollees.

6. Coordinate Hospital and institutional discharge planning for psychiatric admissions and substance abuse detoxification to ensure inclusion of appropriate post-discharge care.

a.	Enrollees admitted to an acute care facility (inpatient Hospital or crisis stabilization unit) shall receive appropriate services upon discharge from the acute care facility.

b.
The Health Plan shall have follow-up services available to Enrollees within twenty-four (24) hours of discharge from an acute care facility, provided the acute care facility notified the Health Plan that it had provided services to the Enrollee.

c
The Health Plan shall continue the medication prescribed by a State mental health facility to the Enrollee for at least ninety (90) days after the State mental health facility discharges the Enrollee, unless the Health Plan's prescribing psychiatrist, in consultation and agreement with the State mental health facility's prescribing physician, determines that the medications:

(1) Are not Medically Necessary; or

(2) Are potentially harmful to the Enrollee.

7. Provide appropriate referral of the Enrollee for non-covered services to the appropriate service setting. The Health Plan shall request referral assistance, as needed, from the Medicaid Field Office. The Health Plan is encouraged to use the Florida Supplement to the American Society of Addictions Medicine Patient Placement Criteria for coordination and treatment of substance abuse related disorders with substance abuse providers. The Health Plan is encouraged to use the Florida Supplement to the American Society of Addictions Medicine Placement Criteria for coordination and treatment of substance-related disorders with substance abuse Providers. The Health Plan shall provide coordination of care with community-based substance abuse agencies as part of its policies and procedures developed for continuity of care for Enrollees who are diagnosed with mental illness and substance abuse or dependency.

8. Provide court ordered mental health evaluations for Enrollees. The Health Plan shall also provide expert behavioral health testimony for Enrollees.

9. Provide appropriate screening, assessment, and crisis intervention in support for Enrollees who are in the care and custody of the State. See Specifications listed in the Medicaid Community Mental Health Services Coverage & Limitations Handbook.

10. Upon a request from an ALF, the Health Plan shall provide procedures for the ALF to follow should an emergent condition arise with an Enrollee that resides at the ALF. (See Section 409.912, F.S.)

11. The Health Plan shall participate in the SAMH planning process in each DCF district. (See Section 4098.912, F.S.)

The Health Plan shall design and implement a Drug Utilization Review ("DUR") program. Once the Health Plan's pharmacy utilization indicates that an Enrollee is receiving an antipsychotic medication from a PCP or prescribing non-psychiatrist physician, the Health Plan shall request a consultation with the PCP or prescribing non-psychiatrist physician. Once the Health Plan's pharmacy utilization indicates that an Enrollee, who is being treated by a Behavioral Health Care Provider, receives medication for certain physical conditions (such as hypertension, diabetes, neurological disorders, cardiac problems, or any other serious medical condition) the Health Plan shall schedule a consultation with the PCP or prescribing physician to discuss coordination of care and concerns related to drug interactions. The Health Plan shall ensure coordination with the PCP or prescribing physician with regards to drug utilization and potential contraindications.

I.	Discharge Planning

Discharge Planning is the evaluation of an Enrollee's medical care needs, including mental health service needs, substance abuse service needs, or both, in order to arrange for appropriate care after discharge from one level of care to another level of care. The Health Plan shall:

1. Monitor all Enrollee discharge plans from behavioral health inpatient admissions to ensure that they incorporate the Enrollees’ needs for continuity in existing behavioral health therapeutic relationships.

2. Ensure that Enrollees' family members, guardians, outpatient individual practitioners and other identified supports are given the opportunity to participate in Enrollee treatment to the maximum extent practicable and appropriate, including behavioral health treatment team meetings and developing the discharge plan. For adult Enrollees, family members and other identified supports may be involved in the development of the Discharge Plan only if the Enrollee consents to their involvement.

3. Designate staff members who are responsible for identifying Enrollees who remain in the Hospital for non-clinical reasons (i.e., absence of appropriate treatment setting availability, high demand for appropriate treatment setting, high-risk Enrollees and Enrollees with multiple agency involvement).

4. Develop and implement a plan that monitors and ensures that clinically indicated Behavioral Health Services are offered and available to Enrollees within twenty-four (24) hours of discharge from an inpatient setting.

5. Ensure that a behavioral health program clinician provides medication management to Enrollees requiring medication monitoring within twenty-four (24) hours of discharge from a behavioral health program inpatient setting. The Health Plan shall ensure that the behavioral health program clinician is duly qualified and licensed to provide medication management.

6. Upon the admission of an Enrollee, the Health Plan shall make its best efforts to ensure the Enrollee’s smooth transition to the next service or to the community; and shall require that Behavioral Health Care Providers:

(a)	Assign a case manager to oversee the care given to the Enrollee;

(b)
Develop an individualized discharge plan, in collaboration with the Enrollee where appropriate, for the next service or program or the Enrollee's discharge, anticipating the Enrollee's movement along a continuum of services; and

(c)	Make best efforts to ensure a smooth transition to the next service or community;

(d)	Document all significant efforts related to these activities, including the Enrollee's active participation in discharge planning.

J.	Transition Plan

A transition plan is a detailed description of the process of transferring Enrollees from providers to the Health Plan's Behavioral Health Care Provider network to ensure optimal continuity of care. The transition plan shall include, but not be limited to, a timeline for transferring Enrollees, description of provider medical record transfers, scheduling of appointments, propose prescription drug protocols and claims approval for existing providers during the transition period. The Health Plan shall document its efforts relating to the transition plan.

1. The Health Plan shall minimize the disruption of treatment by an Enrollee's current behavioral health care provider by arranging for Enrollee use of services outside of the Health Plan's network. For Enrollees who have received Behavioral Health Services for at least six (6) months from a behavioral health care provider, whether the provider is in the Health Plan’s network or not, the Health Plan shall continue to authorize all valid claims until the Health Plan reviews the Enrollee's treatment plan and implements an appropriate written transition plan.

2. During the first three (3) months that the Enrollee receives Behavioral Health Services under this Contract, the Health Plan shall not deny requests for Behavioral Health Services outside the network under the following conditions:

(1)	The Enrollee is a patient at a community behavioral health center and the center has discussed the Enrollee's care with the Health Plan.

(2)	If, following contact with the Health Plan, there is no Behavioral Health Care Provider readily available and the Enrollee's condition would not permit a delay in treatment.

3. If the previous treating Provider is unable to allow the Health Plan access to the Enrollee's Medical Records because the Enrollee refuses to release the records, then the Health Plan shall approve the provider’s claims for:

(a)	Four (4) sessions of outpatient behavioral health counseling or therapy;

(b)	One (1) outpatient psychiatric physician session;

(c)	Two (2) one-hour intensive therapeutic on-site sessions; or

(d)	Six (6) days of day treatment services.

4. Any disputes related to coverage of services necessary for the transition of Enrollees from their current behavioral health care provider to a Behavioral Health Care Provider shall follow the process set forth in Section IX, Grievance System, of this Contract.

5. The Health Plan shall approve claims from providers for authorized out-of-plan non-emergency services, provided such claims are submitted within twelve (12) months of the date of service. The Plan must process such claims within the time period specified in section 641.3155, F.S.

K.	Functional Assessments

1. The Health Plan shall ensure that all Behavioral Health Care Providers administer functional assessments using the Functional Assessment Rating Scales (FARS) for all Enrollees over the age of eighteen (18) and Child Functional Assessment Rating Scale (CFARS) for all Enrollees age eighteen (18) and under.

2. The Health Plan shall ensure that all Behavioral Health Care Providers administer and maintain the FARS and CFARS according to the FARS and CFARS manuals to all Enrollees receiving Behavioral Health Services and upon termination of providing such services.

3. The results of the FARS and CFARS assessments shall be maintained in each Enrollee's medical record, including a chart trending the results of the functional assessments.

4. The Health Plan shall submit the FARS/CFARS reports as required in Section XI, Reporting Requirements.

L.	Outreach Program

The Health Plan shall have an outreach program designed to encourage Enrollees to seek Behavioral Health Services through the Health Plan when the Health Plan, or Providers, perceive a need for Behavioral Health Services. In addition, the outreach program, at a minimum, shall provide for the following:

1. Outreach program Enrollee communications that are written at the fourth (4th) grade reading level;

2. Outreach program communications that are written the primary language spoken by the Enrollee;

3. A program designed to assist PCP's in the identification and management, including referral and other resources, to aid in the treatment of:

(a)	Enrollees with severe and persistent mental illness;

(b)	Children/Adolescents with severe emotional disturbances; and

(c)	Enrollees with clinical depression.

4. A program to identify and manage Enrollees who are homeless.

M.	Behavioral Health Subcontracts

If the Health Plan subcontracts with a Managed Behavioral Health Organization ("MBHO") for the provision of Behavioral Health Services stipulated in this Section, the MBHO must be accredited by at least one (1) of the recognized national accreditation organizations.

1. The Health Plan shall submit to the Agency the staff psychiatrist subcontract, if any, and the model Provider contracts for each Behavioral Health Services specialist type or facility.

2. All Provider contracts and subcontracts must adhere to the requirements set forth in this Contract, including Section XVI.Q., Terms and Conditions, Subcontracts, in this Contract.

N.	Optional Services

The Health Plan is encouraged to provide additional services that will enhance the Health Plan’s Covered Services for Enrollees. To the degree possible, the Health Plan should use existing community resources. Below is a list of possible optional services that could be provided with the savings achieved or as downward substitutions. This list is not intended to be all-inclusive and the Health Plan is encouraged to use creativity in developing new and innovative services to expand the array of services and meet the needs of recipients.

1.  Respite Care Services

2.  Prevention Services in the Community

3.  Supportive Living Services

4.  Supported Employment Services

5.  Foster Homes for Adults

6.  Parental Education Programs

7. Drop-In Centers and other consumer operated programs (beyond the elements provided under the Opportunities for Recovery and Reintegration component)

8.  Intensive Therapeutic On-Site Services for Adults

9.  Home and Community Based Rehabilitation Services for Adults

10.  Any other new and innovative interventions or services designed to benefit enrollees receiving Mental Health services

O.	Community Coordination and Collaboration

The provider must be or become a vital part of the community services and support system. They must actively participate with and support community programs and coalitions that promote school readiness, that assist persons to return to work and provide for prevention programs. The provider must have linkages with numerous community programs that will assist enrollees in obtaining housing, economic assistance and other supports.

P.	Behavioral Health Managed Care Local Advisory Group

1. There will be an advisory group for the Health Plan that convenes quarterly and reports to the Agency on advocacy and programmatic concerns. The local advisory group is responsible for providing technical and policy advice to the Agency regarding the Health Plan’s provision of services. The local advisory group does not have access to Enrollee Medical Records.

2. The role of the local advisory group is to report to the Agency information related to practical and real events that occur related to the activities of Medicaid Health Plans. Concerns about services, program changes, Quality of care, difficulties, advocacy issues, and reports about positive outcomes are presented by members of the advisory group and are addressed by the agency as part of the ongoing monitoring of the Health Plan contracts. The Agency presents information about actions taken related to issues presented by the group. If the group determines that it is appropriate, the advisory group members also vote to present their issues to the Agency in writing.

3. The group may request information to be presented at each meeting that will keep the group up-to-date regarding the contract and activities of each Health Plan. Minutes of the meetings are kept and distributed to all members and attendees. The voting membership of the group is updated periodically. This is a public meeting and may be attended by anyone in the community.

4. The local advisory group is coordinated by Agency area staff (who are not part of the voting membership) and consists of providers, consumer representatives, advocacy groups, and other relevant groups as identified by the Agency, which represent the counties within the service area. Such relevant groups include the Agency’s Medicaid Office, including Health Plan representatives; SAMH and Family Safety representatives; representatives from any community based care Providers contracted with DCF; the Florida Drop-In Center Association; the Human Rights Advocacy Committee; the Alliance for the Mentally Ill; the Florida Consumer Action Council; and the Substance Abuse and Mental Health Planning Council. In addition, the Health Plan provides representation to the local advisory group. The advisory group elects a chairperson and vice-chairperson from the voting membership, who facilitates the meetings and prepares any written correspondence on behalf of the group.

5. The Health Plan’s responsibility related to the advisory group is as follows:

•	Assure representation at all scheduled meetings;

•	Provide information requested by advisory group members;

•	Follow up on identified issues of concern related to the provision of services or administration of the Health Plan; and

•	Share pertinent information about Quality improvement findings and outreach activities with the group.

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Section VII
Provider Network

A.	General Provisions

1.
The Health Plan shall have sufficient facilities, service locations, service sites and personnel to provide the Covered Services described in Section V and Behavioral Health Care described in Section VI.

2.
The Health Plan shall provide the Agency with adequate assurances that the Health Plan has the capacity to provide Covered Services to all Enrollees up to the maximum enrollment level in each county, including assurances that the Health Plan:

a. Offers an appropriate range of services and accessible preventive and primary care services such that the Health Plan can meet the needs of the maximum enrollment level in each county, and

b. Maintains a sufficient number, mix and geographic distribution of Providers, including Providers who are accepting new Medicaid patients as specified in Section 1932(b)(7) of the Social Security Act, as enacted by Section 4704(a) of the Balanced Budget Act of 1997.

3.	When designing the Provider network, the Health Plan shall take the following into consideration as required by 42 CFR 438.206:

a. The anticipated number of Enrollees;

b. The expected utilization of services, taking into consideration the characteristics and health care needs of specific Medicaid populations represented;

c. The numbers and types (in terms of training, experience, and specialization) of providers required to furnish the Covered Services;

d. The numbers of network providers who are not accepting new Enrollees;

e. The geographic location of providers and Enrollees, considering distance, travel time, the means of transportation ordinarily used by Enrollees and whether the location provides physical access for Medicaid enrollees with disabilities; and

f. There is to be no discrimination against particular providers that serve high-risk populations or specialize in conditions that require costly treatments.

4.
Health Maintenance Organizations and other licensed managed care organizations shall enroll all network providers with the Agency’s Fiscal Agent, no later than November 30, 2006, using the Agency’s streamlined Provider Enrollment process. All Capitated PSNs shall use the streamlined Provider Enrollment process to enroll network providers prior to contract execution.

5.	Each Provider shall maintain Hospital privileges if Hospital privileges are required for the delivery of Covered Services. The Health Plan may use admitting panels to comply with this requirement.

6.
If the Health Plan is unable to provide Medically Necessary services to an Enrollee, the Health Plan must cover these services by using providers and services that are not providers in the Health Plan's network, in an adequate and timely manner, for as long as the Health Plan is unable to provide the Medically Necessary services within the Health Plan's network.

7.	The Health Plan shall allow each Enrollee to choose his or her Providers to the extent possible and appropriate.

8.
The Health Plan shall require each Provider to have a unique Florida Medicaid Provider number, in accordance with the requirement of Section X, C. jj., of this Contract. By May 2007, the Health Plan shall require each Provider to have a National Provider Identifier (NPI) in accordance with section 1173(b) of the Social Security Act, as enacted by section 4707(a) of the Balanced Budget Act of 1997.

9.	The Health Plan shall provide the Agency with documentation of compliance with access requirements:

a. Upon the effective date of the Contract; and

b. At any time there has been a significant change in the Health Plan's operations that would affect adequate capacity and services, including, but not limited to, the following:

(1)	Changes in Health Plan services or Service Area; and

(2)	Enrollment of a new population in the Health Plan.

10.	The Health Plan shall have procedures to inform Potential Enrollees and Enrollees of any changes to service delivery and/or the Provider network including the following:

a. Inform Potential Enrollees and Enrollees of any restrictions to access to Providers, including Providers who are not taking new patients, upon request and, for Enrollees, at least on a six (6) month basis.

b. An explanation to all Potential Enrollees that an enrolled family may choose to have all family members served by the same PCP or they may choose different PCPs based on each family member’s needs.

c. Inform Potential Enrollees and Enrollees of objections to providing counseling and referral services based on moral or religious grounds within ninety (90) days after adopting the policy with respect to any service.

11.
The Health Plan shall have procedures to document when a decision is made to not include individual or groups of providers in its network and must give the affected providers written notice of the reason for its decision.

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B.	Primary Care Providers

1.
The Health Plan shall enter into agreements with a sufficient number of PCPs to ensure adequate accessibility for Enrollees of all ages. The Health Plan shall select and approve its PCPs. The Health Plan shall ensure its approved PCPs agree to the following:

(a) The PCP’s agreement to accept the associated Case Management responsibilities.

(b) The PCP’s agreement to provide or arrange for coverage of services, consultation or approval for referrals twenty four (24) hours per day, seven days per week by Medicaid enrolled providers who will accept Medicaid reimbursement. This coverage must consist of an answering service, call forwarding, provider call coverage or other customary means approved by the Agency. The chosen method of twenty four (24) hour coverage must connect the caller to someone who can render a clinical decision or reach the PCP for a clinical decision. The after hours coverage must be accessible using the medical office’s daytime telephone number. The PCP or covering medical professional must return the call within thirty (30) minutes of the initial contact.

(c) The PCP’s agreement to arrange for coverage of primary care services during absences due to vacation, illness or other situations which require the PCP to be unable to provide services. Coverage must be provided by a Medicaid enrolled PCP.

2.	The Health Plan shall provide the following:

a. At least one (1) FTE PCP per county including, but not limited to, the following specialties:

(1)	Family Practice;

(2)	General Practice;

(3)	Obstetrics or Gynecology;

(4)	Pediatrics; and

(5)	Internal Medicine.

b. At least one (1) FTE PCP per 1,500 Enrollees. The Health Plan may increase the ratio by 750 Enrollees for each FTE ARNP or FTE PA affiliated with a PCP.

c. The Health Plan shall allow pregnant Enrollees to choose the Health Plan’s obstetricians as their PCPs to the extent that the obstetrician is willing to participate as a PCP.

3.	At least annually, the Health Plan shall review each PCPs average wait times to ensure services are in compliance with Section VII, D. Appointment Waiting Times and Geographic Access Standards.

4.
The Health Plan shall assign a pediatrician or other appropriate primary care physician to all pregnant Enrollees for the care of their newborn babies no later than the beginning of the last trimester of gestation. If the Health Plan was not aware that the Enrollee was pregnant until she presented for delivery, the Health Plan shall assign a pediatrician or a primary care physician to the newborn baby within one (1) Business Day after birth. The Health Plan shall advise all Enrollees of the Enrollees’ responsibility to notify their Health Plan and their DCF public assistance specialists (case workers) of their pregnancies and the births of their babies.

C.	Minimum Standards

1.	Emergency Services and Emergency Services Facilities

The Health Plan shall ensure the availability of Emergency Services and Care twenty-four (24) hours a day, seven (7) days a week.

2.	General Acute Care Hospital

The Health Plan shall provide one (1) fully accredited general acute care Hospital bed per 275 enrollees. The Agency may waive this accreditation requirement, in writing, for Rural areas.

3.	Birth Delivery Facility

The Health Plan shall provide one (1) birth delivery facility, licensed under Chpater 383, F.S., or a Hospital with birth delivery facilities, licensed under Chapter 395, F.S. The birth delivery facility may be part of a Hospital or a freestanding facility.

4.	Birthing Center

The Health Plan shall provide a birthing center, licensed under Chapter 383, F.S. that is accessible to low risk Enrollees.

5.	Regional Perinatal Intensive Care Centers (RPICC)

The Health Plan shall assure access for Enrollees in one (1) or more of Florida's Regional Perinatal Intensive Care Centers (RPICC), (see sections 383.15 through 383.21, F.S.) or a Hospital licensed by the Agency for Neonatal Intensive Care Unit (NICU) Level III beds.

6.	Neonatal Intensive Care Unit (NICU)

The Health Plan shall ensure that care for medically high risk perinatal Enrollees is provided in a facility with a NICU sufficient to meet the appropriate level of need for the Enrollee.

7.	Certified Nurse Midwife Services

The Health Plan shall ensure access to certified nurse midwife services or licensed midwife services for low risk Enrollees.

8.	Pharmacy

If the Health Plan elects to use a more restrictive pharmacy network than the non-Medicaid Reform Fee-for-Service network, the Health Plan shall provide one (1) licensed pharmacy per 2,500 Enrollees. The Health Plan shall ensure that its contracted pharmacies comply with the Settlement Agreement to Hernandez, et. al. v. Medows (case number 02-20964 Civ-Gold/ Simonton) (HSA).

9.	Access for Persons with Disabilities

The Health Plan shall ensure that all facilities have access for persons with disabilities.

10.	Health, Cleanliness and Safety

The Health Plan shall ensure adequate space, supplies, proper sanitation, and smoke-free facilities with proper fire and safety procedures in operation.

D.	Appointment Waiting Times and Geographic Access Standards

1.	The Health Plans must assure that PCP services and referrals to Participating Specialists are available on a timely basis, as follows:

a. Urgent Care — within one (1) day,

b. Routine Sick Patient Care — within one (1) week, and

c. Well Care Visit — within one (1) month.

2.
All PCP's and Hospital services must be available within an average of thirty (30) minutes travel time from an Enrollee's residence. All Participating Specialists and ancillary services must be within an average of sixty (60) minutes travel time from an Enrollee's residence. The Agency may waive this requirement, in writing, for Rural areas and where there are no PCPs or Hospitals within the thirty (30) minute average travel time.

3.
The Health Plan shall provide a designated emergency services facility within an average of thirty (30) minutes travel time from an Enrollee's residence, that provides care on a twenty-four (24) hours a day, seven (7) days a week basis. Each designated emergency service facility shall have one (1) or more physicians and one (1) or more nurses on duty in the facility at all times. The Agency may waive the travel time requirement, in writing, in Rural areas.

4.
For Rural areas, if the Health Plan is unable to enter into an agreement with specialty or ancillary service providers within the required sixty (60) minute average travel time, the Agency may waive, in writing, the requirement.

5.
At least one (1) pediatrician or one (1) CHD, FQHC or RHC within an average of thirty (30) minutes travel time from an Enrollee's residence, provided that this requirement remains consistent with the other minimum time requirements of this Contract. In order to meet this requirement, the pediatrician(s), CHD, FQHC, and/or RHC must provide access to care on a twenty-four (24) hours a day, seven days a week basis. The Agency may waive this requirement, in writing, for Rural areas and where there are no pediatricians, CHDs, FQHCs or RHCs within the thirty (30) minute average travel time.

E.	Behavioral Health Services

1.
The Health Plan shall have at least one (1) certified adult psychiatrist and at least one (1) board certified child psychiatrist (or one (1) child psychiatrist who meets all education and training criteria for Board Certification) that are available within thirty (30) minutes average travel time for Urban areas and sixty (60) minutes average travel time for Rural areas of all Enrollees.

2.	For Rural areas, if the Health Plan does not have a Provider with the necessary experience, the Agency may waive, in writing, the requirements in E.1 above.

3.
The Health Plan shall ensure that outpatient staff includes at least one (1) FTE Direct Service Behavioral Health Provider per 1,500 Enrollees. The Agency expects the Health Plan’s staffing pattern for direct service Providers to reflect the ethnic and racial composition of the community.

4.
The Health Plan’s array of Direct Service Behavioral Health Providers for adults and Children/Adolescents shall include Providers that are licensed or eligible for licensure, and demonstrate two (2) years of clinical experience in the following specialty areas or with the following populations:

a. Adoption;

b. Child protection or foster care;

c. Dual diagnosis (mental illness and substance abuse);

d. Dual diagnosis (mental illness and developmental disability);

e. Developmental disabilities;

f. Behavior analysis;

g. Behavior management and alternative therapies for Children/Adolescents;

h. Separation and loss;

i. Victims and perpetrators of sexual abuse (Children/Adolescents and adults);

j. Victims and perpetrators of violence and violent crimes (Children/Adolescents and adults);

k. Court ordered mental health evaluations including assessment of parental mental health issues and parental competency as it relates to mental health; and

l. Expert witness testimony.

5.
All Direct Service Behavioral Health Providers and mental health targeted case managers serving the Children/Adolescent population shall be certified by DCF to administer CFARS (or other rating scale required by DCF or the Agency).

6.	Mental health targeted case managers shall not be counted as Direct Service Behavioral Health Providers.

7.	For Case Management services, the Health Plan shall provide staff that meets the following minimum requirements:

a.  Have a baccalaureate degree from an accredited university, with major course work in the areas of psychology, social work, health education or a related human service field and, if working with Children/Adolescents, have a minimum of one-(1) year full time experience or equivalent experience, working with the target population. Prior experience is not required if working with the adult population; or

b.  Have a baccalaureate degree from an accredited university and if working with Children/Adolescents, have at least three (3) years full time or equivalent experience, working with the target population. If working with adults, the case manager must have two (2) years of experience. (Note: case managers who were certified by the Department prior to July 1, 1999, who do not meet the degree requirements, may provide Case Management services if they meet the other requirements; and

c. Have completed a training program within six (6) months of employment. The training program must be prior approved by the Agency. The training must include a review of the local resources and a thorough presentation of the applicable State and federal statutes and promote the knowledge, skills, and competency of all case managers through the presentation of key core elements relevant to the target population. The case manager must also be able to demonstrate an understanding of the Health Plan’s Case Management policies and procedures.

8.
Case Management supervision must be provided by a person who has a master’s degree in a human services field and three (3) years of professional full time experience serving this target population or a person with a bachelor’s degree and five (5) years of full time or equivalent Case Management experience. For supervising case managers who work only with adults, two (2) years of full time experience is required. The supervisors must have had the approved Health Plan training in Case Management or have documentation that they have prior equivalent training.

9.
The Health Plan shall have access to no less than one (1) fully accredited psychiatric community Hospital bed per 2,000 Enrollees, as appropriate for both Children/Adolescents and adults. Specialty psychiatric Hospital beds may be used to count toward this requirement when psychiatric community Hospital beds are not available within a particular community. Additionally, the Health Plan shall have access to sufficient numbers of accredited Hospital beds on a medical/surgical unit to meet the need for medical detoxification treatment.

10.
The Health Plan’s facilities must be licensed, as required by law and rule, accessible to the handicapped, in compliance with federal Americans with Disabilities Act guidelines, and have adequate space, supplies, good sanitation, and fire, safety, and disaster preparedness and recovery procedures in operation.

11.
The Health Plan shall ensure that it has Providers that are qualified to serve Enrollees and experienced in serving severely emotionally disturbed Children/Adolescents and severely and persistent mentally ill adults. The Health Plan shall maintain documentation of its Providers’ experience in the Providers' credentialing file.

12.
The Health Plan shall adhere to the staffing ratio of at least one (1) FTE Behavioral Health Care Case Manager for twenty (20) Children/Adolescents and at least one (1) FTE Behavioral Health Care Case Manager per forty (40) adults. Direct Service Behavioral Health Care Providers shall not count as Behavioral Health Care Case Managers.

13.
Prior to commencement of Behavioral Health Services, the Health Plan shall enter into agreements for coordination of care and treatment of Enrollees, jointly or sequentially served, with county community mental health care center(s) that are not a part of the Health Plan's Participating Provider network. The Health Plan shall enter into similar agreements with agencies funded pursuant to Chapter 394, F.S., 2004. The Agency shall approve all model agreements between the Health Plan and county community mental health center(s)/agencies before the Health Plan enters into the agreement. This requirement shall not apply if the Health Plan provides the Agency with documentation that shows the Health Plan has made a good faith effort to contract with county community mental health center(s)/agencies, but could not reach an agreement.

14.
The Health Plan shall request current behavioral health care provider information from all new Enrollees upon enrollment. The Health Plan shall solicit these behavioral health services providers to participate in the Health Plan's network. The Health Plan may request in writing that the Agency grant exemption to a Health Plan from soliciting a specific behavioral health services provider on a case-by-case basis.

15.	To the maximum extent possible, the Health Plan shall contract for the provision of Behavioral Health Services with the State's community mental health centers designated by the Agency and DCF.

F.	Specialists and Other Providers

1.
In addition to the above requirements, the Health Plan shall assure the availability of the following specialists, as appropriate for both adults and pediatric members, on at least a referral basis. The Health Plan shall use Participating Specialists with pediatric expertise for Children/Adolescents when the need for pediatric specialty care is significantly different from the need for adult specialty care (for example a pediatric cardiologist for Children/Adolescents with congenital heart defects).

a. Allergist,

b. Cardiologist,

c. Endocrinologist,

d. General Surgeon,

e. Obstetrical/Gynecology (OB/GYN),

f. Neurologist,

g. Nephrologist,

h. Orthopedist,

i. Urologist,

j. Dermatologist,

k. Otolaryngologist,

l. Pulmonologist,

m. Chiropractic Physician,

n. Podiatrist,

o. Ophthalmologist,

p. Optometrist,

q. Neurosurgeon,

r. Gastroenterologist,

s. Oncologist,

t. Radiologist,

u. Pathologist,

v. Anesthesiologist,

w. Psychiatrist,

x. Oral surgeon,

y. Physical, respiratory, speech and occupational therapists, and

z. Infectious disease specialist.

2.	If the infectious disease specialist does not have expertise in HIV and its treatment and care, then the Health Plan must have another Provider with such expertise.

3.
The Health Plan shall make a good faith effort to execute memoranda of agreement with the local CHDs to provide services which may include, but are not limited to, family planning services, services for the treatment of sexually transmitted diseases, other public health related diseases, tuberculosis, immunizations, foster care emergency shelter medical screenings, and services related to Healthy Start prenatal and post natal screenings. The Health Plan shall provide documentation of its good faith effort upon the Agency’s request.

4.
Notwithstanding Section VIII.B.2, Certain Public Providers, of this Contract, the Health Plan shall pay, without prior authorization, at the contracted rate or the Medicaid Fee-for-Service rate, all valid claims initiated by any CHD for office visits, prescribed drugs, laboratory services directly related to DCF emergency shelter medical screening, and tuberculosis. The Health Plan need not reimburse the CHD until the CHD notifies the Plan and provides the Plan with copies of the appropriate medical records and provides the Enrollee's PCP with the results of any tests and associated office visits.

5.
The Health Plan shall make a good faith effort to execute a contract with a Federally Qualified Health Center (FQHC), and if applicable, a Rural Health Clinic (RHC). The Health Plan shall reimburse FQHCs and RHCs at rates comparable to those rates paid for similar services in the FQHC's or RHC's community. The Health Plan shall report to the Agency, on a quarterly basis, the payment rates and the payment amounts made to FQHCs and RHCs for contractual services provided by these entities.

6.
The Health Plan shall permit female Enrollees to have direct access to a women's health specialist within the network for Covered Services necessary to provide women's routine and preventive health care services. This is in addition to an Enrollee's designated PCP, if that Provider is not a women's health specialist.

G. Specialty Plan Provider Network

A Health Plan that offers a Specialty Plan shall ensure its Provider network meets the following requirements:

1.	The Provider network will be integrated and consist of PCPs and specialists who are trained to provide services for a particular condition or population;

2.
If the Specialty Plan has been developed for individuals with a particular disease state, the network will contain a sufficient number of board certified specialists in the care and management of the disease. Because individuals have multiple diagnoses, there should be a sufficient number of specialists to manage different diagnoses as well;

3.
A defined network of facilities used for inpatient care shall be included with accredited tertiary hospitals and hospitals that have been designated for specific conditions, appropriate for the Specialty Plan population (e.g., end stage renal disease centers, comprehensive hemophilia centers;

4.	Specialty pharmacies when appropriate; and

5.	A range of community based care options as alternatives to hospitalization and institutionalization.

H.	Continuity of Care

1.
The Health Plan shall allow Enrollees in active treatment to continue care with a terminated treating provider when such care is Medically Necessary, through completion of treatment of a condition for which the Enrollee was receiving care at the time of the termination, until the Enrollee selects another treating Provider, or during the next Open Enrollment period. None of the above may exceed six (6) months after the termination of the Provider's contract.

2.
The Health Plan shall allow pregnant Enrollees who have initiated a course of prenatal care, regardless of the trimester in which care was initiated, to continue care with a terminated treating provider until completion of postpartum care.

3.	Notwithstanding the provisions in this subsection, a terminated provider may refuse to continue to provide care to an Enrollee who is abusive or noncompliant.

4.	For continued care under this subsection, the Health Plan and the terminated provider shall continue to abide by the same terms and conditions as existed in the terminated contract.

5.	The requirements set forth in this subsection shall not apply to providers who have been terminated from the Health Plan for Cause.

6.	The Health Plan shall develop and maintain policies and procedures for the above requirements.

I.	Network Changes

1.	The Health Plan shall notify the Agency within seven (7) Business Days of any significant changes to the Health Plan network. A significant change is defined as:

a. A decrease in the total number of PCPs by more than five percent (5%);

b. A loss of all Participating Specialists in a specific specialty where another Participating Specialist in that specialty is not available within sixty (60) minutes;

c. A loss of a Hospital in an area where another Health Plan Hospital of equal service ability is not available within thirty (30) minutes; or

d. Other adverse changes to the composition of the network which impair or deny the Enrollee's adequate access to Providers.

2.
The Health Plan shall have procedures to address changes in the Health Plan network that negatively affect the ability of Enrollees to access services, including access to a culturally diverse Provider network. Significant changes in network composition that negatively impact Enrollee access to services may be grounds for Contract termination or Agency determined sanctions.

3.
If a PCP ceases participation in the Health Plan network, the Health Plan shall send written notice to the Enrollees who have chosen the Provider as their PCP. This notice shall be issued no less than ninety (90) Calendar Days prior to the effective date of the termination and no more than ten (10) Calendar Days after receipt or issuance of the termination notice.

a. If an Enrollee is in a Prior Authorized ongoing course of treatment with any other Provider who becomes unavailable to continue to provide services, the Health Plan shall notify the Enrollee in writing within ten (10) Calendar Days from the date the Health Plan becomes aware of such unavailability.

b. These requirements to provide notice prior to the effective dates of termination shall be waived in instances where a Provider becomes physically unable to care for Enrollees due to illness, a Provider dies, the Provider moves from the Service Area and fails to notify the Health Plan, or when a Provider fails credentialing. Under these circumstances, notice shall be issued immediately upon the Health Plan becoming aware of the circumstances.

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Section VIII
Quality Management

A.	Quality Improvement

1.	General Requirements

a. The Health Plan shall have an ongoing Quality Improvement Program (QIP) that objectively and systematically monitors and evaluates the quality and appropriateness of care and services rendered, thereby promoting Quality of care and Quality patient outcomes in service performance to its Enrollees.

b. The Health Plan’s written policies and procedures shall address components of effective health care management including, but not limited to anticipation, identification, monitoring, measurement, evaluation of Enrollee’s health care needs, and effective action to promote Quality of care.

c. The Health Plan shall define and implement improvements in processes that enhance clinical efficiency, provide effective utilization, and focus on improved outcome management achieving the highest level of success.

d. The Health Plan and its QIP shall demonstrate in its care management, specific interventions to better manage the care and promote healthier Enrollee outcomes.

e. The Health Plan shall cooperate with the Agency and the External Quality Review Organization (EQRO). The Agency will set methodology and standards for QI (spell out first time) with advice from the EQRO.

f. Prior to implementation, the Agency and/or the EQRO shall review the Health Plan QIP.

g. The Health Plan must submit its QIP to the Agency no later than the execution date of the Contract. The QIP must be approved, in writing, by the Agency no later than three (3) months following the execution of this Contract.

2.	Specific Required Components of the QIP

a. The Health Plan’s governing body shall oversee and evaluate the QIP. The role of the Health Plan’s governing body shall include providing strategic direction to the QIP, as well as ensuring the QIP is incorporated into the operations throughout the Health Plan.

b. The Health Plan shall have a QIP Committee. The Chairman of the Committee shall be the Health Plan Medical Director. Appropriate Health Plan staff representing the various departments of the organization shall have membership on the Committee. The Committee shall meet on a regular periodic basis. Its responsibilities shall include the following:

(1) Development and implementation of a written QI plan, which incorporates the strategic direction provided by the governing body.

(2) The QI plan shall reflect a coordinated strategy to implement the QIP including planning, decision making, intervention, and assessment of results.

(3) The QI plan shall include a description of the Health Plan staff assigned to the QIP; their specific training regarding Medicaid; how they are organized; and their responsibilities.

(4) The QI plan shall describe the role of its Providers in giving input to the QIP, whether that is by membership on the Committee, its Sub-Committees, or other means.

(5) The Health Plan is encouraged to include an advocate representative on the QIP Committee.

(6) The Health Plan shall submit its written QI plan to the Agency for written approval within thirty (30) days of the execution of the Contract.

c. Direct and review QI activities, including, but not limited to:

(1) Assure that QIP activities take place throughout the Health Plan;

(2) Review and suggest new and/or improved QI activities;

(3) Direct task forces/committees to review areas of concern in the provision of health care services to Enrollees;

(4) Designate evaluation and study design procedures;

(5) Report findings to appropriate executive authority, staff, and departments within the Health Plan; and

(6) Direct and analyze periodic reviews of Enrollees' service utilization patterns.

d. Maintain minutes of all Committee and Sub-Committee meetings.

3.	Health Plan QI Activities

The Health Plan shall monitor and evaluate the quality and appropriateness of care and service delivery (or the failure to provide care or deliver services) to Enrollees through performance improvement projects (PIPs), medical record audits, performance measures, surveys, and related activities.

a. PIPs

The Health Plan shall perform no less than six (6) Agency approved performance improvement projects.

(1) Each PIP must include a statistically significant sample of Enrollees.

(2) At least one (1) of the PIPs must focus on Language and Culture, Clinical Health Care Disparities, or Culturally and Linguistically Appropriate Services.

(3) At least two (2) of the PIPs must relate to Behavioral Health Services.

(4) All PIPs by the Health Plan must achieve, through ongoing measurements and intervention, significant improvement to the Quality of care and service delivery, sustained over time, in both clinical care and non-clinical care areas that are expected to have a favorable effect on health outcomes and Enrollee satisfaction.

(5) The PIPs must be completed in a reasonable time period so as to allow the Health Plan to evaluate the information drawn from them and to use the results of the analysis to improve Quality of care and service delivery every year.

(6) Within three months of the execution of this Contract, the Health Plan shall submit, in writing, a description of each of the PIPs to the Agency for approval. The detailed description shall include:

i.	An overview explaining how and why the project was selected, as well as its relevance to the Health Plan Enrollees and Providers;

ii.	The study question;

iii.	The study population;

iv.	The quantifiable measures to be used, including a goal or benchmark;

v.	Baseline methodology;

vi.	Data sources;

vii.	Data collection methodology;

viii.	Data collection cycle;

ix.	Data analysis cycle;

x.	Results with quantifiable measures;

xi.	Analysis with time period and the measures covered;

xii.	Analysis and identification of opportunities for improvement; and

xiii.	An explanation of all interventions to be taken.

b. Behavioral Health QI Requirements

(1)  The Health Plan's QIP shall include a Behavioral Health component in order to monitor and assure that the Health Plan's Behavioral Health Services are sufficient in quantity, of acceptable Quality and meet the needs of the Enrollees.

(2) Treatment plans must:

i.	Identify reasonable and appropriate objectives;

ii.	Provide necessary services to meet the identified objectives; and

iii.	Include retrospective reviews that confirm that the care provided, and its outcomes, were consistent with the approved treatment plans and appropriate for the Enrollees' needs.

(3) In determining if Behavioral Health Services are acceptable according to current treatment standards, the Health Plan shall:

i.
Perform a quarterly review of a random selection of ten percent (10%) or fifty (50) medical records, whichever is more, of Enrollees who received Behavioral Health Services during the previous quarter; and

ii.	Elements of these reviews shall include, but not be limited to:

(a)	Management of specific diagnoses;

(b)	Appropriateness and timeliness of care;

(c)	Comprehensiveness of and compliance with the plan of care;

(d)	Evidence of special screening for high risk Enrollees and/or conditions; and

(e)	Evidence of appropriate coordination of care.

(4) In areas in which there is not an established local advisory group, the Health Plan is responsible for the development of local advisory group meetings within sixty (60) days of the effective date of the Contract.

(5) In areas where there is more than one (1) Health Plan authorized to provide Behavioral Health Services, the Health Plans shall work together in establishing an area local advisory group.

(6) Composition of local advisory groups shall follow Section X. Administration and Management, I., Health Plan Local Advisory Group.

(7) The Health Plan shall send representation to the local advisory group’s meetings that convene quarterly and report to the Agency on the Behavioral Health advocacy and programmatic concerns.

(8) Local advisory groups shall provide technical and policy advice to the Agency regarding Behavioral Health Services.

c. Performance Measures (PMs)

The Health Plan shall collect data on patient outcome PMs, as defined by the Health Plan Employee Data and Information Set (HEDIS) or otherwise defined by the Agency and report the results of the measures to the Agency annually. The Agency may add or remove reporting requirements with 30-days advance notice. At a minimum, the following PMs shall be measured by the Health Plan:

(1) Breast Cancer Screening;

(2) Cervical Cancer Screening;

(3) Colorectal Cancer Screening;

(4) Well Child Visits in the First 15 Months of Life;

(5) Well Child Visits in the Third, Fourth, Fifth and Sixth Years of Life;

(6) Adolescent Well Care Visits;

(7) Childhood Immunization Status;

(8) Adolescent Immunization Status;

(9) Preventive and Total Dental Visits for Children/Adolescents Between Three Years and Eleven Years and for Children/Adolescents Between Twelve Years and Twenty Years of Age;

(10) Average number of days spent in the community by all Enrollees receiving Behavioral Health intensive case management services;

(11) Number of enrollees admitted to the State Mental Hospital;

(12) Amount of time between discharge from the State Mental Hospital and first date of service received from the Provider; and

(13) Number of Enrollees who receive a psychiatric evaluation within required time frames prior to admission to a nursing facility.

(14) Agency-specified data on the five Disease Management programs for chronic conditions specified in subsection B.6.a. of this Section.

d. Consumer Assessment of Health Plans Survey (CAHPS)

At the end of the first (1st) year under this Contract, the Agency shall conduct an annual Consumer Assessment of Health Plans Survey. The CAHPS survey shall be done on an annual basis thereafter. The Vendor shall a corrective action plan to address the results of the CAHPS Survey within two (2) months of the request from the Agency.

e. Provider Satisfaction Survey

The Health Plan shall submit a Provider satisfaction survey plan, including the questions to be asked, to the Agency for written approval by the end of the eighth (8th) month of this Contract. The Health Plan shall conduct the survey at the end of the first (1st) year of this Contract. The results of the Provider satisfaction survey shall be reported to the Agency within four (4) months of the beginning of the second year of this Contract.

f. Medical Record Review

(1) If the Health Plan is not accredited, or if the Health Plan is accredited by an entity, that does not review the Medical Records of the Health Plan's PCPs, then the Health Plan shall conduct reviews of Enrollees’ Medical Records to ensure that PCPs provide high Quality health care that is documented according to established standards.

(2) The standards, which must include all Medical Record documentation requirements addressed in this Contract, must be distributed to all Providers.

(3) The Health Plan must conduct these reviews at all PCP sites that serve fifty (50) or more Enrollees.

(4) Practice sites include both individual offices and large group facilities.

(5) The Health Plan must review each practice site at least one (1) time during each two (2) year period.

(6)
The Health Plan must review a reasonable number of records at each site to determine compliance. Five (5) to ten (10) records per site is a generally-accepted target, though additional reviews must be completed for large group practices or when additional data is necessary in specific instances.

(7)	The Health Plan shall report the results of all Medical Record reviews to the Agency within thirty (30) Calendar Days of the review.

(8)	The Health Plan must submit to the Agency for written approval and maintain a written strategy for conducting Medical Record reviews. The strategy must include, at a minimum, the following:

i. Designated staff to perform this duty;

ii. The method of case selection;

iii. The anticipated number of reviews by practice site;

iv. The tool that the Health Plan will use to review each site; and

v. How the Health Plan will link the information compiled during the review to other Health Plan functions (e.g., QI, credentialing, Peer Review, etc.).

g. Peer Review

(1)	The Health Plan shall have a Peer Review process which:

i. Reviews a Provider's practice methods and patterns, morbidity/mortality rates, and all Grievances filed against the Provider relating to medical treatment.

ii. Evaluates the appropriateness of care rendered by Providers.

iii. Implements corrective action(s) when the Health Plan deems it necessary to do so.

iv. Develops policy recommendations to maintain or enhance the Quality of care provided to Enrollees.

v. Conducts reviews which include the appropriateness of diagnosis and subsequent treatment, maintenance of a Provider's Medical Records, adherence to standards generally accepted by a Provider's peers and the process and outcome of a Provider's care.

vi. Appoints a Peer Review Committee, as a Sub-Committee to the QIP Committee, to review provider performance when appropriate. The Medical Director or his/her designee shall chair the Peer Review Committee, and its membership shall be drawn from the Provider Network and include peers of the Provider being reviewed.

vii. Receive and review all written and oral allegations of inappropriate or aberrant service by a Provider.

viii. Educate Enrollees and Health Plan staff about the Peer Review process, so that Enrollees and the Health Plan staff can notify the Peer Review authority of situations or problems relating to Providers.

h. Credentialing and Recredentialing

(1)
The Health Plan shall be responsible the credentialing and recredentialing of its Provider network. Hospital ancillary Providers are not required to be independently credentialed if those Providers only provide services to the Health Plan Enrollees through the Hospital.

(2)
The Health Plan shall establish and verify credentialing and recredentialing criteria for all professional Providers that, at a minimum, meet the Agency's Medicaid participation standards. The Agency’s criterion includes:

i. A completed Medicaid Agreement with a copy of each Provider's current medical license sent to the Agency’s Fiscal Agent and verification that the Provider is an approved Medicaid provider. The Provider’s active licensure shall suffice in lieu of verification of education, training, and professional liability coverage requirements.

ii. No receipt of revocation or suspension of the Provider's State License by the Division of Medical Quality Assurance, Department of Health.

iii. No ongoing investigation(s) by Medicaid Program Integrity, Medicaid Fraud and Control Unit, Medicare, Medical Quality Assurance, or other governmental entities.

(3)	The Health Plan's credentialing files must document the education, experience, prior training and ongoing service training for each staff member or Provider rendering Behavioral Health Services.

(4)	The following additional requirements apply to physicians and must ensure compliance with 42 CFR 438.214:

i. Good standing of privileges at the Hospital designated as the primary admitting facility by the PCP or if the Provider does not have admitting privileges, good standing of privileges at the Hospital by another physician with whom the PCP has entered into an arrangement for Hospital coverage.

ii. Valid Drug Enforcement Administration (DEA) certificates, where applicable.

iii. Attestation that the total active patient load (all populations with Medicaid Fee-for-Service (FFS), CMS Network, Health Maintenance Organization (HMO), Health Plan, Medicare or commercial coverage) is no more than 3,000 patients per PCP. An active patient is, one that is, seen by the Provider a minimum of three (3) times per year.

iv. Passage of a criminal background check, within the previous twelve (12) months from the date of the Enrollment application, by the Provider, any officer, director, agent managing employee, affiliated person, or any partner or shareholder having an ownership interest of five percent (5%) or greater in the Provider. (If the Provider is a corporation, partnership, or other business entity.)

v. A good standing report on a credentialing site visit survey.

vi. Attestation to the correctness/completeness of the Provider's application.

vii. Statement regarding any history of loss or limitation of privileges or disciplinary activity.

viii. Current curriculum vitae, which includes at least five (5) years of work history.

4.	Agency Oversight

a. The Agency shall evaluate the Health Plan’s QIP and PMs at least one (1) time per year at dates to be determined by the Agency, or as otherwise specified by this Contract.

b. The Health Plan, in conjunction with the Agency, shall participate in workgroups to design additional QI strategies and to learn to use the best practice methods for enhancing the Quality of health care provided to Enrollees.

c. If the PIPs, CAHPS, the PMs, the annual Medical Record audit or the EQRO indicate that the Health Plan's performance is not acceptable, then the Agency may restrict the Health Plan’s Enrollment activities including, but not limited to, termination of Mandatory Assignments.

d. If the Agency determines that the Health Plan’s performance is not acceptable, the Agency shall require the Health Plan to submit a corrective action plan (CAP). f the Health Plan fails to provide a CAP within the time specified by the Agency, the Agency shall sanction the Health Plan, in accordance with the provisions of Section XIV, Sanctions, and may immediately terminate all Enrollment activities and Mandatory Assignments. When considering whether to impose a limitation on Enrollment activities or Mandatory Assignment, the Agency may take into account the Health Plan’s cumulative performance on all QI activities.

e. Annual Medical Record Audit

(1)	The Health Plan shall furnish specific data requested by the Agency in order to conduct the Medical Record audit.

(2)
If the Medical Record audit indicates that Quality of care is not acceptable, pursuant to contractual requirements, the Agency shall sanction the Health Plan, in accordance with the provisions of Section XIV, Sanctions, and may immediately terminate all Enrollment activities and Mandatory Assignments, until the Health Plan attains an acceptable level of Quality of care as determined by the Agency.

f. Independent Medical Record Review by an EQRO

(1)
The Health Plan shall provide all information requested by the EQRO and/or the Agency, including, but not limited to quality outcomes concerning timeliness of, and Enrollee access to, Covered Services.

(2)	The Health Plan shall cooperate with the EQRO during the Medical Record review, which will be done at least one (1) time per year.

(3)
If the EQRO indicates that the Quality of care is not within acceptable limits set forth in this Contract, the Agency shall sanction the Health Plan, in accordance with the provisions of Section XIV, Sanctions and may immediately terminate all Enrollment activities and Mandatory Assignments until the Health Plan attains a satisfactory level of Quality of care as determined by the EQRO.

B.	Utilization Management (UM)

1.	General Requirements

The UM program shall be consistent with 42 CFR 456 and include, but not be limited to:

a. Procedures for identifying patterns of over-utilization and under-utilization by Enrollees and for addressing potential problems identified as a result of these analyses.

b. The Health Plan shall report Fraud and Abuse information identified through the Utilization Management program to the Agency’s contract manager, MPI and MFCU as described in Section X, and referenced in 42 C.F.R. 455.1(a)(1).

c. A procedure for Enrollees to obtain a second medical opinion and that the Health Plan shall be responsible for authorizing claims for such services in accordance with section 641.51, F.S.

d. Service Authorization protocols for Prior Authorization and denial of services; the process used to evaluate prior and con-current authorization; mechanisms to ensure consistent application of review criteria for authorization decisions; consultation with the requesting Provider when appropriate, Hospital discharge planning, physician profiling; and a retrospective review of both inpatient and ambulatory claims, meeting the predefined criteria below. The Health Plan shall be responsible for ensuring the consistent application of review criteria for authorization decisions and consulting with the requesting Provider when appropriate.

(1)	The Health Plan must have written approval from the Agency for its Service Authorization protocols and for any changes to the original protocols.

(2)	The Health Plan's Service Authorization systems shall provide the authorization number and effective dates for authorization to Participating Providers and non-participating Providers.

(3)	The Health Plan's Service Authorization systems shall provide written confirmation of all denials of authorization to providers. (See 42 C.F.R. 438.210(c)).

i. The Health Plan may request to be notified, but shall not deny claims payment based solely on lack of notification, for the following:

(a)	Inpatient emergency admissions (within ten (10) days);

(b)	Obstetrical care (at first visit);

(c)	Obstetrical admissions exceeding forty-eight (48) hours for vaginal delivery and ninety-six (96) hours for caesarean section; and

(d)	Transplants.

ii. The Health Plan shall ensure that all decisions to deny a Service Authorization request, or limit a service in amount, duration, or scope that is less than requested, are made by Health Care Professionals who have the appropriate clinical expertise in treating the Enrollee’s condition or disease. (See 42 C.F.R. 438.210(b)(3))

(4)
Only a licensed psychiatrist may authorize a denial for an initial or concurrent authorization of any request for Behavioral Health Services. The psychiatrist's review shall be part of the UM process and not part of the clinical review, which may be requested by a Provider or the Enrollee, after the issuance of a denial.

(5)	The Health Plan shall provide post authorization to County Health Departments (CHD) for the provision of emergency shelter medical screenings provided for clients of DCF.

(6)	Health Plans with automated authorization systems may not require paper authorization as a condition of receiving treatment.

2.	Certain Public Providers

a. The Health Plan shall authorize all claims, from a CHD, a migrant health center funded under Section 329 of the Public Health Services Act or a community health center funded under Section 330 of the Public Health Services Act, without Prior Authorization for the following:

(1)	The diagnosis and treatment of sexually transmitted diseases and other communicable diseases, such as tuberculosis and human immunodeficiency syndrome;

(2)	The provision of immunizations;

(3)	Family planning services and related pharmaceuticals;

(4)	School health services listed in (1), (2) and (3) above, and for services rendered on an urgent basis by such Providers; and,

(5)	In the event that a vaccine-preventable disease emergency is declared, the Health Plan shall authorize claims from the County Health Department for the cost of the administration of vaccines.

b. The providers specified in B.2.a. above, shall attempt to contact the Health Plan before providing health care services to Enrollees. Such providers shall provide the Health Plan with the results of the office visit, including test results, and shall be reimbursed by the Health Plan at the rate negotiated between the Health Plan and the public provider or the Medicaid Fee-for-Service rate.

c. The Health Plan shall not deny claims for services delivered by the providers specified in B.2.a. above solely based on the period between the date of service and the date of clean claim submission, unless that period exceeds 365 Calendar Days.

3.	Notice of Action

a. The Health Plan shall notify the Enrollee, in writing, using language at, or below the fourth grade reading level, of any Action taken by the Health Plan to deny a Service Authorization request, or limit a service in amount, duration, or scope that is less than requested. (See 42 C.F.R. 438.404(a) and (c) and 42 C.F.R. 438.10(c) and (d))

b. The Health Plan must provide notice to the Enrollee as set forth below: (See 42 C.F.R. 438.404(a) and (c) and 42 C.F.R. 438.210(b) and (c))

(1)	The Action the Health Plan has taken or intends to take.

(2)	The reasons for the Action, customized for the circumstances of the Enrollee.

(3)	The Enrollee’s or the Provider's (with written permission of the Enrollee) right to file an Appeal.

(4)	The procedures for filing an Appeal.

(5)	The circumstances under which expedited resolution is available and how to request it.

(6)
Enrollee rights to request that Benefits continue pending the resolution of the Appeal, how to request that Benefits be continued, and the circumstances under which the Enrollee may be required to pay the costs of these services.

c. The Health Plan must provide the notice of Action within the following time frames:

(1)
At least ten (10) Calendar Days before the date of the Action or fifteen (15) Calendar Days if the notice is sent by Surface Mail (five [5] Calendar Days if the Health Plan suspects Fraud on the part of the Enrollee. (See 42 C.F.R. 431.211, 42 C.F.R. 431.213 and 42 C.F.R. 431.214)

(2)	For denial of the claim, at the time of any Action affecting the claim.

(3)
For standard Service Authorization decisions that deny or limit services, as quickly as the Enrollee’s health condition requires, but no later than fourteen (14) Calendar Days following receipt of the request for service. (See 42 C.F.R. 438.201(d)(1))

(4)	If the Health Plan extends the time frame for notification, it must:
1.
i. Give the Enrollee written notice of the reason for the extension and inform the Enrollee of the right to file a Grievance if the Enrollee disagrees with the Health Plan’s decision to extend the time frame.

ii. Carry out its determination as quickly as the Enrollee's health condition requires, but in no case later than the date upon which the fourteen (14) Calendar Day extension period expires. (See 42 C.F.R. 438.210(d)(1))
2.
(5)
If the Health Plan fails to reach a decision within the time frames described above, the failure on the part of the Health Plan shall be considered a denial and is an Action adverse to the Enrollee. (See 42 C.F.R. 438.210(d))

(6)	For expedited Service Authorization decisions, within the three (3) Business Days (with the possibility of a fourteen (14) Calendar Day extension) (See 42 C.F.R. 438.210(d)(2))

(7)
The Health Plan shall provide timely approval or denial of authorization of out-of-network use through the assignment of a Prior Authorization number, which refers to and documents the approval. The Health Plan shall provide written follow-up documentation of the approval or the denial to the out-of-network provider within five (5) Business Days from the request for approval.

(8)
The Health Plan shall determine when exceptional referrals to out-of-network specially qualified providers are needed to address the unique medical needs of an Enrollee (e.g., when an Enrollee’s medical condition requires testing by a geneticist). The Health Plan shall develop and maintain policies and procedures for such referrals.

4.	Care Management

The Health Plan shall be responsible for the management of medical care and continuity of care for all Enrollees. The Health Plan shall maintain written Case Management and continuity of care protocols that include the following minimum functions:

a. Appropriate referral and scheduling assistance of Enrollees needing specialty health care/Transportation services, including those identified through Child Health Check-Up Program (CHCUP) Screenings.

b. Determination of the need for Non-Covered Services and referral of the Enrollee for assessment and referral to the appropriate service setting (to include referral to WIC and Healthy Start) utilizing assistance as needed by the area Medicaid office.

c. Case Management follow-up services for children, who the Health Plan identifies through blood Screenings as having abnormal levels of lead.

d. Coordinated Hospital/institutional discharge planning that includes post-discharge care, including skilled, short-term, skilled nursing facility care, as appropriate.

e. A mechanism for direct access to specialists for Enrollees identified as having special health care needs, as is appropriate for their condition and identified needs.

f. The Health Plan shall have an outreach program and other strategies for identifying every pregnant Enrollee. This shall include case management, claims analysis, and use of health risk assessment, etc. The Health Plan shall require its participating Providers to notify the Health Plans of any Medicaid Enrollee who is identified as being pregnant.

g. Documentation of referral services in Enrollees’ medical records, including results.

h. Monitoring of Enrollees with ongoing medical conditions and coordination of services for high utilizers such that the following functions are addressed as appropriate: acting as a liaison between the Enrollee and Providers, ensuring the Enrollee is receiving routine medical care, ensuring that the Enrollee has adequate support at home, assisting Enrollees who are unable to access necessary care due to their medical or emotional conditions or who do not have adequate community resources to comply with their care, and assisting the Enrollee in developing community resources to manage the member’s medical condition.

i. Documentation of emergency care encounters in Enrollees’ records with appropriate medically indicated follow-up.

j. Coordination of hospital/institutional discharge planning that includes post-discharge care, including skilled short-term rehabilitation, and skilled nursing facility care, as appropriate.

k. Share with other MCOs, PIHPs, and PAHPs serving the Enrollee the results of its identification and assessment of any enrollee with special health care needs so that those activities need not be duplicated.

l. Ensure that in the process of coordinating care, each Enrollee's privacy is protected consistent with the confidentiality requirements in 45 CFR parts 160 and 164. 45 CFR Part 164 specifically describes the requirements regarding the privacy of individually identifiable health information.

5.	New Enrollee Procedures

a. The Health Plan shall not delay Service Authorization if written documentation is not available in a timely manner.

b. The Health Plan shall contact each new Enrollee at least two (2) times, if necessary, within ninety (90) Calendar Days of the Enrollee's Enrollment to schedule the Enrollee's initial appointment with the PCP for the purpose of obtaining a health risk assessment and/or CHCUP Screening. For this subsection, "contact" is defined as mailing a notice to, or telephoning, an Enrollee at the most recent address or telephone number available.

c. The Health Plan shall urge Enrollees to see their PCPs within 180 Calendar Days of Enrollment.

d. The Health Plan shall contact each new Enrollee within thirty (30) Calendar Days of Enrollment to request that the Enrollee authorize the release of his or her Medical Records (including those related to Behavioral Health Services) to the Health Plan, or the Health Plan's health services subcontractor, from those providers who treated the Enrollee prior to the Enrollee's Enrollment with the Health Plan. Also, the Health Plan shall request or assist the Enrollee's new PCP by requesting the Enrollee's Medical Records from the previous providers.

e. The Health Plan shall use the Enrollee's health risk assessments and/or released Medical Records to identify Enrollee's who have not received CHCUP Screenings in accordance with the Agency approved periodicity schedule.

f. The Health Plan shall contact, up to two (2) times if necessary, any Enrollee more than two (2) months behind in the Agency approved periodicity Screening schedule to urge those Enrollees, or their legal representatives, to make an appointment with the Enrollees' PCPs for a Screening visit.

g. Within thirty (30) Calendar Days of Enrollment, the Health Plan shall notify Enrollees of, and ensures the availability of, a Screening for all Enrollees known to be pregnant or who advise the Health Plan that they may be pregnant. The Health Plan shall refer Enrollees who are, or may be, pregnant to the appropriate Provider stating that the Enrollee can obtain appropriate prenatal care.

h. The Health Plan shall honor any written documentation of Prior Authorization of ongoing Covered Services for a period of thirty (30) Business Days after the effective date of Enrollment, or until the Enrollee's PCP reviews the Enrollee's treatment plan for the following types of Enrollees:

(1)	Enrollees who voluntarily enrolled; and

(2)	Those Enrollees who were automatically reenrolled after regaining Medicaid eligibility.

i. For Mandatory Assignment Enrollees, the Health Plan shall honor any written documentation of Prior Authorization of ongoing services for a period of one (1) month after the effective date of Enrollment or until the Mandatory Assignment Enrollee's PCP reviews the Enrollee's treatment plan, whichever comes first.

j. For all Enrollees, written documentation of Prior Authorization of ongoing services includes the following, provided that the services were prearranged prior to Enrollment with the Health Plan:

(1)	Prior existing orders;

(2)	Provider appointments, e.g. dental appointments, surgeries, etc.; and

(3)	Prescriptions (including prescriptions at non-participating pharmacies).

k. The Health Plan shall not delay Service Authorization if written documentation is not available in a timely manner. The Health Plan is not required to approve claims for which it has received no written documentation.

l. The Health Plan shall not deny claims submitted by an out-of-network provider solely based on the period between the date of service and the date of clean claim submission, unless that period exceeds 365 days.

m. The Enrollee's guardian, next of kin or legally authorized responsible person is permitted to act on the Enrollee's behalf in matters relating to the Enrollee's Enrollment, plan of care, and/or provision of services, if the Enrollee:

(1)	Was adjudicated incompetent in accordance with the law;

(2)	Is found by his or her Provider to be medically incapable of understanding his or her rights; or

(3)	Exhibits a significant communication barrier.

n. The Health Plan shall take immediate action to address any identified urgent medical needs. "Urgent medical needs" means any sudden or unforeseen situation which requires immediate action to prevent hospitalization or nursing home placement. Examples include hospitalization of spouse or caregiver or increased impairment of in Enrollee living alone who suddenly cannot manage basic needs without immediate help, hospitalization or nursing home placement.

6.	Disease Management

a. The Health Plan shall develop and implement disease management programs for Enrollees living with chronic conditions. The disease management initiatives shall include, but are not limited to asthma, HIV/AIDS, diabetes, congestive heart failure, and hypertension. The Health Plan may develop and implement additional disease management programs for its Enrollees.

b. The disease management programs shall include the following components:

(1)	Provider and Enrollee profiling;

(2)	Specialized disease-specific physician care;

(3)	Intensive care management;

(4)	Provider education;

(5)	Enrollee education;

(6)	Clinical practice guidelines;

(7)	Severity and risk assessments of the Enrollee population;

(8)	Screening to verify the Enrollee’s initial diagnosis, any complications and the severity of the Enrollee’s illness; and

(9)	Interventions designed to improve compliance and prevent acute events, which may include:

i. Implementation of standard clinical guidelines for recommended treatments for each disease process; and
ii. Enrollee and Provider education focusing on self-management by the Enrollee.

c. The Health Plan must develop and use a plan of treatment for chronic disease follow-up care that is tailored to the individual Enrollee. The purpose of the plan of treatment is to assure appropriate ongoing treatment reflecting the highest standards of medical care designed to minimize further deterioration and complications. The plan of treatment shall be on file for each Enrollee with a chronic disease and shall contain sufficient information to explain the progress of treatment.

d. As indicated below, the Health Plan must conduct Agency-specified patient satisfaction surveys for each of the five chronic conditions specified in subsection a. above, for a statistically valid sample of the respective Enrollee population identified with each chronic conditions.  These patient satisfaction surveys must be completed on a quarterly-rotational basis so that the Health Plans submit the respective patient satisfaction surveys results by the 15th of the month following the quarter being reported. The Agency may use the results of these surveys in Health Plan comparison information provided by the Choice Counselor/Enrollment Broker to Potential Enrollees.

i.  If the Health Plan implements Disease Management programs for other chronic conditions in addition to the five chronic conditions specified in subsection B.6.a. above, it may request approval from the Agency to replace no more than two of the required patient satisfaction surveys with patient satisfaction surveys on other Health Plan-implemented Disease Management programs for chronic conditions.

ii. For the first (1st) Contract Year, the Health Plan must begin conducting the first patient satisfaction surveys by January 1, 2007, with a completion date no later than August 31, 2007. The Health Plan can choose how it divides the patient satisfaction surveys during the first (1st) Contract Year. For example, the Health Plan can conduct three (3) of the patient satisfaction surveys during the quarter beginning January 1, 2007 and the last two (2) patient satisfaction surveys during the quarter beginning April 1, 2007.

iii. For the second (2nd) and third (3rd) Contract Years, the Health Plan shall commence conducting patient satisfaction surveys on September 1, 2008 and September 1, 2009, respectively, with completion of the patient satisfaction surveys by August 31, 2009 and August 31, 2010, respectively. As with the first Contract Year, the Health Plan may choose which patient satisfaction surveys to conduct each quarter. For example, the Health Plan may choose to conduct 1 patient satisfaction survey for the first three quarters of the second Contract Year and two in the last quarter for a total of five. In the third Contract Year, the health Plan may choose to conduct one patient satisfaction survey in the first, third and fourth quarters of the Contract Year, and two during the second quarter of the third Contract Year.
iv. By October 1, 2006, the Health Plan must submit its sampling methodology and patient satisfaction survey schedule for each of the Disease Management chronic conditions for the first Contract Year to the Agency for review and approval.  If the Health Plan is requesting to replace any of the required patient satisfaction surveys with patient satisfaction surveys on other Health Plan-implemented Disease Management programs, then it must submit its request with the October 1, 2006, sampling methodology and scheduling submittal.  For each Contract Year thereafter, the Health Plan must submit to the Agency its sampling methodology, patient satisfaction survey schedule, and all requests for survey replacement by the April 1 prior to the beginning of the next Contract Year.

v. The Health Plan shall submit patient satisfaction survey results must be submitted in the format and with the information prescribed by the Agency.

7.	Incentive Programs

a. The Health Plan may offer incentives for Enrollees to receive preventive care services. The incentives shall not duplicate those included in the Enhanced Benefits Program. The Health Plan shall receive written approval from the Agency before offering any incentives. The Health Plan shall make all incentives available to all Enrollees. The Health Plan shall not use incentives to direct individuals to select a particular Provider.

b. The Health Plan may inform Enrollees, once they are enrolled, about the specific incentives available.

c. The Health Plan shall not include the provision of gambling, alcohol, tobacco or drugs in any of the Health Plan's incentives.

d. The Health Plan's incentives shall have some health or child development related function (e.g., clothing, food, books, safety devices, infant care items, magazine subscriptions to publications which devote at least ten percent (10%) of their copy to health related subjects, membership in clubs advocating educational advancement and healthy lifestyles, etc.). Incentive dollar values shall be in proportion to the importance of the health service to be utilized (e.g., a T-shirt for attending one (1) prenatal class, but a car seat for completion of a series of classes).

e. Incentives shall be limited to a dollar value of ten dollars ($10), except in the case of incentives for the completion of a series of services, health education classes or other educational activities, in which case the incentive shall be limited to a dollar value of fifty dollars ($50). The Agency will allow a special exception to the dollar value relating to infant car seats, strollers, and cloth baby carriers, or slings.

f. The Health Plan shall not include in the dollar limits on incentives any money spent on the transportation of Enrollees to services or child care provided during the provision of services.

g. The Health Plan may offer an Agency approved program for pregnant women in order to encourage the commencement of prenatal care visits in the first (1st) trimester of pregnancy. The Health Plan's prenatal and postpartum care Incentive Program must be aimed promoting early intervention and prenatal care to decrease infant mortality and low birth weight and to enhance healthy birth outcomes. The prenatal and postpartum incentives may include the provision of maternity and health related items and education as an incentive.

h. The Health Plan's request for approval of all incentives shall contain a detailed description of the incentive and its mission.

8.	Practice Guidelines

a. The Health Plan shall adopt practice guidelines that meet the following requirements:

(1)	Are based on valid and reliable clinical evidence or a consensus of Health Care Professionals in a particular field;

(2)	Consider the needs of the Enrollees;

(3)	Are adopted in consultation with Providers; and

(4)	Are reviewed and updated periodically, as appropriate. ( See 42 CFR 438.236(b))

b. The Health Plan shall disseminate any revised practice guidelines to all affected Providers and, upon request, to Enrollees and Potential Enrollees.

c. The Health Plan shall ensure consistency with regard to all decisions relating to UM, Enrollee education, Covered Services and other areas to which the practice guidelines apply.

9.  Changes to Utilization Management Components

The Health Plan shall provide no less than thirty (30) Calendar Days written notice before making any changes to the administration and/or management procedures and/or authorization, denial or review procedures, including any delegations, as described in this section.

10.	Out-of-Plan Use of Non-Emergency Services

Unless otherwise specified in this Contract, where an Enrollee utilizes services available under the Health Plan other than emergency services from a non-contract provider, the Health Plan shall not be liable for the cost of such utilization unless the Health Plan referred the Enrollee to the non-contract provider or authorized such out-of-plan utilization. The Health Plan shall provide timely approval or denial of authorization of out-of-plan use through the assignment of a prior authorization number, which refers to and documents the approval. A Health Plan may not require paper authorization as a condition of receiving treatment if the plan has an automated authorization system. Written follow up documentation of the approval must be provided to the out-of-plan provider within one (1) Business Day from the request for approval. The Enrollee shall be liable for the cost of such unauthorized use of contract-covered services from non-contract providers.

In accordance with section 409.912, F.S., the Health Plan shall reimburse any hospital or physician that is outside the Health Plan’s authorized geographic service area for Health Plan authorized services provided by the hospital or physician to plan members at a rate negotiated with the hospital or physician for the provision of services or according to the lesser of the following:

a. The usual and customary charge made to the general public by the hospital or physician; or

b. The Florida Medicaid reimbursement rate established for the hospital or physician.

The plan shall reimburse all out-of-plan providers pursuant to section 641.3155, F.S.

Section IX
Grievance System

A.	General Requirements

1.	The Health Plan must develop, implement, and maintain a Grievance System that complies with federal laws and regulations, including 42 CFR 431.200 and 438, Subpart F, “Grievance System.”

2.
The Grievance System must include an external grievance resolution process modeled after the subscriber assistance program panel, as created in section 408.7056, F.S., and referred to in this contract as the Beneficiary Assistance Program.

3.	The Grievance System must include written policies and procedures that are approved in writing, by the Agency.

4.
The Health Plan must give Enrollees reasonable assistance in completing forms and other procedural steps, including, but not limited to, providing interpreter services and toll-free numbers with TTY/TDD and interpreter capability.

5.	The Health Plan must acknowledge receipt of each Grievance and Appeal.

6.
The Health Plan must ensure that decision makers about Grievances and Appeals were not involved in previous levels of review or decision making and are Health Care Professionals with appropriate clinical expertise in treating the Enrollee’s condition or disease when deciding any of the following:

a. An Appeal of a denial based on lack of Medical Necessity;

b. A Grievance regarding denial of expedited resolution of an Appeal; or

c. A Grievance or Appeal involving clinical issues.

7.	The Health Plan shall provide information regarding the Grievance System to Enrollees as described in Section IV., A., 2. and 3. The information shall include, but not be limited to:

a.	Enrollee rights to file Grievances and Appeals and requirements and time frames for filing.

b.	The availability of assistance in the filing process.

c.	The address, toll-free telephone number, and the office hours of the Grievance coordinator.

d.	The method for obtaining a Medicaid fair hearing, the rules that govern representation at the hearing, and the DCF address for pursuing a fair hearing, which is:

Office of Public Assistance Appeals Hearings
1317 Winewood Boulevard, Building 5, Room 203
Tallahassee, Florida 32399-0700

e.	A description of the Beneficiary Assistance Program, the types of Grievances and Appeals that can be forwarded to the Beneficiary Assistance Program and directions for doing so.

f.	A statement assuring Enrollees that the Health Plan, its Providers or the Agency will not retaliate against an Enrollee for submitting a Grievance, an Appeal or a request for a Medicaid fair hearing.

g.
Enrollee rights to request continuation of Benefits during an Appeal or Medicaid fair hearing process and, if the Health Plan’s Action is upheld in a hearing, the fact that the Enrollee may be liable for the cost of said Benefits.

h.	Notice that the Health Plan must continue Enrollee Benefits if:

(1)	The Appeal is filed timely, meaning on or before the later of the following:

i.	Within ten (10) Calendar Days of the date on the notice of Action (Fifteen (15) Calendar Days if the notice is sent via Surface Mail), and

ii.	The intended effective date of the Health Plan’s proposed Action.

(2)	The Appeal involves the termination, suspension, or reduction of a previously authorized course of treatment.

(3)	The services were ordered by an authorized provider.

(4)	The authorization period has not expired.

(5)	The Enrollee requests extension of Benefits.

i.
The Health Plan must provide information about the Grievance System and its respective policies, procedures, and timeframes, to all Providers and subcontractors at the time they enter into a subcontract/Provider contract. The Health Plan must clearly specify all procedural steps in the Provider manual, including the address, telephone number, and office hours of the Grievance coordinator.

8.	The Health Plan must maintain records of Grievances and Appeals for tracking and trending for QI and to fulfill reporting requirements as described in Section XII., Reporting Requirements.

B.	Grievance Process

1.	Filing a Grievance

a.
A Grievance is any expression of dissatisfaction by an Enrollee, about any matter other than an Action. A Provider, acting on behalf of the Enrollee and with the Enrollee’s written consent, may also file a Grievance.

b.	A Grievance may be filed orally.

2.	Grievance Resolution

a.	The Health Plan must resolve each Grievance and provide the Enrollee with a notice of the Grievance disposition within ninety (90) days of its receipt.

b.	The Grievance must be resolved more expeditiously, within twenty four (24) hours, if the Enrollee’s health condition requires, as found in s409.91211(3)(q), F.S.

c.	The notice of disposition must be in writing and include the results and the date of Grievance resolution.

d.	The Health Plan must provide the Agency with a copy of the notice of disposition upon request.

e.	The Health Plan must ensure that punitive action is not taken against a Provider who files a Grievance on an Enrollee’s behalf or supports an Enrollee’s Grievance as required in s. 409.9122(12), F.S.

3.	Submission to the Beneficiary Assistance Program

a. The original Grievance must be filed with the Health Plan in writing.

b. The submission of the Grievance to the Beneficiary Assistance Program must be done within one (1) year of the date of the occurrence which initiated the Grievance.

c. The Grievance may be filed if it concerns:

(1)	The quality of health care services; or

(2)	Matters pertaining to the contractual relationship between an Enrollee and the Health Plan.

C.	Appeal Process

1.	Filing an Appeal

a. An Enrollee may request a review of a Health Plan Action by filing an Appeal.

b. An Enrollee may file an Appeal, and a Provider, acting on behalf of the Enrollee and with the Enrollee’s written consent, may file an Appeal. The Appeal procedure must be the same for all Enrollees.

c. The Appeal must be filed within thirty (30) days of the date of the notice of Action. If the Health Plan fails to issue a written notice of Action, the Enrollee or Provider may file an Appeal within one (1) year of the Action.

d. The Enrollee or Provider may file an Appeal either orally or in writing and must follow an oral filing with a written, signed Appeal. For oral filings, time frames for resolution begin on the date the Health Plan receives the oral filing.

2.	Resolution of Appeals

The Health Plan must:

a. Ensure that oral inquiries seeking to appeal an Action are treated as Appeals and acknowledge receipt of those inquiries, as well as written Appeals, in writing, unless the Enrollee or the Provider requests expedited resolution.

b. Provide a reasonable opportunity for the Enrollee/Provider to present evidence, and allegations of fact or law, in person as well as in writing.

c. Allow the Enrollee and their representative the opportunity, before and during the Appeals process, to examine the Enrollee’s case file, including Medical Records and any other documents and records.

d. Consider the Enrollee representative, or estate representative of a deceased Enrollee as parties to the Appeal.

e. Resolve each Appeal and provide notice within forty-five (45) days from the day the Health Plan receives the Appeal.

f. Resolve the Appeal more expeditiously if the Enrollee’s health condition requires.

g. The Health Plan may extend the resolution time frames by up to fourteen (14) Calendar Days if the Enrollee requests the extension or the Health Plan documents that there is need for additional information and that the delay is in the Enrollee’s interest. If the extension is not requested by the Enrollee, the Health Plan must give the Enrollee written notice of the reason for the delay.

h. Continue the Enrollee's Benefits if:

(1)	The Appeal is filed timely, meaning on or before the later of the following:

i. Within ten (10) Calendar Days of the date on the notice of Action or fifteen (15) Calendar Days if sent by Surface Mail, or

ii. The intended effective date of the Health Plan’s proposed Action.

(2)	The Appeal involves the termination, suspension, or reduction of a previously authorized course of treatment.

(3)	The services were ordered by an authorized provider.

(4)	The Authorization period has not expired.

(5)	The Enrollee requests extension of Benefits.

i. If the Health Plan continues or reinstates Enrollee Benefits while the Appeal is pending, the Benefits must be continued until one of following occurs:

(1)	The Enrollee withdraws the Appeal.

(2)
Ten (10) Calendar Days (Fifteen (15) Calendar Days if the notice is sent via Surface Mail) pass from the date of the Health Plan’s adverse decision, and the Enrollee has not requested a Medicaid fair hearing with continuation of Benefits.

(3)	A Medicaid fair hearing decision adverse to the Enrollee is made.

(4)	The authorization expires or authorized service limits are met.

j. Provide written notice of disposition that includes the results and date of Appeal resolution, and for decisions not wholly in the Enrollee’s favor, also includes:

(1)	Notice of the Enrollee’s right to request a Medicaid fair hearing.

(2)	Information about how to request a Medicaid fair hearing, including the DCF address for pursuing a Medicaid fair hearing, which is:

Office of Public Assistance Appeals Hearings
1317 Winewood Boulevard, Building 5, Room 203
Tallahassee, Florida 32399

(3)	Notice of the right to continue to receive Benefits pending a Medicaid fair hearing.

(4)	Information about how to request the continuation of Benefits.

(5)	Notice that if the Health Plan’s action is upheld in a Medicaid fair hearing, the Enrollee may be liable for the cost of any continued Benefits.

k. Provide the Agency with a copy of the written notice of disposition upon request.

l. Ensure that punitive action is not taken against a Provider who files an Appeal on an Enrollee’s behalf or supports an Enrollee’s Appeal.

3.	Post Appeal Resolution

a. If the final resolution of the Appeal in a fair hearing is adverse to the Enrollee, the Agency may recover the cost of the services furnished while the Appeal was pending, to the extent that they were furnished solely because of the requirements of this section.

b. The Health Plan must authorize or provide the disputed services promptly, and as expeditiously as the Enrollee's health condition requires, if the services were not furnished while the Appeal was pending and the disposition reverses a decision to deny, limit, or delay services.

c. The Health Plan must pay for disputed services, in accordance with State policy and regulations, if the services were furnished while the Appeal was pending and the disposition reverses a decision to deny, limit, or delay services.

4.	Expedited Process

a. The Health Plan must establish and maintain an expedited review process for Grievances and Appeals when the Health Plan determines (if requested by the Enrollee) or the Provider indicates (in making the request on the Enrollee's behalf or supporting the Enrollee's request) that taking the time for a standard resolution could seriously jeopardize the Enrollee's life or health or ability to attain, maintain, or regain maximum function.

b. The Enrollee or Provider may file an expedited Appeal either orally or in writing. No additional Enrollee follow-up is required.

The Health Plan must:

(1)	Inform the Enrollee of the limited time available for the Enrollee to present evidence and allegations of fact or law, in person and/or in writing.

(2)	Resolve each expedited Appeal and provide notice, as expeditiously as the Enrollee’s health condition requires, not to exceed seventy-two (72) hours after the Health Plan receives the Appeal.

(3)	Provide written notice of disposition that includes the results and date of expedited Appeal resolution, and for decisions not wholly in the Enrollee’s favor, that includes:

i. Notice of the Enrollee’s right to request a Medicaid fair hearing.

ii. Information about how to request a Medicaid fair hearing, including the DCF address for pursuing a fair hearing, which is:

Office of Public Assistance Appeals Hearings
1317 Winewood Boulevard, Building 5, Room 203
Tallahassee, Florida 32399-0700

iii.  Notice of the right to continue to receive Benefits pending a hearing.

iv. Information about how to request the continuation of Benefits.

v. Notice that if the Health Plan’s action is upheld in a hearing, the Enrollee may be liable for the cost of any continued Benefits.

c. If the Health Plan denies a request for expedited resolution of an Appeal, the Health Plan must:

(1)	Transfer the Appeal to the standard time frame of no longer than forty-five (45) days from the day the Health Plan receives the Appeal with a possible fourteen (14) day extension.

(2)	Make reasonable efforts to provide prompt oral notice of the denial.

(3)	Provide written notice of the denial within two (2) Calendar Days.

(4)	Fulfill all general Health Plan duties listed above.

5.	Submission to the Beneficiary Assistance Program

a. The submission of the Appeal to the Beneficiary Assistance Program must be done within one (1) year of the date of the occurrence that initiated the Appeal.

b. An Enrollee may submit an Appeal to the Beneficiary Assistance Program if it concerns:

(1)	The availability of health care services or the coverage of Benefits, or an adverse determination about Benefits made pursuant to UM; or

(2)	Claims payment, handling, or reimbursement for Benefits.

c. If the Enrollee has taken the Appeal to a Medicaid fair hearing, the Enrollee cannot submit the Appeal to the Beneficiary Assistance Program.

D.	Medicaid Fair Hearing System

1.	Request for a Medicaid Fair Hearing

a. An Enrollee may request a Medicaid fair hearing either upon receipt of a notice of Action from the Health Plan or upon receiving an adverse decision from the Health Plan, after filing an Appeal with the Health Plan.

b. A Provider, acting on behalf of the Enrollee and with the Enrollee’s written consent, may request a Medicaid fair hearing under the same circumstances as the Enrollee.

c. Parties to the Medicaid fair hearing include the Health Plan, as well as the Enrollee and his or her representative or the representative of a deceased Enrollee’s estate.

d. The Enrollee or Provider may request a Medicaid fair hearing within ninety (90) Calendar Days of the date of the notice of Action from the Health Plan regarding an Enrollee Appeal.

e. The Enrollee or Provider may request a Medicaid fair hearing by contacting DCF at:

The Office of Public Assistance Appeals Hearings
1317 Winewood Boulevard, Building 5, Room 203
Tallahassee, Florida 32399-0700

2.	Health Plan Responsibilities

The Health Plan must:

a. Continue the Enrollee's Benefits while the Medicaid fair hearing is pending if:

(1)	The Medicaid fair hearing is filed timely, meaning on or before the later of the following:

i. Within ten (10) Calendar Days of the date on the notice of Action (Fifteen (15) Calendar Days if the notice is sent via Surface Mail); or

ii. The intended effective date of the Health Plan’s proposed Action.

(2)	The Medicaid fair hearing involves the termination, suspension, or reduction of a previously authorized course of treatment.

(3)	The services were ordered by an authorized provider.

(4)	The authorization period has not expired.

(5)	The Enrollee requests extension of Benefits.

b. Ensure that punitive action is not taken against a Provider who requests a Medicaid fair hearing on the Enrollee’s behalf or supports an Enrollee’s request for a Medicaid fair hearing.

c. If the Health Plan continues or reinstates Enrollee Benefits while the Medicaid fair hearing is pending, the Benefits must be continued until one of following occurs:

(1)	The Enrollee withdraws the request for a Medicaid fair hearing.

(2)
Ten (10) Calendar Days pass from the date of the Health Plan’s adverse decision and the Enrollee has not requested a Medicaid fair hearing with continuation of Benefits until a Medicaid fair hearing decision is reached. (Fifteen (15) Calendar Days if the notice is sent via Surface Mail)

(3)	A Medicaid fair hearing decision adverse to the Enrollee is made.

(4)	The authorization expires or authorized service limits are met.

3.	Post Medicaid Fair Hearing Decision

a. If the final resolution of the Medicaid fair hearing is adverse to the Enrollee, the Health Plan may recover the cost of the services furnished while the Medicaid fair hearing was pending, to the extent that they were furnished solely because of the requirements of this section.

b. The Health Plan must authorize or provide the disputed services promptly, and as expeditiously as the Enrollee's health condition requires, if the services were not furnished while the Medicaid fair hearing was pending and the Medicaid fair hearing officer reverses a decision to deny, limit, or delay services.

c. The Health Plan must pay for disputed services, in accordance with State policy and regulations, if the services were furnished while the Medicaid fair hearing was pending and the Medicaid fair hearing officer reverses a decision to deny, limit, or delay services.

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Section X
Administration and Management

A.	General Provisions

1. The Health Plan’s governing body shall set forth policy and has overall responsibility for the organization of the Health Plan. The Health Plan shall be responsible for the administration and management of all aspects of this Contract, including all Subcontracts, employees, agents and services performed by anyone acting for or on behalf of the Health Plan. The Health Plan shall have a centralized executive administration, which shall serve as the contact point for the Agency, except as otherwise specified in the Contract.
2. The Health Plan shall be responsible for the administration and management of all aspects of this Contract, such as, but not limited to, the delivery of services, provider network, provider education, and claims resolution and assistance.

3.
The Health Plan must provide that compensation to individuals or entities that conduct utilization management activities is not structured so as to provide incentives for the individual or entity to deny, limit, or discontinue medically necessary services to any Enrollee.

B.	Staffing

1. Minimum Staffing Requirements

a. Contract Manager: The Health Plan shall designate a contract manager to work directly with the Agency. The contract manager shall be a full-time employee of the Health Plan with the authority to revise processes or procedures and assign additional resources as needed to maximize the efficiency and effectiveness of services required under the Contract. The Health Plan shall meet in person or by telephone at the request of Agency representatives, but at least monthly, to discuss the status of the Contract, Health Plan performance, benefits to the State, necessary revisions, reviews, reports and planning. Formal summary reports shall be developed and presented to the Agency, or its Agent, as specified.

b. Full-Time Administrator: The Health Plan shall have a full-time administrator specifically identified to administer the day-to-day business activities of this Contract. The Health Plan may designate the same person as the Contract Manager, the Full-time Administrator, or the Medical Director, but such person cannot be designated to any other position in this section, including in other lines of business within the Health Plan, unless otherwise approved by the Agency.

c. Medical and Professional Support Staff: The Health Plan shall have medical and professional support staff sufficient to conduct daily business in an orderly manner, including having Enrollee services staff directly available during business hours for Enrollee services consultation, as determined through management and medical reviews. The Health Plan shall maintain sufficient medical staff, available twenty-four (24) hours per day, seven (7) days per week, to handle Emergency Services and Care inquiries. The Health Plan shall maintain sufficient medical staff during non-business hours, unless the Health Plan's computer system automatically approves all Emergency Services and care claims relating to Screening and treatment.

d. Medical Director: The Health Plan shall have a full-time licensed physician to serve as medical director to oversee and be responsible for the proper provision of Covered Services to Enrollees, the Quality Management Program, and the Grievance System. The medical director shall be licensed in accordance with chapter 458 or 459, F.S. The medical director cannot be designated to serve in any other non-administrative position.

e. Medical Records Review Coordinator: A designated person, qualified by training and experience, to ensure compliance with the Medical Records requirements as described in this Contract. The medical records review coordinator shall maintain Medical Record standards and conduct Medical Record reviews according to the terms of this Contract.

f. Data Processing and Data Reporting Coordinator: The Health Plan shall have a person trained and experienced in data processing, data reporting, and claims resolution, as required to ensure that computer system reports that that the Health Plan provides to the Agency and its Agent are accurate, and that computer systems operate in an accurate and timely manner.

g. Marketing Oversight Coordinator: If the Health Plan engages in Marketing, the Health Plan shall have a designated person, qualified by training and experience, to assure the Health Plan adheres to the marketing requirements of this Contract.

h. QI and UM Professional: The Health Plan shall have a designated person, qualified by training and experience in QI and UM and who holds the appropriate clinical certification and/or license.

i. Grievance System Coordinator: The Health Plan shall have a designated person, qualified by training and experience, to process and resolve Appeals and Grievances and to be responsible for the Grievance System.

j. Compliance Officer: The Health Plan shall have a designated person qualified by training and experience, to oversee a Fraud and Abuse program to prevent and detect potential Fraud and Abuse activities pursuant to State and federal rules and regulations.

k. Case Management Staff: The Health Plan shall have sufficient Case Management staff, qualified by training, experience and certification/licensure to conduct the Health Plan's Case Management functions.

l. Claims/Encounter Manager: The Health Plan shall have a designated person qualified by training and experience to oversee claims and encounter submittal and processing and to ensure the accuracy, timeliness and completeness of processing payment and reporting.

2. Behavioral Health Staff Requirements

a. The Health Plan must name a staff member to maintain oversight responsibility for Behavioral Health Services and to act as a liaison to the Agency.

b. The Health Plan's Medical Director shall appoint a board certified, or board eligible, licensed psychiatrist (staff psychiatrist) to oversee the provision of Behavioral Health Services to Enrollees. The Health Plan may delegate this duty, by way of a written subcontract, to a third party.

c. The Agency shall review and approve the Health Plan's Behavioral Health Services staff and any subcontracted Behavioral Health Care Providers in order to determine the Health Plan's compliance with all licensure requirements.

C.	Provider Contracts Requirements

1. The Health Plan shall comply with all Agency procedures for Provider Contract review and approval submission.

a. All Provider Contracts must comply with 42 CFR 438.230.

b. All Providers must be eligible for participation in the Medicaid program. Any provider of service who has been involuntarily terminated from the Florida Medicaid program, other than those terminated for inactivity, is not considered to be an eligible Medicaid provider.

c.  The Health Plan shall not employ or contract with individuals on the State or federal exclusions list.

d. No Provider Contract which the Health Plan enters into with respect to performance under the Contract shall in any way relieve the Health Plan of any responsibility for the provision of services duties under this Contract. The Health Plan shall assure that all services and tasks related to the Provider Contract are performed in accordance with the terms of this Contract. The Health Plan shall identify in its Provider Contracts any aspect of service that may be subcontracted by the Provider.

e. All model Provider Contracts and amendments must be submitted by the Health Plan to the Agency for approval and the Health Plan must receive approval by the Agency prior to use.

2. All Provider Contracts and amendments executed by the Health Plan must be in writing, signed, and dated by the Health Plan and the Provider. All model and executed Provider Contracts and amendments shall meet the following requirements:

a. Prohibit the Provider from seeking payment from the Enrollee for any Covered Services provided to the Enrollee within the terms of the Contract;

b. Require the Provider to look solely to the Agency or its Agent for compensation for services rendered, with the exception of nominal cost sharing, pursuant to the Florida State Medicaid Plan and the Florida Coverages and Limitations Handbooks,

c. If there is a Health Plan physician incentive plan, include a statement that the Health Plan shall make no specific payment directly or indirectly under a physician incentive plan to a Provider as an inducement to reduce or limit Medically Necessary services to an Enrollee, and that all incentive plans shall not contain provisions which provide incentives, monetary or otherwise, for the withholding of Medically Necessary care;

d. Specify that any contracts, agreements, or subcontracts entered into by the Provider for the purposes of carrying out any aspect of this contract must include assurances that the individuals who are signing the contract, agreement or subcontract are so authorized and that it includes all the requirements of this Contract;

e. Require the Provider to cooperate with the Health Plan's peer review, grievance, QIP and UM activities, and provide for monitoring and oversight, including monitoring of services rendered to Enrollees, by the Health Plan (or its subcontractor) and for the Provider to provide assurance that all licensed Providers are Credentialed in accordance with the Health Plan’s and the Agency’s Credentialing requirements as found in Section VIII.A.3.h Credentialing and Recredentialing, of this Contract, if the Health Plan has delegated the Credentialing to a Subcontractor;

f. Include provisions for the immediate transfer to another PCP or Health Plan if the Enrollee's health or safety is in jeopardy;

g. Not prohibit a Provider from discussing treatment or non-treatment options with Enrollees that may not reflect the Health Plan's position or may not be covered by the Health Plan;

h. Not prohibit a Provider from acting within the lawful scope of practice, from advising or advocating on behalf of an Enrollee for the Enrollee's health status, medical care, or treatment or non-treatment options, including any alternative treatments that might be self-administered;

i. Not prohibit a Provider from advocating on behalf of the Enrollee in any Grievance System or UM process, or individual authorization process to obtain necessary health care services;

j. Require Providers to meet appointment waiting time standards pursuant to this Contract;

k. Provide for continuity of treatment in the event a Provider's agreement terminates during the course of an Enrollee's treatment by that Provider;

l. Prohibit discrimination with respect to participation, reimbursement, or indemnification of any Provider who is acting within the scope of his or her license or certification under applicable State law, solely on the basis of such license or certification. This provision should not be construed as a willing Provider law, as it does not prohibit the Health Plan from limiting provider participation to the extent necessary to meet the needs of the Enrollees. This provision does not interfere with measures established by the Health Plan that are designed to maintain quality and control costs;

m. Prohibit discrimination against Providers serving high-risk populations or those that specialize in conditions requiring costly treatments;

n. Require an adequate record system be maintained for recording services, charges, dates and all other commonly accepted information elements for services rendered to the Health Plan.

o. Require that records be maintained for a period not less than five (5) years from the close of the Contract and retained further if the records are under review or audit until the review or audit is complete. (Prior approval for the disposition of records must be requested and approved by the Health Plan if the Provider Contract is continuous.)

p. Specify that DHHS, the Agency, including MPI and MFCU, shall have the right to inspect, evaluate, and audit all of the following related to the contract:

i. Pertinent books,

ii. Financial records,

iii. Medical Records, and

iv. Documents, papers, and records of any Provider involving transactions, financial or otherwise, related to this Contract;

q. Specify Covered Services and populations to be served under the contract;

r. Require that Providers comply with the Health Plan's cultural competency plan;

s. Require that any marketing materials related to this Contract that are distributed by the Provider be submitted to the Agency for written approval before use;

t. Provide for submission of all reports and clinical information required by the Health Plan, including Child Health Check-Up reporting (if applicable);

u. Prohibit Providers from making referrals for designated health services to health care entities with which the Provider or a member of the Provider's family has a financial relationship;

v. Require Providers of transitioning Enrollees to cooperate in all respects with providers of other Health Plans to assure maximum health outcomes for Enrollees;

w. Require Providers to submit notice of withdrawal from the network at least ninety (90) Calendar Days prior to the effective date of such withdrawal;

x. Require that all Providers agreeing to participate in the network as PCPs fully accept and agree to perform the Case Management responsibilities and duties associated with the PCP designation;

y. Require all Providers to notify the Health Plan in the event of a lapse in general liability or medical malpractice insurance, or if assets fall below the amount necessary for licensure under Florida Statute;

z. Require Providers to offer hours of operation that are no less than the hours of operation offered to commercial enrollees or comparable to non-Reform Medicaid FFS Recipients if the Provider serves only Medicaid Recipients.

aa. Require safeguarding of information about Enrollees according to 42 CFR, Part 438.224.

bb. Require compliance with HIPAA privacy and security provisions.

cc. Require an exculpatory clause, which survives Subcontract termination including breach of Subcontract due to insolvency, that assures that Medicaid Recipients or the Agency may not be held liable for any debts of the Subcontractor.

dd. Contain a clause indemnifying, defending and holding the Agency and the Health Plan Enrollees harmless from and against all claims, damages, causes of action, costs or expense, including court costs and reasonable attorney fees to the extent proximately caused by any negligent act or other wrongful conduct arising from the Provider Contract:

i.	This clause must survive the termination of the Provider Contract, including breach due to Insolvency, and

ii.
The Agency may waive this requirement for itself, but not Health Plan Enrollees, for damages in excess of the statutory cap on damages for public entities if the Provider is a public health entity with statutory immunity (all such waivers must be approved in writing by the Agency);

ee.
Require that the Provider secure and maintain during the life of the Provider Contract worker's compensation insurance (complying with the Florida's Worker's Compensation Law) for all of its employees connected with the work under this Contract unless such employees are covered by the protection afforded by the Health Plan;

ff.	Make provisions for a waiver of those terms of the Provider Contract, which, as they pertain to Medicaid Recipients, are in conflict with the specifications of this Contract;

gg.	Contain no provision that in any way prohibits or restricts the Provider from entering into a commercial contract with any other plan (pursuant to s. 641.315, F.S.);

hh.	Contain no provision requiring the Provider to contract for more than one Health Plan product or otherwise be excluded (pursuant to s. 641.315, F.S.);

ii.
Contain no provision that prohibits the Provider from providing inpatient services in a contracted hospital to an Enrollee if such services are determined to be medically necessary and covered services under this Contract;.

jj.
Require all Providers to apply for a National Provider Identification number (NPI) within ninety (90) days of final execution of this Contract or within ninety (90) days of final execution of the Provider contract, whichever is later. Providers can obtain their NPIs through the National Plan and Provider Enumerator System located at: . Additionally, the Provider contract shall require the Provider to submit all NPIs for its physicians and other health care providers to the Health Plan within fifteen (15) Business Days of receipt. The Health Plan shall report the Providers’ NPIs as part of its Provider Network Report, in a manner to be determined by the Agency, and in its Provider Directory, to the Agency or its Choice Counselor/Enrollment Broker, as set forth in Section XII, Reporting Requirements.

a. The Health Plan need not obtain an NPI from the following Providers:

(1) Individuals or organizations that furnish atypical or nontraditional services that are only indirectly related to the provision of health care (examples include taxis, home and vehicle modifications, insect control, habilitation and respite services); and
(2) Individuals ore businesses that only bill or receive payment for, but do not furnish, health care services or supplies (examples include billing services, repricers and value-added networks).

kk.
Require Providers to cooperate fully in any investigation by the Agency, Medicaid Program Integrity (MPI), or Medicaid Fraud Control Unit (MFCU), or any subsequent legal action that may result from such an investigation.

D.	Provider Termination

1. The Health Plan shall comply with all State and federal laws regarding Provider termination. In its Provider contracts, the Health Plan shall:

a. Specify that in addition to any other right to terminate the Provider contract, and not withstanding any other provision of this Contract, the Agency or the Health Plan may request immediate termination of a Provider contract if, as determined by the Agency, a Provider fails to abide by the terms and conditions of the Provider contract, or in the sole discretion of the Agency, the Provider fails to come into compliance with the Provider contract within fifteen (15) Calendar Days after receipt of notice from the Health Plan specifying such failure and requesting such Provider abide by the terms and conditions thereof; and

b. Specify that any Provider whose participation is terminated pursuant to the Provider contract for any reason shall utilize the applicable appeals procedures outlined in the Provider contract. No additional or separate right of appeal to the Agency or the Health Plan is created as a result of the Health Plan's act of terminating, or decision to terminate any Provider under this Contract. Notwithstanding the termination of the Provider contract with respect to any particular Provider, this Contract shall remain in full force and effect with respect to all other Providers; and

2. The Health Plan shall notify the Agency at least ninety (90) Calendar Days prior to the effective date of the suspension, termination, or withdrawal of a Provider from participation in the Health Plan network. If the termination was for "Cause" the Health Plan shall provide to the Agency the reasons for termination; and

3. The Health Plan shall notify Enrollees in accordance with the provisions of this Contract; and

4. The Health Plan shall provide sixty (60) Calendar Days’ advance written notice to the Provider before canceling, without cause, the contract with the Provider, except in a case in which a patient's health is subject to imminent danger or a physician's ability to practice medicine is effectively impaired by an action by the Board of Medicine or other governmental Agency, in which case notification shall be provided to the Agency immediately. A copy of the notice shall be submitted simultaneously to the Agency.

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E.	Provider Services

1.	General Provisions

a. The Health Plan shall provide sufficient information to all Providers in order to operate in full compliance with this Contract and all applicable federal and State laws and regulations.

b. The Health Plan shall monitor Provider knowledge and understanding of Provider requirements, and take corrective actions to ensure compliance with such requirements.

c. The Health Plan shall submit to the Agency for written approval all materials and information to be distributed and/or made available to Providers.

2.	Provider Handbooks

The Health Plan shall develop and issue a Provider handbook to all Providers at the time the Provider contract is signed. The Health Plan may choose not to distribute the Provider handbook via Surface Mail, provided it submits a written notification to all Providers that explains how to obtain the Provider handbook from the Health Plan’s Web site. This notification shall also detail how the Provider can request a hard-copy from the Health Plan at no charge to the Provider. All Provider handbooks and bulletins shall be in compliance with State and federal laws. The Provider handbook shall serve as a source of information regarding Health Plan Covered Services, policies and procedures, statutes, regulations, telephone access and special requirements to ensure all Contract requirements are met. At a minimum, the Provider handbook shall include the following information:

a. Description of the program;

b. Covered Services;

c. Emergency Service responsibilities;

d. Child Health Check-Up program services and standards;

e. Policies and procedures that cover the Provider complaint system. This information shall include, but not be limited to, specific instructions regarding how to contact the Health Plan’s Provider services to file a Provider complaint and which individual(s) has the authority to review a Provider complaint;

f. Information about the Grievance System, the timeframes and requirements, the availability of assistance in filing, the toll-free numbers and the Enrollee’s right to request continuation of Benefits while utilizing the Grievance System;

g. Medical Necessity standards and practice guidelines;

h. Practice protocols, including guidelines pertaining to the treatment of chronic and complex conditions;

i. PCP responsibilities;

j. Other Provider or Subcontractor responsibilities;

k. Prior Authorization and referral procedures;

l. Medical Records standards;

m. Claims submission protocols and standards, including instructions and all information necessary for a clean or complete claim;

n. Notice that the amount paid to Providers by the Agency shall be the Medicaid fee schedule amount less any applicable co-payments;

o. Notice that Provider complaints regarding claims payment should be sent to the Health Plan;

p. The Health Plan’s cultural competency plan;

q. Enrollee rights and responsibilities; and

r. The Health Plan shall disseminate bulletins as needed to incorporate any needed changes to the Provider handbook.

3.	Education and Training

a. The Health Plan shall provide training to all Providers and their staff regarding the requirements of this Contract and special needs of Enrollees. The Health Plan shall conduct initial training within thirty (30) Calendar Days of placing a newly Contracted Provider on active status. The Health Plan shall also conduct ongoing training as deemed necessary by the Health Plan or the Agency in order to ensure compliance with program standards and this Contract.

b. The Health Plan shall submit the Provider training manual and training schedule to the Agency for written approval.

4.	Provider Relations

The Health Plan shall establish and maintain a formal Provider relations function to timely and adequately respond to inquiries, questions and concerns from network Providers. The Health Plan shall implement policies addressing the compliance of Providers with the requirements of this Contract, institute a mechanism for Provider dispute resolution and execute a formal system of terminating Providers from the Health Plan’s network.

5.	Toll-free Provider Telephone Help Line

a. The Health Plan shall operate a toll-free telephone help line to respond to Provider questions, comments and inquiries.

b. The Health Plan shall develop telephone help line policies and procedures that address staffing, personnel, hours of operation, access and response standards, monitoring of calls via recording or other means, and compliance with standards.

c. The Health Plan shall submit these telephone help line policies and procedures, including performance standards, to the Agency for written approval.

d. The Health Plan’s call center systems shall have the capability to track call management metrics identified in Section IV.6., Enrollee Services and Marketing, Toll-free Enrollee Help Line.

e. The telephone help line shall be staffed twenty-four (24) hours a day, seven (7) days a week to respond to Prior Authorization requests. This telephone help line shall have staff to respond to Provider questions in all other areas, including the Provider complaint system, Provider responsibilities, etc., between the hours of 7:00 am and 7:00 pm EST or EDT as appropriate, Monday through Friday, excluding State holidays.

f. The Health Plan shall develop performance standards and monitor telephone help line performance by recording calls and employing other monitoring activities. All performance standards shall be submitted to the Agency for approval.

g. The Health Plan shall ensure that after regular business hours the Provider services line (not the Prior Authorization line) is answered by an automated system with the capability to provide callers with information about operating hours and instructions about how to verify Enrollment for an Enrollee with an Emergency or Urgent Medical Condition. The requirement that the Health Plan shall provide information to providers about how to verify Enrollment for an Enrollee with an Emergency or Urgent Medical Condition shall not be construed to mean that the provider must obtain verification before providing Emergency Services and Care.

6.	Provider Complaint System

a. The Health Plan shall establish a Provider complaint system that permits a Provider to dispute the Health Plan’s policies, procedures, or any aspect of a Health Plan’s administrative functions, including proposed Actions.

b. The Health Plan shall submit its Provider complaint system policies and procedures to the Agency for written approval.

c. The Health Plan shall include its Provider complaint system policies and procedures in its Provider handbook as described above.

d. The Health Plan shall also distribute the Provider complaint system policies and procedures to out of network providers upon written or oral request. The Health Plan may distribute a summary of these policies and procedures, if the summary includes information about how the provider may access the full policies and procedures on the Health Plan’s Web site. This summary shall also detail how the provider can request a hard-copy from the Health Plan at no charge to the provider.

e. As a part of the Provider complaint system, the Health Plan shall:

(1)	Allow providers forty-five (45) Calendar Days to file a written complaint;

(2)	Have dedicated staff for providers to contact via telephone, electronic mail, or in person, to ask questions, file a Provider complaint and resolve problems;

(3)	Identify a staff person specifically designated to receive and process provider complaints;

(4)
Thoroughly investigate each provider complaint using applicable statutory, regulatory, Contractual and Provider contract provisions, collecting all pertinent facts from all parties and applying the Health Plan’s written policies and procedures; and

(5)	Ensure that Health Plan executives with the authority to require corrective action are involved in the provider complaint process.

f. In the event the outcome of the review of the provider complaint is adverse to the provider, the Health Plan shall provide a written notice of adverse action to the provider.

F.	Medical Records Requirements

1.
The Health Plan shall maintain Medical Records for each Enrollee in accordance with this section. Medical Records shall include the Quality, quantity, appropriateness, and timeliness of services performed under this Contract.

a. The Health Plan must include/follow the Medical Record standards set forth below for each Enrollee's Medical Records, as appropriate:

(1) The Enrollee’s identifying information, including name, Enrollee identification number, date of birth, sex and legal guardianship (if any).

(2) Each record must be legible and maintained in detail.

(3) A summary of significant surgical procedures, past and current diagnoses or problems, allergies, untoward reactions to drugs and current medications.

(4) All entries must be dated and signed by the appropriate party.

(5) All entries must indicate the chief complaint or purpose of the visit, the objective, diagnoses, medical findings or impression of the provider.

(6) All entries must indicate studies ordered (e.g., laboratory, x-ray, EKG) and referral reports.

(7) All entries must indicate therapies administered and prescribed.

(8) All entries must include the name and profession of the provider rendering services (e.g., MD, DO, OD), including the signature or initials of the provider.

(9) All entries must include the disposition, recommendations, instructions to the Enrollee, evidence of whether there was follow-up and outcome of services.

(10) All records must contain an immunization history.

(11) All records must contain information relating to the Enrollee’s use of tobacco products and alcohol/substance abuse.

(12) All records must contain summaries of all Emergency Services and Care and Hospital discharges with appropriate medically indicated follow up.

(13) Documentation of referral services in Enrollees' Medical Records.

(14) All services provided by providers. Such services must include, but not necessarily be limited to, family planning services, preventive services and services for the treatment of sexually transmitted diseases.

(15) All records must reflect the primary language spoken by the Enrollee and any translation needs of the Enrollee.

(16) All records must identify Enrollees needing communication assistance in the delivery of health care services.

(17) All records must contain documentation that the Enrollee was provided written information concerning the Enrollee’s rights regarding advance directives (written instructions for living will or power of attorney) and whether or not the Enrollee has executed an advance directive. Neither the Health Plan, nor any of its Providers shall, as a condition of treatment, require the Enrollee to execute or waive an advance directive. The Health Plan must maintain written policies and procedures for advance directives.

b. Confidentiality of Medical Records

(1) The Health Plan shall have a policy to ensure the confidentiality of Medical Records in accordance with 42 CFR, Part 431, Subpart F. This policy shall also include confidentiality of a minor’s consultation, examination, and treatment for a sexually transmissible disease in accordance with section 384.30(2), F.S.

(2) The Health Plan shall have a policy to ensure compliance with the Privacy and Security provisions of the Health Insurance Portability and Accountability Act (HIPAA).

2.	The Health Plan shall maintain a behavioral health Medical Record for each Enrollee. Each Enrollee's behavioral health Medical Record shall include:

a. Documentation sufficient to disclose the Quality, quantity, appropriateness and timeliness of Behavioral Health Services performed;

b. Must be legible and maintained in detail consistent with the clinical and professional practice which facilitates effective internal and external purity, medical audit and adequate follow-up treatment; and

c. For each service provided, clear identification as to

(1)	The physician or other service provider;

(2)	Date of service;

(3)	The units of service provided; and

(4)	The type of service provided.

G.	Claims Payment

1.	The Health Plan shall reimburse providers for the delivery of authorized services pursuant to section 641.3155 F.S. including, but not limited to:

a. Claims are considered received on the date the claims are received by the Health Plan at its designated claims receipt location.

b. The provider must mail or electronically transfer (submit) the claim to the Health Plan within six (6) months of:

(1)	The date of service or discharge from an inpatient setting; or

(2)	The provider has been furnished with the correct name and address of the Enrollee’s Health Plan.

c. When the Health Plan is the secondary payor, the provider must submit the claim to the Health Plan within ninety (90) days of the final determination of the primary payor.

2.	The Health Plan shall reimburse providers for Medicare deductibles and co-insurance payments for Medicare dually eligible members according to the lesser of the following:

a. The rate negotiated with the provider; or

b. The reimbursement amount as stipulated in section 409.908 F.S.

3.
In accordance with section 409.912 F.S., the Health Plan shall reimburse any Hospital or physician that is outside the Health Plan’s authorized geographic service area for Health Plan authorized services provided by the Hospital or physician to Enrollees:

a. At a rate negotiated with the Hospital or physician; or

b. The lesser of the following:

(1)	The usual and customary charge made to the general public by the Hospital or physician; or

(2)	The Florida Medicaid reimbursement rate established for the Hospital or physician.

4.	The Health Plan shall have a process for handling and addressing the resolution of provider complaints concerning claims issues. The process shall be in compliance with 641 .3155 F.S.

5.
The Health Plan shall have claims processing and payment performance metrics including those for quality, accuracy and timeliness and include a process for measurement and monitoring, and for the development and implementation of interventions for improvement. These metrics must be approved in writing by the Agency.

6.	Pursuant to 42CFR447.45, the Health Plan shall have a claims processing and payment system, such that:

a. Ninety percent (90%) of clean claims are paid within thirty (30) days from receipt at the Health Plan;

b. Ninety-nine percent (99%) of clean claims are paid within ninety (90) days of receipt a the Health Plan; and

c. All clean claims are paid within twelve (12) months of receipt by the Health Plan.

H.	Encounter Data

The Agency is developing a Medicaid Encounter Data System (MEDS) to collect all encounter data from health plans reimbursed on a capitated basis. Encounter data collection will be required from all Florida capitated health plans for all health care services rendered to its members.

The information required to support encounter reporting and submission will be defined by the Agency in the MEDS Companion Guide and MEDS Operations Manual. Other information contained within the MEDS Companion Guide and MEDS Operations Manual will be Managed Care Organization testing requirements for SFY 06-07 and thereafter. The Companion Guide and Operations Manual will be distributed to Health Plans in a manner that makes them easily accessible.

Upon the request of the Agency, Health Plans shall be prepared to submit encounter data to the Agency or its designee. Health Plans shall have a comprehensive automated and integrated Encounter Data System that is capable of meeting the requirements listed below:

1.
All encounters shall be submitted in the standard HIPAA transaction formats, namely the ANSI X12N 837 Transaction formats (P - Professional, I - Institutional, and D - Dental), and the National Council for Prescription Drug Programs NCPDP format (for Pharmacy services).

2.
Health Plans shall collect and submit to the Agency or its designee, enrollee service level encounter data for all covered services. Health Plans will be held responsible for errors or noncompliance resulting from their own actions or the actions of an agent authorized to act on their behalf.

3.
Health Plans shall have the capability to convert all information that enters their claims systems via hard copy paper claims to encounter data to be submitted in the appropriate HIPAA compliant formats.

4.
Complete and accurate encounters shall be provided to the Agency. Health Plans will implement review procedures to validate encounter data submitted by providers. The historical encounter data submission shall be retained for a period not less than five years following generally accepted retention guidelines.

5.	Health Plans shall require each Provider to have a unique Florida Medicaid Provider number, in accordance with the requirement of Section X, C. jj. of this Contract.

6.	Health Plans will designate sufficient IT and staffing resources to perform these encounter functions as determined by generally accepted best industry practices.

I.	Fraud Prevention

1.
The Health Plan shall establish functions and activities governing program integrity in order to reduce the incidence of Fraud and Abuse and shall comply with all State and federal program integrity requirements, including the applicable provisions of chapters 358, 414, 641 and 932 in Florida law and s. 409.912 (21) and (22). (See 42 CFR 438.608)

2.
The Health Plan shall designate a compliance officer with sufficient experience in health care, who shall have the responsibility and authority for carrying out the provisions of the Fraud and Abuse policies and procedures. The Health Plan shall have adequate staffing and resources to investigate unusual incidents and develop and implement corrective action plans to assist the Health Plan in preventing and detecting potential Fraud and Abuse activities.

3.	The Health Plan shall have internal controls and policies and procedures in place that are designed to prevent, detect and report known or suspected Fraud and Abuse activities.

4.
The Health Plan shall submit its Fraud and Abuse policies and procedures to the Bureau of Managed Health Care for written approval before implementation. At a minimum, the policies and procedures shall:

a. Ensure that all officers, directors, managers and employees know and understand the provision of the Health Plan's Fraud and Abuse policies and procedures;

b. Include procedures designed to prevent and detect potential or suspected abuse and fraud in the administration and delivery of services under this Contract. The Health Plan is responsible for reporting suspected fraud and abuse by participating and non-participating providers, as well as enrollees, when detected.

c. Incorporate a description of the specific controls in place for prevention and detection of potential or suspected Fraud and Abuse, including, but not limited to:

(1)	Claims edits;

(2)	Post-processing review of claims;

(3)	Provider profiling and credentialing, including a review process for claims that shall include Providers and nonparticipating providers:

i. Who consistently demonstrate a pattern of submitting falsified encounter or service reports;

ii. Who consistently demonstrate a pattern of overstated reports or up-coded levels of service;

iii. Who alter, falsify or destroy clinical record documentation;

iv. Who make false statements relating to credentials;

v. Who misrepresent medical information to justify Enrollee referrals;

vi. Who fail to render Medically Necessary Covered Services that they are obligated to provide according to their Provider contracts; and

vii. Who charge Enrollees for Covered Services.

(4)	Prior Authorization;

(5)	Utilization Management;

(6)	Relevant Subcontract and Provider contract provisions; and
(7)	Pertinent provisions from the Provider handbook and the Enrollee handbook.

d. Contain provisions for the confidential reporting of Health Plan violations to the Health Plan's analyst with the Bureau of Managed Health Care, MPI and MFCU;

e. Include provisions for the investigation and follow-up of any reports;

f. Ensure that the identities of individuals reporting acts of Fraud and Abuse are protected;

g. Require all instances of provider or Enrollee Fraud and Abuse under State and/or federal law be reported to the Health Plan's analyst with the Bureau of Managed Health Care and MPI. The Health Plan shall not cease an investigation or resolve the suspicion, knowledge or action without first informing the Agency and MPI. Additionally, any final resolution must include a written statement that provides notice to the provider or enrollee that the resolution in no way binds the State of Florida nor precludes the State of Florida from taking further action for the circumstances that brought rise to the matter;

h. The Health Plan and all providers, upon request, and as required by State and/or federal law, shall:

(1)
Make available to the Agency, MPI and/or MFCU any and all administrative, contractual, financial and Medical Records relating to the delivery of items or services for which Medicaid monies are expended; and

(2)
Allow access to the Agency, MPI and/or MFCU to any place of business and all Medical Records, as required by State and/or federal law. The Agency, MPI and MFCU shall have access during normal business hours, except under special circumstances when the Agency, MPI and MFCU shall have after hour admission. The Agency, MPI and/or MFCU shall determine the need for special circumstances.

i. The Health Plan shall cooperate fully in any investigation by the Agency, MPI, MFCU or any subsequent legal action that may result from such an investigation.

j. The Health Plan shall ensure that the Health Plan does not retaliate against any individual who reports violations of the Health Plan's Fraud and Abuse policies and procedures or suspected Fraud and Abuse.

k. The Health Plan shall provide for the use of the List of Excluded Individuals and Entities (LEIE), or its equivalent, to identify excluded parties during the process of an engaging the services of new Providers to ensure that the Providers are not in a nonpayment status or sanctioned from participation in federal health care programs. The Health Plan shall not engage the services of a provider if that provider is in nonpayment status or salute from participation in federal health care programs under sections 1128 and/or 1128A of the Social Security Act. The Health Plan shall not employ or contract the services of excluded Providers and must terminate the Provider contract immediately between the Health Plan and a Provider that becomes an excluded provider.

5.	The Health Plan shall comply with all reporting requirements set forth in Section XII., Reporting Requirements.

6.
The Health Plan shall meet with the Agency periodically, at the Agency’s request, to discuss fraud, abuse, neglect and overpayment issues. For purpose of this section, the Health Plan Compliance Officer shall be the point of contact for the Health Plan and the Agency’s Medicaid Fraud and Abuse Liaison shall be the point of contact for the Agency.

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Section XI
Information Management and Systems

A.	General Provisions

1.
Systems Functions. The Health Plan shall have Information management processes and Information Systems (hereafter referred to as Systems) that enable it to meet Agency and federal reporting requirements and other Contract requirements and that are in compliance with this Contract and all applicable State and federal laws, rules and regulations including HIPAA.

2.
Systems Capacity. The Health Plan’s Systems shall possess capacity sufficient to handle the workload projected for the begin date of operations and will be scaleable and flexible so they can be adapted as needed, within negotiated timeframes, in response to changes in Contract requirements, increases in enrollment estimates, etc.

3.
E-Mail System. The Health Plan shall provide a continuously available electronic mail communication link (E-mail system) with the Agency. This system shall be: available from the workstations of the designated Health Plan contacts; and capable of attaching and sending documents created using software products other than Health Plan’s systems, including the Agency’s currently installed version of Microsoft Office and any subsequent upgrades as adopted.

4.
Participation in Information Systems Work Groups/Committees. The Health Plan shall meet as requested by the Agency to coordinate activities and develop cohesive systems strategies across vendors and agencies that actively participate in the reform initiative.

5.
Connectivity to the Agency/State Network and Systems. The Health Plan shall be responsible for establishing connectivity to the Agency’s/the State’s wide area data communications network, and the relevant information systems attached to this network, in accordance to all applicable Agency and/or State policies, standards and guidelines.

B.	Data and Document Management Requirements

1. Adherence to Data and Document Management Standards

a.	Health Plan Systems shall conform to the standard transaction code sets specified in Section XI.I.

b.
The Health Plan’s Systems shall conform to HIPAA standards for data and document management that are currently under development within one hundred twenty (120) Calendar Days of the standard’s effective date or, if earlier, the date stipulated by CMS or the Agency.

c.
The Health Plan shall partner with the Agency in the management of standard transaction code sets specific to the Agency. Furthermore, the Health Plan shall partner with the Agency in the development and implementation planning of future standard code sets not specific to HIPAA or other federal efforts and shall conform to these standards as stipulated in the plan to implement the standards.

2.
Data Model and Accessibility. Health Plan Systems shall be Structured Query Language (SQL) and/or Open Database Connectivity (ODBC) compliant; alternatively, Health Plan Systems shall employ a relational data model in the architecture of its databases in addition to a relational database management system (RDBMS) to operate and maintain them.

3.
Data and Document Relationships. The Health Plan shall house indexed images of documents used by Enrollees and providers to transact with the Health Plan in the appropriate database(s) and document management systems so as to maintain the logical relationships between certain documents and certain data.

4.
Information Retention. Information in Health Plan systems shall be maintained in electronic form for three years in live Systems and, for audit and reporting purposes, for seven years in live and/or archival Systems.

5.
Information Ownership. All Information, whether data or documents, and reports that contain or make references to said Information, involving or arising out of this Contract is owned by the Agency. The Health Plan is expressly prohibited from sharing or publishing the Agency information and reports without the prior written consent of the Agency. In the event of a dispute regarding the sharing or publishing of information and reports, the Agency’s decision on this matter shall be final and not subject to change.

C.	System and Data Integration Requirements

1. Adherence to Standards for Data Exchange

a.	Health Plan Systems shall be able to transmit, receive and process data in HIPAA-compliant formats that are in use as of the Contract Execution Date; these formats are detailed in Section XI.J.

b.	Health Plan Systems shall be able to transmit, receive and process data in the Agency-specific formats and/or methods that are in use on the Contract Execution Date, as specified in Section XI.J.

c.
Health Plan Systems shall conform to future federal and/or Agency specific standards for data exchange within one hundred twenty (120) Calendar Days of the standard’s effective date or, if earlier, the date stipulated by CMS or the Agency. The Health Plan shall partner with the Agency in the management of current and future data exchange formats and methods and in the development and implementation planning of future data exchange methods not specific to HIPAA or other Federal effort. Furthermore, the Health Plan shall conform to these standards as stipulated in the plan to implement such standards.

2. HIPAA Compliance Checker.

All HIPAA-conforming exchanges of data between the Agency and the Health Plan shall be subjected to the highest level of compliance as measured using an industry-standard HIPAA compliance checker application.

3. Data and Report Validity and Completeness.

The Health Plan shall institute processes to ensure the validity and completeness of the data, including reports, it submits to the Agency. At its discretion, the Agency will conduct general data validity and completeness audits using industry-accepted statistical sampling methods. Data elements that will be audited include but are not limited to: Enrollee ID, date of service, assigned Medicaid Provider ID, category and sub category (if applicable) of service, diagnosis codes, procedure codes, revenue codes, date of claim processing, and (if and when applicable) date of claim payment. Control totals shall also be reviewed and verified.

4. State/Agency Website/Portal Integration.

Where deemed that the Health Plan’s Web presence will be incorporated to any degree to the Agency’s or the State’s Web presence (also known as Portal), the Health Plan shall conform to any applicable Agency or State standard for Website structure, coding and presentation.

5. Connectivity to and Compatibility/Interoperability with Agency Systems and IT Infrastructure.

The Health Plan shall be responsible for establishing connectivity to the Agency’s/State’s wide area data communications network, and the relevant information systems attached to this network, in accordance with all applicable Agency and/or State policies, standards and guidelines.

6. Functional Redundancy with FMMIS.

The Health Plan’s Systems shall be able to transmit and receive transaction data to and from FMMIS as required for the appropriate processing of claims and any other transaction that could be performed by either System.

7. Data Exchange in Support of the Agency’s Program Integrity and Compliance Functions.

The Health Plan’s System(s) shall be capable of generating files in the prescribed formats for upload into Agency Systems used specifically for program integrity and compliance purposes.

8. Address Standardization.

The Health Plan’s System(s) shall possess mailing address standardization functionality in accordance with US Postal Service conventions.

9. Eligibility and Enrollment Data Exchange Requirements

a.	The Health Plan shall receive, process and update enrollment files sent daily by the Agency or its Agent.

b.	The Health Plan shall update its eligibility/Enrollment databases within twenty-four (24) hours of receipt of said files.

c.
The Health Plan shall transmit to the Agency or its Agent, in a periodicity schedule, format and data exchange method to be determined by the Agency, specific data it may garner from an Enrollee including third party liability data.

d.	The Health Plan shall be capable of uniquely identifying a distinct Medicaid Recipient across multiple Systems within its Span of Control.

D.	Systems Availability, Performance and Problem Management Requirements

1.	Availability of Critical Systems Functions.

The Health Plan will ensure that critical systems functions available to Health Plan Enrollees and Providers - functions that if unavailable would have an immediate detrimental impact on enrollees and providers - are available twenty-four (24) hours a day, seven (7) days a week, except during periods of scheduled System Unavailability agreed upon by the Agency and the Health Plan. Unavailability caused by events outside of a Health Plan’s Span of Control is outside of the scope of this requirement.

2.	Availability of Data Exchange Functions.

The Health Plan shall ensure that the systems and processes within its Span of Control associated with its data exchanges with the Agency and/or its Agent(s) are available and operational according to specifications and the data exchange schedule.

3.	Availability of Other Systems Functions.

The Health Plan shall ensure that at a minimum all other System functions and Information are available to the applicable System users between the hours of 7:00 a.m. and 7:00 p.m., EST or EDT as appropriate, Monday through Friday.

4.	Problem Notification.

a.
Upon discovery of any problem within its Span of Control that may jeopardize or is jeopardizing the availability and performance of all Systems functions and the availability of information in said Systems, including any problems impacting scheduled exchanges of data between the Health Plan and the Agency and/or its Agent(s), the Health Plan shall notify the applicable Agency staff via phone, fax and/or electronic mail within fifteen (15) minutes of such discovery. In its notification the Health Plan shall explain in detail the impact to critical path processes such as enrollment management and claims submission processes.

b.
The Health Plan shall provide to appropriate Agency staff information on System Unavailability events, as well as status updates on problem resolution. At a minimum these up-dates shall be provided on an hourly basis and made available via electronic mail and/or telephone.

5.	Recovery from Unscheduled System Unavailability.

Unscheduled System unavailability caused by the failure of systems and telecommunications technologies within the Health Plan’s Span of Control will be resolved, and the restoration of services implemented, within forty-eight (48) hours of the official declaration of System Unavailability.

6.	Exceptions to System Availability Requirement.

The Health Plan shall not be responsible for the availability and performance of systems and IT infrastructure technologies outside of the Health Plan’s span of control.

7.	Corrective Action Plan.

Full written documentation that includes a Corrective Action Plan, that describes how problems with critical Systems functions will be prevented from occurring again, shall be delivered within five (5) Business Days of the problem’s occurrence.

8.	Business Continuity-Disaster Recovery (BC-DR) Plan

a.
Regardless of the architecture of its Systems, the Health Plan shall develop and be continually ready to invoke a business continuity and disaster recovery (BC-DR) plan that is reviewed and prior-approved by the Agency.

b.
At a minimum the Health Plan’s BC-DR plan shall address the following scenarios: (1) the central computer installation and resident software are destroyed or damaged, (2) System interruption or failure resulting from network, operating hardware, software, or operational errors that compromises the integrity of transactions that are active in a live system at the time of the outage, (3) System interruption or failure resulting from network, operating hardware, software or operational errors that compromises the integrity of data maintained in a live or archival system, (4) System interruption or failure resulting from network, operating hardware, software or operational errors that does not compromise the integrity of transactions or data maintained in a live or archival system but does prevent access to the System, i.e. causes unscheduled System Unavailability.

c.
The Health Plan shall periodically, but no less than annually, perform comprehensive tests of its BC-DR plan through simulated disasters and lower level failures in order to demonstrate to the Agency that it can restore System functions per the standards outlined elsewhere in this Section of the Contract.

d.
In the event that the Health Plan fails to demonstrate in the tests of its BC-DR plan that it can restore system functions per the standards outlined in this Contract, the Health Plan shall be required to submit to the Agency a corrective action plan in accordance with Section XIV (Sanctions) of this Contract that describes how the failure will be resolved. The corrective action plan shall be delivered within ten (10) Business Days of the conclusion of the test.

E.	System Testing and Change Management Requirements

1.	Notification and Discussion of Potential System Changes.

The Health Plan shall notify the applicable Agency staff person of the following changes to Systems within its Span of Control within at least ninety (90) Calendar Days of the projected date of the change; if so directed by the Agency, the Health Plan shall discuss the proposed change with the applicable Agency staff: (1) software release updates of core transaction Systems: claims processing, eligibility and Enrollment processing, service authorization management, Provider enrollment and data management; (2) conversions of core transaction management Systems.

2.	Response to Agency Reports of Systems Problems not Resulting in System Unavailability.

The Health Plan shall respond to Agency reports of System problems not resulting in System Unavailability according to the following timeframes:

a.	Within seven (7) Calendar Days of receipt the Health Plan shall respond in writing to notices of system problems.

b.	Within twenty (20) Calendar Days, the correction will be made or a Requirements Analysis and Specifications document will be due.

c.	The Health Plan will correct the deficiency by an effective date to be determined by the Agency.

3.	Valid Window for Certain System Changes.

Unless otherwise agreed to in advance by the Agency as part of the activities described in this Contract Section, scheduled System Unavailability to perform System maintenance, repair and/or upgrade activities shall not take place during hours that could compromise or prevent critical business operations.

4.	Testing

a.	The Health Plan shall work with the Agency pertaining to any testing initiative as required by the Agency.

b.	The Health Plan shall provide sufficient system access to allow the Agency and/or independent testing of the Health Plan’s systems during and subsequent to readiness review.

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F.	Information Systems Documentation Requirements

1.	Types of Documentation.

The Health Plan shall develop, prepare, print, maintain, produce, and distribute distinct System Process and Procedure Manuals, User Manuals and Quick/Reference Guides, and any updates thereafter, for the Agency and other applicable Agency staff.

2.	Content of System Process and Procedure Manuals.

The Health Plan shall ensure that written System Process and Procedure Manuals document and describe all manual and automated system procedures for its information management processes and information systems.

3.	Content of System User Manuals.

The System User Manuals shall contain information about, and instructions for, using applicable System functions and accessing applicable system data.

4.	Changes to Manuals.

a.	When a System change is subject to Agency sign off, the Health Plan shall draft revisions to the appropriate manuals prior to Agency sign off of the change.

b.	Updates to the electronic version of these manuals shall occur in real time; updates to the printed version of these manuals shall occur within ten (10) Business Days of the update taking effect.

5.	Availability of/Access to Documentation.

All of the aforementioned manuals and reference guides shall be available in printed form and/or on-line. If so prescribed, the manuals will be published in accordance to the appropriate Agency and/or State standard.

G.	Reporting Requirements - Specific to Information Management and Systems Functions and Capabilities - and Technological Capabilities

1.	Reporting Requirements.

The Health Plan shall submit a monthly Systems Availability and Performance Report to the Agency as described in Section XII (Reporting) of this Contract.

2.	Reporting Capabilities.

The Health Plan shall provide systems-based capabilities to access to authorized Agency personnel, on a secure and read-only basis, to data that can be used in ad hoc reports.

H.	Other Requirements

Community Health Record/Electronic Medical Record and Related Efforts

a.
At such time that the Agency requires, the Health Plan shall participate and cooperate with the Agency to implement, within a reasonable timeframe, a secure, Web-accessible Community Health Records for Enrollees.

b.	The design of the vehicle(s) for accessing the Community Health Record, the health record format and design shall comply with all HIPAA and related regulations.

c.	The Health Plan shall also cooperate with the Agency in the continuing development of the state’s health care data site (FloridaHealthStat).

I.	Compliance with Standard Coding Schemes

1.	Compliance with HIPAA-Based Code Sets.

A Health Plan System that is required to or otherwise contains the applicable data type shall conform to the following HIPAA-based standard code sets; the processes through which the data are generated should conform to the same standards as needed:

a.	Logical Observation Identifier Names and Codes (LOINC)

b.	Health Care Financing Administration Common Procedural Coding System (HCPCS)

c.	Home Infusion EDI Coalition (HEIC) Product Codes

d.	National Drug Code (NDC)

e.	National Council for Prescription Drug Programs (NCPDP)

f.	International Classification of Diseases (ICD-9)

g.	Diagnosis Related Group (DRG)

h.	Claim Adjustment Reason Codes

i.	Remittance Remarks Codes

2.	Compliance with Other Code Sets.

A Health Plan System that is required to or otherwise contains the applicable data type shall conform to the following non-HIPAA-based standard code sets:

a.	As described in all AHCA Medicaid Reimbursement Handbooks, for all "Covered Entities", as defined under the HIPAA, and which submit transactions in paper format (non-electronic format).

b.	As described in all AHCA Medicaid Reimbursement Handbooks for all "Non-covered Entities", as defined under the HIPAA.

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J.	Data Exchange and Formats and Methods Applicable to Health Plans

1.	HIPAA-Based Formatting Standards.

Health Plan Systems shall conform to the following HIPAA-compliant standards for information exchange effective the first day of operations in the applicable service region:

Batch transaction types
- ASC X12N 834 Enrollment and Audit Transaction
- ASC X12N 835 Claims Payment Remittance Advice Transaction
- ASC X12N 837I Institutional Claim/Encounter Transaction
- ASC X12N 837P Professional Claim/Encounter Transaction
- ASC X12N 837D Dental Claim/Encounter Transaction
- NCPDP 1.1 Pharmacy Claim/Encounter Transaction

Online transaction types
- ASC X12N 270/271 Eligibility/Benefit Inquiry/Response
- ASC X12N 276 Claims Status Inquiry
- ASC X12N 277 Claims Status Response
- ASC X12N 278/279 Utilization Review Inquiry/Response
- NCPDP 5.1 Pharmacy Claim/Encounter Transaction

2.	Methods for Data Exchange.

The Health Plans and the Agency and/or its Agent(s) shall made predominant use of Secure File Transfer Protocol (SFTP) and Electronic Data Interchange (EDI) in their exchanges of data.

3.	Agency-Based Formatting Standards and Methods.

Health Plan Systems shall exchange the following data with the Agency and/or its Agent(s) in a format to be jointly agreed upon by the Health Plan and the Agency:

a.	Provider network data

b.	Case management fees

c.	Administrative payments

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Section XII
Reporting Requirements

A.	Health Plan Reporting Requirements

1.	The Health Plan shall comply with all Reporting Requirements set forth by the Agency in this Contract.

a.	The Health Plan is responsible for assuring the accuracy, completeness, and timely submission of each report.

b.
The Health Plan’s chief executive officer (CEO), chief financial officer (CFO), or an individual who reports to the CEO or CFO and who has delegated authority to certify the Health Plan’s reports, must attest, based on his/her best knowledge, information, and belief, that all data submitted in conjunction with the reports and all documents requested by the Agency are accurate, truthful, and complete. (42 C.F.R. 438.606(a) and (b))

c.	The Health Plan must submit its certification at the same time it submits the certified data reports. (42 C.F.R. 438.606(c))

d.
Before October 1 of each year, the Health Plan shall deliver to the Agency a certification by an Agency-approved independent auditor that the Performance Measure data reported for the previous calendar year have been fairly and accurately presented.

e.	Deadlines for report submission referred to in this Contract specify the actual time of receipt at the Agency, not the date the file was postmarked or transmitted.

f.	If a reporting due date falls on a weekend, the report shall be due to the Agency on the following Monday.

g.	All reports to be filed on a quarterly basis shall be filed on a calendar year quarter.

2.	The Agency shall furnish the Health Plan with the appropriate reporting formats, instructions, submission timetables, and technical assistance, as required.

3.	The Agency reserves the right to modify the Reporting Requirements, with a ninety (90) Calendar Day notice to allow the Health Plan to complete implementation, unless otherwise required by law.

4.	The Agency shall provide the Health Plan with written notification of any modifications to the Reporting Requirements.

5. The Reporting Requirements specifications are outlined in detail below.

6.
If the Health Plan fails to submit the required reports accurately and within the timeframes specified below, the Agency shall fine or otherwise sanction the Health Plan in accordance with Section XIV, Sanctions.

7.	The Health Plan must use the following naming convention for all submitted reports. Unless otherwise noted, each report will have an 8-digit file name, constructed as follows:

Digit 1	Report Identifier	Indicates the report type. Use G for grievance report;
Digits 2, 3, and 4	Plan Identifier	Indicates the specific Health Plan submitting the data by the use of three (3) unique alpha digits. Comports to the Health Plan identifier used in exchanging data with the enrollment broker.
Digits 5 and 6	Year	Indicates the year. For example, reports submitted in 2006 should indicate 06.
Digits 7 and 8	Time Period	For reports submitted on a quarterly basis, use Q1, Q2, Q3 or Q4. For reports submitted monthly, use the appropriate month, such as 01, 02, 03, etc.

8. These files can be:

a. Mailed to the following address:

Agency for Health Care Administration
Bureau of Managed Health Care
2727 Mahan Drive, MS #26
Tallahassee, FL 32308

or

b. Transmitted electronically to the Agency at the following address:

MMCDATA@ahca.myflorida.com

9.
For financial reporting, the Health Plan shall complete the spreadsheets and mail the diskette or compact disk to the address indicated above or transmit it electronically to the Agency at the email address noted above. Additionally, the Health Plan must also send financial reports to the following e-mail address:

MMCDATA@ahca.myflorida.com

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Table 1
Summary of Reporting Requirements

Health Plan Reports Required by AHCA
Report Name	Level of Analysis	Frequency	Submission Media
834 Transaction Enrollment/Disenrollment	Location Level	Monthly	File Transfer Protocol (FTP) to the Agency or its Agent via a secure Internet site
Grievance System Reporting Table 2	Individual Level	Quarterly, within 45 Calendar Days of end of reporting quarter	Electronic mail or diskette
Provider Network Report Table 3	Location Level	At least monthly	FTP to Choice Counselor vendor
Marketing Representative Report Table 4	Health Plan Level	Monthly	Electronic mail
Enhanced Benefit Report Table 5	Enrollee Level	Monthly	Electronic Mail
Catastrophic Costs Report Table 6	Enrollee Level	Monthly, as needed	Electronic Mail
Critical Incidents	Enrollee Level	Daily , as needed	Electronic Mail
Results of the HSA Survey	Health Plan Level	Biannually, on February 1 and August 1	Electronic mail or diskette
Performance Measures	Health Plan Level	Annually, for previous calendar year, due October 1	Electronic mail, CD ROM or diskette submission
Financial Reporting	Health Plan Level	Quarterly, within 45 Calendar Days of end of reporting quarter	Diskette
Audited Financial Report	Health Plan Level	Annually, within 90 Calendar Days of end of Health Plan Fiscal Year	Electronic mail or diskette
Suspected Fraud Reporting	Individual Level	As described in Section X, H.	Electronic Mail
Denials of Authorization Tables 7 and 7A	Enrollee Level	Monthly within 14 Calendar Days of the end of the month being reported	Electronic mail or diskette
Systems Availability and Performance Report Table 8	Health Plan Level	Monthly, within fifteen (15) Calendar Days of the end of the reporting month	Electronic Mail
Claims Inventory Summary Reports Tables 9, 9a, 9b and 9c	Health Plan Level	Quarterly, within forty five (45) Calendar Days of the end of the reporting quarter	Electronic Mail
Child Health Check Up Reports Tables 10 and 10a	Health Plan Level	Annually for previous federal fiscal year (Oct.-Sept.) due by January 15. Audited report due by Oct. 1	Electronic Mail
Pharmacy Encounter Data	Health Plan Level	Quarterly, within 30 days of the end of the quarter	Electronic Mail
Health Plan Benefit Package Table 11	Health Plan Level	Annual re-certification by June 30	Electronic Mail
Transportation Services	Health Plan Level
Behavioral Health Specific Reporting
Enrollee Satisfaction Survey Summary Table 12	Health Plan Level	Semi-annually, due sixty (60) days after the end of the six months being reported.	Hard Copy
Stakeholders Satisfaction Survey Summary Table 13	Health Plan Level	Semi-annually, due sixty (60) days after the end of the six months being reported.	Hard Copy
Grievance System Report Table 2	Individual Level	Quarterly, within 45 days of end of reporting quarter	Via AHCA secure RTP site
Critical Incident Summary Table 14	Health Plan Level	Monthly — Due on the 15th of the month- Contains previous calendar month’s data	Via AHCA secure FTP site
Critical Incidents Table 14a	Individual	Immediately upon occurrence	Via AHCA secure FTP site
Required Staff/Providers Table 15	Health Plan Level	Quarterly — Due forty-five (45) after the end of the quarter being reported - Contains data for the entire quarter	Via AHCA secure FTP site.
FARS/CFARS Table 16		Biannually, due no later than forty-five (45) days after the reporting period.	Via AHCA secure FTP site
Encounter Data Table 17	Individual Level	Quarterly - Due forty five (45) days after the end of the quarter being reported.	Via AHCA secure FTP site
Minority Reporting	Health Plan Level	Monthly - Due 15 days after the end of the month being reported	Electronic Mail

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B.	Enrollment/Disenrollment Reports:

1.	The Agency or its Agent will report Enrollment/Disenrollment information to the PSN.

2.
The Health Plan shall review the Enrollment/Disenrollment reports for accuracy and will notify the Agency within three (3) Business Days of any discrepancies. Failure to notify the Agency of any discrepancies within three (3) Business Days shall lead to fines and other sanctions as detailed in Section XIV, Sanctions.

3.
The Enrollment/Disenrollment Reports will use HIPAA-compliant standard transactions. The Agency or its Agent will use the X12N 834 transaction for all Enrollee maintenance and reporting. The PSN must be capable of receiving and processing X12N 834 transactions.

During the transition period from proprietary to standard formats, the PSN shall cooperatively participate with the Agency in the transition process, including formal testing when asked to do so by the Agency.

C.	Grievance System

1.	The Health Plan shall submit the Grievance System report to the Agency for Health Care Administration via the Agency’s secure FTP server or on a diskette or CD.

2.	The report is due forty-five (45) Calendar Days following the end of the reported quarter.

3.
The Health Plan must submit the Grievance System report each quarter. If no new Grievances or Appeals have been filed with the Health Plan, or if the status of an unresolved Appeal has not changed to 'Resolved,' please submit one (1) record only. This record must contain the PLAN_ID field only, with the first 7-digits of the 9-digit Medicaid provider number.

4.	The report shall contain information about Grievances and Appeals concerning both medical and behavioral health issues.

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Table 2
Structure for Grievance/Appeal Reporting File

Field Name	Length	Start Column	End Column	Description
PLAN_ID	9	1	9	The nine digit Medicaid provider number.
RECIP_ID	9	10	18	The recipient’s 9 digit Medicaid ID number
LAST_NAME	20	19	38	The recipient’s last name
FIRST_NAME	10	39	48	The recipient’s first name
MID_INIT	1	49	49	The recipient’s middle initial
GRV_DATE	10	50	59	The date of the grievance (MM/DD/CCYY)
GRV_TYPE	2	60	61	1. Quality of Care 2. Access to Care 3. Emergency Services 4. Not Medically Necessary 5. Pre-Existing Condition 6. Excluded Benefit 7. Billing Dispute 8. Contract Interpretation
1. Enrollment/Disenrollment
2. Termination of Contract
3. Services after termination
4. Unauthorized out of plan svcs
5. Unauthorized in-plan svcs
6. Benefits available in plan
7. Experimental/ Investigational
8. Other

APP_DATE	10	62	71	The date of the appeal (MM/DD/CCYY)
APP_ACTION	1	72	72	The type of action (42 CFR 438.400):

1. The denial or limited authorization of a requested service, including the type or level of service.
2. The reduction, suspension, or termination of a previously authorized service.
3. The denial, in whole or in part, of payment for a service.
4. The failure to provide services in a timely manner, as defined by the state.
5. The failure of the plan to act within the time frames provided in Sec. 438.408(b).
6. For a resident of a rural area with only one managed care entity, the denial of a Medicaid enrollee’s request to exercise his or her right, under Sec. 438.52(b)(2)(ii), to obtain services outside the network.

DISP_DATE	10	73	82	The date of the Disposition (MM/DD/CCYY)
DISP_TYPE	2	83	84	The Disposition of the Appeal / Grievance:
				1. Referral made to specialist 2. PCP Appointment made 3. Bill Paid 4. Procedure scheduled 5. Reassigned PCP 6. Reassigned Center 7. Disenrolled Self 8. Disenrolled by plan
1. In HMO QA Review
2. In HMO Grievance System
3. Referred to Area Office
4. Member sent OLC form
5. Lost contact with member
6. Hospitalized / Institutionalized
7. Confirmed original decision
8. Reinstated in HMO
9. Other

DISP_STAT	1	85	85	R = Resolved	U = Unresolved

Note: Any grievance or appeal first reported as unresolved must be reported again when resolved. Grievances and appeals that are resolved in the quarter prior to reporting should be reported for the first time as resolved.

EXPED_REQ	1	86	86	Indicate whether the appeal was an expedited request Y =Yes N = No Note: This field is required for all reported appeals.
FILE_TYPE	2	87	88
Indicate whether the report is related to Grievance or Appeal and a behavioral health service respectively
G = Grievance Report GB = Grievance Behavioral Report
A = Appeal Report AB = Appeal Behavioral Report

ORIGINATOR	1	89	89	1 = An enrollee 2 = A provider, acting on behalf of the enrollee and with the enrollee’s written consent

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D.	Provider Reporting

1.
The Health Plan shall submit its provider directory as described in Section IV, A.5, Provider Directory, of this Contract, to the Agency or its Choice Counselor/Enrollment Broker at least on a monthly basis via FTP.

2.
The Health Plan shall ensure that the Provider Network Report as described in Table 3 of this Section is an electronic representation of the Health Plan’s complete network of Providers, not a listing of entities for whom the Health Plan has paid claims.

3.
The Provider Network Report shall be in an ASCII flat file and must be a complete refresh of the Health Plan’s Provider information. Plans will receive final instructions regarding file naming, Plan Code (see layout below), file transfers, file submission frequency and schedule and other issues prior to implementation.

4.
The Health Plan shall submit the Provider Network Report on the Monday preceding the second to the last Saturday of each month. If the Monday deadline falls on a holiday, the PSN shall submit the file on the Friday before the holiday. The Health Plan may choose to submit the Provider Network Report a second time each month, on the third Business Day before the end of the month. This reporting schedule is subject to change upon notice from the Agency.

NOTE: The following reporting material is proprietary information of ACS Inc. and may not be used, duplicated, or altered without the written permission of Corporate Management.

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Field Name	Field Length	Required Field	Field Format	Justification	Comments
Plan Code	9	X	alpha	Left with leading zeros	This is the 9 digit Medicaid Provider ID number specific to the county of HMO/ operation.
Provider Type	1	X	alpha	Left
Identifies the provider’s general area of service with an alpha character, as follows:
P = Primary Care Provider (PCP)
I = Individual Practitioner other than a PCP
B = Birthing Center
T = Therapy
G = Group Practice (includes FQHCs and RHCs)
H = Hospital
C = Crisis Stabilization Unit
D = Dentist
R = Pharmacy
A = Ancillary Provider (DME providers, Home Health Care
Agencies, etc.)

Plan Provider Number	15	X	alpha	Left with leading zeros	Unique number assigned to the provider by the plan.
Group Affiliation	15	Required for all groups and providers who are members of a group	alpha	Left with leading zeros
The unique provider number assigned by the HMO/ to the group practice. This field is required for all providers who are members of a group, such as PCPs and specialists. The group affiliation number must be the same for all providers who are members of that group. A record is also required for each group practice being reported. For groups, this identification number must be the same as the plan provider number.

SSN or FEIN	9	X	alpha	Left with leading zeros	Social Security Number of Federal Identification Number for the individual provider or the group practice.
Provider last name	30	X	alpha	Left
The last name of the provider, or the first 30 characters of the name of the group. (Please do not include courtesy titles such as Dr., Mr., Ms., since this titles can interfere with electronic searches of the data.) This field should also be used to note hospital name. UPPER CASE ONLY PLEASE.

Provider first name	30	X	alpha	Left
The first name of the provider, or the continuation of the name of the group. Please do not include provider middle name in this field. Middle name field has been added at the end of the file for this purpose. UPPER CASE ONLY PLEASE.

Address line 1	30	X	alpha	Left	Physical location of the provider or practice. Do not use P.O. Box or mailing address is different from practice location. UPPER CASE ONLY PLEASE.
Address line 2	30		alpha	Left
City	30	X	alpha	Left Left	Physical city location of the provider or practice. UPPER CASE ONLY PLEASE
Zip Code	9	X	numeric	Left with trailing zeros
Physical zip code location of the provider or practice. Accuracy is important, since address information is one of the standard items used to search for providers that are located in close proximity to the member.

Phone area code	3		numeric	Left
Phone number	7		numeric	Left	Please note that the format does not allow for use of a hyphen.
Phone extension	4		numeric	Left
Sex	1		alpha	Left	The gender of the provider. Valid values: M = male; F = Female; U = Unknown
PCP Indicator	1	X	alpha	Left
Used to indicate if an individual provider is a primary care physician, or for the , a medical home. Valid values: P = Yes, the provider is a PCP/medical home; N = No, the provider is not a PCP/medical home. This field should not be used to note group providers as PCPs, since members must be assigned to specific providers, not group practices.

Provider Limitation	1	Required if PCP Indicator = P	alpha	Left
X = Accepting new patients
N = Not accepting new patients but remaining a contracted network provider
L = Not accepting new patients; leaving the network (Please note the “L” designation at the earliest opportunity)
P = Only accepting current patients
C = Accepting children only
A = Accepting adults only
R = Refer member to HMO/ member services
F = Only accepting female patients
S = Only serving children through CMS (MediPass/PSN only)

HMO//MediPass Indicator	1	X	alpha	Left	H = HMO/ This field must be completed with this designation for each record submitted by the HMO/.
Evening hours	1		alpha	Left	Y = Yes; N = No
Saturday hours	1		alpha	Left	Y = Yes; N = No
Age restrictions	20		alpha	Left	Populate this field with free-form text, to identify any age restriction the provider may have on their practice.
Primary Specialty	3	Required if Provider Type = P or I	numeric	Left with leading zeros
Insert the 3 digit code that most closely describes
001 Adolescent Medicine
002 Allergy
003 Anesthesiology
004 Cardiovascular Medicine
005 Dermatology
006 Diabetes
007 Emergency Medicine
008 Endocrinology
009 Family Practice
010 Gastroenterology
011 General Practice
012 Preventative Medicine
013 Geriatrics
014 Gynecology
015 Hematology
016 Immunology
017 Infectious Diseases
018 Internal Medicine
019 Neonatal/Perinatal
020 Neoplastic Diseases
021 Nephrology
022 Neurology
023 Neurology/Children
024 Neuropathology
025 Nutrition
026 Obstetrics
027 OB-GYN
028 Occupational Medicine
029 Oncology
030 Ophthalmology
031 Otolaryngology
032 Pathology
033 Pathology, Clinical
034 Pathology, Forensic
035 Pediatrics
036 Pediatric Allergy
037 Pediatric Cardiology
038 Pediatric Oncology &Hematology
039 Pediatric Nephrology
040 Pharmacology
041 Physical Medicine and Rehab
042 Psychiatry
043 Psychiatry, Child
044 Psychoanalysis
045 Public Health
046 Pulmonary Diseases
047 Radiology
048 Radiology, Diagnostic
049 Radiology, Pediatric
050 Radiology, Therapeutic
051 Rheumatology
052 Surgery, Abdominal
053 Surgery, Cardiovascular
054 Surgery, Colon / Rectal
055 Surgery, General
056 Surgery, Hand
057 Surgery, Neurological
058 Surgery, Orthopedic
059 Surgery, Pediatric
060 Surgery, Plastic
061 Surgery, Thoracic
062 Surgery, Traumatic
063 Surgery, Urological
064 Other Physician Specialty
065 Maternal/Fetal
066 Assessment Practitioner
067 Therapeutic Practitioner
068 Consumer Directed Care
069 Medical Oxygen Retailer
070 Adult Dentures Only
071 General Dentistry
072 Oral Surgeon (Dentist)
073 Pedodontist
074 Other Dentist
075 Adult Primary Care Nurse Practitioner
076 Clinical Nurse Spec
077 College Health Nurse Practitioner
078 Diabetic Nurse Practitioner
079 Brain & Spinal Injury Medicine
080 Family/Emergency Nurse Practitioner
081 Family Planning Nurse Practitioner
082 Geriatric Nurse Practitioner
083 Maternal/Child Family Planning Nurse Practitioner
084 Reg. Nurse Anesthetist
085 Certified Registered Nurse Midwife
086 OB/GYN Nurse Practitioner
087 Pediatric Neonatal
088 Orthodontist
089 Assisted Living for the Elderly
090 Occupational Therapist
091 Physical Therapist
092 Speech Therapist
093 Respiratory Therapist

100 Chiropractor
101 Optometrist
102 Podiatrist
103 Urologist
104 Hospitalist
BH1 Psychology, Adult
BH2 Psychology, Child
BH3 Mental Health Counselor
BH4 Community Mental Health Center
BH5 Clubhouse (TBD)

Specialty 2	3		numeric	Left with leading	Use codes listed above.
Specialty 3	3		numeric	Left with leading	Use codes listed above.
Language 1	2		numeric	Left with leading	01 = English 02 = Spanish 03 = Haitian Creole 04 = Vietnamese 05 = Cambodian 06 = Russian 07 = Laotian 08 = Polish 09 = French 10 = Other
Language 2	2		numeric		Use codes listed above.
Language 3	2		numeric		Use codes listed above.
Hospital Affiliation 1	9		numeric	Left with leading zeros	Hospital with which the provider is affiliated. Use the AHCA ID for accurate identification,
Hospital Affiliation 2	9		numeric	Left with leading zeros	as above
Hospital Affiliation 3	9		numeric	Left with leading zeros	as above
Hospital Affiliation 4	9		numeric	Left with leading zeros	as above
Hospital Affiliation 5	9		numeric	Left with leading zeros	as above
Wheel Chair Access	1		alpha		Indicates if the provider’s office is wheelchair accessible. Use Y = Yes or N = No.
# of HMO/ Members	4	X	numeric	Left with leading zeros
Information must be provided for PCPs only. Indicates the total number of patients who are enrolled in submitting plan. For providers who practice at multiple locations, the number of HMO/ members specific to each physical location must be specified.

Active Patient Load	4	X	numeric	Left with leading zeros	Total Active Patient Load, as defined in contract
Professional License Number	10	X	alpha/ numeric		Must be included for all health care professionals. License number is formatted with up to 3 alpha characters followed by up to 7 numeric digits.
AHCA Hospital ID1 AHCA provided the list of AHCA IDs for hospitals to plans on 8-26-05.	8	Required if Provider Type = “H”	numeric	Left with leading zeros
The number assigned by the Agency to uniquely identify each specific hospital by physical location. Any out of state hospital for which an AHCA ID is not included should be designated with the pseudo-number 99999999.

County Health Department (CHD) Indicator	1	X	alpha		Used to designate whether the individual or group provider is associated only with a county health department. Y = Yes; N = No. This field must be completed for all PCP and specialty providers.
Filler	47	X

1  AHCA provided the list of AHCA IDs for hospitals to plans on 8-26-05.

E.	Marketing Representative Report

The Health Plan shall register each marketing representative with the Agency as outlined in Section IV, Enrollee Services and Marketing. The file will be submitted within five days of the reporting month to the Agency at the following e-mail address: petrieg@ahca.myflorida.com. The Agency-supplied spreadsheet template must be used. This template contains the following data elements:

Table 4

Required Information for Marketing Representative Report Template

Plan Information	Marketing Representative Information
Plan Name	Last Name
Address	First Name
Contact Person	DOI License Number
Phone	Address
Fax	City

F.	Enhanced Benefits Report

Table 5
Placeholder

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G.	Catastrophic Component Threshold and Benefit Maximum Report

Health Plans that choose to cover the comprehensive component shall submit this report for each Enrollee, whose costs for Covered Services reach $25,000 in a Contract Year. The report shall be in the format shown in Table 6 below. The report shall be submitted monthly from the time the Enrollee’s costs reach $25,000 through the end of the Contract Year.

Health Plans that choose to cover the comprehensive and catastrophic component shall submit this report for each Enrollee, whose costs for Covered Services reach $450,000 in a Contract Year. The report shall be in the format shown in Table 6 below. The report shall be submitted monthly from the time the Enrollee’s costs reach $450,000 through the end of the Contract Year.

Table 6

$25,000 or $450,000 Thresholds Reached/Report to AHCA
RECIP	DOS	DOP	UNIT/DAY	AMOUNT	APPCD	TRPROV	TRTYPE	DIAG1	DIAG2	DIAG3	DIAG4	DIAG5	PROCD	MOD1	MOD 2	NDC	DRUGQTY	P2PROV	P2TYPE

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H.	Critical Incidents

The Health Plan shall report all serious Enrollee injuries occurring through health care services within 15 days of the Health Plan receiving information about the injury. The Health Plan will use the Florida Agency for Health Care Administration, Division of Health Quality Assurance’s Code 15 Report for Florida Ambulatory Surgical Centers, Hospitals and HMOs to document the incident. The Code 15 Report shall be sent to the Health Plan’s analyst in the Bureau of Managed Health Care. The Code 15 Report can be found at www.ahca.myflorida/MCHQ/Health_Facility_Regulation/Risk/reporting.

I.	Hernandez Settlement Agreement (HAS) Report

If the Health Plan has authorization requirements for prescribed drug services, the Health Plan shall file reports biannually to the Bureau of Managed Health Care, to include the following:

1. The results of the HSA survey with:
(a) The total number of pharmacy locations surveyed;
(b) The HSA areas surveyed;
(c)	Those HSA areas in which the pharmacy locations were delinquent; and
(d)	The process by which the Health Plan selected the pharmacy locations.

2. A copy of the Hernandez Ombudsman Log.

J.	Performance Measure Report

1.	The Health Plan shall report the performance measures described in Section VIII, A.3.c.

2.	The Health Plan shall calculate the performance measures based on the calendar year (January 1 through December 31), unless otherwise specified.

3.	The performance measure report is due by October 1 after the measurement year.

K.	Financial Reporting

1.	The Health Plan shall complete the spreadsheet supplied by the Agency.

2.	Audited financial reports — The Health Plan shall submit to the Agency annual audited financial statements and four (4) quarterly unaudited financial statements.

a.	The audited financial statements are due no later than three (3) calendar months after the end of the Health Plan’s fiscal year.

b.
The Health Plan shall submit the quarterly unaudited financial statements no later than forty-five (45) days after each calendar quarter and shall use generally accepted accounting principles in preparing the unaudited quarterly financial statements, which shall include, but not be limited to, the following:

(1) A Balance Sheet;

(2) A Statement of Revenues and Expenses;

(2)	A Statement of Cash Flows; and

(4) Footnotes.

c.	The Health Plan shall submit the annual and quarterly financial statements using, an Agency-supplied template, by electronic transmission to the following e-mail address:

MMCFIN@AHCA.MYFLORIDA.COM

d.	The Health Plan shall submit annual and quarterly financial statements that are specific to the operations of the Health Plan rather than to a parent or umbrella organization.

L.	Suspected Fraud Reporting

1.	Provider Fraud and Abuse

Upon detection of a potential or suspected fraudulent claim submitted by a provider, the Health Plan shall file a report with the Agency, MPI and MFCU.. The report shall contain at a minimum:

a.	The name of the provider;

b.	The assigned Medicaid provider number and the tax identification number;

c	A description of the suspected fraudulent act; and

d.	The narrative report must be sent to the Health Plan’s analyst at the Bureau of Managed Health Care, MPI and MFCU.

2. Enrollee Fraud

a.	Upon detection of all instances of fraudulent claims or acts by an Enrollee, the Health Plan shall file a report with the Agency and MPI.

b.	The report shall contain, at a minimum:

(1) The name of the Enrollee,

(2) The Enrollee’s Health Plan identification number,

(3) The Enrollee’s Medicaid identification number,

(4) A description of the suspected fraudulent act, and

(5)	The narrative report must be sent to the Health Plan’s analyst at the Bureau of Managed Health Care and MPI.

3.	Failure to report instances of suspected Fraud and Abuse is a violation of law and subject to the penalties provided by law.

M.	Denials of Authorization Reporting Requirements

1.	The Health Plan shall report, on a monthly basis, denials of authorization for services in the following categories:

a. Inpatient care (pre-certification and concurrent denials);

b. Specialty care; and

c. Ancillary Services.

3.	The Health Plan shall report all Denials of Authorization in accordance with the format set forth in Table 7 and 7-A, below.

Table 7
Denials of Authorization Report

	Inpatient Pre-Certification	Inpatient Concurrent	Specialty Care	Ancillary Services

Enrollee ID #
Service Requested
Date of Request
Date of Denial
Denial Reason
Denial Appealed Yes/No

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Table 7-A
Summary of Authorization Denials

	Inpatient Pre-Certification	Inpatient Con-Current	Specialty Care	Ancillary Services
Total Authorizations Requested
Total Authorizations Denied
Average Number of Calendar Days Between Request and Denial
Longest Number of Calendar Days Between Request and Denial
Total Number of Denials Appealed

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N.	Systems Availability and Performance Report

The Systems Availability and Performance Report should be formatted as shown in Table 8, below. The Health Plan shall provide average uptime, downtime and unscheduled downtime, i.e. outage and data by system (application/operating environment cohort) in tabular form.

Table 8

Systems Availability and Performance Report

System Availability and Performance Report
System		Total Up Time	Total Down Time	Total UNSCHEDULED Down Time ("Outage Time")
	Measurement Period	Up Time During Period	Up Time During Period	During Period	Notes/Comments
system 1
system2
system3
system4
system5
system6
system7
system8
system9
system10

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O.	Claims Inventory Summary Report

The Health Plan shall file an Aging Claims Summary Report quarterly, noting paid, denied and unpaid claims by provider type. The Health Plan will submit this report using the CLAIMS AGING TEMPLATE.xls file supplied by the Agency and presented in Tables 10, 10a, 10b and 10c. This file is an Excel spreadsheet and may be submitted to the following email address: mmcclms@ahca.myflorida.com.

Table 9

Total Claims Aging By Provider Type

NOTE: List ALL claims including those contained in the beginning inventory on this page.

00/00/00

	days		days		days		days		days		TOTAL
PROVIDER	1-30%		31-60%		61-90%		91-120%		120+	%	CLAIMS
PRIMARY CARE		0%		0%		0%		0%		0%	0
SPECIALTY		0%		0%		0%		0%		0%	0
OTHER		0%		0%		0%		0%		0%	0

HOSPITALS:
		0%		0%		0%		0%		0%	0
		0%		0%		0%		0%		0%	0
		0%		0%		0%		0%		0%	0
		0%		0%		0%		0%		0%	0

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Table 9a

Paid Claims Aging by Provider Type Report

00/00/00

	days		days		days		days		days		TOTAL
PROVIDER	1-30%		31-60%		61-90%		91-120%		120+	%	CLAIMS
PRIMARY CARE		0%		0%		0%		0%		0%	0
SPECIALTY		0%		0%		0%		0%		0%	0
OTHER		0%		0%		0%		0%		0%	0

HOSPITALS:
		0%		0%		0%		0%		0%	0
		0%		0%		0%		0%		0%	0
		0%		0%		0%		0%		0%	0

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Table 9b
Denied Claims Aging By Provider Type

00/00/00
	days		days		days		days		days		TOTAL
PROVIDER	1-30%		31-60%		61-90%		91-120%		120+	%	CLAIMS
PRIMARY CARE		0%		0%		0%		0%		0%	0
SPECIALTY		0%		0%		0%		0%		0%	0
OTHER		0%		0%		0%		0%		0%	0

HOSPITALS:
		0%		0%		0%		0%		0%	0
		0%		0%		0%		0%		0%	0
		0%		0%		0%		0%		0%	0

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Table 9c

Unpaid Claims Aging by Provider Type Report

	00/00/00

	days		days		days		days		days		TOTAL
PROVIDER	1-30%		31-60%		61-90%		91-120%		120+	%	CLAIMS
PRIMARY CARE	0	0%	0	0%	0	0%	0	0%	0	0%	0
SPECIALTY	0	0%	0	0%	0	0%	0	0%	0	0%	0
OTHER	0	0%	0	0%	0	0%	0	0%	0	0%	0

HOSPITALS:
	0	0%	0	0%	0	0%	0	0%	0	0%	0
	0	0%	0	0%	0	0%	0	0%	0	0%	0
	0	0%	0	0%	0	0%	0	0%	0	0%	0

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Table 9d

Claims Inventory by Provider Type

00/00/00		Inventory
	(Ending Inventory from Previous quarter)
	Beginning	Claims			Ending
PROVIDER	Inventory	Received	Claims Paid	Claims Denied	Inventory
PRIMARY CARE		0	0	0	0
SPECIALTY		0	0	0	0
OTHER		0	0	0	0

HOSPITALS:
		0	0	0	0
		0	0	0	0
		0	0	0	0

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P.	Child Health Check-Up Reports

The Agency will supply the Excel spreadsheets necessary to create these reports.

CMS 416 Report

1.
The Child Health Check Up, CMS 416 Report shall be submitted annually and in the formats as presented in Tables 10. The reporting period is the federal fiscal year. The report is due on January 1, following the reporting period. Before October 1 following each reporting period, the Health Plan shall deliver to the Agency a certification by an Agency approved independent auditor that the Child Health Check-Up data has been fairly and accurately presented. This filing requires a copy of the audited reports and a copy of the auditors' letter of opinion.

2.
For each of the following line items, report total counts by the age groups indicated. In cases where calculations are necessary, perform separate calculations for the total column and each age group. Report age based upon the child's age as of September 30 of the federal fiscal year.

Medicaid Provider ID Number: Enter the plan's seven digit Medicaid Provider ID number, i.e., 015----

Plan Name: Enter the name of the Health Plan.

Fiscal Year: Entered is the federal fiscal year being reported. Given

Line 1 - Total Individuals Eligible for Child Health Check-Up (CHCUP):  Enter the total unduplicated number of all Enrollees under the age of 21, distributed by age and by basis of Medicaid Eligibility category. Unduplicated means that an Enrollee is reported only once, although he or she may have had more than one period of Eligibility during the year. All Enrollees under age 21 (except MediKids Enrollees) are considered eligible for CHCUP services, regardless of whether they have been informed about the availability of CHCUP services or whether they accept CHCUP services at the time of informing. Do not count Enrollees in the MediKids populations.

Line 2a - State Periodicity Schedules - Given.

Line 2b - Number of Years in Age Group - Given.

Line 2c - Annualized State Periodicity Schedule - Given.

Line 3a - Total Months Eligibility - Enter the total months of Eligibility for the Enrollees in each age group in Line 1 during the reporting year.
Line 3b - Average Period of Eligibility - Pre-calculated by dividing the total months of Eligibility by Line 1, then by dividing that number by 12. This number represents the portion of the year that Enrollees remain Medicaid Eligible during the reporting year, regardless of whether Eligibility was maintained continuously.

Line 4 - Expected Number of Screenings per Eligible Multiply - Pre-calculated by multiplying Line 2c by Line 3b. This number reflects the expected number of initial or periodic screenings per Child/Adolescent per year based on the number required by the State-specific periodicity schedule and the average period of Eligibility.

Line 5 - Expected Number of Screenings - Pre-calculated by multiplying Line 4 by Line 1. This reflects the total number of initial or periodic screenings expected to be provided to the Enrollees in Line 1.

Line 6 - Total Screenings Received - Enter the total number of initial or periodic screens furnished to Enrollees. Use the CPT codes listed below or any Health Plan-specific CHCUP codes developed for these screens. Use of these proxy codes is for reporting purposes only.

3.	Health Plans must continue to ensure that all five age-appropriate elements of an CHCUP screen, as defined by law, are provided to CHCUP eligible Enrollees

4.
This number should not reflect sick visits or episodic visits provided to children unless an initial or periodic screen was also performed during the visit. However, it may reflect a screen outside of the normal state periodicity schedule that is used as a "catch-up" CHCUP screening. (A catch-up CHCUP screening is defined as a complete screening that is provided to bring a child up-to-date with the State's screening periodicity schedule.) Use data reflecting date of service within the fiscal year for such screening services or other documentation of such services. Do not count MediKids Enrollees, who have had a check-up. The CPT-4 codes to be used to document the receipt of an initial or periodic screen are as follows:

Codes for Preventive Medicine Services

99381 New Patient Under One Year
99382 New Patient Ages 1 - 4 Years
99383 New Patient Ages 5 - 11 Years
99384 New Patient Ages 12 - 17 Years
99385EP New Patient Ages 18 - 39 Years
99391 Established Patient Under One Year
99392 Established Patient Ages 1 - 4 Years
99393 Established Patient Ages 5 - 11 Years
99394 Established Patient Ages 12 - 17 Years
99395EP Established Patient Ages 18 - 39 Years
99431 Newborn Care - History and Examination
99432 Normal Newborn Care
99435 Newborn Care (history and examination)

Codes For Evaluation and Management Services (must be used in conjunction withV codes V20-V20.2 and/or V70.0 and/or V70.3-V70.9)

99201-99205 New Patient
99211-99215 Established Patient

Line 7 - Screening Ratio - Pre-calculated by dividing the actual number of initial and periodic screening services received (Line 6) by the expected number of initial and periodic screening services (Line 5). This ratio indicates the extent to which CHCUP eligible Enrollees receive the number of initial and periodic screening services required by the State's periodicity schedule, adjusted by the proportion of the year for which they are Medicaid Eligible. This ratio should not be over 100%. Any data submitted which exceeds 100% will be reflected as 100% on the final report.

Line 8 - Total Eligibles Who Should Receive at Least One Initial or Periodic Screen - The number of Enrollees who should receive at least one initial or periodic screen is dependent on the State's periodicity schedule. The following calculations were used:

a.
If the number entered in Line 4 is greater than 1, the number 1 is used. If the number in Line 4 is less than or equal to 1, the number in Line 4 is used. This eliminates situations where more than one visit is expected in any age group in a year.

b.	The number from calculation 1 is multiplied by the number in Line 1 and entered on Line 8.

Line 9 - Total Eligibles Receiving at Least One Initial or Periodic Screen - Enter the unduplicated count of Enrollees who received at least one documented initial or periodic screen during the year. Refer to codes in Line 6 and count Enrollees where you have received a claim. Do not count MediKids Enrollees who have had a check-up.

Line 10 - Participant Ratio - Pre-Calculated by dividing Line 9 by Line 8. This ratio indicates the extent to which Enrollees are receiving any initial and periodic screening services during the year. NOTE: The Health Plan shall adopt annual participation goals to achieve at least a eighty percent (80%) CHCUP participation rate pursuant to Section 5360, Annual Participation Goals, of the State Medicaid Manual.

Line 11 - Total Eligibles Referred for Corrective Treatment - Enter the unduplicated number of Enrollees who, as a result of at least one health problem identified during an initial or periodic screening service, including vision and hearing screenings, were scheduled for another appointment with the screening provider or referred to another provider for further needed diagnostic or treatment services. This element does not include correction of health problems during the course of a screening examination. This element is required. The new federally required referral codes should be provided in Line 11.

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For reporting on the CMS-416 only count the referral codes "T" and "V".
U	Complete Normal
Indicator is used when there are no referrals made.
2	Abnormal, Treatment Initiated
Indicator is used when a child is currently under treatment for referred diagnostic or corrective health problem.
T	Abnormal, Recipient Referred
Indicator is used for referrals to another provider for diagnostic or corrective treatments or scheduled for another appointment with check-up provider for diagnostic or corrective treatment for at least one health problem identified during an initial or

V	Patient Refused Referral
Indicator is used when the patient refused a referral.

5.
For purposes of reporting information on dental services, unduplicated means that each child is counted once for each line of data requested. Example: a child would be counted once on Line 12a for receiving any dental service and would be counted again for Line 12b and/or 12c if the child received a preventive and/or treatment dental service. These numbers should reflect services received in managed care. Lines 12b and 12c do not equal total services reflected on Line 12a.

Line 12a - Total Eligibles Receiving Any Dental Services - Enter the unduplicated number of Children/Adolescents receiving any dental services as defined by CDT Codes D0100 - D9999.

Line 12b - Total Eligibles Receiving Preventive Dental Services - Enter the unduplicated number of Children/Adolescents receiving a preventive dental service as defined by CDT Codes D1000 - D1999.

Line 12c - Total Eligibles Receiving Dental Treatment Services - Enter the unduplicated number of Children/Adolescents receiving treatment services as defined by CDT Codes D2000 - D9999.

Line 13 - Total Eligibles Enrolled in Managed Care - This number is reported for informational purposes only. This number represents all Enrollees eligible for CHCUP services, who were Enrolled at any time during the reporting year. These Enrollees should be included in the total number of unduplicated eligibles on Line 1 and the number of initial or periodic screenings provided to these Enrollees should be included in Lines 6 and 8 for purposes of determining the State's screening and participation rates. The number of Enrollees referred for corrective treatment and receiving dental services should be reflected in Lines 11 and 12, respectively. Do not count MediKids Enrollees.

6.
To report the number of screening blood lead tests do the following: Count the number of times CPT code 83655 ("lead") or any State-specific (local) codes used for a blood lead test reported with any ICD-9-CM except with diagnosis codes 984 (.0 - .9) ("Toxic Effects of Lead and Its Compounds"), E861.5 ("Accidental Poisoning by Petroleum Products, Other Solvents and Their Vapors NEC: Lead Paints"), and E866.0 (Accidental Poisoning by Other Unspecified Solid and Liquid Substances: Lead and Its Compounds and Fumes"). These specific ICD-9-CM diagnosis codes are used to identify people who are lead poisoned. Blood lead tests done in these individuals should not be counted as a screening blood lead test. This is a federally mandated test for ages 12 months, 24 months and between the ages of 36 - 72 months who have not been previously screened for lead poisoning.

Line 14 - Total Number of Screening Blood Lead Tests - Enter the total number of screening blood lead tests furnished to eligible Enrollees. Blood lead tests done on Enrollees who have been diagnosed or treated for lead poisoning should not be counted. Do not make entries in the shaded columns.

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Table 10

Child Health Check Up Report

	Enter Data in Blue Colored Out-Lined Cells Only		CHILD HEALTH CHECK-UP REPORT (CHCUP) [CMS-416]
	Seven Digit Medicaid Provider Number :			This report is due to the Agency no later than January 15.
Plan Name :
	Federal Fiscal Year :	October 1, 2004 - September 30, 2005						The Audited Report is due October 1.
Age Groups
		Less than 1 Year	1-2 Years *	3-5 Years	6-9 Years	10-14 Years	15-18 Years	19-20 Years	Total All Years
1.	Total Individuals Eligible for CHCUP (Unduplicated)
2a.	State Periodicity Schedule	6	4	3	2	5	4	2	26
2b.	Number of Years in Age Group	1	2	3	4	5	4	2	21
2c.	Annualized State Periodicity Schedule	6.00	2.00	1.00	0.50	1.00	1.00	1.00	1.24
3a.	Total Months of Eligibility
3b.	Average Period of Eligibility
4.	Expected Number of screenings per Eligible
5.	Expected Number of screenings
6.	Total Screens Received

7.	Screening Ratio
8.	Total Eligible who should receive at least one Initial or periodic screening	#VALUE!
9.	Total Eligibles receiving at least one Initial or periodic screen (Unduplicated)
10.	Participation Ratio
11.	Total eligibles referred for corrective treatment (Unduplicated)
12a.	Total Eligibles receiving any dental services (Unduplicated)	0
12b.	Total Eligibles receiving preventative dental services (Unduplicated)	0
12c.	Total Eligibles receiving dental treatment services (Unduplicated)	0
13.	Total Eligibles Enrolled in Plan
14.	Total number of Screening Blood Lead Tests
* Includes 12-month visit

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Florida Sixty Percent Ratio

1.
The Child Health Check Up, CMS 416 Report shall be submitted annually and in the formats as presented in Tables 10 and 10a. The reporting period is the federal fiscal year. The report is due on January 1, following the reporting period. Before October 1 following each reporting period, the Health Plan shall deliver to the Agency a certification by an Agency approved independent auditor that the Child Health Check-Up data has been fairly and accurately presented. This filing requires a copy of the audited reports and a copy of the auditors' letter of opinion.

2.
For each of the following line items, report total counts by the age groups indicated. In cases where calculations are necessary, formulas have been inserted to pre-calculate the field. Report age based upon the child's age as of September 30 of the Federal fiscal year.

Medicaid Provider ID Number: Enter the Health Plan's basic seven digit Medicaid Provider ID number, i.e., 015----

Plan Name: Enter the name of the Health Plan.

Fiscal Year: Entered is the federal fiscal year being reported.

Line 1 - Total Individuals Eligible for Child Health Check-Up (CHCUP): Enter the total unduplicated number of all Enrollees under the age of 21 Enrolled continuously for 8 months, distributed by age and by basis of Medicaid Eligibility. Unduplicated means that an Enrollee is reported only once although he or she may have had more than one period of Eligibility during the year. All Enrollees under age 21 (except MediKids Enrollees) are considered eligible for CHCUP services, regardless of whether they have been informed about the availability of CHCUP services or whether they accept CHCUP services at the time of informing. Do not count MediKids Enrollees.

Line 2a - State Periodicity Schedules - Given.

Line 2b - Number of Years in Age Group - Given.

Line 2c - Annualized State Periodicity Schedule - Given.

Line 3a - Total Months Eligibility - Enter the total months of eligibility for the Enrollees in each age group in Line 1 during the reporting year.

Line 3b - Average Period Eligibility - Calculated by dividing the total months of eligibility by Line 1, then by dividing that number by 12. This number represents the portion of the year that Enrollees remain Medicaid Eligible during the reporting year, regardless of whether Eligibility was maintained continuously.

Line 4 - Expected Number of Screenings per Eligible Multiply - Calculated by multiplying Line 2c by Line 3b. This number reflects the expected number of initial or periodic screenings per Child/Adolescent per year based on the number required by the State-specific periodicity schedule and the average period of Eligibility.

Line 5 - Expected Number of Screenings - Calculated by multiplying Line 4 by Line 1. This reflects the total number of initial or periodic screenings expected to be provided to the Enrollees in Line 1.

Line 6 - Total Screenings Received - Enter the total number of initial or periodic screens furnished to Enrollees. Use the CPT codes listed below or any Health Plan-specific CHCUP codes developed for these screens. Use of these proxy codes is for reporting purposes only.

3.	Health Plans must continue to ensure that all five age-appropriate elements of an CHCUP screen, as defined by law, are provided to CHCUP eligible Enrollees.

4.
This number should not reflect sick visits or episodic visits provided to Children/Adolescents unless an initial or periodic screen was also performed during the visit. However, it may reflect a screen outside of the normal State periodicity schedule that is used as a "catch-up" CHCUP screening. (A catch-up CHCUP screening is defined as a complete screening that is provided to bring a Child/Adolescent up-to-date with the State's screening periodicity schedule.) Use data reflecting date of service within the fiscal year for such screening services or other documentation of such services. Do not count MediKids Enrollees, who have had a check-up. The CPT-4 codes to be used to document the receipt of an initial or periodic screen are as follows:

Codes for Preventive Medicine Services

99381 New Patient Under One Year
99382 New Patient Ages 1 - 4 Years
99383 New Patient Ages 5 - 11 Years
99384 New Patient Ages 12 - 17 Years
99385EP New Patient Ages 18 - 39 Years
99391 Established Patient Under One Year
99392 Established Patient Ages 1 - 4 Years
99393 Established Patient Ages 5 - 11 Years
99394 Established Patient Ages 12 - 17 Years
99395EP Established Patient Ages 18 - 39 Years
99431 Newborn Care - History and Examination
99432 Normal Newborn Care
99435 Newborn Care (history and examination)

Codes for Evaluation and Management (must be used in conjunction with V codes V20-V20.2 and/or V70.0 and/or V70.3-V70.9)

99201-99205 New Patient
99211-99215 Established Patient

Line 7 - Screening Ratio - Calculated by dividing the actual number of initial and periodic screening services received (Line 6) by the expected number of initial and periodic screening services (Line 5). This ratio indicates the extent to which CHCUP eligible Enrollees receive the number of initial and periodic screening services required by the State's periodicity schedule, adjusted by the proportion of the year for which they are Medicaid eligible. This ratio should not be over 100%. Any data submitted which exceeds 100% will be reflected as 100% on the final report. The goal ratio is 60% or higher under State requirements.

Table 10a
Child Health Check Up Report

COMPLETE THIS 60% TEMPLATE TO MEET THE 60% SCREENING RATIO PURSUANT TO SECTION 409.912, FLORIDA STATUTES AND SECTIONS 10.8.1 AND 60.0, 2004-2006 MEDICAID HMO CONTRACT

Enter Data in Blue Colored Out-Lined Cells ONLY - This report reflects only those eligibles that have at least 8 months of continuous enrollment - State Required	FL 60% SCREENING RATIO - CHILD HEALTH CHECK-UP REPORT (CHCUP) - 8 MONTHS CONTINUOUS ENROLLMENT

	Seven Digit Medicaid Provider ID Number :			The unaudited report is due to the Agency no later than January 15. The audited report is due October 1.
	Plan Name :							F.S. 409.912 & Section 10.8.1, Medicaid HMO Contract
	Federal Fiscal Year :	October 1, 2004 - September 30, 2005				REQUIRED FILING
Age Groups
		Less than 1 Year	1-2 Years *	3-5 Years	6-9 Years	10-14 Years	15-18 Years	19-20 Years	Total All Years
1.	Total Individuals Eligible for CHCUP with 8 months continuous enrollment (Unduplicated)
2a.	State Periodicity Schedule	6	4	3	2	5	4	2	26
2b.	Number of Years in Age Group	1	2	3	4	5	4	2	21
2c.	Annualized State Periodicity Schedule	6.00	2.00	1.00	0.50	1.00	1.00	1.00	1.24
3a.	Total Months of Eligibility
3b.	Average Period of Eligibility
4.	Expected Number of screenings per Eligible
5.	Expected Number of screenings
6.	Total Screens Received
7.	Screening Ratio - F.S. 409.912 & Section 10.8.1, Medicaid HMO Contract

Q.  Pharmacy Encounter Data

Health Plans shall submit pharmacy encounter data on an ongoing quarterly payment schedule. For example, all claims paid during 04/01/06 and 06/30/06 is due to the Agency by 07/31/06. The following should be used when submitting the data:

1.	Any claims paid during the payment period should be submitted within 30 days after the end of the quarter.
2.	Only the final adjudication of claims should be submitted.
3.	The File Naming Convention is: [health plan abbreviation]_[current date]_[file type]_[Production]_[file#]_[total # of files].format. For example: ABC_07312006_Rx_Production_1_7.txt
4.	The files must be accompanied by a field layout and the records must have carriage-returns and line-feeds for record/file separation.
5.
All Medicaid pharmacy data should be submitted via CD to Bureau of Health Systems Development and shall be timely, accurate, complete, and certified. Each submission requires a concurrent certification letter.

6.
The minimal data requirements include the Plan ID, Transaction Reference number (claim identifier), NDC code, Date of Service (CCYYMMDD), Medicaid ID as assigned by the state, and Process/payment date (CCYYMMDD).

7.	The format is expected to change to NCPDP as the Agency is developing the companion guide and the Plans shall conform to this change upon notification.

R. Health Plan Benefit Package
The Benefit Grid (Grid) below describes the Health Plan’s Customized Benefit Package (CBP). The Health Plan’s CBP must meet actuarial equivalency and sufficiency standards for the population or populations which will be covered by the CBP. The Health Plan shall submit its CBP for recertification of actuarial equivalency and sufficiency standards on an annual basis.

The Grid displays the services to be covered and the areas that are customized by the Prepaid Health Plan, whether that is co-pays, or the amount, duration or scope of the services. The shaded areas indicate that no changes to the services in that part of the Grid can be changed from the Medicaid fee-for-service coverage limits.

If the Health Plan submits a Benefit Grid with any input cells left blank, that indicates the coverage level of the respective benefit is at the fee-for-service coverage limits.

If the CBP includes expanded services, beginning with #10 of the Grid, the Prepaid Health Plan must submit additional information with the Grid including projected PMPM costs for the target population, as well as the actuarial rationale for them. This rationale shall include utilization and unit cost expectations for services provided in the benefit.

The Health Plan shall submit its CBP for recertification of actuarial equivalency and sufficiency standards no later than June 30th of each year.

Health Plan:________________________________
Target Population:___________________________

All Listed Services must be covered for Children and Pregnant Adults if medically necessary with no co-pay
	Covered Service Category	AHCA Standard for Adult Coverage	Day/Visit Limit	Limit Period (Annual/Monthly)	Dollar Limit	Limit Period (Annual/Monthly)	Copay Amount	Copay Application
1	Hospital Inpatient	45 days
	Behavioral Health							day or admit
	Physical Health							day or admit

2	Transplant Services	all medically nec

3	Outpatient Services
	Emergency Room	all medically nec
	Medical/Drug Therapies (Chemo, Dialysis)	all medically nec
	Ambulatory Surgery - ASC	all mecially nec.
	Hospital Outpatient Surgery	all medically nec						visit
	Independent Lab / Portable X-ray	all medically nec						day
	Hospital Outpatient Services NOS	sufficiency tested						visit
	Outpatient Therapy (PT/RT)	coverage						visit
	Outpatient Therapy (OT/ST)	not applicable

4	Maternity and Family Planning Services	all medically nec
	Inpatient Hospital	all medically nec
	Birthing Centers	all medically nec
	Physician Care	all medically nec
	Family Planning	all medically nec
	Pharmacy	all medically nec

5	Physician and Phys Extender Services (non maternity)
	EPSDT	not applicable
	Primary Care Physician	all medically nec						visit
	Specialty Physician	all medically nec						visit
	ARNP / Physician Assistant	all medically nec						visit
	Clinic (FQHC, RHC)	all medically nec						visit
	Clinic (CHD)	all medically nec
	Other	all medically nec						visit

6	Other Outpatient Professional Services
	Home Health Services	sufficiency tested						visit
	Chiropractor	coverage						visit
	Podiatrist	coverage						visit
	Dental Services	coverage						visit
	Vision Services	coverage						visit
	Hearing Services	coverage						visit

7	Outpatient Mental Health	all medically nec						visit

8	Outpatient Pharmacy	sufficiency tested
Generic Pharmacy
Brand Pharmacy

9	Other Services
	Ambulance	all medically nec
	Non-emergent Transportation	all medically nec						trip
	Durable Medical Equipment	sufficiency tested

	Additional Services (if applicable)*	Projected PMPM
10
11
12
13
14
* Attach benefit description and supporting documentation.

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S.  Transportation Services
1. The Health Plan shall report the following encounter data on a quarterly basis:

a.	A call log broken down by month that includes the following information:

i.	Number of calls received;
ii.	Average time required to answer a call;
iii.	Number of abandoned calls;
iv.	Percentage of calls that are abandoned;
v.	Average abandonment time; and
vi.	Average call time.

b.	A listing of the total number of reservations of Transportation Services by month, level of service and percentage of level of service utilized, to include, but not be limited to, the following:

i.	Ambulatory transportation;
ii.	Long haul ambulatory transportation;
iii.	Wheelchair transportation;
iv.	Stretcher transportation;
v.	Ambulatory multiload transportation;
vi.	Wheelchair multiload transportation;
vii.	Mass transit pending transportation;
viii.	Mass transit transportation;
ix.	Mass transit transportation (Enrollee has pass); and
x.	Mass transit transportation (sent pass to Enrollee).

c.	A listing of the total number of authorized uses of Transportation Services, by month, level of service and percentage of level of service utilized, to include, but not be limited to, the following:

i.	Ambulatory transportation;
ii.	Long haul ambulatory transportation;
iii.	Wheelchair transportation;
iv.	Stretcher transportation;
v.	Ambulatory multiload transportation;
vi.	Wheelchair multiload transportation;
vii.	Mass transit pending transportation;
viii.	Mass transit transportation;
ix.	Mass transit transportation (Enrollee has pass); and
x.	Mass transit transportation (sent pass to Enrollee).

d.	A listing of the total number of canceled trips, by month, level of service and percentage of level of service utilized, to include, but not be limited to, the following:

i.	Ambulatory transportation;
ii.	Long haul ambulatory transportation;
iii.	Wheelchair transportation;
iv.	Stretcher transportation;
v.	Ambulatory multiload transportation;
vi.	Wheelchair multiload transportation;
vii.	Mass transit pending transportation;
viii.	Mass transit transportation;
ix.	Mass transit transportation (Enrollee has pass); and
x.	Mass transit transportation (sent pass to Enrollee).

e.	A listing of the total number of denied Transportation Services, by month, and a detailed description of why the Plan denied the Transportation Service request.

f.	A listing of the total number of authorized trips, by facility type, for each month and level of service.

g.	A listing of the total number of Transportation Service claims and payments, by facility type, for each month and level of service.

2.
Establish a performance measure to evaluate the safety of the Transportation Services provided by Participating Transportation Providers. The Plan shall report the results of the evaluation to the Agency on August 15th of each year;

3.
Establish a performance measure to evaluate the reliability of the vehicles utilized by Participating Transportation Providers. The Plan shall report the results of the evaluation to the Agency on August 15th of each year; and

4.
Establish a performance measure to evaluate the quality of service provided by a Participating Transportation Provider. The Plan shall report the results of the evaluation to the Agency on August 15th of each year.

5.
Certification - Each Health Plan/Participating Transportation Provider shall submit an annual safety and security certification in accordance with 14-90.10, F.A.C., 2004 and shall submit to any and all Safety and Security Inspections and Reviews in accordance with 14-90.12, F.A.C., 2004.

6.	The Plan shall report the following by August 15th of each year:

a.	The estimated number of one-way passenger trips to be provided in the following categories:

i.	Ambulatory transportation;
ii.	Long haul ambulatory transportation;
iii.	Wheelchair transportation;
iv.	Stretcher transportation;
v.	Ambulatory multiload transportation;
vi.	Wheelchair multiload transportation;
vii.	Mass transit pending transportation;
viii.	Mass transit transportation;
ix.	Mass transit transportation (Enrollee has pass); and
x.	Mass transit transportation (sent pass to Enrollee).

b.	The actual amount of funds expended and the total number of trips provided during the previous fiscal year; and

c.	The operating financial statistics for the previous fiscal year.

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T. Enrollee Satisfaction Survey Summary
a.	In all areas in which the Health Plan provides Behavioral Health Services, the Health Plan shall conduct a Behavioral Health Services Enrollee Satisfaction Survey in both English and Spanish.

b.	The Health Plan shall report the Enrollee Satisfaction Survey Summary to the Agency in accordance with the requirements set forth in Table 9, Enrollee Satisfaction Survey Summary, below.

Table 12

Enrollee Satisfaction Survey Summary

Number of surveys distributed
Number of surveys completed
Method used
Number of Responses for each item on the survey

Item Numbers	Agree	Disagree	No Response
1
2
3
4
5
6
7
8
9
10

Significant findings or results that will be addressed:

U.  Stakeholders’ Satisfaction Survey Summary

a.	The Health Plan shall submit to the Agency the results of a Stakeholders’ Satisfaction Survey Summary.

b.	The Health Plan shall report the results from the survey in accordance with Table 10, Stakeholders’ Satisfaction Survey Summary, below.

Table 13

Stakeholders Satisfaction Survey Summary

Types of Stakeholders Surveyed	DCF Counselors	Community Based Care Providers	Foster Parents	Consumer Advocacy Groups	Parents of SED Children	Out-of-Plan Providers (specify)	Others
Number of Surveys Distributed
Number of surveys completed in each type
Method used for distribution

Summary of Responses:
Significant findings or results that will be addressed:

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V. Behavioral Health Services Grievance and Appeals Reporting Requirements

See C. Grievance System of this section, Section XII.

W.  Critical Incident Reporting

a.
For Providers and providers under contract with DCF, the State’s operating procedures for incident reporting and client risk protection establishes departmental procedures and guidelines for reporting information related to the incidents specified in this Section. See CF Operating Procedure No. 215-6, November 1, 1998.

b.
The critical incident reporting requirements set forth in this section do not replace the abuse, neglect and exploitation reporting system established by the State. Additionally, the Health Plan must report to the Agency in accordance with the format in Table 14, Critical Incidents Summary, and Table 14-A, Critical Incident Individual, below.

c.	The definitions of reportable critical incidents apply to the Health Plan, Providers (participating and non-participating) and any subcontractees/delgatees providing services to Enrollees.

d.	The Health Plan shall report the following events immediately to the Agency, in accordance with the format set forth in Table 10-A, Critical Incident Individual, below:

(1) Death of an Enrollee due to one (1) of the following:

(a) Suicide;

(b) Homicide;

(c) Abuse;

(d) Neglect; or

(e)	An accident or other incident that occurs while the Enrollee is in a facility operated or contracted by the Health Plan or in an acute care facility.

(2)
Enrollee Injury or Illness - A medical condition that requires medical treatment by a licensed health care professional and which is sustained, or allegedly is sustained, due to an accident, act of abuse, neglect or other incident occurring while an Enrollee is in a Facility operated or contracted by the Health Plan or while the Enrollee is in an acute care facility.

(3)	Sexual Battery - An allegation of sexual battery, as determined by medical evidence or law enforcement involvement, by:

(a) An Enrollee on another Enrollee;

(b)	An employee of the Health Plan, a provider or a subcontractee, an Enrollee; and/or

(c)	An Enrollee on an employee of the Health Plan, a provider or a subcontractee.

e.	The Health Plan shall immediately report to the Agency, in accordance with the format in Table 14-A, Critical Incident Individual, below, if one (1) or more of the following events occur:

(1) Medication errors in an acute care setting; and/or

(2)	Medication errors involving Children/Adolescents in the care or custody of DCF.

f.	The Health Plan shall report monthly to the Agency, in accordance with the format in Table 14 Critical Incidents Summary, below, a summary of all critical incidents.

g.
In addition to supplying a quarterly Critical Incidents Summary, the Health Plan shall also report Critical Incidents in the manner prescribed by the appropriate district’s DCF Alcohol, Drug Abuse Mental Health office, using the appropriate DCF reporting forms and procedures.

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Table 14

Critical Incidents Summary

Incident Type	# of Events
Enrollee Death - Suicide
Enrollee Death - Homicide
Enrollee Death - Abuse/Neglect
Enrollee Death - other
Enrollee Injury or Illness
Sexual Battery
Medication Errors - acute care
Medication Errors - children
Enrollee Suicide Attempt
Altercations requiring Medical Interventions
Enrollee Escape
Enrollee Elopement
Other reportable incidents
Total

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Table 14-A

Critical Incident Individual

Enrollee Medicaid ID#:
Date of Incident:
Location of Incident:
Critical Incident Type:

Details of Incident: (Include enrollee’s age, gender, diagnosis, current medication, source of information, all reported details about the event, action taken by Health Plan or provider, and any other pertinent information)

Follow up planned or required: (Include information related to any Health Plan or provider protocol that applies to event.)
Assigned provider:
Report submitted by:
Date of submission:

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X.  Required Staff/Providers

The Health Plan shall submit contracted and subcontracted staffing information by position, name and FTE for all direct service positions on a quarterly basis in accordance with the format of Table 15 below.

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Table 15
Required Staff/Providers

		Non-Clinical Specialties			Therapeutic Specialty Areas With 2 Years Clinical Experience
Positions	Total	Bi-Lingual	Expert Witness	Court Ordered Evals	Adoption/ Attachment Issues	Post Traumatic Stress Syndrome	Dual Diagnosis (Mental Disorder/ Substance Abuse)	Gender/ Sexual Issues	Geriatrics/ Aging Issues	Separation, Grief & Loss	Easting Disorders	Adolescent/ Children’s Issues	Sexual / Physical Abuse —Child	Sexual Physical Abuse — Adult	Domestic Violence — Child	Domestic Violence — Adult
Adult Psychiatrists
Child Psychiatrists
Other Physicians
Psychiatric ARNPs
Psychologists
Master Level Clinicians (LCSW, LMFT, LMHC, MFCC)_
Bachelor Level
RN
Unduplicated Totals

Y.  FARS/CFARS

The reports shall be submitted in accordance with the format of Table 16 and 16-A below.

Table 16 FARS/CFARS Reporting
O***YY06.txt (January through June, due August 15) OR
O***YY12.txt (July through December, due February 15)
Data Element Name	Length	Start Column	End Column	Description
Recipient ID	9	1	9	9-Digit Medicaid ID Number of plan member
Recipient DOB	10	10	19	Plan member’s date of birth (MM/DD/CCYY)
Provider ID	9	20	28	9-Digit Medicaid HMO ID Number
Assessment Type	1	29	29	Designate the type of functional assessment that was done using “F: for FARS or “C” for CFARS
Initial Date	10	30	39	Date of initial assessment (MM/DD/CCYY)
Initial Score	2	40	41	Initial overall assessment score
6 Month Date	10	42	51	Date of 6 month assessment, if applicable** (MM/DD/CCYY)
6 Month Score	2	52	53	6 month overall assessment score, if applicable**
Discharge Date	10	54	63	Date of Discharge (MM/DD/CCYY)
Discharge Score	2	64	65	Overall assessment score at discharge

** Note: Discharge date may occur prior to the 6 month assessment.

Placeholder for Table 16-A, Summary FARS/CFARS Outcomes and Trending Report

Z. Behavioral Health Encounter Report

The Behavioral Health encounter data shall be reported in the format given in Table 17, below. The following should be used when completing the report.

1. Diagnostic Criteria
All provider claims are restricted to claims for beneficiaries with an ICD-9CM diagnosis code of 290 through 290.43; 293 through 298.9; 300 through 301.9; 302.7, 306.51 through 312.4; 312.81 through 314.9; 315.3, 315.31, 315.5, 315.8, and 315.9.

2. Provider and Coding Criteria
a. General Hospital Services - Provider Type 01, Claim Input Indicator “I”
Use Revenue Codes 0114, 0124, 0134, 0144, 0154, or 0204 on the UB-92 or 837-I

b.	Hospital Outpatient Services - Provider Type 01, Claim Input Indicator “O”
Use Revenue Center Codes 0450, 0513, 0901, 0914, or 0918 on the UB-92 or 837-I

3. Community Mental Health Services

Provider Type - 05, Community Alcohol, Drug and Mental Health, or
Provider Type - 07, Mental Health Practitioner
Both are Claim Input Indicator “J”

Use Procedure code H0001; H000lHN; H0001H0; H0001TS; H0031; H0031 HO; H003lHN; H0031TS; H0032; H0032TS; H0046; H0047; H2000; H2000HO; H2000HP; H2010HO; H2010HE; H2010HF; H2010HQ; H2012; H2012HF; H2017; H2019; H2019HM; M2019HN; H2019HO; H2019HQ; H2019HR; H2030; T1007; T1007TS; T1015; T1015HE; T1015HF; Tl023HE; or T1023HF

4.	Physician Services - Provider Type 25 (MD) or 26 (DO) with a specialty code of "42"Psychiatrist, "43”Child Psychiatrist, or "44" Psychoanalysis

All claims submitted by these specialists apply

5.	Advanced Nurse Practitioner Provider Type 30 (ARNP) with a specialty Code of “76” - Clinical Nurse Specialist.

All claims submitted by these specialists apply

6. Case Management Agency - Provider Type 91

Procedure code T1017 (Targeted Case Management for Adults); T1017HA (Targeted Case Management for Children (birth through 17); and T1017HK (Intensive Team Targeted Case Management, Adults 18 an over).

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Table 17
Behavioral Health Encounter Data
Field Name	Field Length	Comments
Medicaid ID	9	First 9 digits of the Enrollee ID number
Plan ID	9	9 digit Medicaid ID of the Health Plan in which Enrollee was Enrolled on the first date of service
Service Type	1
I Hospital Inpatient
C CSU
O Hospital Outpatient
P Physician (MD or DO)
A Advanced Nurse Practitioner, ARNP
H Comm. Mental Health, Mental Health Practitioner
T Targeted Case Management
L Locally Defined or Optional Service

First Date of Service	8	For Inpatient and CSU encounters, this equals the admit date. Use YYYYMMDD format.
Revenue Code	4	Use only for Hospital Inpatient and Hospital Outpatient Encounters
Procedure Code	5	5 digit CPT or HCPCS Procedure Code (For Inpatient Claims only, use the ICD9-CM Procedure Code.)
Procedure Modifier 1	2
Procedure Modifier 2	2
Units of Service	3	For Inpatient and CSU encounters, report the number of covered days. For all other encounters, use the units of service referenced in the appropriate Medicaid Coverage and Limitations Handbook.
Diagnosis	6	Primary Diagnosis Code
Provider Type	1	1 M.D. 2 D.O. 3 A.R.N.P. 4 P.A. 5 Community Mental Health Center 6 Licensed Psychologist, LCSW, LMFT, LMHC 7 Other
Provider ID Type	1	Type of unique identifier for the direct service provider: A = AHCA ID M = Medicaid Provider ID L = Professional License Number
Provider ID	9	Unique identifier for the direct service provider
Amount Paid	10	Costs associated with the claim. Format with an explicit decimal point and 2 decimal places but no explicit commas. Optional.
Run Date	8	The date the file was prepared. Use YYYYMMDD format
Claim Reference Number	25	The Health Plan’s internal unique claim record identifier

AA. Minority Participation Report

The Agency for Health Care Administration encourages the Vendor to use Minority and Certified Minority businesses as subcontractors when procuring commodities or services to meet the requirement of this Contract.

The Agency requires information regarding the Vendor’s use of minority owned businesses as subcontractors under this contract. This information will be used for assessment and evaluation of the Agency’s Minority Business Utilization Plan. During the term of the contract, it will be necessary to provide this information monthly by the 15th of each subsequent month. A minority owned business is defined as any business enterprise owned and operated by the following ethnic groups: African American (Certified Minority Code H or Non-Certified Minority Code N), Hispanic American (Certified Minority Code I or Non-Certified Minority O), Asian American (Certified Minority Code J or Non-Certified Minority Code P), Native American (Certified Minority Code K or Non-Certified Minority Code Q), or American Woman (Certified Minority Code M or Non-Certified Minority Code R). This requirement can be waived by the agency if the plan demonstrates that it is either at least 51 percent minority owned, at least 51 percent of its board of directors are a minority, at least 51 percent of its officers are a minority, or if the plan is not for profit corporation and at least 51 percent of the population it serves belong to a minority.

The Vendor is required to provide the following information on company letterhead:

1) Minority subvendor's company name and Minority Code (see above);
2)	Services subcontracted related to this Contract;
3)	Dates of services (beginning and ending);
4)	Total dollar amount paid to subvendor for services related to this Contract; or
5)	A statement that no minority subvendors were used during this period.

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Section XIII
Method of Payment

A.
Payment Overview. This is a fixed price (unit cost) Contract. The Agency will manage this fixed price Contract for the delivery of Covered Services to Enrollees. The Agency or its Fiscal Agent shall make payment to the Health Plan on a monthly basis for the Health Plan’s satisfactory performance of its duties and responsibilities as set forth in this Contract. To accommodate payments, the Health Plan is enrolled as a Medicaid provider with the Fiscal Agent. Payments made to the Health Plan resulting from this Contract include monthly Capitation Rate payments for either a Comprehensive Component or a Comprehensive Component and Catastrophic Component, both of which contain risk adjustments, and were developed for particular Medicaid populations, and may contain an adjustment to collect amounts for the Enhanced Benefit Accounts fund. The Agency may also pay Health Plans for obstetrical delivery and transplant services through Kick Payments; for Covered Services that are over the Catastrophic Component Threshold, if the Health Plan has contracted for the Comprehensive Component only; and for Child Health Check-Up (CHCUP) incentive payments, if any, as specified below.

B. Capitation Rate Payments

1.	The Agency’s Capitation Rate payments shall meet the following requirements:

a.	Medicaid Reform Capitation Rates will begin with the September 1, 2006 Capitation Rate payments.
(1) For the first (1st) two (2) years of Medicaid Reform, the Health Plan’s Risk-Adjusted Capitation Rates (for the Children and Families and Aged and Disabled Enrollee population) will consist of two (2) components for the eligibility categories listed in Tables 2 and 3 in Attachment I. The two components are: a current Capitation Rate methodology component and a Risk-Adjusted Capitation Rate methodology component.

(2) For SSI Medicare Part B Only Enrollees and SSI Medicare Parts A and B Enrollees, the Capitation Rates are based on the current Capitation Rate methodology for the age groups listed in Table 4 in Attachment I.

(3) For Enrollees diagnosed with HIV/AIDS and for Children with Chronic Conditions, the Capitation Rates are fully Risk-Adjusted.

(a)
The Agency will pay the Health Plan the HIV/AIDS Capitation Rate only for those Enrollees who have been identified and verified as having an HIV/AIDS diagnosis. The HIV/AIDS Capitation Rate is provided in the Capitation Rate Table 5 in Attachment I.

(i) The Agency will pay the HIV/AIDS Capitation Rate for those Enrollees who have been identified as having an HIV/AIDS diagnosis, regardless of whether or not the Health Plan is a Specialty Plan.

(ii) Enrollees with an HIV/AIDS diagnosis may be identified by either the Agency or the Health Plan. For the Health Plan to identify that an Enrollee has an HIV/AIDS diagnosis, the Health Plan must have completed lab testing as interpreted by a licensed physician prior to reporting the Enrollee to the Agency as an identified Enrollee with an HIV/AIDS diagnosis. The Health Plan must provide the Agency with such Enrollee’s test results upon request.

(iii) The Health Plan may submit Enrollees identified with an HIV/AIDS diagnosis to the Agency in a format and transmittal method approved by the Agency.

(iv) The Agency shall not pay the HIV/AIDS Capitation Rate for any Enrollee who was not identified as HIV/AIDS prior to Enrollment processing for the month for which the capitation payment is made, nor shall the Agency make a retroactive capitation payment at the HIV/AIDS Capitation Rate if the Enrollee was identified as HIV/AIDS after Enrollment processing.

(b)
The Agency will pay the Health Plan the Capitation Rate for Children with Chronic Conditions only if the Enrollee meets the requirements for the Children with Chronic Conditions and is enrolled in a Specialty Plan for for Children with Chronic Conditions based on the rates specified in Table 6.

b.
For each eligibility category indicated, and for each age group indicated, the Agency will make a capitation payment for Enrollees as provided for in the Capitation Rate tables in Attachment I and as described below.

(1) For Enrollees who are in the Children and Families and the Aged and Disabled eligibility categories, not identified as diagnosed with HIV/AIDS and not enrolled in a Specialty Plan as identified Children with Chronic Conditions, their Capitation Rates are provided in Capitation Rate Tables 2 and 3 of Attachment I. The columns in Capitation Rate Tables 2 and 3 of Attachment I are defined below:

(a)	Age ranges for the eligibility categories for which the Capitation Rates are calculated.

(b)	Contract Year 2006-2007 Medicaid Reform rates under current Capitation Rate methodology.

(c)	Percentage of current methodology used for determining rates.

(d)	Current methodology capitation amount (component) based on the percentage of current methodology Capitation Rates used.

(e)
Preliminary base rate for Contract Year Risk-Adjusted methodology with Enhanced Benefit adjustment. The Enhanced Benefit adjustment is a per Health Plan percentage amount that is deposited into the Enhanced Benefit Accounts fund (see also subsection F.2. of this Attachment).

(f)	Budget neutrality factor: an actuarially-derived factor to ensure that aggregate costs do not increase or decrease.

(g)
Base rates for Risk-Adjusted Methodology after Budget Neutrality: Capitation amount based on the percentage of Risk-Adjusted methodology Capitation Rates used multiplied by the budget neutrality factor (f).

(h)	Percentage of Risk-Adjusted methodology used for determining rates (the Agency’s Risk-Adjusted Capitation Rate methodology is based on eligibility, claims and encounter data).

(i)
25% of Risk Adjusted Methodology: The capitation amount based on the percentage of Risk-Adjusted methodology (h) multiplied by the Base Rates column for Risk-Adjusted methodology after budget neutrality factor (g).

i.	The Agency assigns the Health Plan a Risk-Adjusted Plan Factor which designates the aggregated risk of the Health Plan’s enrolled population.

ii.
During the first (1st) two (2) Contract years, the Health Plan’s Risk-Adjusted Plan Factor will not vary more than ten percent (10%) from the aggregate weighted mean of all Medicaid Reform Health Plans within the same Service Area for the respective eligibility categories.

(j)
Final Rate (with Enhanced Benefit Adjustment): The current methodology capitation amount (d) added to the 25% of Risk-Adjusted methodology amount (i). The final rate provided in Attachment I is an estimate based on a Plan Factor of 1.0. Note: The actual final monthly Capitation Rate(s) paid to the Health Plan will be based on the Health Plan’s actual Plan Factor and reduced by the actual percentage deducted to fund the Enhanced Benefit Accounts.

(2) For Enrollees who in the SSI Medicare Part B Only and the SSI Medicare Parts A and B eligibility categories, and who are not identified as diagnosed with HIV/AIDS or enrolled in a Specialty Plan as identified Children with Chronic Conditions Enrollees, their Capitation Rates are provided in Table 4 of Attachment I.

(3) For Enrollees who are identified as diagnosed with HIV/AIDS, their Capitation Rates are provided in Table 5 of Attachment I.

(i)
HIV/AIDS Specialty Plan Enrollees who are family members of Enrollees identified as diagnosed with HIV/AIDS, and who are not identified as diagnosed with HIV/AIDS, will receive a Capitation Rate based on their respective eligibility categories in Capitation Rate Tables 2 or 3 in Attachment I. In developing the capitation rates for these family members, a Plan Factor of 1.0 will be assigned until the Agency determines that the Health Plan has enough of population of such Enrollees as to warrant its own Plan Factor.

(4) For Enrollees who are in the Children with Chronic Conditions Speciality Plan, their Capitation Rates are provided in Table 6 of Attachment I. Sibling Enrollees who are enrolled in the Children with Chronic Conditions Speciality Plan, and are not identified as Children with Chronic Conditions, will receive a Capitation Rate based on their respective eligibility categories in Capitation Rate Tables 2 or 3 in Attachment I. In developing the capitation rates for these family members, a Plan Factor of 1.0 will be assigned until the Agency determines that the Health Plan has enough of population of such Enrollees as to warrant its own Plan Factor.

c.	The Risk-Adjusted Capitation Rates paid by the Agency are either for the Comprehensive Component or Comprehensive Component and Catastrophic Component as specified below.

(1)	Health Plans are required to provide the Comprehensive Component and the Catastrophic Component to Enrollees in the following manner:

(a)
For Contracts serving Broward County and/or Duval County, Health Plans that are not Capitated PSNs are required to provide both the Comprehensive Component and Catastrophic Components. This means that the Health Plan is responsible for the cost of providing Covered Services up to the Benefit Maximum determined by the Agency for the Contract Year.

(b)
For Contracts serving Broward County and/or Duval County, Health Plans that are Capitated PSNs must provide the Comprehensive Component and may choose to provide the Catastrophic Component. The Capitated PSN’s choice will be documented in Attachment I.

i. If the Capitated PSN has chosen to provide both the Comprehensive Component and the Catastrophic Component, the Health Plan is responsible for the cost of providing Covered Services up to the Benefit Maximum determined by the Agency for the Contract Year.

ii. If the Capitated PSN has chosen to provide the Comprehensive Component only, the Health Plan is responsible for the cost of providing Covered Services up to the Catastrophic Component Threshold by the Agency for the Contract Year. Such a Health Plan will receive reimbursement from the Agency for its costs beyond the Catastrophic Threshold up to the Benefit Maximum in accordance with Subsection D.

(c)
For Contracts serving Baker County, Clay County and/or Nassau County, the Health Plan is required to provide the Comprehensive Component and may choose to provide the Catastrophic Component to its Enrollees in those counties.

i. If by this Contract, as specified in Attachment I, the Health Plan has agreed to provide both the Comprehensive Component and the Catastrophic Component, then the Health Plan is responsible for the cost of providing the Enrollee with Covered Services up to the Benefit Maximum determined by the Agency for the Contract Year.

ii. If by this Contract, as specified in Attachment I, the Health Plan has agreed to provide the Comprehensive Component only, then the Health Plan is financially responsible for the provision of Covered Services up to the Catastrophic Component Threshold determined by the Agency for the Contract Year.

(2) For purposes of calculating whether an Enrollee has met the Catastrophic Component Threshold and the Benefit Maximum, a Health Plan’s costs will be converted to the Medicaid Fee-for-Service payment levels as indicated in subsection D. below. For services covered by the Health Plan for which there is no Medicaid fee, the Agency will use the amount the Health Plan paid for the service. Upon the Agency’s request, the plan shall provide documentation to validate payment and services rendered. In addition, if the Health Plan receives payment from the Agency for Kick Payment services, the Kick Payment made by the Agency will be included toward the Catastrophic Component Threshold and toward the Benefit Maximum.

(3) Health Plans will be paid Capitation Rates for the Comprehensive Component and the Catastrophic Component or for the Comprehensive Component only, in accordance with whether the Health Plan agreed, by this Contract, to provide both the Comprehensive Component and Catastrophic Component or to provide only the Comprehensive Component.

2. The Agency’s Capitation Rates are included as Attachment I, titled “ESTIMATED HEALTH PLAN RATES; NOT FOR USE UNLESS APPROVED BY CMS.” The Agency may use, or may amend and use these rates, only after certification by its actuary and approval by the Centers for Medicare and Medicaid Services. Inclusion of these rates is not intended to convey or imply any rights, duties or obligations of either party, nor is it intended to restrict, restrain or control the rights of either party that may have existed independently of this Section of the Contract.

a.
By signature on this Contract, the parties explicitly agree that this Section shall not independently convey any inherent rights, responsibilities or obligations of either party, relative to these rates, and shall not itself be the basis for any cause of administrative, legal or equitable action brought by either party. In the event that the rates certified by the actuary and approved by CMS are different from the rates included in this Contract, the Health Plan agrees to accept a reconciliation performed by the Agency to bring payments to the Health Plan in line with the approved rates. The Agency may amend and use the CMS-approved rates by notice in a Contract amendment to the Health Plan.

b.
Upon receipt of CMS approval of the September 1, 2006 - August 31, 2007 Capitation Rates (remainder of the 2006-2007 Contract year), the Agency shall amend this Contract to reflect CMS-approved and actuarially certified Capitation Rates effective September 1, 2006. The Health Plan’s Capitation Rates for this Contract period (September 1, 2006 - August 31, 2007) will be weighted so that seventy-five percent (75%) is based on current Capitation Rate methodology and twenty-five percent (25%) is based on the Risk-Adjusted Capitation Rate methodology.

c.
Upon CMS approval of the September 1, 2007 - August 31, 2008 Capitation Rates, the Agency shall amend this Contract to reflect CMS-approved and actuarially certified Capitation Rates effective September 1, 2007. The Health Plan’s Capitation Rates for the September 1, 2007 - August 31, 2008 Contract Year will be weighted so that fifty percent (50%) is based on current Capitation Rate methodology and fifty percent (50%) is based on the Risk-Adjusted Capitation Rate methodology.

d.
Upon CMS approval of the September 1, 2008 - August 31, 2009 Capitation Rates, the Agency shall amend this Contract to reflect CMS-approved and actuarially certified Capitation Rates effective September 1, 2008. The Health Plan’s Capitation Rates shall be fully Risk-Adjusted for the September 1, 2008 - August 31, 2009 Contract Year.

3. The Agency shall pay the applicable Capitation Rate for each Enrollee whose name appears on the ONGOING REPORT (FLMR 8200-R004) and the REINSTATEMENT REPORT (FLMR 8200-R009) for each month, except that the Agency shall not pay for, and, in accordance with subsections F. and G. of this Attachment, shall recoup payment for, any part of the total Enrollment that exceeds the maximum authorized Enrollment level(s) expressed in this Contract in Attachment I. The total payment amount to the Health Plan shall depend on the number of Enrollees in each eligibility category and each rate group, and whether the Health Plan is providing the Comprehensive Component only or the Comprehensive Component and the Catastrophic Component, and at a rate that has been Risk-Adjusted pursuant to this Contract, or as adjusted pursuant to the Contract, where necessary in accordance with subsection F. of this Attachment.

a.
The Health Plan is obligated to provide services pursuant to the terms of this Contract for all Enrollees for whom the Health Plan has received capitation payment or for whom the Agency has assured the Health Plan that the capitation payment is forthcoming.

b.
To ensure a seamless health care delivery system for the Enrollee, if the Health Plan contracts for the Comprehensive Component only, the Health Plan continues to be responsible for coordinating, managing, and delivering all Enrollee care up to the Benefit Maximum regardless of whether the cost of the Enrollee’s Covered Services is above and beyond the Catastrophic Component Threshold.

c.
Regardless of whether the Health Plan is at risk for the Comprehensive Component only or for both the Comprehensive Component and the Catastrophic Component, the Health Plan continues to be responsible for the coordinating and managing all Enrollee care even if the cost of the Enrollee’s Covered Services is above and beyond the Benefit Maximum.

4. The Capitation Rates to be paid specific to the Health Plan shall be as indicated in the Payment Tables in Attachment I, and adjusted monthly based on the Health Plan’s Plan Factor in accordance with subsection B.1.b.(1)(g)(i) through (ii) of this Section.

5. Unless otherwise specified in this Contract, the Health Plan shall accept the capitation payment received each month as payment in full by the Agency for all services provided to Enrollees covered under this Contract and the administrative costs incurred by the Health Plan in providing or arranging for such services. Any and all costs incurred by the Health Plan in excess of the capitation payment shall be borne in total by the Health Plan.

6. The Agency shall pay a retroactive Capitation Rate for each Newborn enrolled in the Health Plan for up to the first (1st) three (3) months of life provided the Newborn was enrolled through the Unborn Activation Process.

a.	The Health Plan shall use the Unborn Activation Process to enroll all babies born to pregnant Enrollees as specified in Section III, Eligibility and Enrollment, B.3.

b.	The Health Plan is responsible for payment of all Covered Services provided to Newborns enrolled through the Unborn Activation Process.

C. Kick Payments

Beginning September 1, 2006, the Agency shall pay Health Plans one (1) Kick Payment for each covered transplant for the Health Plan’s Enrollees who are not dually eligible for Medicare, and for each obstetrical delivery performed for each obstetrical delivery performed for the Health Plan’s Enrollees. Kick Payments are not made for Enrollees dually eligible for Medicare.

1. The Agency shall pay Kick Payments in the amounts indicated for children and adults in Attachment I, Tables 7 and 8.

a.
For Health Plans under Contract to provide the Comprehensive Component only, Agency reimbursements to the Health Plan for Kick Payment services will be counted toward the Health Plan’s Catastrophic Component Threshold. Once the Catastrophic Component Threshold has been met, the Agency will continue to reimburse the Health Plan any Kick Payment services delivered by the Health Plan at the Kick Payment amounts.

b.
For purposes of Kick Payments, an obstetrical delivery includes all births resulting from the delivery; therefore, if an obstetrical delivery results in multiple births, the Agency will reimburse the Health Plan through one Kick Payment only. Obstetrical deliveries also include still births as specified in the Medicaid Physicians Services Handbook.

c.	For Health Plans under Contract as a Specialty Plan, Agency reimbursements to the Health Plans for Kick Payment services will be counted toward the Enrollee’s Benefit Maximum.

2. To receive a Kick Payment, the Health Plan must adhere to specific requirements listed in subsections 3. and 4. below and adhere to the following requirements:

a.	The Health Plan must have provided the covered Kick Payment service to the recipient while he or she was enrolled in the Health Plan; and

b.	The Health Plan must submit any required documentation to the Agency upon its request in order to receive the Kick Payment applicable to the Covered Service provided.

3. In addition to subsection 2. above, to receive a Kick Payment for covered transplants provided to an Enrollee without Medicare, the Health Plan must also comply with the following requirements:

a.
For each transplant provided, the Health Plan must submit an accurate and complete CMS-1500 Claim Form and (“CMS-1500”) Operative Report to the Fiscal Agent within the required Medicaid Fee-for-Service claims submittal timeframes

b.	The Health Plan must list itself as both the Pay-to and the Treating Provider on the CMS-1500 Claim Form; and

c.	The Health Plan must use the following list of transplant procedure codes relative to the type of transplant performed when completing Field 24 D on the CMS-1500:

CPT Code	Transplant CPT Code Description
32851	lung single, without bypass
32852	lung single, with bypass
32853	lung double, without bypass
32854	lung double, with bypass
33945	heart transplant with or without recipient cardiectomy
47135	liver, allotransplation, orthotopic, partial or whole from cadaver or living donor
47136	liver, heterotopic, partial or whole from cadaver or living donor any age

4. In addition to subsection 2. above, to receive a Kick Payment for the covered obstetrical delivery provided to an Enrollee, the Health Plan must also comply with the following requirements:

a.	The Health Plan must submit an accurate and complete CMS-1500 Claim Form in sufficient time to be received by the Fiscal Agent within six (6) months following the date of service (delivery);

b.	The Health Plan must list itself as both the Pay-to and the Treating Provider on the CMS-1500 Claim Form; and

c.	The Health Plan must use the following list of delivery procedure codes relative to the type of delivery performed when completing Field 24 D on the CMS-1500:

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CPT Code	Obstetrical Delivery CPT Code Description
59409	Vaginal delivery only
59410	Vaginal delivery including postpartum care
59515	Cesarean delivery including postpartum care
59612	Vaginal delivery only, after previous cesarean delivery
59614	Vaginal delivery only, after previous cesarean delivery including postpartum care
59622	Cesarean delivery only, following attempted vaginal delivery after previous cesarean delivery including postpartum care

D.	Claims Payment for Health Plans Accepting Financial Risk for the Comprehensive Component Only

1. In order for Health Plans accepting financial risk for only the Comprehensive Component to receive reimbursement from the Agency for incurred expenditures for Covered Services for an Enrollee who has reached the annual Catastrophic Component Threshold, the Health Plan shall adhere to the following requirements:

a.The Health Plan must notify the Agency in writing, in an Agency-specified format, when expenditures it has paid for an Enrollee’s Covered Services exceed $25,000 prior to the end of a Contract Year.

b.For Enrollee’s whose Health Plan expenditures for Covered Services costs exceed $25,000, the Health Plan must update the Agency in writing, as specified in Section XII, and on a monthly basis, of the Health Plan’s additional expenditures for Covered Services for the Enrollee until the Enrollee has exceeded the Catastrophic Component Threshold or for the remainder of the Contract Year, whichever occurs first;

c.Once the Agency has reviewed the Covered Services expenditure information provided by the Health Plan and has determined that a Health Plan’s expenditures for an Enrollee have exceeded the Catastrophic Component Threshold for the Medicaid Covered Services received based on Florida Medicaid’s fee schedules and as indicated in subsection B.1.c.(2) of this Attachment, and the Health Plan has received Agency notification that the Enrollee has met the Catastrophic Component Threshold, the Health Plan must submit the following in order to receive reimbursement for Covered Services provided:

(1)An accurate and fully-completed claim form in the Agency’s designated format and within the Medicaid FFS time frames for claims submission. The Health Plan must list itself as both the Pay to and Treating Provider.

(2)Any specified data requested by the Agency regarding treating providers unknown to FMMIS.

(3)Health Plan claims data, for an Agency-specified data set in an Agency-specified format and transmittal method, that documents that the Health Plan’s expenditures, after conversion to the appropriate Medicaid fee (as applicable) are an amount equal to the Catastrophic Component Threshold.

2.For Health Plans providing the Comprehensive Component only, the Agency will be responsible for payment to the Health Plan for Medicaid Covered Services provided in excess of the Catastrophic Component Threshold up to the Enrollee’s Benefit Maximum.

a.With the exception of Kick Payment services, such payment will be made at ninety-five percent (95%) of the Medicaid FFS payment rate, less co-payment or coinsurance required under the Medicaid fee schedule, for the respective Medicaid Covered Service provided and paid for by the Health Plan.

b.For Kick Payment services provided by the Health Plan, the Agency’s payment to the Health Plan will be the Kick Payment amount specified in Attachment I, Tables 7 and 8.

c.For Covered Services provided by the Health Plan for which there is not a Medicaid payment rate, the Agency will pay the actual amount the Health Plan paid to the Provider less five percent (5%).

d.If the Health Plan submits claims to the Agency for Covered Services that are not in excess of the Catastrophic Component Threshold, or claims for Covered Services beyond the benefit maximum, and the Agency reimburses the plan for those claims, the Agency will recoup such reimbursement or the Health Plan will be responsible for repayment in accordance with the Payment Assessments and Errors subsections below.

E. Child Health Check-UP (CHCUP) Incentive Payments

Health Plans will be eligible to participate in the Child Health Check-Up (CHCUP) incentive program when the Health Plan has exceeded both the sixty percent (60%) State screening rate and the federal eighty percent (80%) participation and screening ratio goals as outlined in Section V, Covered Services, E.2. The Agency will determine which Health Plans will participate based upon the audited CHCUP reports submitted.

1.
The amount of the incentive payment shall be calculated as follows: the ratio of a qualified Health Plan’s screenings to the total of all Health Plans’ screenings will be multiplied by the total amount in the fund for the incentive payment. The ratios will be based on the Health Plans’ audited CHCUP reports. The total amount in the fund will be determined at the discretion of the Agency. In no event shall the total monies allotted to the incentive program be in excess of the incentive payment fund.

2. Pursuant to 42 CFR 438.6, I(1)(iv) and (5)(iii), the payment to any one (1) Health Plan shall not be in excess of five percent (5%) of the capitation amount paid to all Health Plans for CHCUP services provided pursuant to this Contract

F. Payment Assessments

1. Choice Counseling/Enrollment and Disenrollment

In accordance with s 409.912 (29), F.S., at such time as the Agency receives legislative direction to assess Health Plans for Enrollment and Disenrollment services costs, the Agency shall apply assessments, in quarterly installments each year, against the Health Plan’s next capitation payment to pay for the Enrollment and Disenrollment services costs of the Choice Counselor/Enrollment Broker as follows:

a.	July 1, for costs estimated for the Enrollment and Disenrollment services rendered by the Choice Counselor/Enrollment Broker for July and the following two (2) months;

b.	October 1, for costs related to the Enrollment and Disenrollment services rendered by the Choice Counselor/Enrollment Broker for October and the following two (2) months;

c.	January 1, for costs related to the Enrollment and Disenrollment services rendered by the Choice Counselor/Enrollment Broker for January and the following two (2) months; and

d.	April 1, for costs related to maintaining the third party Enrollment and Disenrollment services contract for April and the following two (2) months.

2. Rate Adjustments

The Health Plan and the Agency acknowledge that the Capitation Rates paid under this Contract, as specified in Payment and Maximum Authorized Enrollment Levels of this Contract, are subject to approval by the federal government.

a.
Adjustments to funds previously paid and to be paid may be required. Funds previously paid shall be adjusted when Capitation Rate calculations are determined to have been in error, or when capitation payments have been made for Medicaid Recipients who are determined to be ineligible for Health Plan Enrollment during the period for which the capitation payments were made. In such events, the Health Plan agrees to refund any overpayment and the Agency agrees to pay any underpayment.

b.
If the Agency receives legislative direction as specified in Section XIII, subsection F.1., Payment Assessments, Choice Counseling, respectively, the Agency shall annually, or more frequently, determine the actual expenditures for Enrollment and Disenrollment services rendered by the Choice Counselor/Enrollment Broker. The Agency will compare Capitation Rate assessments to the actual expenditures for such Enrollment and Disenrollment services. The following factors will enter into the cost settlement process:

(1)
If the amount of Capitation Rate assessments are less than the actual cost of providing Enrollment and Disenrollment services rendered by the Choice Counselor/Enrollment Broker, the Health Plan shall pay the difference to the Agency within thirty (30) Calendar Days of settlement.

(2)
If the amount of capitation assessments exceeds the actual cost of providing Enrollment, and Disenrollment services, the Agency will pay the difference to the Health Plan within thirty (30) Calendar Days of the settlement.

c.	As the Agency adjusts the Plan Factor based on updated historical data, the Health Plan’s Capitation Rates will be adjusted according to the methodology indicated in the Capitation Rate tables.

d.	The Agency may adjust the Health Plan’s Capitation Rates if the percentage deducted for the Enhanced Benefit Accounts fund is modified due to program needs.

G. Errors

Health Plans are expected to carefully prepare all reports and monthly payment requests for submission to the Agency.

If after preparation and electronic submission, either the Health Plan or the Agency discover an error, including but not limited to errors resulting in incorrect Kick Payments, errors resulting in incorrect identification of Enrollees (including but not limited to specific identification of Enrollees with HIV/AIDS diagnoses), errors resulting in incorrect claims payments, and errors resulting in Capitation Rate payments above the Health Plan’s authorized Enrollment levels, the Health Plan has thirty (30) Calendar Days after its discovery of the error, or from its receipt of Agency notice of the error, to correct the error and re-submit accurate reports and/or invoices. Failure to respond within the thirty (30) Calendar Day period shall result in a loss of any money due the Health Plan for such errors and/or a sanction against the Health Plan pursuant to Section XIV of this Contract.

H. Enrollment Levels

The Health Plan is assigned an authorized maximum Enrollment level for each operational county. The authorized maximum Enrollment level is in effect on September 1, 2006, or upon Contract execution, whichever is later.

1. The Agency must approve in writing any increase in the Health Plan’s maximum Enrollment level for each operational county and subpopulation to be served, as applicable. Such approval shall not be unreasonably withheld, and shall be based on the Health Plan’s satisfactory performance of terms of the Contract and approval of the Health Plan’s administrative and service resources, as specified in this Contract, in support of each Enrollment level

2. Authorized Enrollment Levels in Attachment I indicate the Health Plan’s maximum authorized Enrollment levels for each Medicaid Reform county and each applicable authorized eligibility category.

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Section XIV
Sanctions

A.	General Provisions

1.
The Health Plan shall comply with all requirements and performance standards set forth in this Contract. In the event the Agency identifies a violation of this Contract, or other non-compliance with this Contract, the Health Plan shall submit a corrective action plan (CAP) within three (3) Calendar Days of the date of receiving notification of the violation or non-compliance from the Agency.

2.
Within five (5) Business Days of receiving the CAP the Agency will either approve or disapprove the CAP. If disapproved, the Health Plan shall resubmit, within ten (10) Business Days, a new CAP that addresses the concerns identified by the Agency.

3.	Upon approval of the CAP, whether the initial CAP or the revised CAP, the Health Plan shall implement the CAP within the time frames specified by the Agency.

4.
Except where specified below, the Agency shall impose a monetary sanction of $100 per day on the Health Plan for each Calendar Day that the approved CAP is not implemented to the satisfaction of the Agency

B.	Specific Sanctions

As described in 42 CFR 438.700, the Agency may impose any of the following sanctions against a Health Plan if it determines that a Health Plan has violated any provision of this Contract, or any applicable statutes.

1.	Suspension of the Health Plan’s Voluntary Enrollments and participation in the Mandatory Assignment process for Enrollment.

2.	Suspension or revocation of payments to the Health Plan for Enrollees during the sanction period.

3.
For any nonwillful violation of the Contract, the Agency shall impose a fine, not to exceed $2,500 per Violation. In no event shall such fine exceed an aggregate amount of $10,000 for all nonwillful Violations arising out of the same action.

4.
With respect to any knowing and willful violation of the Contract the Agency shall impose a fine upon the Health Plan in an amount not to exceed $20,000 for each such violation. In no event shall such fine exceed an aggregate amount of $100,000 for all knowing and willful violations arising out of the same action.

5.
If the Health Plan fails to carry out substantive terms of the Contract or fails to meet applicable requirements in 42 CFR 438.700, the Agency shall terminate the Contract. After the Agency notifies the Health Plan that it intends to terminate the Contract, the Agency shall give the Health Plan's Enrollees written notice of the State's intent to terminate the Contract and allow the Enrollees to disenroll immediately without Cause.

6.	The Agency may impose intermediate sanctions in accordance with 42 CFR 438.702, including, but not limited to:

a.	Civil monetary penalties in the amounts specified in this contract.

b.	Appointment of temporary management for the Health Plan. Rules for temporary management pursuant to 42 CFR 438.706 are as follows:

(1)	The State may impose temporary management only if it finds (through on-site survey, Enrollee Grievances, financial audits, or any other means) that:

i.	There is continued egregious behavior by the Health Plan, including but not limited to behavior that is described in 42 CFR 438.700;

ii.	There is substantial risk to Enrollees' health;

iii.	The sanction is necessary to ensure the health of the Health Plan’s Enrollees;

iv.	While improvements are made to remedy the Health Plan’s violation(s) under 42 CFR 438.700; or

v.	Until there is an orderly termination or reorganization of the Health Plan.

(2)
The State must impose temporary management (regardless of any other sanction that may be imposed) if it finds that the Health Plan has repeatedly failed to meet substantive requirements in 42 CFR 438.706. The State must also grant Enrollees the right to terminate Enrollment without Cause, as described in 42 CFR 438.702(a)(3), and must notify the affected Enrollees of their right to terminate Enrollment.

(3)	The State shall not delay imposition of temporary management to provide a hearing before imposing this sanction.

(4)	The State shall not terminate temporary management until it determines that the Health Plan can ensure that the sanctioned behavior will not recur.

c.	Granting Enrollees the right to terminate Enrollment without Cause and notifying affected Enrollees of their right to disenroll.

d.	Suspension or limitation of all new Enrollment, including Mandatory Enrollment, after the effective date of the sanction.

e.
Suspension of payment for Enrollees after the effective date of the sanction and until CMS or the Agency is satisfied that the reason for imposition of the sanction no longer exists and is not likely to recur.

f.	Before imposing any intermediate sanctions, the State must give the Health Plan timely notice according to 42 CFR 438.710.

7.
If the Health Plan’s CHCUP Screening compliance rate is below sixty percent (60%), it must submit to the Agency, and implement, an Agency accepted CAP. If the Health Plan does not meet the standard established in the CAP during the time period indicated in the plan, the Agency has the authority to impose sanctions in accordance with this section.

8.	Unless the duration of a sanction is specified, a sanction shall remain in effect until the Agency is satisfied that the basis for imposing the sanction has been corrected and is not likely to recur.

9.	The Agency reserves the right to withhold all or a portion of the Health Plans monthly administrative allocation for any amount owed pursuant to this section.

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Section XV
Financial Requirements

A.	Insolvency Protection

The Health Plan shall establish a restricted Insolvency protection account with a federally guaranteed financial institution licensed to do business in Florida in accordance with section 1903(m)(1) of the Social Security Act (amended by section 4706 of the Balanced Budget Act of 1997), and section 409.912, F.S. The Health Plan shall deposit into that account five percent of the capitation payments made by the Agency each month until a maximum total of two percent of the annualized total current contract amount is reached. No interest may be withdrawn from this account until the maximum contract amount is reached. This provision shall remain in effect as long as the Health Plan continues to contract with the Agency. The restricted Insolvency protection account may be drawn upon with the authorized signatures of two persons designated by the Health Plan and two representatives of the Agency. The signature card shall be resubmitted when a change in authorized personnel occurs. If the authorized persons remain the same, the Health Plan shall submit an attestation to this effect annually. A sample form (Multiple Signature Verification Agreement) is available from the Agency upon request.  All such agreements or other signature cards must be approved in advance by the Agency.

1. In the event that a determination is made by the Agency that the Health Plan is Insolvent, as defined in Section I Definitions, of this Contract, the Agency may draw upon the amount solely with the two authorized signatures of representatives of the Agency and funds may be disbursed to meet financial obligations incurred by the Health Plan under this Contract. A statement of account balance shall be provided by the Health Plan within fifteen (15) Calendar Days of request of the Agency.

2. If the Contract is terminated, expired, or not continued, the account balance shall be released by the Agency to the Health Plan upon receipt of proof of satisfaction of all outstanding obligations incurred under this Contract.

3. In the event the Contract is terminated or not renewed and the Health Plan is Insolvent, the Agency may draw upon the Insolvency protection account to pay any outstanding debts the Health Plan owes the Agency including, but not limited to, overpayments made to the Health Plan, and fines imposed under the Contract or section 641.52, F.S., for which a final order has been issued. In addition, if the Contract is terminated or not renewed and the Health Plan is unable to pay all of its outstanding debts to health care providers, the Agency and the Health Plan agree to the court appointment of an impartial receiver for the purpose of administering and distributing the funds contained in the Insolvency protection account. Should a receiver be appointed, he shall give outstanding debts owed to the Agency priority over other claims.

B.	Insolvency Protection for a Capitated Provider Service Network (PSN)

1. A capitated PSN is required to assume responsibility for comprehensive coverage and meet the following financial reserve requirements:

a.	The capitated PSN shall maintain a minimum surplus in an amount that is the greater of $1 million or 1.5 percent of projected annual premiums.

b.	In lieu of the requirements above, the Agency consider the following:
i.
If the organization is a public entity, the Agency may take under advisement a statement from the public entity that a county supports the managed care plan with the county’s full faith and credit. In order to qualify for the Agency’s consideration, the county must own, operate, manage, administer, or oversee the managed care plan, either partly or wholly, through a county department or agency;

ii.	The state guarantees the solvency of the organization;
iii.
The organization is a federally qualified health center or is controlled by one or more federally qualified health centers and meets the solvency standards established by the state for such organization pursuant to s. 409.912(4)(c), Florida Statutes; or

iv.	The entity meets the financial standards for federally approved provider-sponsored organizations as defined in 42CFR ss. 422.380 - 422.390.

2. Capitated PSNs have the option to assume responsibility for catastrophic coverage, but will be required to meet more stringent financial standards consistent with licensed HMOs in Chapter 641, F.S. and s. 409.912, F.S. At a minimum, the Capitated PSN shall at all times maintain a minimum surplus in an amount that is the greater $1,500,000, or 10 percent of total liabilities, or 2 percent of total contract amount.

C.	Surplus Start Up Account

All new Health Plans, after initial Contract execution but prior to initial Enrollee enrollment, shall submit to the Agency, if a private entity, proof of working capital in the form of cash or liquid assets excluding revenues from Medicaid premium payments equal to at least the first three (3) months of operating expenses or $200,000, whichever is greater. This provision shall not apply to Health Plans that have been providing services to Enrollees for a period exceeding three (3) continuous months.

D.	Surplus Requirement

In accordance with section 409.912, F.S., the Health Plan shall maintain at all times in the form of cash, investments that mature in less than 180 Calendar Days allowable as admitted assets by the Department of Financial Services, and restricted funds of deposits controlled by the Agency (including the Health Plan’s Insolvency protection account) or the Department of Financial Services, a Surplus amount equal to one and one half (1 ½) times the Health Plan’s monthly Medicaid prepaid revenues. In the event that the plan’s Surplus (as defined in Section I Definitions, of this Contract) falls below an amount equal to one and one half (1 ½) times the Health Plan’s monthly Medicaid prepaid revenues, the Agency shall prohibit the Health Plan from engaging in Marketing and Request for Benefit Information activities, shall cease to process new Enrollments until the required balance is achieved, or may terminate the Health Plan’s Contract.

E.	Interest

Interest generated through investments made by the Health Plan under this Contract shall be the property of the Health Plan and shall be used at the Health Plan’s discretion.

F.	Inspection and Audit of Financial Records

The state and DHHS may inspect and audit any financial records of the plan or its subcontractors. Pursuant to section 1903(m)(4)(A) of the Social Security Act and State Medicaid Manual 2087.6(A-B), non-federally qualified plans must report to the state, upon request, and to the Secretary and the Inspector General of DHHS, a description of certain transactions with parties of interest as defined in section 1318(b) of the Social Security Act.

G.	Physician Incentive Plans

1.
Physician incentive plans shall comply with 42 CFR 417.479, 42 CFR 438.6(h), 42 CFR 422.208 and 42 CFR 422.210. Health Plans shall make no specific payment directly or indirectly under a physician incentive plan to a physician or physician group as an inducement to reduce or limit medically necessary services furnished to an individual Enrollee. Incentive plans must not contain provisions which provide incentives, monetary or otherwise, for the withholding of medically necessary care.

2.
The Health Plan shall disclose information on physician incentive plans listed in 42 CFR 417.479(h)(1) and 417.479(i) at the times indicated in 42 CFR 417.479(d)-(g). All such arrangements must be submitted to the Agency for approval, in writing, prior to use. If any other type of withhold arrangement currently exists, it must be omitted from all subcontracts.

H.	Third Party Resources

1. The Health Plan must specify whether it will assume full responsibility for third party collections in accordance with this section.

2. The Health Plan shall be responsible for making every reasonable effort to determine the legal liability of third parties to pay for services rendered to members under this contract. The plan has the same rights to recovery of the full value of services as the Agency (See section 409.910, F.S. The following standards govern recovery.

a.
If the Health Plan has determined that third party liability exists for part or all of the services provided directly by the Health Plan to an Enrollee, the Health Plan shall make reasonable efforts to recover from third party liable sources the value of services rendered.

b.
If the Health Plan has determined that third party liability exists for part or all of the services provided to an Enrollee by a Subcontractor or referral Provider, and the third party is reasonably expected to make payment within 120 Calendar Days, the Health Plan may pay the Subcontractor or referral Provider only the amount, if any, by which the Subcontractor's allowable claim exceeds the amount of the anticipated third party payment; or, the Health Plan may assume full responsibility for third party collections for service provided through the Subcontractor or referral Provider.

c.
The Health Plan may not withhold payment for services provided to an Enrollee if third party liability or the amount of liability cannot be determined, or if payment shall not be available within a reasonable time, beyond 120 calendar days from the date of receipt.

d.
When both the Agency and the Health Plan have liens against the proceeds of a third party resource, the Agency shall prorate the amount due to Medicaid to satisfy such liens under section 409.910, F.S., between the Agency and the Health Plan. This prorated amount shall satisfy both liens in full.

e.
The Agency may, at its sole discretion, offer to provide third party recovery services to the Health Plan. If the Health Plan elects to authorize the Agency to recover on its behalf, the Health Plan shall be required to provide the necessary data for recovery in the format prescribed by the Agency. All recoveries, less the Agency’s cost to recover shall be income to the plan. The cost to recover shall be expressed as a percentage of recoveries and shall be fixed at the time the plan elects to authorize the Agency to recover on its behalf.

f.	All funds recovered from third parties shall be treated as income for the Health Plan.

I.	Fidelity Bonds

The Health Plan shall secure and maintain during the life of this Contract a blanket fidelity bond from a company doing business in the State of Florida on all personnel in its employment. The bond shall be issued in the amount of at least $250,000 per occurrence. Said bond shall protect the Agency from any losses sustained through any fraudulent or dishonest act or acts committed by any employees of the Health Plan and Subcontractors, if any. Proof of coverage must be submitted to the Agency’s contract manager within sixty (60) Calendar Days after execution of the Contract and prior to the delivery of health care. To be acceptable to the Agency for fidelity bonds, a surety company shall comply with the provisions of chapter 624, F.S.

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Section XVI
Terms and Conditions

A.	Agency Contract Management

1.
The Division of Medicaid within the Agency shall be responsible for management of the Contract. The Division of Medicaid shall make all statewide policy decision-making or contract interpretation. In addition, the Division of Medicaid shall be responsible for the interpretation of all federal and State laws, rules and regulations governing or in any way affecting this Contract. Management shall be conducted in good faith with the best interest of the State and the Medicaid Recipients it serves being the prime consideration. The Agency shall provide final interpretation of general Medicaid policy. When interpretations are required, the Health Plan shall submit written requests to the Agency’s contract manager.

2.
The terms of this Contract do not limit or waive the ability, authority or obligation of the Office of Inspector General, Bureau of Medicaid Program Integrity, its contractors, or other duly constituted government units (State or federal) to audit or investigate matters related to, or arising out of this Contract.

3.	The Contract shall only be amended as follows:

a. The parties cannot amend or alter the terms of this Contract without a written amendment.

b. The Agency and the Health Plan understand that any such written amendment to amend or alter the terms of this Contract shall be executed by an officer of both parties, who is duly authorized to bind the Agency and the Health Plan.

c. Only a person authorized by the Agency and a person authorized by the Health Plan may amend or alter the terms of this Contract.

B.	Applicable Laws and Regulations

The Health Plan agrees to comply with all applicable federal and State laws, rules and regulations including but not limited to: Title 42 Code of Federal Regulations (CFR) chapter IV, subchapter C; Title 45 CFR, Part 74, General Grants Administration Requirements; chapters 409 and 641, Florida Statutes; all applicable standards, orders, or regulations issued pursuant to the Clean Air Act of 1970 as amended (42 USC 1857, et seq.); Title VI of the Civil Rights Act of 1964 (42 USC 2000d) in regard to persons served; Title IX of the education amendments of 1972 (regarding education programs and activities); 42 CFR 431, subpart F, section 409.907(3)(d), F.S., and Rule 59G-8.100 (24)(b), F.A.C. in regard to the contractor safeguarding information about beneficiaries; Title VII of the Civil Rights Act of 1964 (42 USC 2000e) in regard to employees or applicants for employment; Rule 59G-8.100, F.A.C.; section 504 of the Rehabilitation Act of 1973, as amended, 29 USC. 794, which prohibits discrimination on the basis of handicap in programs and activities receiving or benefiting from federal financial assistance; the Age Discrimination Act of 1975, as amended, 42 USC. 6101 et. seq., which prohibits discrimination on the basis of age in programs or activities receiving or benefiting from federal financial assistance; the Omnibus Budget Reconciliation Act of 1981, P.L. 97-35, which prohibits discrimination on the basis of sex and religion in programs and activities receiving or benefiting from federal financial assistance; Medicare - Medicaid Fraud and Abuse Act of 1978; the federal Omnibus Budget Reconciliation Acts; Americans with Disabilities Act (42 USC 12101, et seq.); the Newborns’ and Mothers’ Health Protection Act of 1996; and the Balanced Budget Act of 1997 and the Health Insurance Portability and Accountability Act of 1996. The Health Plan is subject to any changes in federal and state law, rules, or regulations.

C.	Assignment

1.
Except as provided below or with the prior written approval of the Agency, which approval shall not be unreasonably withheld, this Contract and the monies which may become due are not to be assigned, transferred, pledged or hypothecated in any way by the Health Plan, including by way of an asset or stock purchase of the Health Plan and shall not be subject to execution, attachment or similar process by the Health Plan.

.
a. As provided by section 409.912, F.S., when a merger or acquisition of a Health Plan has been approved by the Department of Financial Services pursuant to section 628.4615, F.S., the Agency shall approve the assignment or transfer of the appropriate Contract upon the request of the surviving entity of the merger or acquisition if the Health Plan and the surviving entity have been in good standing with the Agency for the most recent 12 month period, unless the Agency determines that the assignment or transfer would be detrimental to the Medicaid Recipients or the Medicaid program. The entity requesting the assignment or transfer shall notify the Agency of the request ninety (90) days prior to the anticipated effective date.

b. To be in good standing, a Health Plan or Plan must not have failed accreditation or committed any material violation of the requirements of section 641.52, F.S., and must meet the Contract requirements.

c. For the purposes of this section, a merger or acquisition means a change in controlling interest of an Entity, including an asset or stock purchase.

D.	Attorney's Fees

In the event of a dispute, each party to the Contract shall be responsible for its own attorneys’ fees except as otherwise provided by law.

E.	Conflict of Interest

The Contract is subject to the provisions of chapter 112, Florida Statutes. The Health Plan shall disclose the name of any officer, director, or agent who is an employee of the State of Florida, or any of its agencies. Further, the Health Plan shall disclose the name of any State employee who owns, directly or indirectly, an interest of five percent (5%) or more in the offerer's firm or any of its branches. The Health Plan covenants that it presently has no interest and shall not acquire any interest, direct or indirect, which would conflict in any manner or degree with the performance of the services hereunder. The Health Plan further covenants that in the performance of the Contract no person having any such known interest shall be employed. No official or employee of the Agency and no other public official of the State of Florida or the federal government who exercises any functions or responsibilities in the review or approval of the undertaking of carrying out the Contract shall, prior to completion of this Contract, voluntarily acquire any personal interest, direct or indirect, in this Contract or proposed Contract.

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F.	Contract Variation

If any provision of the Contract (including items incorporated by reference) is declared or found to be illegal, unenforceable, or void, then both the Agency and the Health Plan shall be relieved of all obligations arising under such provisions. If the remainder of the Contract is capable of performance, it shall not be affected by such declaration or finding and shall be fully performed. In addition, if the laws or regulations governing this Contract should be amended or judicially interpreted as to render the fulfillment of the Contract impossible or economically infeasible, both the Agency and the Health Plan shall be discharged from further obligations created under the terms of the Contract. However, such declaration or finding shall not affect any rights or obligations of either party to the extent that such rights or obligations arise from acts performed or events occurring prior to the effective date of such declaration or finding.

G.	Court of Jurisdiction or Venue

For purposes of any legal action occurring as a result of or under this Contract, between the Health Plan and the Agency, the place of proper venue shall be Leon County.

H.	Damages for Failure to Meet Contract Requirements

In addition to any remedies available through this Contract, in law or equity, the Health Plan shall reimburse the Agency for any federal disallowances or sanctions imposed on the Agency as a result of the Health Plan's failure to abide by the terms of this contract.

I.	Disputes

The Health Plan may request in writing an interpretation of the Contract from the Contract manager. In the event the Health Plan disputes this interpretation, the Health Plan may request that the dispute be decided by the Division of Medicaid. The ability to dispute an interpretation does not apply to issues that are a matter of law or fact. Any disputes shall be decided by the Agency’s Division of Medicaid which shall reduce the decision to writing and serve a copy on the Health Plan. The written decision of the Agency’s Division of Medicaid shall be final and conclusive. The division will render its final decision based upon the written submission of the Health Plan and the Agency, unless, at the sole discretion of the Division director, the division allows an oral presentation by the Health Plan and the Agency. If such a presentation is allowed, the information presented will be considered in rendering the division’s decision. Should the Health Plan challenge an Agency decision through arbitration as provided below, the Agency action shall not be stayed except by order of an arbitrator. Thereafter, a Health Plan shall resolve any controversy or claim arising out of or relating to the Contract, or the breach thereof, by arbitration. Said arbitration shall be held in the City of Tallahassee, Florida, and administered by the American Arbitration Association in accordance with its applicable rules and the Florida Arbitration Code (chapter 682, F.S.). Judgment upon any award rendered by the arbitrator may be entered by the Circuit Court in and for the Second Judicial Circuit, Leon County, Florida. The chosen arbitrator must be a member of the Florida Bar actively engaged in the practice of law with expertise in the process of deciding disputes and interpreting contracts in the health care field. Any arbitration award shall be in writing and shall specify the factual and legal bases for the award. Either party may appeal a judgment entered pursuant to an arbitration award to the First District Court of Appeal. The parties shall bear their own costs and expenses relating to the preparation and presentation of a case in arbitration. The arbitrator shall award to the prevailing party all administrative fees and expenses of the arbitration, including the arbitrator’s fee. This Contract with numbered attachments represents the entire agreement between the Health Plan and the Agency with respect to the subject matter in it and supersedes all other contracts between the parties when it is duly signed and authorized by the Health Plan and the Agency. Correspondence and memoranda of understanding do not constitute part of this Contract. In the event of a conflict of language between the Contract and the attachments, the provisions of the Contract shall govern. However, the Agency reserves the right to clarify any contractual relationship in writing with the concurrence of the Health Plan and such clarification shall govern. Pending final determination of any dispute over an Agency decision, the Health Plan shall proceed diligently with the performance of the contract and in accordance with the Agency’s Division of Medicaid direction.

J.	Force Majeure

The Agency shall not be liable for any excess cost to the Health Plan if the Agency's failure to perform the Contract arises out of causes beyond the control and without the result of fault or negligence on the part of the Agency. In all cases, the failure to perform must be beyond the control without the fault or negligence of the Agency. The Health Plan shall not be liable for performance of the duties and responsibilities of the Contract when its ability to perform is prevented by causes beyond its control. These acts must occur without the fault or negligence of the Health Plan. These include destruction to the facilities due to hurricanes, fires, war, riots, and other similar acts. Annually by May 31, the Health Plan shall submit to the Agency for approval an emergency management plan specifying what actions the Health Plan shall conduct to ensure the ongoing provisions of health services in a disaster or man-made emergency.

K.	Legal Action Notification

The Health Plan shall give the Agency by certified mail immediate written notification (no later than thirty (30) Calendar Days after service of process) of any action or suit filed or of any claim made against the Health Plan by any subcontractor, vendor, or other party which results in litigation related to this Contract for disputes or damages exceeding the amount of $50,000. In addition, the Health Plan shall immediately advise the Agency of the insolvency of a Subcontractor or of the filing of a petition in bankruptcy by or against a principal Subcontractor.

L.	Licensing

For the purposes of this Contract, a Health Plan includes health maintenance organizations authorized under chapter 641 of the Florida Statutes, exclusive provider organizations as defined in chapter 627 of the Florida Statutes, health insurers authorized under chapter 624 of the Florida Statutes, and Provider Service Networks as defined in Section 409.912, Florida Statutes. For purposes of this Contract, a PSN shall operate in accordance with section 409.91211(3)(e), F.S., and is exempt from licensure under Chapter 641, F.S., however, shall be responsible for meeting certain standards in Chapter 641, F.S. as required in this Contract. A Health Plan must be licensed under Chapter 641, Florida Statutes in order to offer a Specialty Plan for the population with HIV/AIDS.

M.	Misuse of Symbols, Emblems, or Names in Reference to Medicaid

No person or Health Plan may use, in connection with any item constituting an advertisement, solicitation, circular, book, pamphlet or other communication, or a broadcast, telecast, or other production, alone or with other words, letters, symbols or emblems the words “Medicaid,” or “Agency for Health Care Administration,” except as required in the Agency’s core contract, page two (2), unless prior written approval is obtained from the Agency. Specific written authorization from the Agency is required to reproduce, reprint, or distribute any Agency form, application, or publication for a fee. State and local governments are exempt from this prohibition. A disclaimer that accompanies the inappropriate use of program or Agency terms does not provide a defense. Each piece of mail or information constitutes a violation.

N.	Offer of Gratuities

By signing this agreement, the Health Plan signifies that no member of or a delegate of Congress, nor any elected or appointed official or employee of the State of Florida, the General Accounting Office, Department of Health and Human Services, CMS, or any other federal Agency has or shall benefit financially or materially from this procurement. The Contract may be terminated by the Agency if it is determined that gratuities of any kind were offered to or received by any officials or employees from the offeror, his agent, or employees.

O.	Subcontracts

1.
The Health Plan is responsible for all work performed under this Contract, but may, with the written prior approval of the Agency, enter into Subcontracts for the performance of work required under this Contract. All Subcontracts must comply with 42 CFR 438.230. All Subcontracts and amendments executed by the Health Plan shall meet the following requirements. All Subcontractors must be eligible for participation in the Medicaid program; however, the Subcontractor is not required to participate in the Medicaid program as a provider. The Agency encourages use of minority business enterprise Subcontractors. See Section X.C., Administration and Management, Provider Contracts, of this Contract, for provisions and requirements specific to Provider contracts.

2.
No Subcontract which the Health Plan enters into with respect to performance under the Contract shall in any way relieve the Health Plan of any responsibility for the performance of duties under this Contract. The Health Plan shall assure that all tasks related to the Subcontract are performed in accordance with the terms of this Contract. The Health Plan shall identify in its Subcontracts any aspect of service that may be further subcontracted by the Subcontractor.

3.
All model and executed Subcontracts and amendments used by the Health Plan under this Contract must be in writing, signed, and dated by the Health Plan and the Subcontractor and meet the following requirements:

a. Identification of conditions and method of payment:

i.	The Health Plan agrees to make payment to all subcontractors in a timely fashion.

ii.	Provide for prompt submission of information needed to make payment.

iii.	Make full disclosure of the method and amount of compensation or other consideration to be received from the Health Plan.

iv.	Require an adequate record system be maintained for recording services, charges, dates and all other commonly accepted information elements for services rendered to the Health Plan.

v.	Specify that the Health Plan shall assume responsibility for cost avoidance measures for third party collections in accordance with Section XV. F., Financial Requirements, Third Party Liability.

b. Provisions for monitoring and inspections:

i.	Provide that the Agency and DHHS may evaluate through inspection or other means the quality, appropriateness and timeliness of services performed.

ii.	Provide for inspections of any records pertinent to the contract by the Agency and DHHS.

iii.
Require that records be maintained for a period not less than five (5) years from the close of the Contract and retained further if the records are under review or audit until the review or audit is complete. (Prior approval for the disposition of records must be requested and approved by the Health Plan if the Subcontract is continuous.)

iv.
Provide for monitoring and oversight by the Health Plan and the Subcontractor to provide assurance that all licensed medical professionals are Credentialed in accordance with the Health Plan’s and the Agency’s Credentialing requirements as found in Section VIII.A.3.h Credentialing and Recredentialing, of this Contract, if the Health Plan has delegated the Credentialing to a Subcontractor.

v.	Provide for monitoring of services rendered to Enrollees sponsored by the Provider.

c. Specification of functions of the Subcontractor:

i.	Identify the population covered by the Subcontract.

ii.	Provide for submission of all reports and clinical information required by the Health Plan, including Child Health Check-Up reporting (if applicable).

iii.	Provide for the participation in any internal and external quality improvement, utilization review, peer review, and grievance procedures established by the Health Plan.

d. Protective clauses:

i.	Require safeguarding of information about Enrollees according to 42 CFR, Part 438.224.

ii.	Require compliance with HIPAA privacy and security provisions.

iii.
Require an exculpatory clause, which survives Subcontract termination including breach of Subcontract due to insolvency, that assures that Medicaid Recipients or the Agency may not be held liable for any debts of the Subcontractor.

iv.
If there is a Health Plan physician incentive plan, include a statement that the Health Plan shall make no specific payment directly or indirectly under a physician incentive plan to a Subcontractor as an inducement to reduce or limit Medically Necessary services to an Enrollee, and that all incentive plans shall not contain provisions which provide incentives, monetary or otherwise, for the withholding of Medically Necessary care;

4.
Contain a clause indemnifying, defending and holding the Agency and the Health Plan Enrollees harmless from and against all claims, damages, causes of action, costs or expense, including court costs and reasonable attorney fees to the extent proximately caused by any negligent act or other wrongful conduct arising from the Subcontract agreement. This clause must survive the termination of the Subcontract, including breach due to Insolvency. The Agency may waive this requirement for itself, but not Health Plan Enrollees, for damages in excess of the statutory cap on damages for public entities if the Subcontractor is a public health entity with statutory immunity. All such waivers must be approved in writing by the Agency.

5.
Require that the Subcontractor secure and maintain during the life of the Subcontract worker's compensation insurance for all of its employees connected with the work under this Contract unless such employees are covered by the protection afforded by the Health Plan. Such insurance shall comply with the Florida's Worker's Compensation Law.

6.	Specify that if the Subcontractor delegates or Subcontracts any functions of the Health Plan, that the Subcontract or delegation includes all the requirements of this Contract.

7.	Make provisions for a waiver of those terms of the Subcontract, which, as they pertain to Medicaid Recipients, are in conflict with the specifications of this Contract.

8.	Provide for revoking delegation or imposing other sanctions if the Subcontractor's performance is inadequate.

9.
The Health Plan must provide that compensation to individuals or entities that conduct utilization management activities is not structured so as to provide incentives for the individual or entity to deny, limit, or discontinue medically necessary services to any Enrollee.

P.	Hospital Subcontracts

All hospital Subcontracts must meet the requirements outlined in Section XV.I.Q., Terms and Conditions, Subcontracts, of this Contract. In addition such Subcontracts shall require that the hospitals notify the Health Plan of births where the mother is a Health Plan Enrollee. The Subcontract must also specify which entity (Health Plan or hospital) is responsible for completing form DCF-ES 2039 and submitting it to the local DCF Economic Self-Sufficiency Services office. The Subcontract must also indicate that the plan’s name must be indicated as the referring Agency when the form DCF-ES 2039 is completed.

Q.	Termination Procedures

1.
In conjunction with section III.B., Termination, on page eight (8) of the Agency's Standard Contract, termination procedures are required. The Health Plan agrees to extend the thirty (30) Calendar Days notice found in section III.B.1., Termination at Will, on page eight (8) of the Agency's Standard Contract to ninety (90) Calendar Days notice. The party initiating the termination shall render written notice of termination to the other party by certified mail, return receipt requested, or in person with proof of delivery, or by facsimile letter followed by certified mail, return receipt requested. The notice of termination shall specify the nature of termination, the extent to which performance of work under the Contract is terminated, and the date on which such termination shall become effective. In accordance with 1932(e)(4), Social Security Act, the Agency shall provide the plan with an opportunity for a hearing prior to termination for cause. This does not preclude the Agency from terminating without cause.

2.	Upon receipt of final notice of termination, on the date and to the extent specified in the notice of termination, the Health Plan shall:

a. Stop work under the Contract, but not before the termination date.

b. Cease enrollment of new Enrollees under the Contract.

c. Terminate all Marketing activities and Subcontracts relating to Marketing.

d. Assign to the State those Subcontracts as directed by the Agency's contracting officer including all the rights, title and interest of the Health Plan for performance of those Subcontracts.

e. In the event the Agency has terminated this Contract in one or more Agency areas of the State, complete the performance of this Contract in all other areas in which the Health Plan has not been terminated.

f. Take such action as may be necessary, or as the Agency's contracting officer may direct, for the protection of property related to the contract which is in the possession of the Health Plan and in which the Agency has been granted or may acquire an interest.

g. Not accept any payment after the Contract ends unless the payment is for the time period covered under the Contract. Any payments due under the terms of this Contract may be withheld until the Agency receives from the Health Plan all written and properly executed documents as required by the written instructions of the Agency.

h. At least sixty (60) Calendar Days prior to the termination effective date, provide written notification to all Enrollees of the following information: the date on which the Health Plan will no longer participate in the State’s Medicaid program; and instructions on contacting the Agency’s Choice Counselor/Enrollment Broker help line to obtain information on Enrollee’ enrollment options and to request a change in Health Plans.

R.	Waiver

No covenant, condition, duty, obligation, or undertaking contained in or made a part of the Contract shall be waived except by written agreement of the parties, and forbearance or indulgence in any other form or manner by either party in any regard whatsoever shall not constitute a waiver of the covenant, condition, duty, obligation, or undertaking to be kept, performed, or discharged by the party to which the same may apply. Until complete performance or satisfaction of all such covenants, conditions, duties, obligations, or undertakings, the other party shall have the right to invoke any remedy available under law or equity not withstanding any such forbearance or indulgence.

S.	Withdrawing Services from a County

If the Health Plan intends to withdraw services from a county, it shall provide written notice to its members in that county at least sixty (60) Calendar Days prior to the last day of service. The notice shall contain the same information as required for a notice of termination according to Section XVI.S.2.h., Terms and Conditions, Termination Procedures, of this Contract. The Health Plan shall also provide written notice of the withdrawal to all Subcontractors in the county.

T.	MyFloridaMarketPlace Vendor Registration

This Vendor is exempt under Rule 60A-1.030(3)d(ii), Florida Administrative Code, from being required to register in MyFloridaMarketPlace for this Contract.

U.	MyFloridaMarketplace Vendor Registration and Transaction Fee Exemption

The Vendor is exempted from paying the 1% transaction fee per 60A-1.032(1)(g) of the Florida Administrative Code for this Contract.

V.	Ownership and Management Disclosure

1.	Federal and State laws require full disclosure of ownership, management and control of Disclosing Entities.

a. Disclosure shall be made on forms prescribed by the Agency for the areas of ownership and control interest (42 CFR 455.104 Form CMS 1513), business transactions (42 CFR 455.105), public entity crimes (section 287.133(3)(a), F.S.), and disbarment and suspension (52 Fed. Reg., pages 20360-20369, and section 4707 of the Balanced Budget Act of 1997). The forms are available through the Agency and are to be submitted to the Agency with the initial application for a Medicaid HMO or Health Plan and then submitted on an annual basis. The Health Plan shall disclose any changes in management as soon as those occur. In addition, the Health Plan shall submit to the Agency full disclosure of ownership and control of Medicaid HMOs and Health Plans at least sixty (60) Calendar Days before any change in the Health Plan's ownership or control occurs.

b. The following definitions apply to ownership disclosure:

(1)	A person with an ownership interest or control interest means a person or corporation that:

(a) Owns, indirectly or directly 5 percent (5%) or more of the Health Plan's capital or stock, or receives 5 percent (5%) or more of its profits;

(b) Has an interest in any mortgage, deed of trust, note, or other obligation secured in whole or in part by the plan or by its property or assets and that interest is equal to or exceeds 5 percent (5%) of the total property or assets; or

(c) Is an officer or director of the Health Plan if organized as a corporation, or is a partner in the plan if organized as a partnership.

(2)
The percentage of direct ownership or control is calculated by multiplying the percent of interest which a person owns, by the percent of the Health Plan's assets used to secure the obligation. Thus, if a person owns ten percent (10%) of a note secured by sixty percent (60%) of the Health Plan's assets, the person owns six percent (6%) of the Health Plan.

(3)
The percent of indirect ownership or control is calculated by multiplying the percentage of ownership in each organization. Thus, if a person owns ten percent (10%) of the stock in a corporation, which owns eighty percent (80%) of the Health Plan stock, the person owns 8 percent (8%) of the Health Plan.

c. The following definitions apply to management disclosure:

(1)	Changes in management are defined as any change in the management control of the Health Plan. Examples of such changes are those listed below or equivalent positions by another title.

(a) Changes in the board of directors or officers of the Health Plan, medical director, chief executive officer, administrator, and chief financial officer.

(b) Changes in the management of the Health Plan where the Health Plan has decided to contract out the operation of the Health Plan to a management corporation. The Health Plan shall disclose such changes in management control and provide a copy of the contract to the Agency for approval at least sixty (60) Calendar Days prior to the management contract start date.

d. In accordance with section 409.912, F.S., the Health Plan shall annually conduct a background check with the Florida Department of Law Enforcement on all persons with five percent (5%) or more ownership interest in the Health Plan, or who have executive management responsibility for the Health Plan, or have the ability to exercise effective control of the Health Plan. The Health Plan shall submit information to the Agency for such persons who have a record of illegal conduct according to the background check. The Health Plan shall keep a record of all background checks to be available for Agency review upon request.

(1)
In accordance with section 409.907, F.S., Health Plans with an initial contract beginning on or after July 1, 1997, shall submit, prior to execution of a contract, complete sets of fingerprints of principals of the plan to the Agency for the purpose of conducting a criminal history record check.

(2)	Principals of the Health Plan shall be as defined in section 409.907, F.S.

e. The Health Plan shall submit to the Agency, within five (5) Business Days, any information on any officer, director, agent, managing employee, or owner of stock or beneficial interest in excess of five percent (5%) of the Health Plan who has been found guilty of, regardless of adjudication, or who entered a plea of nolo contendere or guilty to, any of the offenses listed in section 435.03, F.S.

f. In accordance with section 409.912, F.S., the Agency shall not contract with a Health Plan that has an officer, director, agent, managing employee, or owner of stock or beneficial interest in excess of five percent (5%) of the Health Plan, who has committed any of the above listed offenses. In order to avoid termination, the Health Plan must submit a corrective action plan, acceptable to the Agency, which ensures that such person is divested of all interest and/or control and has no role in the operation and management of the Health Plan.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

W.	Minority Recruitment and Retention Plan

The Health Plan shall implement and maintain a minority recruitment and retention plan in accordance with section 641.217, F.S. The Health Plan shall have policies and procedures for the implementation and maintenance of such a plan. The minority recruitment and retention plan may be company-wide for all product lines.

X.	Independent Provider

It is expressly agreed that the Health Plan and any Subcontractors and agents, officers, and employees of the Health Plan or any Subcontractors, in the performance of this Contract shall act in an independent capacity and not as officers and employees of the Agency or the State of Florida. It is further expressly agreed that this Contract shall not be construed as a partnership or joint venture between the Health Plan or any Subcontractor and the Agency and the State of Florida.

Y.	General Insurance Requirements

The Health Plan shall obtain and maintain the same adequate insurance coverage including general liability insurance, professional liability and malpractice insurance, fire and property insurance, and directors’ omission and error insurance. All insurance coverage must comply with the provisions set forth for HMOs in Rule 69O-191.069, F.A.C.; excepting that the reporting, administrative, and approval requirements shall be to the Agency rather than to the Department of Financial Services. All insurance policies must be written by insurers licensed to do business in the State of Florida and in good standing with the Department of Financial Services. All policy declaration pages must be submitted to the Agency annually. Each certificate of insurance shall provide for notification to the Agency in the event of termination of the policy.

Z.	Worker's Compensation Insurance

The Health Plan shall secure and maintain during the life of the Contract, worker's compensation insurance for all of its employees connected with the work under this Contract. Such insurance shall comply with the Florida Worker's Compensation Law, chapter 440, F.S. Policy declaration pages must be submitted to the Agency annually.

AA.	State Ownership

The Agency shall have the right to use, disclose, or duplicate all information and data developed, derived, documented, or furnished by the plan resulting from this contract. Nothing herein shall entitle the Agency to disclose to third parties data or information which would otherwise be protected from disclosure by State or federal law.

BB.	Disaster Plan

The Health Plan shall submit a plan describing procedures guaranteeing the continuation of services during an emergency, including but not limited to localized acts of nature, accidents, and technological and/or attack-related emergencies.

ATTACHMENT III

BUSINESS ASSOCIATE AGREEMENT

The parties to this Attachment agree that the following provisions constitute a business associate agreement for purposes of complying with the requirements of the Health Insurance Portability and Accountability Act of 1996 (HIPAA). This Attachment is applicable if the Vendor is a business associate within the meaning of the Privacy and Security Regulations, 45 C.F.R. 160 and 164.

The Vendor certifies and agrees as to abide by the following:

1.	Definitions. Unless specifically stated in this Attachment, the definition of the terms contained herein shall have the same meaning and effect as defined in 45 C.F.R. 160 and 164.

1.a. Protected Health Information. For purposes of this Attachment, protected health information shall have the same meaning and effect as defined in 45 C.F.R. 160 and 164, limited to the information created, received, maintained or transmitted by the Vendor from, or on behalf of, the Agency.

1.b. Security Incident. For purposes of this Attachment, security incident shall mean any event resulting in computer systems, networks, or data being viewed, manipulated, damaged, destroyed or made inaccessible by an unauthorized activity. See National Institute of Standards and Technology (NIST) Special Publication 800-61, "Computer Security Incident Handling Guide,” for more information.

2.
Use and Disclosure of Protected Health Information. The Vendor shall not use or disclose protected health information other than as permitted by this Contract or by federal and state law. The Vendor will use appropriate safeguards to prevent the use or disclosure of protected health information for any purpose not in conformity with this Contract and federal and state law. The Vendor will implement administrative, physical, and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability of electronic protected health information the Vendor creates, receives, maintains, or transmits on behalf of the Agency.

3.
Use and Disclosure of Information for Management, Administration, and Legal Responsibilities. The Vendor is permitted to use and disclose protected health information received from the Agency for the proper management and administration of the Vendor or to carry out the legal responsibilities of the Vendor, in accordance with 45 C.F.R. 164.504(e)(4). Such disclosure is only permissible where required by law, or where the Vendor obtains reasonable assurances from the person to whom the protected health information is disclosed that: (1) the protected health information will be held confidentially, (2) the protected health information will be used or further disclosed only as required by law or for the purposes for which it was disclosed to the person, and (3) the person notifies the Vendor of any instance of which it is aware in which the confidentiality of the protected health information has been breached.

4.
Disclosure to Third Parties. The Vendor will not divulge, disclose, or communicate protected health information to any third party for any purpose not in conformity with this Contract without prior written approval from the Agency. The Vendor shall ensure that any agent, including a subcontractor, to whom it provides protected health information received from, or created or received by the Vendor on behalf of, the Agency agrees to the same terms, conditions, and restrictions that apply to the Vendor with respect to protected health information.

5. Access to Information. The Vendor shall make protected health information available in accordance with federal and state law, including providing a right of access to persons who are the subjects of the protected health information in accordance with 45 C.F.R. 164.524.

6. Amendment and Incorporation of Amendments. The Vendor shall make protected health information available for amendment and to incorporate any amendments to the protected health information in accordance with 45 C.F.R. § 164.526.

7. Accounting for Disclosures. The Vendor shall make protected health information available as required to provide an accounting of disclosures in accordance with 45 C.F.R. § 164.528. The Vendor shall document all disclosures of protected health information as needed for the Agency to respond to a request for an accounting of disclosures in accordance with 45 C.F.R. § 164.528.

8. Access to Books and Records. The Vendor shall make its internal practices, books, and records relating to the use and disclosure of protected health information received from, or created or received by the Vendor on behalf of the Agency, available to the Secretary of the Department of Health and Human Services or the Secretary’s designee for purposes of determining compliance with the Department of Health and Human Services Privacy Regulations.

9. Reporting. The Vendor shall make a good faith effort to identify any use or disclosure of protected health information not provided for in this Contract. The Vendor will report to the Agency, within ten (10) business days of discovery, any use or disclosure of protected health information not provided for in this Contract of which the Vendor is aware. The Vendor will report to the Agency, within twenty-four (24) hours of discovery, any security incident of which the Vendor is aware. A violation of this paragraph shall be a material violation of this Contract.

10. Termination. Upon the Agency’s discovery of a material breach of this Attachment, the Agency shall have the right to terminate this Contract.

10.a. Effect of Termination. At the termination of this Contract, the Vendor shall return all protected health information that the Vendor still maintains in any form, including any copies or hybrid or merged databases made by the Vendor; or with prior written approval of the Agency, the protected health information may be destroyed by the Vendor after its use. If the protected health information is destroyed pursuant to the Agency’s prior written approval, the Vendor must provide a written confirmation of such destruction to the Agency. If return or destruction of the protected health information is determined not feasible by the Agency, the Vendor agrees to protect the protected health information and treat it as strictly confidential.

The Vendor has caused this Attachment to be signed and delivered by its duly authorized representative, as of the date set forth below.

Vendor Name:

  /s/  Todd S. Farha
Signature

6/26/06
Date

Todd S. Farha, President & CEO
Name and Title of Authorized Signer

CERTIFICATION REGARDING
DEBARMENT, SUSPENSION, INELIGIBILITY AND VOLUNTARY EXCLUSION
CONTRACTS/SUBCONTRACTS

This certification is required by the regulations implementing Executive Order 12549, Debarment and Suspension, signed February 18, 1986. The guidelines were published in the May 29, 1987, Federal Register (52 Fed. Reg., pages 20360-20369).

INSTRUCTIONS

1.
Each Vendor whose contract/subcontract equals or exceeds $25,000 in federal monies must sign this certification prior to execution of each contract/subcontract. Additionally, Vendors who audit federal programs must also sign, regardless of the contract amount. The Agency for Health Care Administration cannot contract with these types of Vendors if they are debarred or suspended by the federal government.

2.
This certification is a material representation of fact upon which reliance is placed when this contract/subcontract is entered into. If it is later determined that the signer knowingly rendered an erroneous certification, the Federal Government may pursue available remedies, including suspension and/or debarment.

3.
The Vendor shall provide immediate written notice to the contract manager at any time the Vendor learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances.

4.
The terms "debarred," "suspended," "ineligible," "person," "principal," and "voluntarily excluded," as used in this certification, have the meanings set out in the Definitions and Coverage sections of rules implementing Executive Order 12549. You may contact the contract manager for assistance in obtaining a copy of those regulations.

5.
The Vendor agrees by submitting this certification that, it shall not knowingly enter into any subcontract with a person who is debarred, suspended, declared ineligible, or voluntarily excluded from participation in this contract/subcontract unless authorized by the Federal Government.

6.
The Vendor further agrees by submitting this certification that it will require each subcontractor of this contract/subcontract, whose payment will equal or exceed $25,000 in federal monies, to submit a signed copy of this certification.

7.
The Agency for Health Care Administration may rely upon a certification of a Vendor that it is not debarred, suspended, ineligible, or voluntarily excluded from contracting/subcontracting unless it knows that the certification is erroneous.

8.	This signed certification must be kept in the contract manager's contract file. Subcontractor's certifications must be kept at the contractor's business location.

CERTIFICATION

(1)
The prospective Vendor certifies, by signing this certification, that neither he nor his principals is presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from participation in this contract/subcontract by any federal department or agency.

(2)	Where the prospective Vendor is unable to certify to any of the statements in this certification, such prospective Vendor shall attach an explanation to this certification.

  /s/  Todd S. Farha
Signature

6/26/06
Date

Todd S. Farha, President & CEO
Name and Title of Authorized Signer

CERTIFICATION REGARDING LOBBYING
CERTIFICATION FOR CONTRACTS, GRANTS, LOANS AND COOPERATIVE AGREEMENTS

The undersigned certifies, to the best of his or her knowledge and belief, that:

(1)
No federal appropriated funds have been paid or will be paid, by or on behalf of the undersigned, to any person for influencing or attempting to influence an officer or employee of any agency, a member of congress, an officer or employee of congress, or an employee of a member of congress in connection with the awarding of any federal contract, the making of any federal grant, the making of any federal loan, the entering into of any cooperative agreement, and the extension, continuation, renewal, amendment, or modification of any federal contract, grant, loan, or cooperative agreement.

(2)
If any funds other than federal appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a member of congress, an officer or employee of congress, or an employee of a member of congress in connection with this federal contract, grant, loan, or cooperative agreement, the undersigned shall complete and submit Standard Form-LLL, “Disclosure Form to Report Lobbying,” in accordance with its instructions.

(3)
The undersigned shall require that the language of this certification be included in the award documents for all sub-awards at all tiers (including subcontracts, sub-grants, and contracts under grants, loans, and cooperative agreements) and that all sub-recipients shall certify and disclose accordingly.

This certification is a material representation of fact upon which reliance was placed when this transaction was made or entered into. Submission of this certification is a prerequisite for making or entering into this transaction imposed by section 1352, Title 31, U.S. Code. Any person who fails to file the required certification shall be subject to a civil penalty of not less than $10,000 and not more than $100,000 for each such failure.

/s/ Todd S. Farha Signature	6/26/06 Date
Todd S. Farha Name of Authorized Individual	FAR 009 Application or Contract Number
WellCare of Florida, Inc. d/b/a Staywell Health Plan of Florida, inc. P.O Box 26011, Tampa, FL 33623 Name and Address of Organziation